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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934, as amended

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
Encore Medical Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share ("Encore Common Stock")
(2)	Aggregate number of securities to which transaction applies:
71,395,414 shares of Encore Common Stock and 5,797,242 options to purchase shares of Encore Common Stock with exercise price less than $6.55

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined based upon the sum of (A) 71,395,414 shares of Encore Common Stock multiplied by $6.55 per share and (B) options to purchase 5,797,242 shares of Encore Common Stock with exercise prices less than $6.55, multiplied by $2.22 per share (which is the difference between $6.55 and the weighted average exercise price per share of $4.33). The filing fee was determined by multiplying $.000107 by the sum of the preceding sentence.
	(4)	Proposed maximum aggregate value of transaction: $480,509,839
	(5)	Total fee paid: $51,415
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

                        , 2006

To our Stockholders:

        You are cordially invited to attend a special meeting of the stockholders of Encore Medical Corporation ("Encore"), which will be held on                            , 2006, beginning at 10:00 a.m., local time, at Encore's headquarters located at its offices, 9800 Metric Blvd., Austin, Texas 78758.

        At the special meeting, you will be asked to adopt a merger agreement which provides for Encore to be acquired by an entity controlled by Blackstone Capital Partners V L.P. ("Blackstone"), in a merger pursuant to which you will receive $6.55 in cash, without interest, for each share of Encore common stock you own, unless you properly exercise appraisal rights with respect to the merger. The merger agreement, dated June 30, 2006, is by and among Encore, Grand Slam Holdings, LLC ("Parent") and Parent's wholly-owned subsidiary, Grand Slam Acquisition Corp. ("Merger Sub"). If the merger is completed, Merger Sub will be merged into Encore, with Encore continuing as the surviving corporation in the merger and a wholly-owned subsidiary of Parent. Parent was formed to acquire Encore in the merger and is controlled by Blackstone.

        The board of directors of Encore formed a special committee, comprised of directors who are not officers or employees of Encore and who the board of directors determined, are, for the reasons described in the proxy statement, independent and disinterested because they have no economic interest or expectancy of an economic interest in Blackstone or its affiliates, and do not have an economic interest or expectancy of an economic interest in Parent or the surviving corporation, to evaluate, negotiate and make a recommendation to the board of directors regarding the proposed merger and transactions related thereto, including the terms of the merger agreement. The board of directors, acting on the unanimous recommendation of the special committee, has unanimously approved the merger agreement, which includes the merger. The special committee and the board of directors each have determined that the terms of the merger agreement and the proposed merger are advisable and in the best interests of Encore's stockholders, and are fair to the unaffiliated stockholders of Encore. The special committee has received an opinion of First Albany Capital Inc., a copy of which is attached to the proxy statement as Annex C to the effect that, subject to the assumptions and limitations set forth in the opinion, the consideration to be paid in the merger to Encore's stockholders is fair to such stockholders from a financial point of view. The board of directors recommends that you vote "FOR" the adoption of the merger agreement, which includes approval of the merger. The board of directors also recommends that you vote "FOR" the approval of any proposal to adjourn or postpone the special meeting to a later date to solicit additional proxies in favor of the approval and adoption of the merger agreement if there are not sufficient votes for approval and adoption of the merger agreement at the special meeting in the circumstances described above.

        The proxy statement attached to this letter provides you with information about the proposed merger and the special meeting. We encourage you to read the entire proxy statement carefully. You may also obtain more information about Encore and the merger from documents we have filed with the Securities and Exchange Commission.

        YOUR VOTE IS VERY IMPORTANT. THE MERGER CANNOT BE COMPLETED UNLESS THE MERGER AGREEMENT IS ADOPTED BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF ENCORE COMMON STOCK. IF YOU FAIL TO VOTE ON THE MERGER AGREEMENT, THE EFFECT WILL BE THE SAME AS A VOTE AGAINST THE ADOPTION OF THE MERGER AGREEMENT AT THE SPECIAL MEETING. ACCORDINGLY, YOU ARE REQUESTED TO SUBMIT YOUR PROXY BY PROMPTLY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY

CARD AND RETURNING IT IN THE ENVELOPE PROVIDED OR, IF PERMITTED BY YOUR BROKER, TO SUBMIT YOUR PROXY BY TELEPHONE OR INTERNET PRIOR TO THE SPECIAL MEETING WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES THAT ARE REGISTERED DIFFERENTLY, PLEASE FOLLOW THE DIRECTIONS ON EACH PROXY CARD YOU RECEIVE TO ENSURE THAT ALL OF YOUR SHARES ARE VOTED.

        Submitting a proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

        Thank you for your cooperation and continued support.

Sincerely,

Kenneth W. Davidson Chairman of the Board and Chief Executive Officer

        THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROXY STATEMENT IS DATED SEPTEMBER     , 2006 AND
IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT SEPTEMBER     , 2006.

2

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD                        ,                         ,

TO THE STOCKHOLDERS:

        The special meeting of stockholders of Encore Medical Corporation, a Delaware corporation ("Encore"), will be held on                            , 2006, at 10:00 a.m., local time, at Encore's headquarters located at its offices, 9800 Metric Blvd., Austin, Texas 78758, for the following purposes:

        1.     To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 30, 2006, by and among Encore, Grand Slam Holdings, LLC, a Delaware limited liability company ("Parent"), and Grand Slam Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), pursuant to which, upon the merger becoming effective, each share of common stock, par value $0.001 per share, of Encore (other than shares owned by Encore, Merger Sub or Parent or any of their respective direct or indirect wholly-owned subsidiaries or held by stockholders who are entitled to and who properly exercise appraisal rights in compliance with all of the required procedures under Delaware law) will be converted into the right to receive $6.55 in cash, without interest.

        2.     To approve the adjournment or postponement of the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement.

        3.     To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

        Only holders of Encore common stock as of the close of business on [*], 2006 are entitled to notice of the special meeting and to vote at the special meeting.

        You are cordially invited to attend the special meeting in person.

        The board of directors, acting on the unanimous recommendation of the special committee, has unanimously approved the terms of the merger agreement and the proposed merger. Each of the special committee and the board of directors has determined that the terms of the merger agreement and the proposed merger are advisable, fair to and in the best interests of, the Encore stockholders. The board of directors recommends that you vote "FOR" the adoption of the merger agreement, which includes approval of the merger. The board of directors also recommends that you vote "FOR" the approval of any adjournment or postponement of the special meeting.

        Your vote is important, regardless of the number of shares of Encore common stock you own. The adoption of the merger agreement requires the approval of the holders of a majority of the outstanding shares of Encore common stock entitled to vote at the special meeting. The proposal to adjourn or postpone the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement requires the affirmative vote of a majority of the shares present and entitled to vote on the adjournment or postponement proposal, whether or not a quorum is present.

        If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote in favor of the adoption of the merger agreement, and in favor of the proposal to adjourn or postpone the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement. If you do not return your proxy card or do not attend the special meeting and vote in person, your shares will not be counted in determining the presence of a quorum at the special meeting. Your failure to vote will have the same effect as a vote against the adoption of the merger agreement. Failure to vote will not affect the outcome of the vote regarding the adjournment or postponement of the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement. If you are a stockholder of record and you attend the special meeting, you may vote in person if you wish.

        Stockholders of Encore who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares if the merger is completed, but only if they submit a written demand for appraisal to Encore before the vote is taken on the merger agreement and they comply with all requirements of Delaware law, which are summarized in the accompanying proxy statement.

        Stockholders should not return their stock certificates with the enclosed proxy card, and they should not forward their stock certificates to the exchange agent without a letter of transmittal.

By Order of the Board of Directors,

Harry L. Zimmerman Executive Vice President, General Counsel and Secretary

2

i

Interests of Encore's Directors and Executive Officers in the Merger	56
Material Federal Income Tax Consequences	59
U.S. Stockholders	60
Non-U.S. Stockholders	61
Regulatory Approvals	61
Accounting Treatment	62
Fees and Expenses of the Merger	62
Litigation Challenging the Merger	63
THE MERGER AGREEMENT	64
The Merger	64
Effective Time	64
Certificate of Incorporation; Bylaws and Directors and Officers of Encore and the Surviving Corporation	65
Conversion of Common Stock	65
Treatment of Stock Options	65
Exchange and Payment for Shares	65
Representations and Warranties	66
Conduct of Our Business Pending the Merger	69
No Solicitation of Transactions	73
Legal Requirements	75
Employee Matters	76
Conditions to the Merger	76
Termination	78
Fees and Expenses	79
Amendment and Waiver	80
VOTING AGREEMENTS	81
MARKET PRICE OF THE COMPANY'S COMMON STOCK	83
DEBT TENDER OFFER AND CONSENT SOLICITATION	84
INFORMATION REGARDING ENCORE COMMON STOCK TRANSACTIONS	86
Purchases by Merger Sub and Senior Management	86
Securities Transactions Within 60 Days	86
Prior Public Offerings	86
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION	86
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS	90
Basis of Presentation	90
Preliminary Purchase Price Allocation	90
Pro Forma Adjustments	91
SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA	93
INFORMATION REGARDING THE TRANSACTION PARTICIPANTS	96
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ENCORE	102
APPRAISAL RIGHTS	105
MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS	108
SUBMISSION OF STOCKHOLDER PROPOSALS	108
WHERE YOU CAN FIND MORE INFORMATION	109
ANNEX A MERGER AGREEMENT	A-1
ANNEX B-1 MANAGEMENT VOTING AGREEMENT	B-1-1
ANNEX B-2 GALEN VOTING AGREEMENT	B-2-1
ANNEX C OPINION OF FIRST ALBANY CAPITAL INC.	C-1
ANNEX D SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE	D-1
APPENDIX I	I-1

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

        The following questions and answers briefly address some commonly asked questions about the merger, the special meeting of stockholders and the effect of the merger on the holders of our common stock. These questions and answers may not include all of the information that is important to you. We urge you to read carefully this entire document, including the annexes and the other documents to which we have referred you.

        Unless we otherwise indicate or unless the context requires otherwise, all references in this document to "Encore," the "Company," "we," "our," "ours," and "us" refer to Encore Medical Corporation and its subsidiaries; all references to "Parent" refer to Grand Slam Holdings, LLC, all references to "Merger Sub" refer to Grand Slam Acquisition Corp., a wholly-owned subsidiary of Parent; all references to "merger agreement" refer to the Agreement and Plan of Merger, dated as of June 30, 2006, by and among Encore, Parent and Merger Sub, a copy of which is attached as Annex A to this proxy statement, as it may be amended from time to time; and all references to the "merger" refer to the merger contemplated by the merger agreement.

Q:    What is the proposed transaction?

A:
The proposed transaction is the acquisition of Encore by an entity controlled by Blackstone Capital Partners V L.P. ("Blackstone") pursuant to the merger agreement. Once the merger agreement has been adopted by Encore's stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into Encore. Encore will be the surviving corporation in the merger (the "surviving corporation") and will become a wholly-owned subsidiary of Parent.

Q:    What will I receive in the merger?

A:
Upon completion of the merger, you will receive $6.55 in cash, without interest and less any required withholding taxes, for each share of our common stock that you own. For example, if you own 100 shares of our common stock and no taxes are required to be withheld, you will receive $655.00 in cash in exchange for your Encore shares.

Q:    When and where will the special meeting be held?

A:
The special meeting of Encore stockholders will be held on [*], 2006 at 10:00 a.m., local time, at Encore's offices, 9800 Metric Blvd., Austin, Texas 78758.

Q:    Who is eligible to vote at the special meeting?

A:
Encore stockholders are eligible to vote at the special meeting if they were stockholders of record at the close of business on [*], 2006, the record date for the Encore special meeting. On the record date, [*] shares of our common stock, held by approximately [*] stockholders of record, were outstanding and entitled to vote at the special meeting. You may vote all shares you owned as of the close of business on the record date. You are entitled to one vote per share.

Q:    On what am I being asked to vote?

A:
Encore's board of directors is asking Encore stockholders to vote upon the following:

•
the adoption of the merger agreement;

•
approval of the adjournment or postponement of the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement; and

  •
  such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Q:    What votes are needed?

A:
The holders of a majority of the shares of our common stock outstanding as of the close of business on [*], 2006 must vote "FOR" the adoption of the merger agreement. The proposal to adjourn or postpone the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the adjournment or postponement proposal.

Q:    How does Encore's board of directors recommend that I vote?

A:
Encore's board of directors unanimously recommends that Encore stockholders vote:

•
"FOR" the proposal to adopt the merger agreement; and

•
"FOR" the proposal to adjourn or postpone the special meeting if necessary or appropriate to solicit further proxies.

Q:    What does it mean if I receive multiple proxy cards?

A:
Your shares may be registered in more than one account, such as brokerage accounts and employee stock ownership plan accounts. It is important that you complete, sign, date and return each proxy card you receive, or, if available, vote by proxy using the Internet or the telephone as described in the instructions included with each proxy card you receive.

Q:    What should I do now?

A:
After carefully reading and considering the information contained in this proxy statement, please vote by one of the methods described below:

•
Internet:    if allowed by your broker, by accessing the Internet website specified on your proxy card or supplied to you by your broker;

•
Telephone:    if allowed by your broker, by calling the toll-free number specified on your proxy card or supplied to you by your broker;

•
Mail:    by completing, signing and dating your proxy card and returning it in the enclosed postage paid envelope; or

•
In Person:    by attending and voting at the special meeting.

        The methods of voting that are available to you and instructions on how to vote your proxy in that manner will be explained in the instructions included with your proxy card or in materials you receive from your broker or other nominee.

Q:    How do I vote in person at the special meeting?

A:
If you hold shares in your name as the stockholder of record, you may vote those shares in person at the special meeting by giving Encore a signed proxy card or ballot before voting is closed. If you would like to vote in person, please bring proof of identification with you. Even if you plan to attend the meeting, we recommend that you submit a proxy for your shares in advance as described above, so your vote will be counted even if you later decide not to attend.

If you hold shares in street name through a broker, bank or other nominee, you may vote those shares in person at the meeting only if you obtain and bring with you a signed proxy from the broker, referred to as a "broker's proxy," giving you the right to vote the shares. To do this, you should contact your broker or nominee.

Q:    What if my shares are held in "street name" by my broker?

A:
Your broker will vote your shares at the special meeting only if you provide written instructions to your broker on how to vote. You should instruct your broker using the instruction form and envelope provided by your broker. If you do not provide your broker with instructions, your broker will not be authorized to vote with respect to the applicable proposals at the special meeting. A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in "street name" to direct their vote by the Internet or telephone. This option, if available, will be reflected in the voting instructions from the bank or brokerage firm that accompany this proxy statement. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by the Internet or telephone by following the voting instructions enclosed with the proxy form from the bank or brokerage firm. If you hold your shares in your broker's name and wish to vote in person at the special meeting, you must contact your broker and request a document called a "broker's proxy." You must bring this broker's proxy to the special meeting in order to vote in person.

Q:    How will my proxy be voted?

A:
If you complete, sign and date your proxy card(s), or grant your proxy by the Internet or telephone, your shares will be voted in accordance with your instructions. If you sign and date your proxy card(s) but do not indicate how you want to vote, your shares will be voted "FOR" the proposals at the special meeting.

Q:    What if I abstain from voting, do not vote or do not instruct my broker to vote?

A:
A "broker non-vote" generally occurs when a broker, bank or other nominee holding shares on your behalf does not vote on a proposal because the nominee has not received your voting instructions and lacks discretionary power to vote the shares. Abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present.

The affirmative vote of a majority of the shares of our common stock outstanding at the close of business on the record date is required to adopt the merger agreement. As a result, abstentions, non-votes, and broker non-votes on the proposal to adopt the merger agreement will have the same effect as a vote "AGAINST" the merger.

The affirmative vote of a majority of the shares present and entitled to vote on the adjournment or postponement proposal, whether or not a quorum is present, is required to approve the proposal to adjourn or postpone the special meeting. As a result, abstentions on the proposal to adjourn or postpone the special meeting will have the same effect as a vote "AGAINST" that proposal, while non-votes and broker non-votes on the proposal to adjourn or postpone the special meeting will have NO EFFECT on that proposal.

Q:    What is a quorum?

A:
A quorum of the holders of the outstanding shares of our common stock must be present for the special meeting to be held. A quorum is present if the holders of a majority of the outstanding shares of our common stock entitled to vote are present at the special meeting, either in person or represented by proxy. Abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present.

Q:    How are votes counted?

A:
You may vote "FOR," "AGAINST" or "ABSTAIN" on each of the proposals. An abstention on a proposal will have the same effect as a vote "AGAINST" that proposal, but will be counted as present for the purpose of determining whether a quorum is present.

Q:    Can I change my vote after I mail my proxy card(s) or vote by the Internet or telephone?

A:
You can change your vote at any time before your proxy is voted at the special meeting. To revoke your proxy, you must either (1) notify the corporate secretary of Encore in writing, (2) submit a new proxy card dated after the date of the proxy you wish to revoke, (3) submit a later dated proxy over the Internet or by telephone by following the instructions on your proxy card or supplied to you by your broker or (4) attend the special meeting and vote your shares in person. Please note that if you vote over the Internet or by telephone, you may not be able to revoke or change your vote after a date prior to the date of the special meeting set forth in the instructions to voting in this manner. Merely attending the special meeting will not constitute revocation of your proxy. If your shares are held in street name by your broker, you will need to contact your broker to revoke your proxy.

Q:    How do I vote my Encore 401(k) shares?

A:
If you participate in the Encore Medical Corporation 401(k) Plan, you may vote shares of common stock equivalent to the value of the interest credited to your account by instructing Schwab Retirement Plan Services, Inc., the trustee of the plan, pursuant to the instruction card being mailed with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions received by            , 2006. If you do not send instructions, the share equivalents credited to your account will be voted by the trustee in the same proportion that it votes share equivalents for which it did receive timely instructions. You may also revoke previously given voting instructions by            , 2006, by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

Q:    When do you expect the merger to be completed?

A:
We are working to complete the merger as quickly as practicable. If the merger agreement is adopted at the special meeting, we expect to complete the merger as soon as possible after the satisfaction of the conditions to the merger. We currently expect to complete the merger during the last quarter of 2006. However, we cannot predict the exact timing of the completion of the merger.

Q:    What rights do I have to seek an appraisal for my shares?

A:
If you wish, you may seek an appraisal of the fair value of your shares, but only if you comply with all requirements of Delaware law as described in this proxy statement and in Annex D of this proxy statement. Depending upon the determination of the Delaware Court of Chancery, the appraised fair value of your shares of Encore common stock, which will be paid to you if you seek an appraisal and comply with all such requirements, may be more than, less than or equal to the per share consideration to be paid in the merger. Merely voting against the merger agreement will not preserve your appraisal rights under Delaware law. In order to validly exercise and perfect appraisal rights under Section 262 of the Delaware General Corporation Law, among other things, you must not vote for the adoption of the merger agreement, which includes approval of the merger, and you must deliver to Encore written demand for appraisal in compliance with Delaware law, prior to the vote on the merger agreement at the special meeting. Failure to take all of the steps required under Delaware law may result in the loss of your appraisal rights.

Q:    Should Encore stockholders send in their stock certificates now?

A:
No. Please do not send in your stock certificates with your proxy card. If the merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates for the merger consideration to which you are entitled as a result of the merger. DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.

Q:    Who will bear the cost of this solicitation?

A:
Encore will pay the cost of soliciting stockholder proxies. Encore will, on request, reimburse stockholders who are brokers, banks or other nominees for their reasonable expenses in sending proxy materials to the beneficial owners of the shares they hold of record. No additional amounts will be paid for the solicitation of proxies by our directors, officers or employees. Encore will solicit proxies by mail and may also solicit them in person or by telephone, e-mail, facsimile or other electronic means of communication. Encore may elect to retain a proxy solicitor.

Q:    Who can answer my questions?

A:
If you have more questions about the merger or the special meeting or if you need assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact Harry L. Zimmerman, our Executive Vice President, General Counsel and Secretary, at (512) 832-9500. If your broker holds your shares, you should also call your broker for additional information.

SUMMARY TERM SHEET

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents to which this document refers you or that are incorporated by reference in order to understand fully the merger. See "WHERE YOU CAN FIND MORE INFORMATION." Encore encourages you to read the merger agreement as it is the principal legal document that governs the merger. The merger agreement is attached as Annex A to this proxy statement and is incorporated by reference herein. Page references are included in parentheses below to direct you to a more detailed description in this proxy statement of the topics presented in this summary.

The Parties to the Merger (Page 16)

Encore Medical Corporation
9800 Metric Blvd.
Austin, Texas 78758
Telephone: (512) 832-9500

        Encore Medical Corporation, a Delaware corporation headquartered in Austin, Texas, develops, manufactures and distributes a comprehensive range of high quality orthopedic devices, including products for orthopedic rehabilitation, pain management and physical therapy, surgical implants and sports medicine equipment. Encore sells its products to orthopedic surgeons, physicians, therapists, athletic trainers and other healthcare professionals to treat patients with musculoskeletal conditions resulting from degenerative diseases, deformities, traumatic events and sports-related injuries. Encore's non-invasive medical devices and related accessories are primarily used by patients for at-home physical therapy.

Grand Slam Holdings, LLC
c/o The Blackstone Group
345 Park Avenue, 31st Floor
New York, New York 10154
Telephone: (212) 583-5000

        Parent is a Delaware limited liability company controlled by Blackstone. Parent was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

Grand Slam Acquisition Corp.
c/o The Blackstone Group
345 Park Avenue, 31st Floor
New York, New York 10154
Telephone: (212) 583-5000

        Merger Sub is a Delaware corporation and a wholly-owned subsidiary of Parent. Merger Sub was organized solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

The Special Meeting (Page 17)

  Time, Place and Purpose of the Special Meeting (Page 17)

        The special meeting will be held on [*], starting at 10:00 a.m., local time, at Encore's headquarters, 9800 Metric Blvd., Austin, Texas 78758. You will be asked to consider and vote upon adoption of the merger agreement. The merger agreement provides that Merger Sub will be merged with and into Encore, and each outstanding share of Encore's common stock (other than shares held in the treasury of Encore or owned by Merger Sub, Parent or any wholly-owned subsidiary of Parent or Encore and other than shares held by a stockholder who properly exercises appraisal rights with respect to the merger) will be converted into the right to receive $6.55 in cash, without interest. You will be asked to approve the adjournment or postponement of the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement. The persons named in the accompanying proxy will also have discretionary authority to vote upon other business, if any, that properly comes before the special meeting and any adjournments or postponements of the special meeting, including any adjournments or postponements for the purpose of soliciting additional proxies.

  Record Date; Quorum and Voting Power (Page 17)

        You are entitled to vote at the special meeting if you owned shares of Encore's common stock at the close of business on [*], 2006, the record date for the special meeting. You will have one vote for each share of Encore's common stock that you owned on that date. As of the close of business on the record date, there were [*] shares of Encore's common stock entitled to be voted.

  Required Vote; Abstentions; Broker Non-Votes (Page 17)

        The affirmative vote of a majority of the outstanding shares of our common stock outstanding at the close of business on the record date is required to adopt the merger agreement. As a result, abstentions, non-votes, and broker non-votes on the proposal to adopt the merger agreement will have the same effect as a vote "AGAINST" the merger. Holders of approximately 15.67% of our outstanding common stock have agreed, or indicated that they intend to, vote their shares in favor of the merger.

        The affirmative vote of a majority of the shares present and entitled to vote on the adjournment or postponement proposal, whether or not a quorum is present, is required to approve the proposal to adjourn or postpone the special meeting. As a result, abstentions on the proposal to adjourn or postpone the special meeting will have the same effect as a vote "AGAINST" that proposal, while non-votes and broker non-votes on the proposal to adjourn or postpone the special meeting will have NO EFFECT on that proposal.

  Voting by Directors and Executive Officers (Page 18)

        As of [*], 2006, the record date for the special meeting, the directors and current executive officers of Encore beneficially owned (excluding options to purchase shares of common stock) and were entitled to vote at the special meeting, or shared the right to vote at the special meeting, approximately [*]% of the shares of Encore common stock. Each director and current executive officer of Encore has agreed to vote, or advised us that they plan to vote, all of their shares of Encore common stock in favor of the adoption of the merger agreement.

  Voting; Proxies; Revocation (Page 18)

        Any Encore stockholder of record entitled to vote may, if permitted by their broker, submit a proxy by the Internet or by telephone, or by returning the enclosed proxy by mail or may vote in person by appearing at the special meeting. If your shares are held in "street name" by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker.

        Any Encore stockholder of record who executes and returns a proxy may revoke the proxy at any time before it is voted in any one of the following three ways:

  •
  filing with Encore's secretary, at or before the special meeting, a written notice of revocation that is dated a later date than the proxy;

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  sending a later-dated proxy by the Internet, by telephone or mail relating to the same shares to Encore's secretary, at or before the special meeting; or

  •
  attending the special meeting and voting in person by ballot.

        Simply attending the special meeting will not constitute revocation of a proxy. If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change these instructions.

  Solicitation of Proxies

        Encore will pay the cost of this proxy solicitation. Encore will, on request, reimburse stockholders who are brokers, banks or other nominees for their reasonable expenses in sending proxy materials to the beneficial owners of the shares they hold of record. In addition to soliciting proxies by mail, Encore and/or its directors, officers and employees may also solicit them in person or by telephone, e-mail, facsimile or other electronic means of communication. No additional amounts will be paid for the solicitation of proxies by our directors, officers or employees.

Certain Effects of the Merger (Page 47)

        You are being asked to vote to adopt a merger agreement providing for the acquisition of Encore by Parent. If the merger agreement is adopted by the Company's stockholders and the other conditions to closing are satisfied, Merger Sub, a wholly-owned subsidiary of Parent, will be merged with and into Encore, with Encore continuing as the surviving corporation and a wholly-owned subsidiary of Parent. Upon completion of the merger, the Company's common stock will be converted into the right to receive $6.55 per share, without interest and less any required withholding taxes. Encore will no longer be a publicly traded company, and you will cease to have any ownership interest in the Company and will not participate in any future earnings and growth of the Company. We have attached the merger agreement as Annex A to this proxy statement. We encourage you to read the merger agreement in its entirety because it is a legal document that governs the merger.

Purpose and Structure of the Merger (Page 52)

        The principal purpose of the merger is to provide you with an opportunity to receive an immediate cash payment for your Encore shares at a price that is at a premium over market prices immediately preceding our public announcement of the merger agreement, and to enable Blackstone to acquire Encore. We are working toward completing the merger as soon as possible, and we anticipate that it will be completed in the fourth quarter of 2006, assuming satisfaction or waiver of all of the conditions to the merger. However, because the merger is subject to certain conditions, the exact timing of the merger and the likelihood of its completion cannot be predicted. If any of the conditions in the merger agreement is not satisfied, the merger transaction may terminate as a result.

Recommendations of the Special Committee and the Board of Directors (Page 33)

        The special committee is comprised of independent and disinterested directors who are not officers or employees of Encore, are independent of and have no economic interest or expectancy of an economic interest in Blackstone or its affiliates and do not have an economic interest or expectancy of an economic interest in Parent or the surviving corporation. If the merger is completed, each member of the special committee will, along with other option holders, receive cash payments for vested options. Whether the merger is completed or not, each member of the special committee will be paid $5,000 per month starting with the month of May 2006 for such member's service on the special committee and will be reimbursed for out-of-pocket expenses incurred in connection with service on the special committee.

        The special committee and the board of directors have determined that the terms of the merger agreement and the proposed merger are advisable and in the best interests of Encore stockholders, and are fair to the unaffiliated stockholders of Encore. The board of directors, acting on the unanimous recommendation of the special committee, has unanimously approved the merger agreement and recommends that you vote "FOR" the adoption of the merger agreement and "FOR" the approval of any proposal to adjourn or postpone the special meeting to a later date to solicit additional proxies in favor of the adoption of the merger agreement if there are not sufficient votes for adoption of the merger agreement.

Voting Agreements with Management and Galen Entities (Page 18, Page 81 and Annex B)

        In connection with the merger agreement, two members of Encore's management, Kenneth W. Davidson and Harry L. Zimmerman, entered into a management voting agreement with Parent and Merger Sub pursuant to which they (i) granted Parent an irrevocable proxy to vote the 791,036 Encore shares they collectively own, representing approximately 1.1% of Encore's outstanding shares on the record date and any subsequently acquired Encore shares in favor of adoption the merger agreement and approval of the merger and (ii) agreed to restrictions on their ability to transfer any such shares. Similarly, Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. entered into a voting agreement with Parent and Merger Sub pursuant to which these stockholders (1) granted Parent an irrevocable proxy to vote their collective 10,088,724 Encore shares, representing approximately 14.1% of Encore's outstanding shares on the record date and any subsequently acquired shares in favor of adoption of the merger agreement and approval of the merger and (2) agreed to restrictions on their ability to transfer any such shares.

Opinion of the Special Committee's Financial Advisor (Page 38 and Annex C)

        On June 30, 2006, First Albany Capital Inc. ("First Albany") delivered its written opinion to the special committee and the board of directors that, as of June 30, 2006, and based upon and subject to the assumptions made, matters considered, qualifications and limitations set forth in the written opinion, the consideration of $6.55 per share in cash to be received by our stockholders pursuant to the merger was fair from a financial point of view to our stockholders. The opinion of First Albany is addressed to the Company's board of directors and the special committee, is directed only to the consideration to be paid in the merger, and does not constitute a recommendation as to how any of our stockholders should vote with respect to the merger agreement or whether our stockholders should exercise any appraisal rights with respect to the merger or any other matter. The full text of the written opinion of First Albany, which sets forth assumptions made, matters considered and limits on the review undertaken by First Albany, is attached to this proxy statement as Annex C and is incorporated into this proxy statement by reference. Stockholders are urged to read and should read the entire opinion carefully. Pursuant to the terms of the engagement letter with First Albany, the Company has agreed to pay First Albany a fee in connection with the issuance of their opinion and for their serving as financial advisor to the special committee. A portion of the fee is contingent on the consummation of the merger.

Financing of the Merger and Related Transactions (Page 54)

        Parent and Merger Sub estimate that the total amount of funds necessary to consummate the merger and related transactions and to satisfy working capital and general corporate requirements will be approximately $885 million, which will consist of equity financing, senior secured credit facilities and senior subordinated notes financing or a senior subordinated bridge loan facility. Funding of the equity financing and debt financing is subject to the satisfaction of the conditions set forth in the respective commitment letters pursuant to which the financing will be provided. The following arrangements are in place to provide the necessary financing for the merger, the repayment of our existing indebtedness and the payment of related transaction fees and expenses:

        Equity Financing:    Parent and Merger Sub have received a fully executed equity commitment letter from Blackstone, pursuant to which Blackstone has committed, subject to the conditions contained in the equity commitment letter, to provide equity financing in the aggregate amount of up to $335 million in connection with the transactions contemplated by the merger agreement.

        Debt Financing:    Parent and Merger Sub have received a fully executed debt financing commitment letter from Bank of America, N.A., Banc of America Bridge, LLC, Banc of America Securities LLC ("Banc of America Securities"), Credit Suisse and Credit Suisse Securities (USA) LLC (which we refer to as the debt commitment parties), pursuant to which such debt commitment parties have committed, subject to the conditions contained in the debt commitment letter, to provide in connection with the transactions contemplated by the merger agreement:

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  senior secured credit facilities in the amount of $375.0 million, comprised of a $325.0 million term loan facility and a $50.0 million revolving credit facility; and

  •
  $215.0 million aggregate principal amount of senior subordinated notes or, in lieu thereof, a senior subordinated bridge loan facility in the amount of $215.0 million.

        The availabilities of the senior secured credit facilities and the senior subordinated bridge loan facility are subject to the satisfaction of various conditions, many of which are customary conditions for leveraged acquisition financings. However, satisfaction of certain conditions is beyond our control.

Material Federal Income Tax Consequences (Page 59)

        The receipt of cash by a U.S. stockholder (as defined below in "Special Factors—Material Federal Income Tax Consequences") of Encore common stock in exchange for such U.S. stockholder's shares of Encore pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a non-U.S. stockholder (as defined below in "Special Factors—Material Federal Income Tax Consequences") of Encore common stock in exchange for such non-U.S. stockholder's shares of Encore pursuant to the merger generally will not be subject to U.S. federal income tax. Because tax matters are complicated, we urge holders of Encore common stock to consult their own tax advisors as to U.S. federal income tax consequences, as well as other federal, state, local and foreign tax consequences, applicable to them.

Interests of Encore's Directors and Executive Officers in the Merger (Page 56)

        Generally, our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests, including the following:

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  Except for certain options described below, our directors and officers will have their options canceled in exchange for the right to receive cash in the amount equal to the excess, if any, of $6.55 over the exercise price per share of any such option, multiplied by the number of shares of Encore common stock for which such option is exercisable immediately prior to the effective time of the merger;

  •
  Certain options owned by Kenneth W. Davidson, our Chairman of the Board and Chief Executive Officer, Paul Chapman, our President and Chief Operating Officer, Harry L. Zimmerman, our Executive Vice President, General Counsel and Secretary, William W. Burke, our Executive Vice President and Chief Financial Officer, Jack F. Cahill, our Executive Vice President and President—Surgical Implant Division, Scott A. Klosterman, our Executive Vice President and President—Orthopedic Rehabilitation Division, and Brian Ennis, our Executive Vice President and President—Empi (collectively we refer to the seven officers as the "senior management") may remain outstanding, at the election of each option holder, and would continue as options to purchase in the aggregate up to approximately 2.7% of the shares of common stock of the surviving corporation;

  •
  Change in Control Severance Agreements.    Each member of the senior management currently has a change in control severance agreement with the Company. It is expected that the Company will continue to honor each of the senior management's change in control severance agreements following the closing of the proposed transaction;

  •
  Indemnification.    The merger agreement provides for indemnification arrangements for each of our current and former directors and officers that will continue for six years following the effective time of the merger, as well as insurance coverage covering his or her service to the Company as a director or officer;

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  Executive Employment Agreements.    Each member of the senior management currently has an employment agreement with the Company. It is expected that the employment agreements will be extended upon completion of the merger;

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  New Stock Options.    Senior management and Parent are in discussions regarding the adoption by the surviving corporation of a stock incentive plan, pursuant to which senior management and other Encore employees would receive stock options on the common stock of the surviving corporation, the vesting of which is based upon time and performance criteria;

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  Senior Management's Stockholders' Agreement.    It is expected that each member of senior management would be required to enter into a stockholders agreement with the surviving corporation and Parent, which would govern the parties' rights and obligations with respect to the common stock of the surviving corporation that the senior management would retain or be granted options to acquire following completion of the merger;

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  Retention Bonus Plan.    It is expected that the members of senior management will be eligible to collectively receive an incentive bonus in the aggregate of $5 million, subject to certain conditions; and

  •
  Annual Bonus.    It is expected that members of senior management will be eligible to participate in an annual bonus plan, which will be performance based, and will consist of a target bonus amount and supplemental bonus amount.

Treatment of Stock Options (Page 65)

        Each outstanding option to purchase common stock of Encore which is vested or which by its terms will become vested at the effective time of the merger, other than certain options held by the senior management, will be canceled in exchange for the right to receive cash in the amount equal to the excess, if any, of $6.55 over the exercise price per share of any such option, multiplied by the number of shares of Encore common stock for which such option is exercisable immediately prior to the effective time of the merger. Certain options owned by the senior management which have not been exercised at or prior to the effective time of the merger will remain outstanding and will continue as options to purchase a percentage of shares of the common stock of the surviving corporation that corresponds to the percentage of the fully diluted equity of Encore represented by the shares underlying the options.

Regulatory Approvals (Page 61)

        Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which is referred to in this proxy statement as the HSR Act, transactions such as the merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice, and certain waiting periods have been satisfied. The waiting period expired on August 4, 2006. The merger requires foreign regulatory filings with, and approvals or clearances from, antitrust and other regulatory authorities, including Germany, Brazil, Austria and China. The Company and Blackstone Capital Partners V L.P. have filed the appropriate notifications and received approvals in both Germany and Brazil. In addition, the Company and Blackstone have submitted notifications in Austria and China but have not received required approvals from Austria or China as of the date of this proxy statement.

        Although further governmental entities also may review the merger under applicable state or foreign antitrust laws, the parties believe that no such review is required.

        Except as noted above with respect to the required filings under the HSR Act, the foreign regulatory requirements, and the filing of a certificate of merger in Delaware at or before the effective time of the merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the merger agreement or the completion of the merger.

Exchange and Payment for Shares (Page 64)

        As soon as practicable after the merger becomes effective, an exchange agent will mail a letter of transmittal and instructions to all Encore stockholders telling them how to surrender their Encore stock certificates in exchange for the cash merger consideration, without interest. You should not return any stock certificates you may hold with the enclosed proxy card, and you should not forward your stock certificates to the exchange agent without a letter of transmittal.

No Solicitation of Transactions (Page 73)

        The merger agreement prohibits Encore from soliciting and restricts Encore's ability to engage in discussions or negotiations with third parties regarding specified transactions involving Encore. Notwithstanding these restrictions, under certain circumstances, Encore's board of directors may respond to an unsolicited bona fide, written proposal for an alternative acquisition proposal or terminate the merger agreement and enter into an alternative acquisition agreement with respect to a superior proposal, so long as we comply with certain terms of the merger agreement, including paying a breakup fee of $12.0 million to Parent.

Conditions to the Merger (Page 76)

        To complete the merger, a number of conditions must be satisfied or waived (to the extent waiver is permitted by law). These include, among others:

  •
  the receipt of Company stockholder approval;

  •
  the expiration or termination of the waiting period under the HSR Act (which has occurred) and any foreign laws, rules and regulations;

  •
  the absence of governmental orders that have the effect of making the merger illegal or that otherwise prohibit the closing;

  •
  the truth and correctness of our representations and warranties, except in certain cases where the failure of such representations and warranties to be true and correct would not constitute a material adverse effect;

  •
  our performance, in all material respects, of the obligations to be performed by us under the merger agreement prior to the closing date;

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  the total number of shares exercising or providing notice of intent to exercise appraisal rights has not exceeded 10% of the issued and outstanding shares of our common stock; and

  •
  the holders of not less than a majority in principal amount of Encore's existing 9.75% senior subordinated notes due 2012 shall have tendered their notes and consented to the indenture modifications set forth in the note tender offer.

        Other than the conditions pertaining to the Company stockholder approval, the absence of governmental orders and the expiration or termination of the HSR Act waiting period and certain foreign antitrust laws, either the Company, on the one hand, or Parent and Merger Sub, on the other hand, may elect to waive conditions to their respective performance and complete the merger.

Termination (Page 78)

        Encore and Merger Sub may agree in writing to terminate the merger agreement at any time without completing the merger, even after the Encore stockholders have adopted the merger agreement. The merger agreement may also be terminated at any time prior to the effective time of the merger in certain other circumstances, including, among others:

  •
  by either Merger Sub or the Company if:

  •
  the closing has not occurred by January 31, 2007;

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  a final, non-appealable governmental order prohibits the merger; or

  •
  the Company stockholders do not adopt the merger agreement at the special meeting or any postponement or adjournment thereof;

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  by Merger Sub, if our board of directors withdraws or adversely modifies its recommendation or approval of the merger agreement or recommends or approves another acquisition proposal;

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  by Merger Sub, if a tender offer for our common stock shall have been commenced and our board of directors either recommends that our stockholders tender their shares (or fails to recommend rejection of such offer within ten days after its commencement);

  •
  there is a material breach by the non-terminating party of its representations, warranties, covenants or agreements in the merger agreement such that the closing conditions would not be satisfied;

  •
  by the Company, prior to the special meeting, if we receive a superior proposal, but only after we have provided Parent a three business day period to revise the terms and conditions of the merger agreement, negotiate in good faith with Parent with respect thereto and only if we pay the termination fee described below; or

  •
  by the Company, if certain conditions to closing have been satisfied or waived and the closing has not occurred.

Fees and Expenses (Page 79)

        Generally, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such fee or expense, whether or not the merger is consummated. If the merger agreement is terminated under specified circumstances, including acceptance of a superior acquisition proposal, Encore may be required to pay to Parent a $12.0 million termination fee. Additionally, if the merger agreement is terminated under certain other specified circumstances, Parent may be required to pay Encore a $12.0 million termination fee. The maximum aggregate liability of Parent and Merger Sub for damages Encore may incur in connection with the merger agreement to which Encore is entitled to recover is $64.0 million.

Market Price of Encore Common Stock (Page 83)

        Our common stock is quoted on the Nasdaq Global Market under the trading symbol "ENMC." On June 30, 2006, the last trading day before we announced the execution of the merger agreement, our common stock closed at $4.81 per share. On September     , 2006, the last trading day before the date of this proxy statement, our common stock closed at $[*] per share.

Litigation Challenging the Merger (Page 63)

        On July 7, 2006, a purported class action complaint, Louis Dudas et al. v. Encore Medical Corporation et al., was filed against Encore and its directors in the District Court of Travis County, Texas, 345th Judicial District. On July 18, 2006, a second purported class action complaint, Robert Kemp et al. v. Alastair J. Clemow et al. was filed by a putative stockholder of Encore in the Court of Chancery of the State of Delaware, New Castle County, against Encore and its directors. Blackstone, Parent and Merger Sub are also named as defendants in the Delaware action. Both complaints allege, among other things, that our directors will receive substantial benefits that supposedly will not be shared with other stockholders, and that our directors who approved the transaction were not sufficiently independent and disinterested, did not conduct a competitive auction and did not obtain an adequate price from Blackstone for the merger.

Appraisal Rights (Page 105)

        Delaware law provides you, as a stockholder, with appraisal rights in the merger. This means that you are entitled to have the value of your shares determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive in an appraisal proceeding may be more or less than, or the same as, the amount you would have received under the merger agreement. To exercise your appraisal rights, you must submit a written demand for appraisal to Encore before the vote is taken on the merger agreement at the special meeting; you must not vote in favor of the adoption of the merger agreement; and you must otherwise comply with the applicable requirements of Section 262 of the Delaware General Corporation Law. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This proxy statement, and many of the documents to which we refer you in this proxy statement, including documents incorporated by reference, contain forward-looking statements based on estimates and assumptions. Forward-looking statements include information concerning possible or assumed future results of operations of Encore, the expected completion and timing of the merger and other information relating to the merger. There are forward-looking statements throughout this proxy statement, including, among others, under the headings "Summary Term Sheet" and "Special Factors" and in statements containing the words "believes," "plans," "expects," "anticipates," "intends," "estimates" or other similar words or expressions. You should be aware that forward-looking statements involve significant known and unknown risks and uncertainties.

        Except for the historical information contained herein, the matters discussed are forward-looking statements. These statements involve risks and uncertainties, such as quarterly fluctuations in operating results, the timely availability of new products, the impacts of competitive products and pricing, the ability to grow the distribution networks for the Company's products, the ability to continue to obtain long-term financing, and the ability to locate and integrate past and future acquisitions. Risks and uncertainties related to the Company's acquisition by Blackstone include the Company not being able to complete the proposed transaction because of conditions in the financing commitments that could impact the ability to obtain long-term financing, failure to obtain the requisite amount of acceptances to its proposed note tender offer and to the related consent solicitation to amend the indenture, and failure to obtain stockholder or other regulatory approvals or to satisfy other closing conditions, or the possibility of the occurrence of an event that could constitute a "Company Material Adverse Effect" as defined in the merger agreement. Additionally, the Company is subject to other risks and uncertainties set forth in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

        Encore and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information regarding Encore's directors and executive officers is detailed herein and in our proxy statement for our 2006 annual stockholders meeting filed with the SEC on April 12, 2006, our annual report on Form 10-K filed with the SEC on March 14, 2006, and our current report on Form 8-K filed with the SEC on August 9, 2006.

THE PARTIES TO THE MERGER

Encore Medical Corporation

        Encore Medical Corporation, referred to as Encore or the Company in this proxy statement, a Delaware corporation headquartered in Austin, Texas, that develops, manufactures and distributes a comprehensive range of high quality orthopedic devices, including products for orthopedic rehabilitation, pain management and physical therapy, surgical implants and sports medicine equipment. Encore sells its products to orthopedic surgeons, physicians, therapists, athletic trainers and other healthcare professionals to treat patients with musculoskeletal conditions resulting from degenerative diseases, deformities, traumatic events and sports-related injuries. Encore's non-invasive medical devices and related accessories are primarily used by patients for at-home physical therapy. The business address of Encore is 9800 Metric Blvd., Austin, Texas 78758.

        If the merger agreement is approved and adopted by the Encore stockholders at the special meeting and the merger is completed as contemplated, Encore will continue its operations following the merger as a private company and wholly-owned subsidiary of Parent.

Grand Slam Holdings, LLC

        Grand Slam Holdings, LLC, referred to as Parent in this proxy statement, is a Delaware limited liability company controlled by Blackstone. Parent was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. The business address of Parent is c/o The Blackstone Group, 345 Park Avenue, 31st Floor, New York, New York 10154.

Grand Slam Acquisition Corp.

        Grand Slam Acquisition Corp., referred to as Merger Sub in this proxy statement, is a Delaware corporation and a wholly-owned subsidiary of Parent. Merger Sub was organized solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. The business address of Merger Sub is c/o The Blackstone Group, 345 Park Avenue, 31st Floor, New York, New York 10154.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

        The enclosed proxy is solicited by Encore on behalf of the board of directors of Encore for use at a special meeting of stockholders to be held on [*], 2006, at 10:00 a.m., local time, at Encore's offices at 9800 Metric Blvd., Austin, Texas 78758 or at any adjournments or postponements thereto. The purpose of the special meeting is for our stockholders to consider and vote upon a proposal to adopt the merger agreement and a proposal to adjourn or postpone the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement, and to act on other matters and transact other business as may properly come before the special meeting. A copy of the merger agreement is attached to this proxy statement as Annex A. This proxy statement, the notice of the special meeting and the enclosed form of proxy are first being mailed to our stockholders on or about [*], 2006.

Record Date, Quorum and Voting Power

        The holders of record of Encore common stock as of the close of business on [*], 2006, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. As of the record date, there were [*] shares of our common stock issued and outstanding, all of which are entitled to be voted at the special meeting.

        Each outstanding share of our common stock as of the close of business on the record date entitles the holder to one vote on each matter submitted to stockholders for a vote at the special meeting.

        The holders of a majority of the outstanding common stock on the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment or postponement of the special meeting. However, if a new record date is set for an adjourned or postponed special meeting, then a new quorum will have to be established.

Required Vote; Abstentions; Broker Non-Votes

        For us to complete the merger, stockholders holding at least a majority of the shares of our common stock outstanding as of the close of business on the record date must vote "FOR" the adoption of the merger agreement. The proposal to adjourn or postpone the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement requires the affirmative vote of a majority of the shares present and entitled to vote on the adjournment or postponement proposal.

        In order for your shares of Encore common stock to be included in the vote, if you are a stockholder of record, you must submit a proxy for your shares by returning the enclosed proxy, if permitted by your broker by submitting a proxy by the Internet or by telephone, or by voting in person at the special meeting.

        If your shares are held in "street name" by your broker, you should instruct your broker how to vote your shares using the instructions provided by your broker. If you have not received voting instructions or require further information on instructing your broker how to vote, contact your broker who can give you directions on how to cause your shares to be voted. A broker non-vote generally occurs when a broker, bank or other nominee holding shares on your behalf does not vote on a proposal because the nominee has not received your voting instructions and lacks discretionary power to vote the shares. Generally, brokers who hold shares in "street name" for customers may not exercise their voting discretion with respect to the approval of non-routine matters such as the merger proposal and thus, absent specific instructions from you, brokers may not be empowered to vote your shares with respect to the approval of such proposals.

        Abstentions and broker non-votes on the proposal to adopt the merger agreement will have the same effect as a vote "AGAINST" the merger. Abstentions on the proposal to adjourn or postpone the special meeting will have the same effect as a vote "AGAINST" that proposal, while broker non-votes on the proposal to adjourn or postpone the special meeting will have NO EFFECT on that proposal.

Voting by Directors and Executive Officers

        As of [*], 2006, the record date for the special meeting, the directors and current executive officers of Encore beneficially owned (excluding options to purchase shares of Encore common stock but including shares of Encore common stock owned by the Galen Holders (see below)) and were entitled to vote at the special meeting, or shared the right to vote at the special meeting, approximately [*]% of the shares of Encore common stock. In connection with Encore entering into the merger agreement, Kenneth W. Davidson, Encore's Chairman of the Board and Chief Executive Officer, and Harry L. Zimmerman, Encore's Executive Vice President, General Counsel and Secretary, entered into a management voting agreement with Parent and Merger Sub pursuant to which they granted Parent an irrevocable proxy to vote the 791,036 shares of Encore common stock they collectively own and any subsequently acquired shares of Encore common stock in favor of adoption the merger agreement and approval of the merger. The management voting agreement, with certain exceptions, also restricts the two executives from transferring any such Encore shares. Each other director and current executive officer of Encore has advised us that they plan to vote all of their shares of Encore common stock in favor of the adoption of the merger agreement.

        In connection with Encore entering into the merger agreement, Galen Partners III, L.P., a Delaware limited partnership, Galen Partners International III, L.P., a Delaware limited partnership and Galen Employee Fund III, L.P., a Delaware limited partnership, referred to collectively as the "Galen Holders," entered into a voting agreement with Parent and Merger Sub pursuant to which they granted Parent an irrevocable proxy to vote the 10,088,724 shares of Encore common stock they collectively own, representing approximately 14.1% of Encore's outstanding shares on the record date and any subsequently acquired shares of Encore common stock in favor of adoption the merger agreement and approval of the merger. Encore directors Bruce F. Wesson and Zubeen Shroff are affiliated with the Galen Holders. Mr. Shroff has been a general partner of Galen Associates, an affiliate of the Galen Holders, since 1998. Mr. Wesson has been a general partner of Galen Associates since 1991.

Voting; Proxies; Revocation

        A proxy card is enclosed for your use. We ask that you sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if you mail it in the United States. If permitted by your broker, you may also vote prior to the special meeting by accessing the Internet website specified on your proxy card or supplied to you by your broker or by calling the toll-free number specified on your proxy card or supplied to you by your broker. Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the special meeting "FOR" each of the proposals listed in this proxy statement. With respect to any other business that may properly come before the special meeting and be submitted to a vote of stockholders, proxies will be voted in accordance with the best judgment of the designated proxy holders.

        Stockholders of record may vote by either completing and returning the enclosed proxy card prior to the special meeting, voting in person at the special meeting, or submitting a signed proxy card at the special meeting. If permitted by your broker, you may also vote prior to the special meeting by accessing the Internet website specified on your proxy card or supplied to you by your broker or by calling the toll-free number specified on your proxy card or supplied to you by your broker.

        You can change your vote at any time before your proxy is voted at the special meeting. To revoke your proxy, you must either (1) notify the secretary of Encore, in writing, (2) submit a new proxy card dated after the date of the proxy you wish to revoke, (3) submit a later dated proxy over the Internet or by telephone by following the instructions on your proxy card or supplied to you by your broker or (4) attend the special meeting and vote your shares in person. Please note that if you vote over the Internet or by telephone, you may not be able to revoke or change your vote after a date prior to the date of the special meeting set forth in the instructions to voting in this manner. Merely attending the special meeting will not constitute revocation of your proxy. If your shares are held in street name by your broker, you will need to contact your broker to revoke your proxy.

Solicitation of Proxies

        Encore will pay the cost of this proxy solicitation. Encore will, on request, reimburse stockholders who are brokers, banks or other nominees for their reasonable expenses in sending proxy materials to the beneficial owners of the shares they hold of record. In addition to soliciting proxies by mail, Encore and/or its directors, officers and employees may also solicit them in person or by telephone, e-mail, facsimile or other electronic means of communication. No additional amounts will be paid for the solicitation of proxies by our directors, officers or employees. Encore may elect to retain a proxy solicitor, for which it would be required to pay customary compensation.

Other Business; Adjournment or Postponement

        Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies if there are insufficient votes to adopt the merger agreement. Any adjournment or postponement may be made without notice, other than by an announcement made at the special meeting. The favorable vote of a majority of the shares of Encore common stock present in person or represented by proxy and entitled to vote on the adjournment or postponement proposal may adjourn or postpone the special meeting. Any adjournment or postponement of the special meeting will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

SPECIAL FACTORS

General

        At the special meeting, Encore will ask its stockholders to vote on a proposal to adopt the merger agreement of Merger Sub with and into Encore, with Encore continuing as the surviving corporation and a wholly-owned subsidiary of Parent. We have attached a copy of the merger agreement as Annex A to this proxy statement. We urge you to read the merger agreement in its entirety because it is the legal document governing the merger.

Background of the Merger

        At various times over the previous eighteen months, Kenneth W. Davidson, our chairman and chief executive officer, and investment banking firms that have relationships with us, had informal contacts with participants in our industry in the ordinary course of strategic planning to explore their interest regarding our business and a possible acquisition of us or certain of our assets or other strategic alliances and business combinations.

        In late 2005, TC Group, L.L.C. (the "Carlyle Group"), one of our largest shareholders, informed our senior management that it no longer desired to have its board designee attend or otherwise participate in our board meetings or receive any material non-public information because it wanted to maintain flexibility to dispose of its shares of our common stock in the future, although it had no immediate plans to do so. On March 1, 2006, the Carlyle Group filed a Form 4 with the SEC indicating they had sold 140,000 shares of our stock at a price per share of $6.02. In addition, in early 2006, Galen Partners III, L.P. and its affiliated investment funds (the "Galen Holders"), our largest single stockholder group, expressed to our senior management that they were considering the need to dispose of some or all of their position in our stock since one of their relevant investment funds was reaching the end of its investment life and they were concerned about the effect of potential additional sales by the Carlyle Group position on our stock price.

        Also in early 2006, various investment banks, including Banc of America Securities, discussed with senior management of Encore the strategic issues facing, and potential strategic alternatives available to the Company. Our board had previously discussed many of these issues, including our substantial debt, our need to expand our foreign sales and sales of surgical implant products which would require substantial amounts of capital, and downward pressure on our stock price resulting in part from the overhang that would be created by the perception that our two largest stockholders would be selling. In light of these issues and the liquidity desires of our two largest stockholders, our board directed senior management to explore potential strategic alternatives.

        On March 13, 2006, at the request of senior management, Banc of America Securities discussed with our board certain strategic alternatives that could be considered in light of the challenges facing us, including (i) an acquisition of Encore either by a strategic buyer or by a financial sponsor in a leveraged buyout transaction, (ii) a public offering of shares of common stock, (iii) a block trade sale by one or both of our largest stockholders, and (iv) the sale of our Surgical Implant Division. The board authorized management to continue evaluating these alternatives.

        In view of the significant recent private equity activity and favorable debt markets, Banc of America Securities also identified a number of large financial sponsors as possible candidates to pursue a leveraged buyout transaction. During March and early April, at the request of senior management, Banc of America Securities contacted eight financial sponsors, which were selected based upon each of the financial sponsors' size, ability to lead such a transaction and healthcare expertise. One of these financial sponsors, Blackstone, was contacted by Banc of America Securities on March 30, 2006. Blackstone and three other financial sponsors expressed an interest in having additional discussions with us, and each was asked to submit a preliminary non-binding indication of interest based solely upon the public information available to them.

        Each of the four financial sponsors submitted a non-binding indication of interest in early to mid-April with prices ranging from $7.00 to $7.25 per share based upon their review of publicly available information. Blackstone submitted its preliminary, non-binding indication of interest on April 6, 2006, indicating it was prepared to pay $7.25 per share, subject to due diligence by Blackstone. During late April 2006 and early May 2006, these four financial sponsors also held introductory meetings with certain members of our senior management.

        Our board held a special meeting telephonically on April 28, 2006 to review the Company's strategic alternatives. At the meeting, our legal advisors, Fulbright & Jaworski L.L.P. ("Fulbright & Jaworski"), summarized the fiduciary duties of our board in this context. The board discussed with Banc of America Securities non-sale alternatives potentially available to the Company, including a public offering of shares of common stock by us and a secondary block trade of shares for our largest stockholders, the Carlyle Group and the Galen Holders, and the sale of our Surgical Implant Division. In particular, the board asked Banc of America Securities for more information regarding the alternative of a public offering including both shares being sold by us and shares being sold by our largest stockholders. Banc of America Securities noted certain possible issues with a stock sale alternative, which included that it would be difficult to complete a public offering within the range of the trading prices of our common stock over the previous three months, that the primary portion of the offering would likely be dilutive to our existing stockholders, that it would not significantly de-leverage us and that it would not be large enough to sufficiently address the short-term liquidity goals of our largest stockholders or fully alleviate the resulting overhang on our stock price. Banc of America Securities also expressed its view that selling all of the Carlyle Group's holdings would likely not be possible in an overnight block trade. Our board was briefed on the results of prior contacts with potential financial buyers made by Banc of America Securities at the request of senior management and other contacts by senior management. The board was informed that four financial sponsors had submitted preliminary, non-binding indications of interest at prices ranging between $7.00 and $7.25 per share. Banc of America Securities provided a description of the four financial sponsors.

        Having discussed the various alternatives, our board determined to pursue further discussions with the interested financial sponsors and to cooperate with them in conducting additional due diligence. Upon the advice of counsel, the board unanimously determined to form a special committee, authorized the special committee to engage its own legal counsel and financial advisors and delegated to such committee the authority to consider the advisability of, negotiate the terms of and review and evaluate the fairness to our stockholders of, any potential transaction, as well as to make a recommendation to our board as to whether our board should approve such a potential transaction. Having discussed with counsel the applicable standards under Delaware law with respect to the formation and function of a special committee, the Board concluded that Alastair J. Clemow, Joel S. Kanter, Dr. Richard O. Martin and Karen R. Osar were "disinterested" and "independent" directors and qualified to serve on the special committee and appointed them to the newly established special committee. The board designees of Galen Holders were not appointed to the special committee in view of the short-term liquidity goals of the Galen Holders. At the April 28, 2006 meeting, our board asked Banc of America Securities to describe the potential benefits and issues associated with the "stapled financing" option that Banc of America Securities or its affiliates might make available to potential buyers in connection with a transaction (i.e., a commitment to any interested buyer to provide a specified amount of debt financing on specified terms and conditions). We finalized an engagement letter with Banc of America Securities on April 28, 2006.

        On April 30, 2006, the special committee met telephonically and determined to contact potential legal and financial advisors.

        On May 1, 2006, Blackstone executed a confidentiality agreement with the Company. From May 2 to May 4, members of our senior management met with Blackstone in Austin, Texas to provide them an overview of each of Encore's business segments and preliminary financials. On May 3, 2006, another financial sponsor executed a confidentiality agreement, and on May 11, 2006, members of our senior management conducted similar meetings with representatives of that financial sponsor.

        The special committee met telephonically on May 3, 2006, and designated Dr. Richard O. Martin as its chairman and engaged the law firm of Powell Goldstein LLP ("Powell Goldstein") to be its legal counsel based on the committee's evaluation of the experience, qualifications and independence of Powell Goldstein.

        In telephonic meetings on May 3 and 9, 2006, the special committee reviewed with Powell Goldstein potential interests of senior management in connection with a potential transaction, the independence of each member of the special committee, the potential conflicts that might be presented when a company's financial advisor offers "stapled financing" to potential buyers, and engagement proposals from several investment banking firms to serve as the special committee's independent financial advisor.

        On May 6, 2006, our board held another telephonic meeting with Banc of America Securities and Fulbright & Jaworski, at which Mr. Davidson updated our board regarding meetings that our senior management had held with Blackstone.

        During the week of May 8 to May 12, William W. Burke, our executive vice president and chief financial officer, reviewed and discussed our financial statements and related financial information in a series of telephone calls with Blackstone.

        On May 12, 2006, our board held a telephonic meeting with Encore's senior management, legal and financial advisors. Mr. Davidson updated our board regarding meetings that our senior management had held with the two financial sponsors which had executed confidentiality agreements with us. The board also was informed as to the status of the due diligence reviews of these two financial sponsors. Blackstone appeared to be conducting the more extensive due diligence review. Our board of directors then discussed with Banc of America Securities our financial outlook, our financial results to date, our stock price, an ongoing reforecast by management of the Company's original budget, general health care market conditions, the effect of our leverage on our results of operations and stock price, the desire of our two largest stockholders to liquidate some or all of their stock, and the potential for a primary offering of our shares by us, together with a secondary offering of shares by the Carlyle Group and/or the Galen Holders. Banc of America Securities informed our board that Blackstone had indicated that it remained interested in a potential transaction and that it planned to submit to our board a more definitive proposal by the next regular meeting of our board to be held on May 17, 2006. Banc of America Securities also informed our board that Banc of America Securities proposed to offer "stapled financing" to potential buyers if the board determined it would facilitate a sale process.

        On May 17, 2006, as requested by Encore, Blackstone submitted a written non-binding proposal, which expired by its terms on May 19, 2006, to acquire Encore at a price of $7.00 per share accompanied by financing commitment letters from Bank of America, N.A., Banc of America Bridge LLC, Banc of America Securities, Credit Suisse and Credit Suisse Securities (USA) LLC. Blackstone requested that we execute an exclusivity letter pursuant to which we would agree to negotiate with Blackstone on an exclusive basis for two weeks.

        On May 17, 2006, our board held a regular meeting in New York City with Encore's legal and financial advisors present. At the meeting, Banc of America Securities updated the board as to the status of discussions with potential financial buyers. Banc of America Securities informed our board that only Blackstone and one other financial buyer entered into confidentiality agreements with us and that one other financial buyer had subsequently decided not to submit an offer. Banc of America Securities also reported that the fourth financial sponsor had expressed interest in possibly pursuing a direct investment in Encore in the form of a private investment in public equity (PIPE) transaction.

        At the May 17 board meeting, Banc of America Securities provided an overview of the financial terms of Blackstone's May 17 proposal and certain financial matters, including (i) the Company's historical and projected financial statements prepared by management, including the Company's projected cash flows as a standalone entity, (ii) stock prices and trading multiples of the Company and selected public companies, (iii) purchase prices and implied prices paid in other relevant transactions and (iv) valuation considerations in the context of a leveraged buyout, including the rates of return generally required by financial sponsors. Banc of America Securities stated it did not believe a liquidation of us would maximize stockholder value.

        Banc of America Securities again reviewed with our board strategic alternatives to the Blackstone proposal previously discussed with our board, including (i) a public equity offering of our common stock, (ii) a block trade of equity in a sale of secondary shares by our two largest stockholders, and (iii) the sale of Encore's Surgical Implant Division. A discussion was then held regarding the potential benefits, challenges and other considerations of each of these strategic alternatives so that the board could evaluate whether any of these alternatives was likely to present superior opportunities for us or create greater value for our stockholders than Blackstone's proposal.

        The board of directors discussed with Banc of America Securities the potential benefits of a public equity offering in which both the Company and our two largest stockholders would sell shares of our common stock, which included that such an offering would: (i) have a purely financial, rather than strategic impact on us, (ii) create an opportunity to reduce our debt with the cash proceeds from such offering while preserving our current business opportunities, (iii) create an opportunity to provide liquidity, (iv) create an opportunity to market our business, and (v) provide an alternative with little execution risk. The challenges and other considerations for this alternative were (i) the size of the offering which could be limited given current market conditions, (ii) because of potential size constraints, the difficulty for us both to sell our own shares and use proceeds to reduce debt and to permit any significant sale of shares by selling stockholders, (iii) the potential dilutive impact of such offering to current stockholders at current stock prices, and (iv) the possibility that the offering could be priced at a discount to the then current market price.

        The board of directors discussed with Banc of America Securities the potential benefit of a private block trade by two of our significant stockholders, including that such an alternative could remove some of or all of the share "overhang" and downward pressure on our market price from the positions of the Carlyle Group and the Galen Holders. The challenges and other considerations for a block trade were (i) the sub-optimal share placement due to the overnight nature of a private block trade, (ii) the potential after-market trading dislocation caused by the lack of marketing, (iii) the uncertainty as to whether the Carlyle Group and Galen Holders would be willing to sell at a price lower than current prevailing market prices which would be likely in a private block transaction, and (iv) the size constraints associated with our public float and daily volume which could limit the amount which could be sold by the stockholders wanting to sell.

        The board of directors then discussed with Banc of America Securities the potential benefits of the sale of our Surgical Implant Division, including (i) an opportunity to unlock the value of the Surgical Implant Division, (ii) the possibility of capitalizing on strategic interest in the orthopedic implants sector due to favorable sector trends and (iii) an opportunity to achieve de-leveraging objectives with the proceeds received from such sale. The challenges and other considerations for a sale of the Surgical Implant Division included (i) the significant taxes Encore would likely incur upon such a sale, (ii) the earnings dilution to our overall business, (iii) the potential adverse market reaction to divesting a growing, core business, (iv) the concern that the business would be too small to make a significant impact to likely acquirors and therefore might not generate significant interest or aggressive bidding, and (v) the potential negative impact on our long-term financial performance of the loss of a growing, core business of Encore.

        Banc of America Securities then reviewed the contacts it and Mr. Davidson had made with other potential strategic and financial buyers for a sale of our entire company during the previous eighteen months and Blackstone's expressed interest in completing a transaction, noting that Blackstone had the financial ability to complete a transaction and that Banc of America Securities believed at the time that Blackstone had completed substantially all of its due diligence. Banc of America Securities and our board discussed the anticipated level of interest of other industry participants in an acquisition transaction at a higher price than proposed by Blackstone and their respective financial abilities to complete such a transaction.

        Mr. Davidson reported he had preliminary discussions with Blackstone regarding the retention of senior management going forward and their potential participation in the equity of Encore after completion of the merger, but that no specific terms of any such arrangements had been discussed or agreed to at that time.

        On May 18, 2006, our board continued its regular meeting at which all directors and a representative of Fulbright & Jaworski participated. Our board continued to discuss the Blackstone proposal and the need for the special committee to select a financial advisor in order to be in a position to respond timely to Blackstone's proposal.

        The special committee reviewed Blackstone's May 17th proposal in a meeting on May 18, 2006 and determined that it was not in a position to reply to such proposal until it had engaged an independent financial advisor and reviewed the proposal with such advisor. The special committee requested Banc of America Securities to so inform Blackstone and indicate that the special committee would require additional time beyond the May 19, 2006 deadline to evaluate Blackstone's proposal and exclusivity request. During the course of the May 18th meeting, the special committee reviewed proposals from three investment banking firms to act as the special committee's financial advisor and then conducted a series of interviews with such firms from May 18 through 20, 2006.

        On May 20, 2006, the special committee selected First Albany as the special committee's financial advisor to assist it in its activities and the evaluation and possible negotiation of the Blackstone proposal and exclusivity request.

        In a series of telephone calls over May 20 and May 21, 2006, First Albany interviewed senior management, Banc of America Securities and members of the special committee regarding the background of the Blackstone proposal and prior contacts with other potential buyers. Banc of America Securities indicated that the parties which it had been requested to contact were exclusively financial buyers, except that prior to the engagement of Banc of America Securities, it had informally contacted an industry participant to discuss a potential transaction involving our Surgical Implant Division and that such industry participant expressed no interest in such business. As a result of these discussions, a targeted group of three potential strategic buyers was identified that were viewed as (i) most likely to have an interest in a business combination with us, and (ii) possessing the financial ability to complete such a transaction at a premium to the Blackstone proposal. First Albany reviewed the targeted group of potential strategic buyers with the chairman of the special committee, who directed First Albany to contact each of them to determine their interest in a transaction with Encore.

        On May 20 and May 21, 2006, First Albany made contact with the chief executive officers of these three potential strategic buyers, each of which responded to First Albany quickly that they were not interested in pursuing a strategic transaction with us.

        In a telephonic meeting on May 21, 2006, the special committee reviewed with First Albany and Powell Goldstein the process undertaken to date and contacts made with potential interested parties.

The special committee instructed First Albany to contact the potential financial buyers previously contacted by Banc of America Securities to confirm that they were not interested in submitting an acquisition proposal, to follow-up with the targeted potential strategic buyers that had not yet responded, and to negotiate with Blackstone toward a $7.25 per share valuation and a shorter exclusivity period.

        On May 22, 2006, a third party investment banking firm contacted Powell Goldstein and indicated (without identifying a potential buyer or stating a price) that it was aware of a party interested in submitting an acquisition proposal. Powell Goldstein advised this investment banking firm that any such proposal should be submitted to the special committee promptly. A proposal was never received from this firm or any party indicating that it was represented by this firm.

        On May 23, 2006, following discussions with First Albany, Blackstone submitted a revised proposal at a price of $7.07 per share, which expired by its terms on May 24, 2006, and requested exclusivity for a two week period. Blackstone indicated to First Albany that the $7.00 per share valuation in its May 17th proposal was less than the $7.25 valuation in Blackstone's earlier indication of interest because (i) Blackstone and its advisors had developed their own internal projections, which were generally more conservative than the projections that our senior management had provided, which had formed the basis for Blackstone's initial indication of interest, and (ii) Blackstone had determined that a transaction would require the refinancing of our existing senior subordinated notes, which would entail an additional cost of approximately $20.0 million which was not contemplated in Blackstone's earlier indication of interest.

        In a telephonic meeting on May 23, 2006, the special committee reviewed with First Albany and Powell Goldstein the revised Blackstone proposal and communications with other potential buyers. First Albany indicated to the special committee that there was no apparent competitive interest in a transaction at the level of the valuation proposed by Blackstone based on First Albany's discussions with the identified potential financial and strategic buyers. First Albany noted that its preliminary valuation analyses were based on projections provided by Encore senior management and noted that Blackstone believed that senior management's projections were aggressive and that other potential buyers could, therefore, have a view similar to that held by Blackstone. After completion of its review and discussions, the special committee determined to recommend that our board approve granting Blackstone exclusivity expiring no later than June 9, 2006 to negotiate a proposed merger transaction at a price of $7.07 per share.

        Our full board met telephonically following the completion of the special committee meeting on May 23 to review the status of the special committee's deliberations in general and discussions with Blackstone in particular. At such meeting, our board authorized the special committee to negotiate an exclusivity agreement with Blackstone, but, in light of the unsolicited contact received by Powell Goldstein from another investment banking firm, encouraged the special committee to minimize the length of the exclusivity period and to obtain a "fiduciary out" provision, which would allow us to furnish information to third parties and take actions consistent with our board's fiduciary duties in connection with an unsolicited superior proposal received prior to expiration of the requested exclusivity period.

        Encore and Blackstone executed an exclusivity agreement on May 24, 2006 providing for us to negotiate on an exclusive basis with Blackstone with respect to the sale of Encore through June 7, 2006, subject to a "fiduciary out" provision in the event we received an unsolicited superior proposal prior to that date.

        On May 26, 2006, Banc of America Securities was contacted by a potential strategic buyer which indicated an interest in discussing a business combination with us. No price was specified by such strategic buyer. This potential strategic buyer had not been previously contacted on our behalf because, like us, this third party was highly leveraged and would require significantly more leverage and additional equity financing to complete an acquisition of Encore and, unlike us, this potential buyer's business did not include a surgical implant component.

        Our board discussed this indication of interest from the potential strategic buyer at a telephonic meeting on May 26, 2006 with Encore's and the special committee's legal and financial advisors. After discussion of the Blackstone exclusivity agreement restriction and the ability and motivation of the third party, our board concluded that it was the role of the special committee to determine what response, if any, should be conveyed to the interested party. Our board requested that its financial advisors, together with the special committee, assess the capability of such interested party to complete a potential transaction with Encore so that the directors would be prepared in the event such party presented an unsolicited proposal that appeared superior to the Blackstone proposal. The exclusivity agreement in place with Blackstone required us to notify Blackstone of any communication received from third parties with respect to a proposed acquisition, and First Albany so notified Blackstone on our behalf as to the May 26 indication of interest. In addition, in accordance with the board's directives, Banc of America Securities informed the party submitting this indication of interest that we were not in a position to respond to it at that time.

        On or about May 26, 2006, members of our senior management engaged separate legal counsel, Willkie Farr & Gallagher LLP ("Willkie Farr"), to represent them in their personal capacities in negotiations with Blackstone regarding their compensation and equity arrangements following the proposed merger.

        In a series of telephone calls and meetings with senior management of Encore and Banc of America Securities between May 30 and June 7, 2006, Blackstone and its advisors discussed due diligence matters, including among other things, financial information regarding Compex Technologies, Inc. ("Compex"), and specifically, the potential requirement to record a charge to earnings due to accruing additional reserves against accounts receivable acquired in the Compex acquisition. We acquired Compex in February 2006.

        In a telephonic meeting on May 30, 2006, the special committee reviewed with Powell Goldstein and First Albany the general terms and conditions of the financing commitments obtained by Blackstone in connection with the proposed merger, potential creditor rights issues that can be presented in leveraged transactions and the terms and conditions of the draft merger agreement distributed by Blackstone's counsel, Simpson Thacher & Bartlett LLP ("Simpson Thacher").

        On May 31, 2006, Mr. Davidson received an unsolicited letter from the same potential strategic buyer that on May 26, 2006 had expressed an interest in pursuing a transaction with Encore at an unspecified price. The May 31 letter proposed a transaction at $6.60 per share based solely on publicly available information. Since we remained obligated to negotiate exclusively with Blackstone unless we received an unsolicited superior proposal to the $7.07 proposal from Blackstone, we did not respond to this letter.

        Fulbright & Jaworski and Mr. Zimmerman provided Simpson Thacher comments on certain portions of the draft merger agreement on May 30, 2006, and Fulbright & Jaworski forwarded additional comments on the draft merger agreement from it and Powell Goldstein to Simpson Thacher on May 31, 2006.

        On June 1, 2006, Mr. Zimmerman and Powell Goldstein, Fulbright & Jaworski and Simpson Thacher discussed telephonically the comments on, and negotiated various terms of, the merger agreement, including the proposed representations by us relating to Compex's historical financial statements and reports to the SEC, the Blackstone financing commitments, the special committee's request for a "reverse termination fee" in the event Blackstone did not complete the merger, the definition of "material adverse effect" on us for purposes of the conditions to closing, and the receipt of an opinion from a third party valuation firm addressing matters relevant to possible creditor rights issues as a condition to our obligation to close.

        On or about June 1 and 2, 2006, the members of the special committee reviewed materials and correspondence regarding the status of the transaction as well as proposals from two valuation firms as to providing an opinion on or prior to closing of the proposed merger to the effect that the surviving corporation in the merger would be solvent upon completion of the merger.

        On June 2, 2006, Simpson Thacher distributed a revised draft merger agreement and a draft voting agreement that Blackstone sought to obtain from the Galen Holders.

        On June 3, 2006, Mr. Zimmerman provided Blackstone and Simpson Thacher an initial draft of the disclosure schedules to the merger agreement.

        On June 5, 2006, Mr. Davidson, Mr. Chapman, Mr. Burke and Mr. Zimmerman met with Blackstone to hear Blackstone's general presentation regarding a stock option incentive compensation plan that Blackstone proposed be put in place for the executive management team of Encore following the merger.

        On June 5, 2006, Powell Goldstein, Fulbright & Jaworski and Mr. Zimmerman provided comments on the merger agreement to Simpson Thacher, all of whom conducted further negotiations regarding the terms and conditions of the merger agreement from June 5 through June 7, 2006.

        On June 6, 2006, Willkie Farr exchanged proposed term sheets for the management compensation package and option rollover arrangements with Reed Smith LLP, legal counsel to Blackstone in connection with senior management's compensation and equity arrangements following the proposed merger, proposed term sheets for the management compensation package and option rollover arrangements. Blackstone and senior management agreed at that time that there would be no attempt to agree to final arrangements or to sign any type of term sheet prior to the end of the exclusivity period or prior to signing of the merger agreement, should one be agreed to between us and Blackstone.

        On or about June 7, 2006, Blackstone indicated that it would not be in a position to move forward with the proposed transaction until certain questions its advisors had raised with respect to the accounts receivable reserve levels related to Compex had been resolved and Blackstone had assessed the impact of potential adjustments to such historical reserve levels on Encore's cash flow on a going forward basis.

        In a telephonic meeting on June 7, 2006, Mr. Davidson and Banc of America Securities briefed the special committee and our board on the status of Blackstone's diligence review of Encore. Mr. Davidson and the representative of Banc of America Securities indicated that the accounting firm consulting with Blackstone in its diligence review expressed concerns about the appropriate level of accounts receivable reserves for our Compex subsidiary. Mr. Davidson indicated that senior management had previously determined, in consultation with the public accounting firm which audits our financial statements, to adjust on a going forward basis the estimates for accounts receivable reserves at Compex as appropriate in connection with our audit of the Compex opening balance sheet as of the date of our acquisition of Compex. Mr. Davidson also briefed our board regarding the discussions members of senior management had held with Blackstone regarding proposed senior management equity and compensation arrangements, indicating that no agreements had been reached and that senior management did not expect to finalize such arrangements before execution of a merger agreement.

        On June 8, 2006 (after expiration of the Blackstone exclusivity period), Mr. Davidson received a letter addressed to our board dated June 5, 2006 from the potential strategic buyer that previously (on

May 26, 2006) expressed an interest in a transaction at a price of $6.60 per share. This letter reiterated such party's interest in a transaction with us.

        In a telephonic meeting of our board held on June 8, 2006, our board was updated as to the meetings that had been held between our senior management and Blackstone during the previous three days. The board was informed that at the conclusion of those meetings, Blackstone had indicated that while it remained interested in pursuing a transaction with us, it needed time to resolve its concerns about the amount of an appropriate increase to the reserves for Compex accounts receivable and to understand the potential effects that any such adjustment would have on our historical financial statements and future financial performance. Mr. Davidson also informed our board about the letter dated June 5, 2006 he had received from the chief executive officer of the potential strategic buyer (which had previously written Mr. Davidson expressing interest in pursuing a business combination with Encore at a proposed per share price of $6.60). This letter expressed again such party's interest in pursuing discussions with us about an acquisition transaction and such party's ability both to complete its due diligence review quickly and consummate such a transaction. After discussions with its counsel and financial advisors, our board was of the view that the third party discussion could be managed to avoid jeopardizing the ongoing negotiations with Blackstone because the third party expressed willingness to move quickly and expressed the ability to finance fully and quickly such a transaction. Accordingly our board authorized Encore's and the special committee's advisors to negotiate an acceptable non-disclosure and standstill agreement between us and the third party, and our board requested the special committee to respond promptly to the letter.

        In a telephonic meeting on June 9, 2006, the special committee further discussed with Powell Goldstein and First Albany the accounts receivable reserves at Compex and the unsolicited letter of interest. Mr. Davidson was invited to join the special committee meeting to brief it on the contact from the third party. Mr. Davidson advised the special committee that, following the June 8, 2006 board call, he had informed the third party, and instructed Banc of America Securities to inform such party's financial advisor, that it would need to be in a position to present its best offer within days if it desired to enter into a transaction with us. Because the exclusivity period with Blackstone had expired, the special committee determined that Mr. Davidson and other appropriate representatives of senior management in his discretion should meet as promptly as practicable with this third party to address any due diligence issues, provide it with due diligence materials and determine such party's interest (and ability) to engage in a strategic transaction with us.

        On June 9, 2006, this third party executed a confidentiality and standstill agreement with us, and requested that Mr. Davidson and Mr. Burke travel to the third party's headquarters to discuss our company and facilitate their due diligence process.

        On June 12 and 13, 2006, Mr. Davidson and Mr. Burke met with representatives of the third party at its offices to provide further information about our business and operations in order to facilitate the party's ability to evaluate and formulate a proposal.

        Also on June 12, 2006, in accordance with our directives, Banc of America Securities informed the third party and its financial advisor that, in order for us to view a proposal favorably, its proposal should be fully priced and fully financed with limited closing conditions.

        On June 13, 2006, Blackstone contacted Banc of America Securities to provide an update as to the status of its diligence inquiries on the Compex accounts receivable reserves (and any appropriate adjustments thereto) and other open items. In this conversation, Blackstone indicated that if it were able to complete its due diligence to its satisfaction and determined to proceed with a transaction with us, it expected to reduce the $7.07 valuation previously offered. Blackstone also indicated that Blackstone believed the revenue and cash flow projections initially provided to Blackstone by our senior management were optimistic, specifically in terms of assumed revenue growth.

        On June 15, 2006, the interested third party was sent a draft merger agreement which had been prepared by Fulbright & Jaworski, Powell Goldstein and Mr. Zimmerman, and requested comments on the draft merger agreement, proposed pricing, and financing commitments by June 16, 2006 (which was subsequently extended to June 19, 2006).

        On June 17, 2006, our senior management made a presentation to Blackstone about the information that had been collected to date on the Compex accounts receivable reserves.

        On June 19, 2006, the third party informed Banc of America Securities that it was not in a position to submit an acquisition proposal at that time, indicating that our Surgical Implant Division did not fit within the third party's vision for a combined company, that it was not interested in proceeding further without a firm plan to divest that unit quickly and also that the transaction would be large and difficult for the third party.

        In a telephonic meeting of our board on June 19, 2006, Banc of America Securities briefed our board on the discussions with the third party and Blackstone's assessment of the Compex accounts receivable reserves. Our board requested that First Albany inquire as to whether the third party would be interested if it had additional time to make an acquisition proposal.

        On June 20, 2006, First Albany contacted the third party's financial advisor, which indicated after confirmation from the third party that even with additional time the third party would not be interested in pursuing a possible strategic transaction with us unless we could divest our Surgical Implant Division on an accelerated timeline. Both Banc of America Securities and First Albany had previously indicated to our board and the special committee, respectively, that it could be difficult to accomplish a sale of our Surgical Implant Division at a reasonable valuation without risking a substantial and potentially indefinite delay in completing a sale of Encore. The board also noted that a sale of the Surgical Implant Division would also be likely to result in unfavorable tax consequences as compared to a sale of Encore in its entirety and increase the risk that a sale of Encore would fail to be completed. In view of the risks and uncertainties that such a divestiture would pose, the special committee did not pursue a sale of the Surgical Implant Division.

        On the evening of June 23, 2006, Blackstone informed Banc of America Securities that it had completed its diligence inquiries and continued to be interested in a possible transaction with us, but that it had concluded it was necessary to reduce its offer to $6.50 per share based on its assessment of the Compex accounts receivable reserves balances and its own projections of our future revenues and cash flow. Blackstone also stated that, while $6.50 per share in merger consideration was as high as it could offer, it had completed its due diligence, believed no further negative adjustments to the merger consideration would occur, and it and its advisors were committed to work diligently toward execution of a definitive merger agreement.

        On June 24, 2006, our board, excluding Mr. Shroff, met telephonically with Encore's and the special committee's legal and financial advisors in order to review and discuss Blackstone's revised proposal, which reflected a reduced merger consideration of $6.50 per share, but was otherwise substantially similar to the previous proposal, and the reasons articulated by Blackstone for such reduction. Banc of America Securities informed the board that Blackstone had communicated that it had completed its diligence inquiries and continued to be interested in a possible transaction with us, but that it had concluded it was necessary to reduce its offer to $6.50 per share based on its assessment of the Compex accounts receivable reserves balances and its own projections of our future revenue and cash flow. Banc of America Securities reported that Blackstone had confirmed that it believed no further negative adjustments to the merger consideration would occur, and that Blackstone and its advisors had committed to work diligently toward execution of the merger agreement.

        First Albany then reported to our board regarding its June 20, 2006 telephone conference with the other interested third party's financial advisors concerning the third party's interest in pursuing a business combination or other acquisition discussions with us if we were to offer it additional time. First Albany further reported that the third party's financial advisor confirmed that the third party was not interested in any further discussions with us because it did not believe our Surgical Implant Division was a good fit with its business and the size of the transaction made it too difficult for the third party to pursue a transaction with us in the foreseeable future. First Albany indicated that it believed the third party would not be in a position to make a firm offer to acquire us in the near term in view of the third party's indication that it did not desire to own our Surgical Implant Division and discussed the inherent execution risk if the disposition of such unit was a condition to the closing of any strategic transaction with such third party. First Albany noted that the third party's financing sources might require as a condition that we enter into a binding purchase agreement with a purchaser of the Surgical Implant Division, which presented other potential serious time delay, tax and market risks and problems. Our board, including all the members of the special committee, concurred in the conclusion about the third party as a possible buyer and referred the revised Blackstone proposal to the special committee for further deliberation and action.

        On June 24, 2006 following the telephonic board meeting, First Albany, Fulbright & Jaworski, Powell Goldstein and Mr. Zimmerman met to discuss outstanding issues that remained with respect to the merger agreement so as to be able to inform the special committee.

        The special committee held a telephonic meeting on June 25, 2006 to discuss with Powell Goldstein and First Albany the revised Blackstone proposal and the appropriate next steps. The special committee noted that Blackstone had completed its due diligence review and that the parties had made substantial progress in negotiating the terms and conditions of the proposed merger agreement. Based upon discussions with its advisors, the special committee was of the view that pursuing a transaction with the third party was unlikely to result in a more favorable proposal than the Blackstone proposal and further efforts in that regard and resulting time delays could create a risk that the Blackstone proposal could be withdrawn. The special committee also discussed whether it would be advantageous to contact the other potential strategic and financial buyers that were previously contacted to determine whether any of them would be interested in pursuing a transaction with a valuation greater than the $6.50 Blackstone proposal. Based upon discussions with its advisors and in view of the substantial diligence process undertaken by Blackstone and the negotiations which had occurred, the delay that would be associated with a new potential bidder undertaking its own diligence, the fact that none of the parties contacted had indicated a significant level of interest when previously contacted, the uncertainty in the market resulting from the recently announced inquiries by the U.S. Department of Justice ("DOJ") of certain industry participants discussed below, and the risk that the proposal from Blackstone would be withdrawn if not acted upon promptly, the special committee determined that it was most appropriate to focus our efforts on finalizing a merger agreement with Blackstone rather than again soliciting other proposals at that time. In this regard, the special committee noted that the merger agreement negotiated with Blackstone permitted us to terminate the agreement to accept from a third party a superior unsolicited proposal and that the amount of the termination fee, approximately $12.0 million, was within a range of reasonableness under Delaware law and would not be a significant impediment to a third party desiring to acquire us at a higher per share price.

        The special committee also discussed the status of negotiations on the merger agreement with Blackstone, including among other things, termination fees payable by us and Blackstone in certain events, the date after which Blackstone would be required to complete the merger by drawing on interim or "bridge" financing if a high yield financing had not been completed and the conditions to closing had otherwise been satisfied, the definition of, and exceptions to, a "material adverse effect" regarding us, and conditioning our obligation to complete the merger on the receipt of a solvency opinion as to the merged company as of the effective time of the merger. The special committee instructed its advisors to inform Blackstone that, in view of Blackstone's extended diligence, the delay associated with Blackstone's review of Compex accounts receivable reserves, and the reduced price being offered, the special committee expected the merger agreement to be revised to reduce any potential uncertainty that the merger would be completed.

        On Friday, June 23, and Monday, June 26, 2006, five companies in the orthopedic implant business announced that they had received subpoenas from the Antitrust Division of the DOJ, and the closing stock prices of companies in the industry, including Encore, fell by 5-8% on June 26, 2006. Encore did not receive a subpoena.

        On or about June 26, 2006, Blackstone advised First Albany that Blackstone was in the process of further analyzing the potential impact of this development and whether it would have any additional effect on Blackstone's offer and valuation.

        In a telephonic meeting on June 26, 2006 with First Albany and Powell Goldstein, the special committee reviewed the status of negotiations with Blackstone and the potential impact of the DOJ subpoenas. The special committee was advised that, in response to our desire to reduce uncertainty with respect to the consummation of a merger, Blackstone had indicated a willingness to reduce the "marketing period" for its debt financing, delete certain stand-alone representations and warranties regarding Compex, add qualifications and exclusions to the definition of a "material adverse effect," condition our obligations to complete the merger on receipt of an opinion as to the solvency of the surviving corporation at the effective time of the merger from one of three specified valuation firms, and discuss the termination fee payable by Blackstone if it failed to complete the merger. In view of the issues perceived by Blackstone in connection with the Compex accounts receivable reserve balances and Blackstone's resulting reduction of its offer to $6.50 per share, we and our advisors communicated to Blackstone that revisions, if any, related to Compex accounts receivable reserves should not be deemed to violate any representation, warranty, covenant or closing condition of the merger agreement, because any such revision had already been reflected in the reduced valuation.

        On or about June 28, 2006, Blackstone indicated to our advisors that in its view any revision of $5.6 million or more in our accounts receivable reserves or causing a $5.6 million or more decrease in our pro forma historical EBITDA for certain periods should be treated as having a material adverse effect on us, and accordingly, Blackstone should not be obligated to complete the merger in these circumstances.

        In a telephonic meeting on June 28, 2006 with First Albany and Powell Goldstein, the special committee reviewed the status of negotiations with Blackstone. The special committee was informed that the $6.50 per share valuation was at risk of being further reduced as a result of Blackstone's perception of the impact of the DOJ subpoenas on our business prospects. The special committee reviewed with its advisors the outstanding issues related to the proposed transaction with Blackstone, principally including valuation, the types of events that would have a "material adverse effect" on us and exceptions therefrom, representations related to Compex, and limits on damages. The special committee also discussed the potential impact on Encore and the merger, including the anticipated timing of the merger, in light of a change in Encore's estimate of the value of the acquired Compex accounts receivable. Mr. Burke, Mr. Zimmerman and other members of Encore's accounting staff had a number of discussions with our public accounting firm on June 28 and June 29, 2006 regarding additional information that was obtained by Encore regarding the Compex payor mix and its accounts receivable collection rates and trends, which when applied against our own policies and procedures, resulted in a change in Encore's estimate of the value of the acquired accounts receivable. After discussing this additional information, Mr. Burke, Mr. Zimmerman, the other members of Encore's accounting staff and our public accounting firm determined that the full adjustment be recognized as a charge to our earnings in the second quarter of 2006.

        On June 29, 2006, the special committee and the other members of our board met in person in New York City and received presentations from First Albany, Powell Goldstein and Fulbright & Jaworski regarding the status of the transaction, including an analysis of the financial terms of the proposed transaction, the terms of the merger agreement and open issues on the merger agreement. First Albany reported that in discussions with Blackstone earlier that day, Blackstone had agreed to increase its price to $6.55 per share but indicated that in its view the transaction was fully priced. First Albany presented an overview of its financial analyses of Blackstone's proposal, which included the specific financial analyses of First Albany as to: (i) historical and projected summary income statements, (ii) stock prices and trading multiples of comparable public companies, (iii) historical valuations of Encore based on multiples of stock price, earnings and EBITDA, (iv) valuations in other relevant transactions expressed as multiples of stock price, earnings and EBITDA, (v) discounted projected cash flow valuations that were relevant to a continuation of Encore as a stand-alone concern, and (vi) a valuation that might be achieved on the basis of a leveraged buyout. First Albany reviewed a draft of its fairness opinion and confirmed that it was prepared to render it to the special committee and the board of directors. Powell Goldstein reviewed detailed summaries of the material terms of the proposed merger agreement and relating documentation that had been previously provided to the board, the remaining open issues and responded to various questions posed by the board. Mr. Davidson also updated our board on senior management's discussions with Blackstone regarding the nature of senior management's arrangements following completion of the proposed merger, but also informed our board that he did not expect final terms to be agreed upon prior to signing a merger agreement. Following this general update meeting, the special committee met with Powell Goldstein and First Albany to review and further discuss the matters discussed at the immediately preceding meeting of the full board, the presentation and analyses of First Albany, the terms of the merger agreement and potential interests of management in the proposed transaction. The special committee instructed Powell Goldstein and First Albany to work with senior management and Fulbright & Jaworski to resolve the open issues on the merger agreement in a manner that would minimize the uncertainty of completing or consummating the merger. The special committee determined to meet again on June 30, 2006, to take appropriate action with respect to the transaction if all remaining issues had been addressed to the special committee's satisfaction by that time.

        On the evening of June 29, 2006 and throughout the day on June 30, 2006, Mr. Zimmerman, Fulbright & Jaworski and Powell Goldstein conferred among themselves and with Blackstone and Simpson Thacher to discuss the remaining open issues on the merger agreement including, but not limited to, the termination fee to be paid by Blackstone if Blackstone failed to consummate the merger, and Blackstone's obligation to consummate the merger if we recorded charges in excess of an agreed amount related to any changes in either the Compex accounts receivable reserves or other charges that arise out of our acquisition of Compex.

        On June 30, 2006, the special committee met telephonically with Powell Goldstein which confirmed that the open issues on the merger agreement had largely been resolved, minimizing the uncertainty associated with completing the proposed transaction. First Albany delivered to the special committee its oral opinion (subsequently confirmed in writing), addressed to the special committee and the board, to the effect that, as of June 30, 2006, based upon the facts and circumstances as they existed at that time, and subject to the assumptions made, matters considered and limits of review set forth in the opinion, the $6.55 per share merger consideration to be paid to our stockholders was fair, from a financial point of view, to such stockholders. Following receipt of such reports and discussion, the special committee unanimously determined to recommend that our board approve the proposed transaction with Blackstone. Immediately following the adjournment of the special committee meeting, our board met telephonically and received the recommendation from the special committee. Then, First Albany presented its opinion as to the fairness of the consideration to be received by our stockholders. Following these presentations, Fulbright & Jaworski explained to the satisfaction of the board how the remaining merger agreement issues discussed the previous evening had been resolved. After additional discussion, our board unanimously approved the merger agreement and the merger.

Recommendation of the Special Committee and the Board of Directors

        The special committee is comprised of independent and disinterested directors who are not officers or employees of Encore, are independent of and have no economic interest or expectancy of an economic interest in Blackstone or its affiliates and do not have an economic interest or expectancy of an economic interest in Parent or the surviving corporation. If the merger is completed, each member of the special committee will, along with other option holders, receive cash payments for vested options. Whether or not the merger is completed, each member of the special committee will be paid $5,000 per month beginning May 2006 for such member's service on the special committee and will be reimbursed for out-of-pocket expenses incurred in connection with service on the special committee.

        The special committee of the board of directors unanimously determined that the terms of the merger agreement, including the merger consideration of $6.55 per share of common stock, and the proposed merger are advisable and in the best interests of Encore's stockholders, and are fair to the unaffiliated stockholders of Encore. The special committee unanimously recommended to the board of directors that the merger agreement and the merger be adopted and approved. The special committee considered a number of factors, as more fully described above under "Special Factors—Background of the Merger" and below under "Special Factors—Reasons for the Special Committee's Determination," in in making such determination and recommendation.

        The board of directors, following the special committee's recommendation, also determined that the terms of the merger agreement and the proposed merger are advisable and in the best interests of Encore's stockholders, and are fair to the unaffiliated stockholders of Encore, and unanimously approved the merger agreement and the merger. The board of directors considered a number of factors, as more fully described above under "Special Factors—Background of the Merger" and below under "Special Factors—Reasons for the Board of Directors' Determination." Because Mr. Davidson is the only member of the Encore board of directors who is an employee of Encore, the board's approval of the merger and the merger agreement also reflected approval by a majority of the independent and disinterested directors of Encore. The board of directors unanimously recommends that Encore stockholders vote "FOR" the adoption and approval of the merger agreement and the merger.

Reasons for the Special Committee's Determination

        The special committee consists solely of directors who are not officers or employees of Encore, and who are independent of and have no economic interest or expectancy of an economic interest in Parent or the surviving corporation. The members of the special committee are Alastair Clemow, Joel Kanter, Richard O. Martin and Karen Osar. If the merger is completed, the members of the special committee will, along with other holders, receive cash payments for vested "in-the-money" options and any shares they own. See "Special Factors—Interests of Encore's Directors and Executive Officers in the Merger" beginning on page 52. Whether or not the merger is completed, each member of the special committee is entitled to be paid $5,000 each month, from May 2006 until the merger is completed or the special committee ceases to exist, for such member's service on the special committee and will be reimbursed for out-of-pocket expenses incurred in connection with service on the special committee.

        The special committee considered a number of factors that it believed supported its recommendation and determination as to the fairness of the merger to unaffiliated stockholders, including:

  •
  the fact that the merger consideration of $6.55 per share, all in cash, represented a substantial premium over the market price of Encore common stock before the public announcement of the merger agreement, namely, a 37.9% premium over the market closing price of $4.75 per share on June 28, 2006, a 30.6% premium over the 30-day trading average closing price through June 28, 2006, and a 24.5% premium over the 90-day trading average closing price through June 28, 2006;

  •
  the opinion of First Albany, dated June 30, 2006, to the special committee and board of directors as to the fairness, from a financial point of view as of the date of the opinion, of the $6.55 per share merger consideration to be received by the holders of Encore common stock;

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  the financial analyses of First Albany provided to the special committee in conjunction with its fairness opinion, including the specific financial analyses of First Albany as to (i) historic stock prices and trading multiples of comparable public companies, (ii) historical valuations of Encore based on multiples of price, earnings and EBITDA, (iii) valuations in other relevant transactions expressed as multiples of price, earnings and EBITDA, (iv) premiums paid in other relevant transactions, (v) future discounted cash flow valuations that were relevant to a continuation of Encore as a stand-alone concern, and (vi) a valuation that might be achieved on the basis of a leveraged buyout in which a buyer would borrow funds based on the cash flow of Encore;

  •
  the ability of the Encore stockholders to recognize a significant cash value through the proceeds of the merger versus the continued risk of holding Encore's stock operating as a stand-alone company, taking into account uncertainties regarding reimbursement by governmental programs and commercial payors and the unpredictability of future interest rates and stock market valuations, as well as the uncertainty of achieving management's projections;

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  its familiarity with Encore's recent and current financial performance including operational uncertainties due to (i) healthcare reimbursement changes resulting from both governmental and commercial payor initiatives, (ii) the healthcare industry environment and (iii) the effects of such factors on the potential market performance of Encore common stock on a stand-alone basis;

  •
  the terms of the merger agreement, including the price, the ability of Encore to consider unsolicited offers subject to certain conditions, the absence of a financing condition to Parent's obligations to complete the merger, and the amount of the termination fee, which the special committee believed should not unduly discourage a third party from offering a proposal that is more favorable than the merger agreement proposal;

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  the fact that the merger agreement permits Encore to provide information and participate in negotiations with respect to parties who have submitted written indications of interest on unsolicited acquisition proposals in the circumstances described in the merger agreement and, in either such case, to terminate the merger agreement to accept a superior acquisition proposal;

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  the fact that Encore's and the special committee's financial advisors collectively contacted nine potential financial buyers and leveraged buyout firms, and four companies in Encore's line of business to solicit acquisition proposals, and none of these companies made a firm offer for an acquisition transaction;

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  possible alternatives to a sale or going private transaction involving Encore (including the possibility of continuing to operate Encore as an independent entity, a public equity offering, and the sale of our Surgical Implant Division and the assessment of those alternatives at the May 17, 2006 board meeting);

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  the fact that under the merger agreement Parent will bear the risk of changes in Medicare reimbursement policies taking effect after June 30, 2006, because any such changes would not be deemed to constitute a material adverse effect with respect to Encore under the merger agreement that would otherwise result in a condition to the closing of the merger not being satisfied;

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  the fact that, as a public company, the market price of Encore common stock would be susceptible to adverse effects of earnings fluctuations that may result from changes in reimbursement practices by governmental and private payors and, generally, in the health care services industry, at least in the short term;

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  the nature of the financing commitments received by Parent with respect to the merger, including the conditions thereto;

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  the likelihood that the proposed merger would be completed, in light of the financial capabilities and reputation of Blackstone, the absence of a financing condition and the other terms and conditions of the merger agreement; and

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  the timing of the merger and the risk that if Encore did not accept Blackstone's offer now, it might not have another opportunity to do so, particularly if the capital markets fluctuate in a manner that makes it more difficult to finance an acquisition of Encore.

        The special committee did not consider any other firm offers made by an unaffiliated third party with respect to a merger or consolidation, sale of assets or other sale of Encore as it was not aware of any such offers during the past two years. In addition, the special committee did not consider a possible liquidation of Encore as an alternative because the special committee believes that the value of Encore is tied to its existence as an integrated going concern. Moreover, the special committee believes that a substantial part of Encore's success is attributable to its market share and market presence, and any liquidation of its assets or break-up and piecemeal sale of its assets and/or divisions would not maximize stockholder value. Thus, the special committee did not address a possible liquidation value. Further, the special committee did not consider net book value, which is an accounting concept with little if any relevance to the fair value of a going concern such as Encore.

        The special committee also determined that the merger is procedurally fair because, among other things:

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  the Encore board of directors established a special committee of independent and disinterested directors to consider and negotiate the merger agreement, and the special committee retained its own independent counsel and financial advisor;

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  the special committee, which consists solely of directors who are not officers or employees or representatives and/or affiliates of principal stockholders of Encore, are independent of Encore as such term is defined and interpreted under applicable Delaware law; and have no economic interest or expectancy of an economic interest in Parent or the surviving corporation, was given authority to, among other things, review, evaluate, negotiate and recommend the terms of any proposed transaction and to reject on behalf of Encore, or make an unfavorable recommendation regarding, any offer that it determined not to recommend favorably to our board of directors;

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  the $6.55 per share merger consideration and other terms and conditions of the merger agreement resulted from arm's-length negotiations between the special committee, through its advisors, and Blackstone;

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  the transaction must be approved by the holders of a majority of shares of Encore common stock;

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  subject to certain conditions, including the payment of a termination fee under certain circumstances, the terms of the merger agreement allow the Encore board of directors to exercise its fiduciary duties to consider potential alternative transactions, particularly if it believes that an unsolicited acquisition proposal it receives after the date of the merger agreement is reasonably expected to result in a superior proposal;

  •
  the special committee believed, based on advice of its financial and legal advisors, that the termination fee of $12.0 million (or approximately 2.5% of the equity value and 1.5% of the enterprise value of the transaction) was comparable to or lower than is common in most public company merger transactions, and would not unreasonably deter another potential purchaser from considering a transaction with Encore at a higher price; and

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  under Delaware law, the stockholders of Encore have the right to demand appraisal of their shares, which rights are described below under "Appraisal Rights" beginning on page 105 and Annex D.

        The special committee also considered a variety of risks and other potentially negative factors concerning the merger, including, among other things:

  •
  that the obligation of Parent and Merger Sub to complete the merger is conditioned upon the tender of not less than a majority of the aggregate principal amount of Encore's existing senior subordinated notes;

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  Parent and Merger Sub are newly formed entities with no assets or liquidity other than financing commitments in connection with the merger, although Blackstone has guaranteed certain payment obligations of Parent and Merger Sub;

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  that if the merger is not consummated under circumstances further discussed in "The Merger Agreement—Termination" beginning on page 78 and "The Merger Agreement—Fees and Expenses" beginning on page 79, Encore may be required to pay Parent a termination fee;

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  the anticipated terms of management participation in the merger and with the surviving corporation upon completion of the merger, and the fact that Blackstone, and its co-investors, including members of management, have interests in the transaction that are different from those of the public stockholders of Encore;

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  that upon completion of the merger, Encore stockholders (other than Parent, Blackstone, and certain members of senior management) will cease to participate in any future earnings growth of Encore or benefit from any increase in the value of Encore;

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  that Encore stockholders, upon completion of the merger, will be required to surrender their shares involuntarily in exchange for a cash price determined by the special committee and board of directors (subject to the stockholders' right to pursue appraisal rights) and that stockholders will not have the right thereafter to liquidate their shares at a time and for a price of their choosing;

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  that we are not entitled to seek specific performance to require Parent or Merger Sub to complete the merger, and our exclusive remedy for the failure of Parent or Merger Sub to complete the merger is to seek damages up to the amount of a $64 million guarantee from Blackstone; and

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  that certain Encore stockholders will face taxation on the proceeds of the transaction and will forego the deferral of taxation on their shares as discussed further under "Special Factors—Material Federal Income Tax Consequences" beginning on page 59.

        Because the use of a special committee of the type established by Encore's board of directors is a well recognized mechanism to ensure fairness in transactions such as the merger, the special committee did not consider it necessary in order to protect the interests of Encore's stockholders to appoint an additional representative unaffiliated with Encore to act solely on behalf of such stockholders for purposes of negotiating the terms of the merger agreement.

        In addition, in view of the role of the special committee, the fact that the executive officers beneficially own collectively less than 3% of our common stock and therefore would not be in a position to materially affect voting on the merger, and the other procedural fairness indicia described above, the special committee did not find that it necessary to require the merger to be approved by a majority of Encore's unaffiliated stockholders.

        The foregoing addresses material factors considered by the special committee in its consideration of the merger. After considering these factors, the special committee concluded that the positive factors relating to the merger outweighed the negative factors. Because of the variety of factors considered, the special committee did not find it practicable collectively to quantify or otherwise assign relative weights to, and did not make specific assessments, of the specific factors considered in reaching its determination. In addition, individual members of the special committee may have assigned different weights to various factors. The determination of the special committee was made after significant deliberation and consideration of all of the factors together.

Reasons for the Board of Directors' Determination

        The Encore board of directors consists of seven directors, four of whom serve on the special committee.

        In reporting to Encore's board of directors regarding its determination and recommendation, the special committee, with its legal and financial advisors participating, advised the other members of the board of directors of the course of negotiations with Blackstone and its legal counsel, its review of the merger agreement and the related financing commitments and the factors it took into account in reaching its determination that the terms of the merger agreement and the merger are advisable and in the best interests of Encore's stockholders, and are fair to the unaffiliated stockholders of Encore. As part of its determinations with respect to the merger as set forth below, the board of directors adopted the fairness analysis and conclusion of the special committee and the factors considered by the special committee in arriving at such conclusion, based upon the board of directors' view as to the reasonableness of such conclusion. In view of the wide variety of factors considered in its evaluation of the proposed merger, the board of directors did not find it practicable to quantify or otherwise assign relative weights to, and did not make specific assessments of, the specific factors considered in reaching its determination. Rather, the board based its position on the totality of the information presented and considered.

        The board of directors believes that the merger agreement and the proposed merger are advisable and in the best interests of Encore's stockholders, and are fair to the unaffiliated stockholders of Encore. In reaching these conclusions, the board of directors considered it significant that:

  •
  the merger consideration of $6.55 per share, all in cash, represented a substantial premium over the market price of Encore's common stock before the public announcement of the merger agreement, namely, a 37.9% premium over the market closing price of $4.75 per share on June 28, 2006, a 30.6% premium over the 30-day trading average closing price through June 28, 2006, and a 24.5% premium over the 90-day trading average closing price through June 28, 2006;

  •
  the $6.55 per share merger consideration and other terms and conditions of the merger agreement resulted from arm's-length negotiations between the special committee, through its advisors, and Blackstone;

  •
  the special committee, through its advisors, conducted extensive negotiations with Blackstone and had the authority to reject the proposed transaction;

  •
  the special committee had obtained an opinion from its financial advisor (both for its own benefit and for the benefit of the board of directors) as to the fairness, from a financial point of view and as of the date of the opinion, of the $6.55 per share merger consideration to be received by public holders of Encore's common stock as described more fully below under "Special Factors—Opinion of the Special Committee's Financial Advisor";

  •
  the merger agreement permits Encore to provide information and participate in negotiations with respect to parties who submit unsolicited acquisition proposals in the circumstances described in the merger agreement and to terminate the merger agreement to accept a superior acquisition proposal;

  •
  the special committee believed, after consultation with its legal and financial advisors, that the termination fee of $12.0 million (or approximately 2.5% of the equity value and 1.5% of the enterprise value of the transaction) was comparable to other public company merger transactions, and would not necessarily preclude another potential purchaser from considering a transaction with Encore at a higher price; and

  •
  under Delaware law, the stockholders of Encore have the right to demand appraisal of their shares.

Opinion of the Special Committee's Financial Advisor

        The special committee of Encore's board of directors retained First Albany to render an opinion to the special committee and the board of directors as to the fairness, from a financial point of view, to Encore's stockholders of the consideration to be paid to such stockholders in the proposed merger transaction with Blackstone. The special committee selected First Albany to render the fairness opinion based on First Albany's qualifications, expertise and reputation, as well as its knowledge of the healthcare industry. No instructions were provided to and no limitations were imposed by the special committee upon First Albany with respect to the investigation made or the procedures followed by First Albany in rendering its opinion.

        On June 29, 2006, at meetings of the special committee and of the board of directors held to evaluate the proposed merger, First Albany indicated that it was prepared to render its written opinion, which was subsequently confirmed by a written opinion dated June 30, 2006, to the effect that, as of the date of such opinion, based upon the facts and circumstances as they existed at that time, and subject to the assumptions made, matters considered and limits of review set forth in the opinion, the merger consideration to be paid to Encore's stockholders was fair, from a financial point of view, to such stockholders.

        The full text of the opinion delivered by First Albany to the special committee and the board of directors, which sets forth the assumptions made, general procedures followed and matters considered by First Albany in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of First Albany's opinion set forth below is qualified in its entirety by reference to the full text of its opinion. Encore stockholders are urged to read the opinion carefully in its entirety.

        First Albany's opinion is directed to the special committee and the board of directors of Encore and addresses only the fairness, from a financial point of view, to Encore's stockholders of the consideration to be paid to such stockholders in the merger. First Albany was not asked to consider, and its opinion does not address, the relative merits of the proposed merger as compared to any alternative business strategy that may exist for Encore or any other aspect of the merger or the underlying business decision of Encore to effect the merger. First Albany's opinion is not a recommendation as to how any stockholder should vote on the merger or any other matter to be presented to stockholders of Encore and does not constitute an opinion as to the prices at which the securities of Encore may trade in the future.

        In connection with rendering its opinion, First Albany, among other things:

  •
  reviewed certain publicly available business and financial data relating to Encore, including Encore's annual report on Form 10-K for the fiscal year ended December 31, 2005 and all financial statements therein and Encore's quarterly report on Form 10-Q for the fiscal quarter ended April 1, 2006, and all financial statements therein;

  •
  reviewed certain financial and operating information and financial projections of Encore furnished to First Albany by Encore;

  •
  compared the financial performance and the prices and trading activity of Encore's common stock with those of other companies that First Albany deemed relevant;

  •
  compared the historical and projected financial performance of Encore with those of other companies that First Albany deemed relevant;

  •
  compared the financial terms of the proposed merger with the financial terms, to the extent publicly available, of other transactions First Albany deemed relevant;

  •
  held discussions with the management of Encore concerning the past and current business operations, financial condition and prospects of Encore;

  •
  reviewed the financial terms and conditions of the proposed merger set forth in the draft merger agreement dated June 29, 2006; and

  •
  made such other studies and inquiries, and considered such other information, financial studies, analyses and investigations and financial, economic and market criteria, as First Albany deemed relevant.

        First Albany's opinion is based on market, economic and other conditions and circumstances involving Encore and its respective industries as they existed on, and which, by necessity, could only be evaluated by First Albany on, the date of the First Albany opinion. First Albany assumed no responsibility to update or revise its opinion based upon events or circumstances occurring after the date thereof.

        In connection with its review and arriving at its opinion, with the consent of the special committee, First Albany:

  •
  assumed that the final executed form of the merger agreement would not differ in any material respect from the draft that First Albany examined at the date of its opinion and that the proposed merger would be consummated in accordance with the terms described in the merger agreement, without amendments, modifications or waivers thereto;

  •
  relied upon and assumed the accuracy and completeness of all of the financial and other information provided to or discussed with First Albany by Encore or otherwise publicly available and assumed that there were no material changes in the business operations, financial condition or prospects of Encore since the respective dates of such information;

  •
  did not independently verify, or assume any responsibility for independent verification of, any of the information referred to above;

  •
  assumed that the financial forecasts relating to Encore referred to above were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Encore as to the future financial performance of Encore; and

  •
  did not conduct a physical inspection or make any independent evaluation or appraisal of any of the assets, properties or facilities of Encore, nor was First Albany furnished with any such evaluation or appraisal.

        The following is a summary of the significant financial analyses used by First Albany in connection with the rendering of its opinion. The following summary, however, does not purport to be a complete description of the financial data presented or analyses performed by First Albany. Instead, it describes in summary form the material elements of the presentation First Albany made to the special committee and the board of directors on June 29, 2006 in connection with the preparation of its fairness opinion. The financial analyses summarized below include information presented in tabular format. In order to understand the financial analyses fully, the tables must be read together with the text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses.

        Selected Precedent Transaction Analysis:    Using publicly available information, First Albany reviewed financial information relating to the following selected transactions in the medical device industry since 1999:

Acquiror	Target
Encore Medical Corporation	Compex Technologies, Inc.
dj Orthopedics Inc.	Aircast LLC
Össur h.f.	Royce Medical Company
Encore Medical Corporation	Empi, Inc.
Orthofix Inc.	BREG, Inc.
dj Orthopedics Inc.	OrthoLogic, Inc. Bone Growth Business
Patterson Dental Company	Ability One
Biomet, Inc.	Bioelectron Inc.
Smith & Nephew	Exogen, Inc.
Fox Paine & Company LLC	Maxxim Medical Inc.
The Carlyle Group	Empi, Inc.
Chase Capital Partners	Donjoy

        First Albany chose the above selected transactions because they were business combinations that, for the purposes of the analysis, First Albany considered to be reasonably similar to the proposed merger in that these transactions involved the acquisition of companies in the medical device industry and in lines of business that are reasonably similar to that of Encore.

        In analyzing these precedent transactions, First Albany reviewed, among other things, the multiples of the transaction enterprise value of the business combination, which consist of the transaction value of the target company's equity plus the total debt minus cash, cash equivalents and marketable securities, of the target company to the target's earnings for the latest twelve months before interest, taxes, depreciation and amortization, referred to as LTM EBITDA.

        Actual financial and operating data for the transactions were based on relevant SEC filings and press releases. Actual financial and operating data for Encore were based on relevant SEC filings.

        First Albany applied a range of selected multiples derived from the selected transactions to the corresponding LTM EBITDA of Encore. This analysis indicated a price per share range for Encore of approximately $5.92 per share to $6.09 per share, as compared to the value of the consideration to be paid in the proposed merger of $6.55 per share.

Price per Share Range
Low	High
$5.92	$6.09
Value of Consideration to be Paid in Transaction	$6.55

        Selected Comparable Public Company Analysis:    Using publicly available information, First Albany compared selected financial information, ratios and public market multiples for Encore to the corresponding data for the six publicly-traded medical device companies which First Albany deemed to be broadly comparable to Encore:

                dj Orthopedics Inc.

                CONMED Corporation

                Wright Medical Group, Inc.

                Symmetry Medical Inc.

                Orthofix International N.V.

                Exactech, Inc.

        Although none of the selected companies is directly comparable to Encore, the companies were chosen because, for purposes of the analysis, First Albany considered them comparable to Encore in that these companies have products, services, or operating profiles that are reasonably similar to that of Encore.

        First Albany reviewed, among other information, the comparable companies' multiples of total enterprise value, referred to as TEV, which consists of the market value of the particular company's equity plus the total debt, minus cash, cash equivalents and marketable securities of the company to:

  •
  LTM EBITDA; and

  •
  estimated calendar year 2006 earnings before interest, taxes, depreciation and amortization and estimated calendar year 2007 earnings before interest, taxes, depreciation and amortization, referred to as CY 2006E EBITDA and CY 2007E EBITDA, respectively.

        First Albany also reviewed, among other information, the comparable companies' multiples of price to estimated calendar year 2006 earnings per share and estimated calendar year 2007 earnings per share, referred to as CY 2006E EPS and CY 2007E EPS, respectively.

        All of the multiples were based on closing stock prices on June 28, 2006. Actual and estimated financial and operating data for the selected companies were based on relevant SEC filings and publicly available research analysts' estimates. Actual financial and operating data for Encore were based on relevant SEC filings. Estimated financial and operating data for Encore were based on information and internal estimates of the management of Encore.

        First Albany applied a range of multiples derived from the selected companies to the corresponding LTM EBITDA, CY 2006E EBITDA, CY 2007E EBITDA, CY 2006E EPS and CY 2007E EPS of Encore. This analysis indicated a per share range for Encore of approximately $5.57 per share to $6.09 per share, as compared to the value of the consideration to be paid in the proposed merger of $6.55 per share.

Price per Share Range
Low	High
$5.57	$6.09
Value of Consideration to be Paid in Transaction	$6.55

        Control Premium Analysis:    Using publicly available information, First Albany reviewed selected transactions involving companies in the medical device industry with enterprise values between $250 million and $1 billion that were announced between January 1, 1999 and June 28, 2006. First Albany reviewed the historical control premiums paid to the acquired company's closing market prices one day prior and one week prior to the announcement of each respective transaction for these selected deals. First Albany applied a range of control premiums derived from the selected medical device deals to Encore's stock price per share one day prior and one week prior to June 28, 2006. The results of this analysis are summarized below:

		Control Premium Range			Price Per Share Range
	Encore Stock Price
		Median		High	Low		High
One Day Prior	$4.79	21.2%	—	27.9%	$5.80	—	$6.13
One Week Prior	$5.07	27.1%	—	35.7%	$6.44	—	$6.88
Value of Consideration to be Paid in Transaction					$6.55

        Discounted Cash Flow Analysis:    First Albany performed a discounted cash flow analysis of Encore to calculate the estimated present value of the unlevered, after-tax free cash flows that Encore could generate over fiscal years 2006 through 2011, using discount rates ranging from 12.0% to 12.5%. Estimated financial and operating data for Encore were based on internal estimates of the management of Encore. This analysis indicated a price per share range for Encore of approximately $4.95 per share to $6.50 per share, as compared to the value of the consideration to be paid in the proposed merger transaction of $6.55 per share.

Price per Share Range
Low	High
$4.95	$6.50
Value of Consideration to be Paid in Transaction	$6.55

        Leveraged Buyout Analysis:    Using a leveraged buyout analysis, First Albany reviewed a selected range of values that financial sponsors would be willing to place on Encore's operating assets in order to obtain an estimated minimum rate of return on equity of 17.5% to 22.5%, assuming a 5 year exit strategy and a 8.0x to 9.0x EBITDA multiple for the terminal value. Estimated financial and operating data for Encore were based on internal estimates of the management of Encore. This analysis indicated a price per share range for Encore of approximately $5.29 per share to $7.02 per share, as compared to the value of the consideration to be paid in the proposed merger transaction of $6.55 per share.

Price per Share Range
Low	High
5.29	$7.02
Value of Consideration to be Paid in Transaction	$6.55

        The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and therefore, is not susceptible to partial analysis or summary descriptions. In arriving at its opinion, First Albany made qualitative judgments as to the significance and relevance of each analysis and factor considered by it and based its opinion on the results of all the analyses undertaken by it and assessed as a whole. First Albany did not draw conclusions in isolation from or with regard to any one factor or method of analysis. Accordingly, First Albany believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses set forth in its opinion.

        In performing its analyses, First Albany made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of Encore. No company, transaction or business used in those analyses as a comparison is identical to Encore or the proposed merger transaction, nor is an evaluation of the results entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the operating results, public trading or other values of the companies or transactions being analyzed.

        The estimates contained in the analyses performed by First Albany and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than suggested by these analyses. Accordingly, such estimates are inherently subject to substantial uncertainty, and neither Encore nor First Albany assumes responsibility for the accuracy of such analyses and estimates. In addition, analyses relating to the value of securities do not purport to be appraisals or to reflect the prices at which a business might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

        The special committee selected First Albany as its financial advisor because of First Albany's expertise and strength in the health care industry, reputation as an investment banking and advisory firm with substantial experience in merger and acquisition transactions, familiarity with Encore and its business, and the experience and qualifications of the professionals committed to the engagement. First Albany received a fee of $800,000 in connection with the delivery of its fairness opinion, which is not contingent on the consummation of the merger. First Albany is entitled to an additional financial advisory fee contingent upon completion of the merger in the amount of $1,200,000. Encore has also agreed to indemnify and hold harmless First Albany and its affiliates and any director, officer, agent or employee of First Albany or any of its affiliates, or any person controlling First Albany or its affiliates, for losses, expenses, claims or proceedings relating to or arising out of its engagement by Encore. The terms of the fee arrangement with First Albany were negotiated at arm's-length between the special committee and First Albany.

        First Albany and its affiliates have, from time to time, in the past provided, are currently providing and in the future may provide investment banking, commercial banking and other financial services to Encore. First Albany also acted as Encore's financial advisor in connection with Encore's acquisition of Compex, and received a fee of $300,000 in connection with the delivery of its fairness opinion and an additional fee of $900,000 for financial advisory services in connection with the Compex transaction. First Albany has also served as a co-managing underwriter in three of Encore's previous public offerings. Encore paid to First Albany a total of $2.4 million in compensation in connection with those offerings.

        First Albany is a full-service investment banking and capital markets securities firm which is engaged on a regular basis in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate, estate and other purposes. As a customary part of its business, First Albany may from time to time effect transactions for its own account or for the account of its customers and hold positions (long or short) in securities of, or options on, securities of Encore.

Financial Projections

        We are including in this proxy statement the following projections only because they were provided by our senior management to Blackstone. The projections were not prepared with a view toward public disclosure or in compliance with generally accepted accounting principles in the U.S., or the rules of U.S. securities authorities. Neither our independent auditors nor any other independent accountants have compiled, examined or performed any procedures with respect to these projections, nor have they expressed any opinion or given any form of assurance on the projections or their achievability. None of Blackstone or Encore's or the special committee's financial advisors prepared these projections or have any responsibility therefor. Furthermore, the projections:

  •
  necessarily make numerous assumptions, many of which are beyond our control and may not prove to have been, or may no longer be, accurate;

  •
  except as indicated below, do not necessarily reflect revised prospects for our business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the projections were prepared;

  •
  are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below; and

  •
  should not be regarded as a representation that they will be achieved.

        We believe that the assumptions that we used as a basis for the projections were reasonable at the time the projections were prepared, given the information that we had at the time. Although the board did not vote to approve these projections, copies of this information were also provided to our board, which was provided an opportunity to discuss it with senior management in order to determine whether it was accurate and complete in light of our business opportunities. The inclusion of the projections should not be regarded as an indication that our board of directors, our special committee, Parent, Merger Sub, Blackstone, Encore's or the special committee's financial advisors or anyone who received this information considered it, or now considers it, to be predictive of actual future events, and the projections should not be relied upon as such. It should be further noted that Blackstone believed the projections of management to be optimistic, specifically in terms of assumed revenue growth.

        The projections are not a guarantee of performance. They involve risks, uncertainties and assumptions. Our future financial results may materially differ from those expressed in the projections due to factors that are beyond our ability to control or predict. We cannot assure you that the projections will be realized or that our future financial results will not materially vary from the projections. We do not intend to update or revise the projections.

        The projections are forward-looking statements. For information on factors which may cause our future financial results to materially vary, see "Cautionary Statement Concerning Forward-Looking Statements." In preparing the projections, we made a variety of assumptions, including those listed below.

        The projections set forth below are condensed from the senior management's presentation to Blackstone dated May 3, 2006:

	Encore Medical Corporation Consolidated Income Statement(1)
	Plan 2006(2)	Plan 2007	Plan 2008	Plan 2009	Plan 2010	Plan 2011
	(In millions)
Revenue	$417.1	$466.5	$515.4	$568.9	$628.6	$694.1
Operating Income	$61.5	$75.8	$88.9	$102.4	$117.9	$135.3
EBITDA(3)	$78.7	$95.0	$110.1	$125.8	$143.8	$163.9

(1)
Excludes impact of employee stock-based compensation expense related to the adoption of FAS 123(R).

(2)
The 2006 plan senior management presented to Blackstone included ten (10) months of Compex results because of our February 24, 2006 acquisition of Compex and excluded (i) write off of in process research and development expense related to the Compex acquisition, (ii) write up to fair market value of inventory acquired in the Compex acquisition and (iii) other identified acquisition related nonrecurring expenses.

(3)
Encore used EBITDA as the format to present to Blackstone because Blackstone as a financial sponsor requested it be presented that way as an indication of cash which would be generated by the surviving corporation which would be available to service and/or repay debt and other obligations of the surviving corporation.

	Encore Medical Corporation Consolidated Net Income Reconciliation
	Plan 2006	Plan 2007	Plan 2008	Plan 2009	Plan 2010	Plan 2011
EBITDA	$78.7	$95.0	$110.1	$125.8	$143.8	$163.9
GAAP
Depreciation	(10.8)	(12.1)	(13.4)	(14.8)	(16.3)	(18.0)
Amortization	(6.3)	(7.1)	(7.8)	(8.6)	(9.6)	(10.6)
Interest Expense	(29.9)	(28.8)	(26.0)	(22.5)	(18.4)	(14.8)
Minority Interests	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)	(0.1)
Income Taxes	(12.3)	(18.3)	(24.5)	(31.1)	(38.8)	(47.0)

GAAP Income	$19.2	$28.5	$38.2	$48.6	$60.5	$73.4

Position of Encore as to Fairness

        Encore believes the merger is substantively and procedurally fair to our unaffiliated stockholders. We expressly adopt the analyses and conclusions of the special committee of our board of directors in its evaluation of the fairness of the merger in making our fairness determination.

Position of the Executive Officers as to Fairness

        Mr. Kenneth W. Davidson, our chief executive officer, and the six other executive officers who comprise our senior management and will continue in their current position and participate in the ownership of the surviving corporation following completion of the merger, believe that the merger is fair to stockholders for many of the same reasons as our special committee and our board of directors.

        The views of senior management as to the fairness of the merger should not be construed as a recommendation to any stockholders as to how that stockholder should vote on the proposal to adopt the merger agreement. The senior management has interests in the merger different from, and in addition to, those of the other stockholders of Encore. These interests are described under "Special Factors—Interests of Encore's Directors and Executive Officers in the Merger".

        Our senior management members did not personally undertake a formal evaluation of the fairness of the merger or engage a financial advisor for such purposes. The interests of unaffiliated stockholders, however, were represented by Encore's special committee, which negotiated the terms and conditions of the merger agreement on their behalf, with the assistance of its independent financial and legal advisors. Our senior management members believe that the merger agreement and the merger are substantively and procedurally fair to the unaffiliated stockholders and agree with the analyses and conclusions of the special committee and the board of directors, which they adopt, as well as the factors considered by, and the findings of, the special committee and the board of directors with respect to the fairness of the merger to such unaffiliated stockholders (see "Special Factors—Reasons for the Special Committee's Determination", "Special Factors—Reasons for the Board of Directors' Determination" and "Special Factors—Recommendation of the Special Committee and the Board of Directors"). In addition, our senior management considered the fact that our special committee received an opinion from First Albany to the effect that, as of the date of the fairness opinion, and based upon and subject to the various factors, assumptions and limitations set out in the fairness opinion, the $6.55 price per share consideration to be received by our stockholders pursuant to the merger agreement was fair, from a financial point of view to those stockholders, which provides support for the view of our senior management that the $6.55 per common share cash consideration is a fair price. Although neither First Albany's opinion delivered on June 30, 2006, nor its presentation to our special committee on June 29, 2006 in connection with its opinion, were addressed to our senior management, our senior management adopts the conclusions and analyses in those documents as among the several factors considered in their evaluation and conclusion as to the procedural and substantive fairness of the merger to the stockholders. See "Special Factors—Reasons for the Special Committee's Determination", "Special Factors—Reasons for the Board of Directors' Determination" and "Special Factors—Recommendation of the Special Committee and the Board of Directors".

        In addition, our senior management considers the merger and the merger consideration to be fair to unaffiliated stockholders for the following reasons:

  •
  the special committee, which consisted solely of directors who were not employees of Encore who have no interest in the surviving corporation on a go forward basis, and who the board determined were independent and disinterested, supervised the negotiation of the key terms of the merger agreement and oversaw the negotiation of the other terms of the merger agreement and the merger and concluded that the merger is fair to our unaffiliated stockholders;

  •
  the special committee retained a financial advisor, First Albany, who was exclusively directed by and exclusively reported to, the special committee and delivered a fairness opinion to the special committee and the board of directors;

  •
  the special committee unanimously concluded that the merger is fair to our unaffiliated stockholders and the board of directors unanimously recommended that the stockholders vote in favor of the adoption of the merger proposal;

  •
  through our and the special committee's financial advisors, we contacted nine potential financial buyers and leveraged buyout firms and four companies in Encore's line of business to solicit acquisition proposals, and none of these companies made a firm offer for an acquisition transaction;

  •
  the merger was unanimously approved by the independent and disinterested members of our board;

  •
  the merger proposal requires the approval of the holders of a majority of the outstanding shares of Encore common stock entitled to vote at the special meeting;

  •
  the current and historical market prices for our common shares, including those set forth in the table in the section "Market Price of the Company's Common Stock," which was currently trading below $6.55 per share and had not closed over $6.55 since the first quarter of 2005, and that any equity financing to raise additional needed capital would likely have to be completed at a price significantly below the price offered by Blackstone;

  •
  the consideration under the merger will be paid entirely in cash, which provides an objective measure of value;

  •
  stockholders who do not vote in favor of the merger proposal will have the right to require an appraisal of their common shares in which they would have the value of their shares determined by the Delaware Court of Chancery and to receive payment based on that valuation; and

  •
  the merger agreement provides us with the ability to consider other unsolicited acquisition proposals and to terminate the merger agreement in order to recommend, approve or accept a superior proposal that would, if completed, result in a transaction more favorable to stockholders from a financial point of view than the merger, subject to certain conditions, including the payment to Parent of the termination fee which it was believed would not unreasonably deter other potential purchasers from considering a transaction with Encore at a higher price.

        The foregoing discussion of the information and factors considered and given weight by our senior management in connection with the fairness of the merger is not intended to be exhaustive, but is believed to include all material factors considered by our senior management. Our senior management did not assign any relative or specific weights to the foregoing factors which were considered. Our senior management believes that these factors provide a reasonable basis for their belief that the merger is fair to the unaffiliated stockholders.

Position of Merger Sub as to Fairness

        Under a possible interpretation of the rules governing "going private" transactions, Merger Sub is an affiliate of Encore and therefore may be required to provide certain information regarding its position as to the fairness of the merger to the unaffiliated stockholders of Encore. Merger Sub is making the statements included in this section solely for purposes of complying with such requirement. Merger Sub's views as to the fairness of the proposed merger should not be construed as a recommendation to any stockholder as to how that stockholder should vote on the proposal to approve the merger agreement.

        Merger Sub attempted to negotiate the terms of a transaction that would be most favorable to its stockholder, and not to stockholders of Encore and, accordingly, did not negotiate the merger agreement with the goal of obtaining terms that were fair to such stockholders of Encore. Merger Sub did not participate in the deliberations of Encore's board of directors or special committee regarding, or received advice from Encore's legal or financial advisors as to, the substantive and procedural fairness of the proposed merger, nor did Merger Sub undertake any independent evaluation of the fairness of the proposed merger or engage a financial advisor for such purposes. However, Merger Sub believes that the proposed merger is fair to unaffiliated stockholders of Encore, both substantively and from a procedural perspective, based upon the same factors considered by senior management with respect to procedural and substantive fairness of the proposed merger to the unaffiliated stockholders. See "Special Factors—Position of the Executive Officers as to Fairness".

        The foregoing discussion of the information and factors considered and given weight by Merger Sub in connection with the fairness of the merger is not intended to be exhaustive but is believed to include all material factors considered by Merger Sub. Merger Sub did not find it practicable to assign, and did not assign, relative weights to the individual factors considered in reaching its conclusion as to the fairness of the proposed merger. Rather, the fairness determination was made after consideration of all of the foregoing factors as a whole.

Certain Effects of the Merger

        If the merger agreement is adopted by Encore's stockholders and certain other conditions to the closing of the merger are either satisfied or waived, Merger Sub will be merged with and into Encore, with Encore being the surviving corporation. Following the merger, all outstanding securities of Encore will be owned by Parent, other than certain options to purchase shares of Encore common stock which will be held by the senior management members.

        After the effective time of the merger, each share of Encore common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by Encore, Merger Sub or Parent or any of their respective direct or indirect wholly-owned subsidiaries or held by stockholders who are entitled to and who properly exercise appraisal rights in compliance with all of the required procedures under Delaware law) will be converted into the right to receive $6.55 in cash, without interest.

        Except for certain options held by the senior management members, each outstanding option to purchase common stock of Encore which is vested or which by its terms will become vested at the effective time of the merger, will be canceled in exchange for the right to receive cash in the amount equal to the excess, if any, of $6.55 over the exercise price per share of any such option, multiplied by the number of shares of Encore common stock for which such option is exercisable immediately prior to the effective time of the merger. Options owned by the senior management members of Encore which have not been exercised at or prior to the effective time of the merger will remain outstanding and will continue as options to purchase a percentage of shares of the common stock of the surviving corporation that corresponds to the percentage of the fully diluted equity of Encore represented by the shares underlying the options. See "Special Factors—Interests of Encore's Directors and Executive Officers in the Merger."

        At the effective time of the merger, current Encore stockholders will cease to have ownership interests in Encore or rights as Encore stockholders. Therefore, the current stockholders of Encore will not participate in any future earnings or growth of Encore and will not benefit from any appreciation in value of Encore.

        Encore common stock is currently registered under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and is quoted on the Nasdaq Global Market under the symbol "ENMC." As a result of the merger, Encore will be a privately held corporation, our common stock will cease to be quoted on the Nasdaq Global Market and there will be no public market for our common stock. In addition, registration of the common stock under the Exchange Act will be terminated and Encore will no longer be required to file periodic reports with the SEC on account of its common stock.

        Furthermore, Encore's current stockholders would not be able to participate or receive any equity appreciation or other benefit which might result from any corporate transaction, such as a merger, reorganization, liquidation, relocation of operations, or acquisition, sale or transfer of a material amount of assets, or the incurrence of any indebtedness following the proposed merger. Encore continues to evaluate strategic acquisitions, joint ventures and asset dispositions, and while Encore currently has no agreements for pending or proposed acquisitions, dispositions or joint ventures, it has entered into preliminary negotiations with respect to the potential acquisition of a private company.

        When the merger becomes effective, the directors of Merger Sub will be the directors of the surviving corporation. The officers of Encore immediately prior to the effective time will be the initial officers of the surviving corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation. The surviving corporation's certificate of incorporation and bylaws will be amended as of the effective time of the merger and the certificate of incorporation will read as set forth in the exhibit to the merger agreement.

        The benefit of the merger to our stockholders is the right to receive $6.55 in cash, without interest and less any required withholding taxes, for each share of Encore common stock. The detriments are that our stockholders will cease to participate in our future earnings and growth, if any, and, with respect to our U.S. stockholders, that their receipt of payment for their shares generally will be a taxable transaction for United States federal income tax purposes. See "Special Factors—Material U.S. Federal Income Tax Consequences" on page 59.

        It is expected that, upon consummation of the merger, the operations of Encore will be conducted substantially as they currently are being conducted, except that Encore may not be subject to all of the obligations and constraints, and the related direct and indirect costs and personnel requirements, associated with being a company with publicly-traded equity securities. Blackstone has advised Encore that it does not have any present plans or proposals that relate to or would result in an extraordinary corporate transaction following completion of the merger involving Encore's corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations or sale or transfer of a material amount of assets. We expect, however, that following the merger, Encore's management and new controlling stockholders will continuously evaluate and review Encore's business and operations and may develop new plans and proposals that they consider appropriate to maximize the value of Encore.

        Under the terms of the merger agreement, Parent and Merger Sub have generally agreed to indemnify current officers and directors of Encore for any acts or omissions in their capacity as an officer or director occurring on or before the effective time of the merger and to provide for liability insurance for a period of six years from and after the effective time of the merger, subject to certain conditions.

Interest in Net Book Value and Net Earnings

        After consummation of the merger, senior management's interest in the net book value and net earnings of Encore will be 12.6% based on senior management's current holdings of Encore capital stock and the stock options of the surviving corporation currently expected to be granted to the senior management and other current and future employees (assuming that all options are fully vested and that senior management receives all of the stock options that are being put aside in the new stock incentive plan, representing 10% of the surviving corporation). Encore's existing stockholders, other than senior management, will no longer hold any direct or indirect equity interest in Encore following the merger and therefore will no longer own any interest in its net book value or net earnings.

        A tabular presentation of senior management's interests in Encore's net book value and income (loss) from continuing operations is set forth below. In every scenario giving pro forma effect to the merger, the presentation of ownership after the merger assumes that all of the new stock options to be granted under the surviving corporation's new stock incentive plan will be granted to senior management and will be fully vested as of the date of the merger (notwithstanding that it is currently anticipated that options representing approximately 6% of the surviving corporation will be granted to senior management, options representing 2% of the surviving corporation will be granted to other Encore employees and options representing 2% of the surviving corporation will be reserved for future grants for promotions and new hires). The presentation of ownership after the merger for senior management as a group reflects the full 10% of the surviving corporation reserved for issuance as equity awards. The amount of the option allocation to individual participants of 10% of the surviving corporation reserved for stock option grants and vesting schedules and other criteria have not yet been determined by Merger Sub, and therefore the effect of such stock option grants on the ownership of individual participants after the merger cannot be determined at this time. Accordingly, the presentation of ownership after the merger for individual senior management members only reflects the conversion of their respective interests in Encore prior to the merger and not any additional equity that may be and is currently anticipated to be awarded to members of senior management under the equity incentive plans of the surviving corporation.

        Amounts in the tables are unaudited and are not necessarily indicative of the results that would have actually occurred if the merger had been consummated as of July 1, 2006, or results that may be obtained in the future.

        The following table presents senior's management's (i) ownership of Encore common stock as of July 1, 2006 plus all in-the-money options held by members of senior management being treated as fully vested because the merger will accelerate the vesting of any of the unvested options, and interest in the net book value as of July 1, 2006; (ii) ownership of the capital stock of the surviving corporation and interest in the net book value as of July 1, 2006, after giving pro forma effect to the merger.

	Ownership Prior to the Merger		Ownership After the Merger(1)
	Ownership Interest	Interest in Net Book Value(2)	Ownership Interest	Interest in Net Book Value(3)
Kenneth W. Davidson	1.8%	$4,867,864	1.0%	$3,479,151
Paul Chapman	0.9%	2,541,243	0.4%	1,486,805
Harry Zimmerman	0.7%	1,976,038	0.4%	1,448,156
Bill Burke	0.6%	1,616,927	0.2%	796,053
Jack Cahill	0.4%	1,185,593	0.3%	966,781
Brian Ennis	0.3%	757,940	0.1%	322,861
Scott Klosterman	0.4%	1,135,330	0.2%	675,903
Senior Management as a Group	5.0%	13,644,073	12.6%	43,710,540
Other stockholders of Merger Sub(4)	0.0%	$0	87.4%	$303,489,460

(1)
It is anticipated that the ownership interest and interest in net book value of individual members of senior management after the merger will be increased by option grants, although the size, vesting schedules and other criteria of such option grants for the respective individual members of management have not been determined. The presentation of ownership after the merger for senior management as a group reflects the full 10% of the surviving corporation reserved for issuance upon the exercise of the options proposed to be granted.

(2)
Net book value prior to the merger as of July 1, 2006 reflects book value of $272.2 million as of that date.

(3)
Net book value after the merger reflects, as of July 1, 2006, on a pro forma basis, Blackstone's assumed equity contribution to the merger of $347.2 million.

(4)
The ownership interest of other stockholders of Merger Sub other than senior management of Encore will be 100% immediately upon consummation of the merger, however, upon vesting and exercise of all options, the ownership of stockholders of Merger Sub other than senior management will be as low as 87.4% and to the extent that senior management's ownership interest is less than 12.6%, the ownership interest of the other stockholders of Merger Sub other than members of senior management will increase accordingly.

        The following tables present for the periods indicated senior management's ownership of Encore common stock as of July 1, 2006 plus all in-the-money options held by members of senior management being treated as fully vested because the merger will accelerate the vesting of any of the unvested options, and interest in the income (loss) from continuing operations of Encore as reported and on a pro forma basis giving effect to the Compex merger.

	Six months Ended 7/1/2006
	Ownership Prior to the Merger			Ownership After the Merger(1)
	Ownership Interest	Actual(2)	Pro forma(3)	Ownership Interest	Actual(2)	Pro forma(3)
Kenneth W. Davidson	1.8%	$(51,236)	$(93,799)	1.0%	$(28,709)	$(52,558)
Paul Chapman	0.9%	(26,748)	(48,967)	0.4%	(12,269)	(22,461)
Harry Zimmerman	0.7%	(20,799)	(38,076)	0.4%	(11,950)	(21,877)
Bill Burke	0.6%	(17,019)	(31,159)	0.2%	(6,569)	(12,026)
Jack Cahill	0.4%	(12,479)	(22,845)	0.3%	(7,978)	(14,605)
Brian Ennis	0.3%	(7,978)	(14,605)	0.1%	(2,664)	(4,877)
Scott Klosterman	0.4%	(11,950)	(21,877)	0.2%	(5,577)	(10,211)

Senior Management as a Group	5.0%	$(143,609)	$(262,908)	12.6%	$(360,687)	$(660,316)

Other stockholders of Merger Sub(4)	0.0%	$0	$0	87.4%	$(2,504,313)	$(4,584,684)

(1)
It is anticipated that the ownership interest and interest in earnings of individual members of senior management after the merger will be increased by option grants, although the size, vesting schedules and other criteria of such option grants for the respective individual members of management have not been determined. The presentation of ownership after the merger for senior management as a group reflects the full 10% of the surviving corporation reserved for issuance as option grants will be granted only to and fully exercisable by senior management.

(2)
Actual results for the six months ended July 1, 2006 include a previously reported charge of $5.6 million related to a provision for additional reserves related to accounts receivable acquired in the Compex acquisition and $3.9 million of expense related to the write-off of in-process research and development ("IPR&D") costs associated in the Compex acquisition.

(3)
Gives effect to the Compex merger as if it was completed on the beginning of each period presented for the purpose of calculating pro forma combined Encore and Compex income from continuing operations for the six months ended July 1, 2006. For a more detailed description of the pro forma adjustments to actual income from continuing operations see "Unaudited Pro Forma Combined Financial Information".

(4)
The ownership interest of other stockholders of Merger Sub other than senior management of Encore will be 100% immediately upon consummation of the merger, however, upon vesting and exercise of all options, the ownership of stockholders of Merger Sub other than senior management will be as low as 87.4% and to the extent that senior management's ownership interest is less than 12.6%, the ownership interest of the other stockholders of Merger Sub other than members of senior management will increase accordingly.

	Year ended 12/31/05
	Ownership prior to the merger			Ownership after the merger(1)
	Ownership Interest	Actual	Pro forma(2)	Ownership Interest	Actual	Pro forma(2)
Kenneth W. Davidson	1.8%	$167,157	$218,840	1.0%	$93,663	$122,622
Paul Chapman	0.9%	87,263	114,244	0.4%	40,026	52,402
Harry Zimmerman	0.7%	67,855	88,835	0.4%	38,986	51,040
Bill Burke	0.6%	55,523	72,691	0.2%	21,431	28,057
Jack Cahill	0.4%	40,712	53,300	0.3%	26,027	34,074
Brian Ennis	0.3%	26,027	34,074	0.1%	8,692	11,379
Scott Klosterman	0.4%	38,986	51,040	0.2%	18,196	23,822

Senior Management as a Group	5.0%	$468,522	$613,384	12.6%	$1,176,735	$1,540,570

Other stockholders of Merger Sub(3)	0.0%	$0	$0	87.4%	$8,170,265	$10,696,430

(1)
It is anticipated that the ownership interest and interest in earnings of individual members of senior management after the merger will be increased by option grants, although the size of such option grants for the respective individual members of management vesting schedules and other criteria have not been determined. The presentation of ownership after the merger for senior management as a group reflects the full 10% of the surviving corporation reserved for issuance as option grants will be granted only to and fully exercisable by senior management.

(2)
Gives effect to the Compex merger as if it was completed on the beginning of each period presented for the purpose of calculating pro forma combined Encore and Compex income from continuing operations for the year ended December 31, 2005. For a more detailed description of the pro forma adjustments to actual income from continuing operations see "Unaudited Pro Forma Combined Financial Information".

(3)
The ownership interest of other stockholders of Merger Sub other than senior management of Encore will be 100% immediately upon consummation of the merger, however, upon vesting and exercise of all options, the ownership of stockholders of Merger Sub other than senior management will be as low as 87.4% and to the extent that senior management's ownership interest is less than 12.6%, the ownership interest of the other stockholders of Merger Sub other than members of senior management will increase accordingly.

Purpose and Structure of the Merger

        The purpose of the merger for Encore is to allow its stockholders to realize the value of their investment in Encore in cash at a price that represents a premium to the market price of Encore common stock before the public announcement of the merger. The special committee and the board of directors of Encore believe, based upon the reasons discussed under "Special Factors—Recommendation of the Special Committee and the Board of Directors," "Special Factors—Reasons for the Special Committee's Determination" and "Special Factors—Reasons for the Board of Directors' Determination" that the merger is advisable, fair to and in the best interests of, the Encore stockholders.

        The transaction has been structured as a cash merger in order to provide the public stockholders of Encore with cash for all of their shares and to provide a prompt and orderly transfer of ownership of Encore with reduced transaction costs, while providing interested third parties time to consider whether to seek to acquire Encore at a higher price.

Risks That the Merger Will Not Be Completed

        Completion of the merger is subject to various risks, including, but not limited to, the following:

  •
  that the merger agreement will not be approved and adopted by the holders of at least a majority of the outstanding shares of Encore common stock entitled to vote;

  •
  that Encore will experience an event, change, development, condition, effect, circumstance, occurrence or state of facts that, individually or in the aggregate has had, or could reasonably be expected to have, a Company Material Adverse Effect (as defined in the merger agreement);

  •
  that Parent and Merger Sub will not secure the financing necessary to complete the merger on the terms and conditions set forth in the current financing commitments already obtained or other financing arrangements on terms (including amounts and pricing) no less favorable in any material respect than those set forth in the existing commitment letters, as further described in "Special Factors—Financing of the Merger and Related Transactions";

  •
  that the total number of dissenting shares will exceed 10% of the issued and outstanding shares of Encore's common stock as of the effective time of the merger;

  •
  that the parties will not have performed in all material respects their obligations contained in the merger agreement at or before the effective time of the merger;

  •
  that the parties will not secure required governmental and third party consents to, and authorizations for, the merger;

  •
  that the representations and warranties made by the parties in the merger agreement will not be true and correct to the extent required in the merger agreement immediately before the effective time of the merger;

  •
  that there may be brought or pending any suit, action or proceeding by any governmental entity that has, or would reasonably be expected to have, a material adverse effect on Encore;

  •
  that stockholder lawsuits filed or to be filed will result in an injunction or similar relief against consummation of the merger; and

  •
  that the special committee will not have received the written opinion confirming the solvency of the surviving corporation as of the effective time.

Plans for Encore Following the Merger

        Except as described otherwise in this proxy statement, Encore has been advised by Merger Sub and senior management that Merger Sub anticipates that the Company will continue to conduct operations substantially as they are currently being conducted, except, as discussed below, that it will cease to have publicly traded equity securities and will instead be a wholly-owned subsidiary of Parent. While neither Parent nor Merger Sub has completed or entered into any acquisition or merger agreement at this time, Parent and Merger Sub expect to continue to explore the possibility of making additional acquisitions in the healthcare industry. Merger Sub has informed us that it has no current plans or proposals or negotiations which relate to or would result in an extraordinary corporate transaction involving our corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations, or sale or transfer of a material amount of assets, or the incurrence of any indebtedness except as described in this proxy statement. We expect, however, that in anticipation of and following the proposed merger, Merger Sub will continuously evaluate and review the Company's business and operations and may propose or develop new plans and proposals which they consider to be in the best interest of the Company and its stockholders. Merger Sub has reserved the right to make any changes it deems appropriate in light of such evaluation and review or in light of future developments.

        If the merger is completed, it is expected that the Encore common stock will be removed from registration and that Encore will cease to be a reporting company under the Exchange Act, and the Encore common stock will cease to be quoted through the Nasdaq Global Market or any other interdealer quotation system.

        Immediately after the merger, the Encore board of directors will consist of Chinh. E. Chu and Julia Kahr, who are the current directors of Merger Sub.

        Although Merger Sub and and senior management believe it is unlikely that they will do so, they reserve the right to change their plans at any time. Accordingly, they may elect to sell, transfer or otherwise dispose of all or any portion of the shares of capital stock of Encore owned by them after the merger or may decide that, in lieu of the continuation of the business plan, the surviving corporation should sell, transfer or otherwise dispose of all or any portion of its assets, in any case, to one or more of its affiliates or to any other parties as warranted by future conditions. Although Merger Sub and senior management have no current plans to do so, they also reserve the right to make whatever personnel changes to the present management of Encore they deem necessary after completion of the merger.

Effects on Encore if the Merger is Not Completed

        In the event that the merger agreement is not adopted by Encore stockholders or if the merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the merger. Instead, Encore will remain an independent public company and its common stock will continue to be quoted and traded on the Nasdaq Global Market. In that event, we expect that management will operate the business generally in a manner similar to that in which it is being operated today and that Encore stockholders will continue to be subject to the same general risks and opportunities as they currently are, including, among other things, the nature of the healthcare industry and economic and market conditions.

        Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Encore common stock. From time to time, the Encore board of directors will evaluate and review the business operations, properties and capitalization of Encore, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If the merger agreement is not adopted by Encore stockholders or if the merger is not completed for any other reason, Encore would incur significant costs and expenses in connection with the merger, and there can be no assurance that any other transaction acceptable to Encore will be offered, or that the business, prospects or results of operations of Encore will not be adversely impacted.

        The merger agreement contains certain termination rights for both Parent, on the one hand, and Encore, on the other, and provides that, upon the termination of the merger agreement under specified circumstances, Encore will be required to pay a fee of $12.0 million to Parent. If the merger does not occur because Parent's financing arrangements fail to close, Parent will be required to pay a fee of $12.0 million to Encore. Under other specified circumstances, Parent may be required to pay Encore actual damages not exceeding a maximum of $64.0 million. For a description of the circumstances triggering payment of the termination fee, see "The Merger Agreement—Fees and Expenses" on page 79.

Financing of the Merger and Related Transactions

        The total amount of funds necessary to complete the merger and the related transactions is anticipated to be approximately $887.2 million, which is expected to consist of $347.2 million of equity financing from Blackstone and $540 million of debt financing. The equity and debt financing for the merger and the related transaction will be used to pay (i) approximately $476 million to Encore's stockholders and option holders, pursuant to the merger agreement, assuming that no Encore

stockholder exercises and perfects its appraisal rights, (ii) $[    •    ] million to repay Encore's outstanding senior credit facility and existing senior subordinated notes, and (iii) approximately $70 million to pay related fees and expenses incurred by Encore, Parent and Merger Sub in connection with the merger, the financing arrangements and the other transactions. These payments are expected to be funded by a combination of equity contributions by affiliates of Parent and debt financing.

        Equity Financing:    Parent and Merger Sub have received a fully executed equity commitment letter from Blackstone, pursuant to which Blackstone has committed to provide equity financing in the aggregate amount of up to $335 million in connection with the transactions contemplated by the merger agreement. Blackstone may allocate a portion of this equity commitment to its co-investor vehicles or alternative investment vehicles. This equity commitment is subject to the satisfaction or waiver of all of the conditions set forth in Sections 7.1 and 7.2 of the merger agreement, including (a) Encore stockholder adoption and approval of the merger agreement; (b) clearance of the transactions contemplated by the merger agreement under the HSR Act and any similar applicable foreign act; (c) the obtaining of certain other governmental approvals; (d) the bring-down of Encore's representations and warranties to the closing date; (e) Encore performing its obligations under the merger agreement; (f) the absence of certain restraints to the merger; (g) generally, no company material adverse effect; (h) at or prior to closing, a majority in interest of Encore's existing senior subordinated notes having been tendered, the holders thereof have consented to certain indenture modifications, and the execution and delivery of a supplemental indenture; and (i) the percentage of shares of Encore common stock exercising dissenters' rights being less than 10%. The equity commitment letter will terminate automatically and immediately on December 31, 2006, or such earlier date as the merger agreement is terminated.

        Debt Financing:    Parent has received a fully executed debt financing commitment letter from Bank of America, N.A., Banc of America Bridge LLC, Banc of America Securities, Credit Suisse and Credit Suisse Securities (USA) LLC (which we refer to as the debt commitment parties), pursuant to which such debt commitment parties have committed, subject to the conditions contained in the debt commitment letter, to provide in connection with the transactions contemplated by the merger agreement:

  •
  senior secured credit facilities in the amount of $375.0 million, comprised of a $325.0 million term loan facility and a $50.0 million revolving credit facility; and

  •
  $215.0 million aggregate principal amount of senior subordinated notes or, in lieu thereof, a senior subordinated bridge loan facility in the amount of $215.0 million.

        The availability of the senior secured credit facilities and the senior subordinated bridge loan facility are subject to the satisfaction of various conditions, many of which are customary conditions for leveraged acquisition financings, including (a) satisfactory completion of definitive documents regarding the financing, (b) the absence of any material adverse change regarding Encore since December 31, 2005, (c) satisfactory completion of the merger, (d) completion of the $347.2 million equity financing, (e) the absence of any other debt in Encore other than that already disclosed and agreed to by the debt commitment parties, (f) receipt of satisfactory legal opinions and solvency certificates, (g) receipt of satisfactory interim financial statements for Encore and (h) satisfactory receipt of such other documents and documentation as the debt commitment parties may reasonably request.

        In connection with the merger agreement, Blackstone guaranteed the due and punctual payment of certain payment obligations of Parent and Merger Sub, up to a maximum amount equal to $64 million. The guarantee will remain in force and effect until the earlier of the effective time of the merger or the second anniversary of the termination of the merger agreement in accordance with its terms.

        We cannot seek specific performance to require Parent or Merger Sub to complete the merger, and our exclusive remedy for the failure of Parent or Merger Sub to complete the merger is to seek damages up to the amount of the $64 million guarantee.

        In the event that such debt financing is not consummated for any reason, Parent and Merger Sub have advised us they they intend to seek similar debt financing from another source in order to complete the Merger and related transactions.

Interests of Encore's Directors and Executive Officers in the Merger

        In considering the recommendation of Encore's board of directors with respect to the merger, you should be aware that some of our directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. These interests, to the extent material, are described below. The board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement.

  Treatment of Stock Options Held By Certain Directors

        As of the record date, there were [*] shares of our common stock subject to stock options granted under our equity incentive plans to our current non-employee directors. Each outstanding stock option will be canceled in exchange for the right to receive cash in the amount equal to the excess, if any, of $6.55 over the exercise price per share of any such option, multiplied by the number of shares of Encore common stock for which such option is exercisable immediately prior to the effective time of the merger whether or not such option is fully vested at that time.

        The following table summarizes the vested and unvested options with exercise prices of less than $6.55 per share and shares of common stock held by directors (other than Mr. Davidson) as of August 1, 2006 and the consideration that each of them will receive pursuant to the merger agreement in connection with the cancellation of their options and common stock:

	Total Options	Total Shares	Total Cash Received at Closing— Options	Total Cash Received at Closing— Stock	Total Cash Received at Closing	Weighted Avg. Exercise Price— Options
Directors:
Alastair J. Clemow	60,000	—	$89,100	—	$89,100	$5.07
Karen Osar	75,000	—	$64,050	—	$64,050	$5.70
Joel Kanter	95,000	20,000	$239,300	$131,000	$370,300	$4.03
Richard O. Martin, Ph.D	100,000	44,991	$247,175	$294,691	$541,866	$4.08
Bruce Wesson	75,000	108,682	$147,300	$711,867	$859,167	$4.59
Zubeen Shroff	75,000	18,466	$147,300	$120,952	$268,252	$4.59

  Treatment of Stock Options Held By Executive Officers

        Options owned by the executive officers of Encore which have not been exercised at or prior to the effective time of the merger are expected to remain outstanding and to continue as options to purchase a percentage of shares of the common stock of the surviving corporation, which represents the percentage of the fully diluted equity of Encore represented by the shares underlying the options.

        The following table summarizes the options and shares of common stock held by the senior management (i) which are expected to be redeemed or exchanged for cash at the time of closing and

(ii) which are expected to continue upon the effective time of the merger as equity interests in Parent or the surviving corporation:

	Total Shares Owned	Total Options	Options Being Exercised	Options Being Rolled Over	Total Cash Received at Closing— Options	Total Cash Received at Closing— Stock	Total Cash Received at Closing	Weighted Avg. Exercise Price— Total Options	Weighted Avg. Exercise Price— Rolled Over Option
Senior Management:
Kenneth W. Davidson	568,887	925,000	—	925,000	—	$3,726,210	$3,726,210	$5.17	$5.17
Paul Chapman	0	775,000	366,959	408,041	$1,053,500	—	$1,053,500	$4.61	$5.44
Harry L. Zimmerman	222,149	350,000	—	350,000	—	$1,455,076	$1,455,076	$4.93	$4.93
William W. Burke	3,000	425,000	260,400	164,600	$539,284	$19,650	$558,934	$4.62	$4.85
Jack F. Cahill	112,846	275,000	—	275,000	—	$739,141	$739,141	$5.43	$5.43
Scott Klosterman	0	350,000	160,295	189,708	$473,799	—	$473,799	$4.62	$5.49
Brian Ennis	0	200,000	133,333	66,667	$120,000	—	$120,000	$5.65	$5.65

  Retention/Severance Agreements

        The senior management each currently has a change in control severance agreement with the Company. These agreements provide for the payment of severance benefits upon a change in control and the individual manager's termination of employment for "good reason" or "without cause", as defined in the agreements, within three years thereafter. However, under Mr. Ennis' agreement, he would not receive severance benefits unless his employment is terminated after March 1, 2007. Upon such a termination, a manager is entitled to an amount equal to 2.99 times such manager's salary and average bonus for the prior two years, together with unpaid bonus for the prior year, an additional amount equal to their annual base salary for the year of termination, payment for unused vacation, a pro rata bonus for the year of termination and certain retirement plan contributions based on these amounts. The agreements also provide that health plan coverage will be made available for 18 months, and provide certain other benefits. Payments under a change in control severance agreement that are duplicative of those under the employment agreements, described below, are eliminated. The agreements also provide for a "gross-up" payment to senior management in the event that any payments or benefits provided would constitute an "excess parachute payment" under the Internal Revenue Code of 1986, as amended. The agreements contain a one year restrictive covenant against competition. The completion of the merger will constitute a change in control under each of the agreements. It is expected that the surviving corporation will continue to honor each of the senior management's change in control severance agreements following the closing of the proposed merger.

  Executive Officers of the Surviving Corporation

        The executive officers of Encore who are expected to remain executive officers of the surviving corporation following completion of the merger are: Kenneth W. Davidson, our Chairman of the Board and Chief Executive Officer, Paul Chapman, our President and Chief Operating Officer, Harry L. Zimmerman, our Executive Vice President, General Counsel and Secretary, William W. Burke, our Executive Vice President and Chief Financial Officer, Jack F. Cahill, our Executive Vice President and President—Surgical Implant Division, Scott Klosterman, our Executive Vice President and President—Orthopedic Rehabilitation Division and Brian Ennis, our Executive Vice President and President—Empi.

  Executive Employment Agreements

        It is currently expected that the members of the senior management of Encore will remain as members of management of the surviving corporation. As of the date of this proxy statement, no member of our management has entered into any amendments or modifications to existing employment agreements with us or our subsidiaries in connection with the merger. We currently expect that members of our senior management will enter into additional agreements, arrangements or understandings with Parent, Merger Sub or their affiliates regarding employment with, and the right to purchase or participate in the equity of, the surviving corporation as well as the arrangements described under "Special Factors—Interests of Encore's Directors and Executive Officers in the Merger" beginning on page 56. Parent has informed us of its intention to retain members of our existing senior management team with the surviving corporation after the merger is completed.

        The senior management of Encore each have current employment agreements with us and each agreement is described in our filings with the SEC. In general, the employment agreements establish the senior managers' salary and bonus amounts, and provide for the payment of amounts, including one year's base salary and in certain cases bonuses, in the event the senior manager is terminated without cause during the term of the agreement. The employment agreement with Mr. Davidson further provides for the continuation of certain health insurance to age 65. The employment agreements provide a one year restrictive covenant against competition, and prohibitions on the disclosure of confidential information. It is expected that the employment agreement terms will be extended to continue in effect upon completion of the merger such that the term of each agreement will expire on the third anniversary of the closing of the merger.

  New Stock Options

        Senior management and Parent are in discussions regarding the adoption by the surviving corporation of a stock incentive plan, pursuant to which senior management and other Encore employees would receive stock options on the common stock of the surviving corporation, the vesting of which is based upon time and performance criteria.

  Indemnification and Insurance

        The merger agreement provides that all rights of indemnification and exculpation from liability for acts and omissions, occurring at or prior to the effective time of the merger, of the current and former directors and officers of Encore and its subsidiaries, as provided in their respective charters and bylaws disclosed to Parent, are to survive the merger for six years after the effective time, and will not be amended, repealed or modified in any manner that would adversely affect such rights, unless otherwise required by law or with the consent of each affected party.

        For six years after the effective time of the merger, the surviving corporation is to maintain officers' and directors' insurance for acts and omissions occurring at or prior to the effective time of the merger and covering those persons who are currently covered by Encore's existing officers' and directors' insurance policies, on terms at least as favorable to the covered parties as Encore's existing insurance coverage. However, the surviving corporation is not required to pay an annual premium in excess of 175% of Encore's current annual premium, which is approximately $392,000, provided that if such policies are not available at an annual cost not greater than 175% of the current annual premiums, then the surviving corporation is to obtain as much comparable insurance as can reasonably be obtained in good faith judgment at a cost up to but not exceeding 175% of the current annual premium.

        If the surviving corporation or any of its successors or assigns: (1) consolidates with or merges into any other entity and is not the continuing or surviving entity, or (2) transfers all or substantially all of its properties and assets to any entity, the surviving or transferee entity is to assume the indemnification and insurance obligations discussed above.

  Senior Management's Stockholders' Agreement

        It is expected that each member of senior management would be required to enter into a stockholders agreement with the surviving corporation and Parent, which would govern the parties'

rights and obligations with respect to the common stock of the surviving corporation that the senior management would retain or be granted options to acquire following completion of the merger.

  Retention Bonus Plan

        It is expected that the members of senior management will be eligible to collectively receive a retention bonus in the aggregate of $5 million, as allocated by Blackstone, payable as soon as practicable following the closing of the merger. However, in such a scenario, it is expected that each member of senior management will be required to repay such amounts to Encore in the event that such person's employment with Encore is terminated prior to the first anniversary of the closing, other than by reason of a termination by Encore "without cause" or by the member of senior management for "good reason" or by reason of his death or "disability" (as such terms are defined in the respective person's existing employment agreement).

  Annual Bonus

        It is expected that members of senior management will be eligible to participate in an annual bonus plan, which will be performance based, and will consist of a target bonus amount and supplemental bonus amount. It is currently estimated that the target bonus amount will be 66 2/3% of the person's base salary if certain financial results and targets are achieved in any calendar year. It is expected that the supplemental bonus amount will be 100% of each senior management member's base salary if the certain more aggressive financial results and targets are achieved in any calendar year. Payment of these bonuses would be contingent upon the person's continued employment with Encore through the bonus payment date, unless such person's employment with Encore is terminated other than by reason of a termination by Encore "without cause" or by the member of senior management for "good reason" or by reason of his death or "disability" (as such terms are defined in the respective person's existing employment agreement).

  Voting Agreements

        The directors and executive officers of Encore beneficially owned and were entitled to vote, or shared the right to vote, approximately [*]% of the outstanding shares of Encore common stock on the record date (including those owned by the Galen Holders). Kenneth W. Davidson, our Chairman of the Board and Chief Executive Officer, and Harry L. Zimmerman, our General Counsel, Secretary and Executive Vice President, have entered into a management voting agreement with Parent and Merger Sub pursuant to which they granted Parent an irrevocable proxy to vote the 791,036 Encore shares they collectively own, representing approximately 1.1% of outstanding shares of Encore and any subsequently acquired Encore shares in favor of adoption of the merger agreement and approval of the merger. The management voting agreement, with certain exceptions, also restricts the two executives from transferring any such Encore shares. See further description under "The Voting Agreements" below. The other directors and current executive officers have informed Encore that they intend to vote all of their shares of Encore's common stock "FOR" the adoption of the merger agreement.

Material Federal Income Tax Consequences

        The following is a general discussion of the material U.S. federal income tax consequences of the merger to holders of Encore common stock. We base this summary on the provisions of the Internal Revenue Code of 1986, as amended, which we refer to herein as the Code, applicable current and proposed U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis.

        For purposes of this discussion, we use the term "U.S. stockholder" to mean:

  •
  a citizen or individual resident of the U.S. for U.S. federal income tax purposes;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or any State or the District of Columbia;

  •
  a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source.

        If a partnership holds shares of our common stock, the tax treatment of a partner will depend on the status of the partners and the activities of the partnership. If a U.S. stockholder is a partner in a partnership holding our common stock, the U.S. stockholder should consult its tax advisors. A non-U.S. stockholder is a person (other than a partnership) that is not a U.S. stockholder.

        This discussion assumes that a holder hold the shares of our common stock as a capital asset within the meaning of Section 1221 of the Code. It does not address all aspects of United States federal income tax laws that may be relevant to you in light of your personal investment circumstances, nor does it address your tax consequences if you are subject to special treatment under United States federal income tax law (including, for example, persons who elect to treat dividends on, or gains from a disposition of, stock as investment income for purposes of the limitation on the investment interest deduction, partnerships or other pass-through entities, U.S. stockholders subject to the alternative minimum tax, persons who have a functional currency other than the U.S. dollar, mutual funds, banks, insurance companies, tax-exempt organizations, financial institutions, dealers and certain traders in securities, persons who hold stock as part of a straddle, hedging, constructive sale, or conversion transaction, certain former citizens or former long-term residents of the United States, controlled foreign corporations, passive foreign investment companies, stockholders subject to the alternative minimum tax, stockholders who acquired their shares of our common stock through the exercise of employee stock options or other compensation arrangements or stockholders who, directly or indirectly, own an interest in Blackstone). In addition, the discussion does not address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax that may apply to holders. Stockholders are urged to consult their own tax advisors to determine the particular tax consequences, including the application and effect of any state, local or foreign income and other tax laws, of the receipt of cash in exchange for our common stock pursuant to the merger.

U.S. Stockholders

        The receipt of cash pursuant to the merger (or pursuant to the exercise of appraisal rights) by U.S. stockholders of our common stock will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. stockholder of our common stock will recognize gain or loss equal to the difference between the amount of cash received in exchange for the common stock and the U.S. stockholder's adjusted tax basis in the common stock.

        If the holding period in our common stock surrendered in the merger is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. Certain U.S. stockholders, including individuals, are eligible for preferential rates of United States federal income tax in respect of long-term capital gains. The deductibility of a capital loss recognized in the merger is subject to limitations under the Code. If you acquired different blocks of our common stock at different times and different prices, you must determine your adjusted tax basis and holding period separately with respect to each block of common stock for purposes of calculating gain or loss.

        Under the Code, a U.S. stockholder of Encore common stock may be subject to information reporting on the cash pursuant to the merger (or pursuant to the exercise of appraisal rights) unless the U.S. stockholder is a corporation or other exempt recipient. Backup withholding will also apply

(currently at a rate of 28%) with respect to the amount of cash received unless the U.S. stockholder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with the requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. stockholder's U.S. federal income tax liability, if any, provided that the U.S. stockholder furnishes the required information to the Internal Revenue Service in a timely manner.

Non-U.S. Stockholders

        Any gain realized on the receipt of cash pursuant to the merger (or pursuant to the exercise of appraisal rights) by a non-U.S. stockholder generally will not be subject to United States federal income tax unless one of the following applies:

  •
  The gain is effectively connected with a non-U.S. stockholder's conduct of a trade or business within the United States and, if a tax treaty applies, the gain is attributable to a non-U.S. stockholder's U.S. permanent establishment. In such case, the non-U.S. stockholder will, unless an applicable tax treaty provides otherwise, generally be taxed on its net gain derived from the sale at regular graduated U.S. federal income tax rates, and in the case of a foreign corporation, may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

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  A non-U.S. stockholder who is an individual, holds our common stock as a capital asset, is present in the United States for 183 or more days in the taxable year of the merger, and certain other conditions are met. In such a case, the non-U.S. stockholder will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by certain U.S. capital losses.

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  We are or have been a "United States real property holding corporation," or "USRPHC", for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of the sale or other disposition and the period such non-U.S. stockholder held our common stock (the shorter period hereinafter referred to as the "lookback period"); provided that as our common stock is regularly traded on an established securities market, this rule will generally not cause any gain to be taxable unless the non-U.S. stockholder owned more than 5% of our common stock at some time during the lookback period. We do not believe that we are or have been a USRPHC.

        Information reporting and, depending on the circumstances, backup withholding (currently at a rate of 28%) will apply to the cash received pursuant to the merger (or pursuant to the exercise of appraisal rights), unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) or such owner otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. stockholder's U.S. federal income tax liability, if any, provided that the non-U.S. stockholder furnishes the required information to the Internal Revenue Service in a timely manner.

Regulatory Approvals

        The HSR Act and related rules provide that transactions such as the merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and specified waiting period requirements have been satisfied. On July 24, 2006, the Company and Blackstone Capital Partners V L.P., each filed a Notification and Report Form with the Antitrust Division and the Federal Trade Commission and requested an early termination of the waiting period. The companies received early termination of the HSR waiting period on August 4, 2006. On August 18, 2006, the Company and Blackstone Capital

Partners V L.P. filed a notification with the German Federal Cartel Office pursuant to the German Act against Restrictions of Competition of 1958 and received approval of the transaction on August 25, 2006. On August 23, 2006, the Company and Blackstone Capital Partners V L.P. filed a notification to the Austrian Federal Competition Authority under Section 9 of the Cartel Act of 2005. On August 22, 2006, the Company and Blackstone Capital Partners V L.P. filed a notification with both the Chinese Ministry of Commerce and the State Administration of Industry and Commerce in China pursuant to Article 21 of the Interim Provisions on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, effective as of April 12, 2003. Lastly, in Brazil, the Company and Blackstone Capital Partners V L.P. filed on July 21, 2006 with the Administrative Economic Defense Council (CADE) in conformity with Section 1 of CADE Resolution 15 of August 19, 1998 and received approval from the CADE on September 13, 2006.

        Under the merger agreement, the Company, Parent and Merger Sub have agreed to use their reasonable best efforts to obtain all required governmental approvals in connection with the execution of the merger agreement and completion of the merger. In addition, the Company, Parent and Merger Sub have agreed to use their reasonable best efforts to take those actions as may be necessary to resolve any objections asserted on antitrust grounds with respect to the merger; provided that neither Parent, Merger Sub, the Company, nor any of their respective affiliates will be required to hold separate or to divest any of their businesses or assets.

        Except as noted above with respect to the required filings under the HSR Act, the foreign regulatory requirements, and the filing of a certificate of merger in Delaware at or before the effective time of the merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the merger agreement or completion of the merger.

Accounting Treatment

        We expect Parent to use the purchase method of accounting for the arrangement in which Parent will record the excess to fair market value of our net assets as goodwill.

Fees and Expenses of the Merger

        We estimate that we will incur, and will be responsible for paying fees, consisting primarily of financial, legal, accounting and tax advisory fees, SEC filing fees and other related charges, totaling approximately $70.3 million in connection with the merger and related financing. This amount includes the following estimated fees and expenses:

Financial Advisor Fees and Expenses	$28,200,000
Legal, Accounting and Other Professional Fees	8,000,000
Printing, Proxy Solicitation and Mailing Costs	465,000
Financing Related Fees (1)	33,300,000
Filing Fees	204,415
Exchange Agent Fees	46,000
Miscellaneous	50,000

Total:	$70,265,415

(1)
Includes a $20,300,000 premium and consent payment in connection with the 9.75% note tender offer.

        For a description of Encore's obligation to pay fees and expenses if the merger agreement is terminated, see "The Merger Agreement—Fees and Expenses."

Litigation Challenging the Merger

        On July 7, 2006, a purported class action complaint, Louis Dudas et al. v. Encore Medical Corporation et al., was filed against Encore and its directors in the District Court of Travis County, Texas, 345th Judicial District. On July 18, 2006, a second purported class action complaint, Robert Kemp et al. v. Alastair J. Clemow et al. (the "Delaware Action") was filed by a putative stockholder of Encore in the Court of Chancery of the State of Delaware, New Castle County, against Encore and its directors. Blackstone Capital Partners V L.P., Grand Slam Holdings, LLC, and Grand Slam Acquisition Corp. are also named as defendants in the Delaware Action.

        Both complaints seek to enjoin the proposed acquisition of Encore by Blackstone on grounds that Encore's directors breached their fiduciary duties by agreeing to an allegedly inadequate acquisition price. The complaints allege that our directors will receive substantial benefits from the acquisition that supposedly will not be shared with other stockholders, and that the directors and Blackstone timed the acquisition so that the agreement would be announced before Encore released its second quarter 2006 financial results, which allegedly would have caused the stock price to rise. The complaints further allege that the directors who approved the transaction were not sufficiently independent and disinterested did not conduct a competitive auction and did not obtain an adequate price from Blackstone for the merger. The complaints seek, among other things, injunctive relief to enjoin the consummation of the acquisition and rescind any actions that have already been taken to consummate the acquisition; rescissory damages; and the plaintiffs' reasonable costs and attorneys' fees and expert fees. The Delaware Action also seeks an accounting of all "profits and any special benefits" obtained by our directors and asserts a claim for damages on behalf of the putative class.

        Both lawsuits are in their preliminary stages and we cannot presently predict the outcome of the lawsuits.

THE MERGER AGREEMENT

        The summary of the material terms of the merger agreement below and elsewhere in this proxy statement does not purport to be complete and is qualified in its entirety by reference to the merger agreement, which is attached as Annex A to this proxy statement. The merger agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Encore, Parent and Merger Sub, or their respective affiliates. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and that by this summary or any other information contained in this proxy statement.

        The merger agreement contains representations and warranties that the parties to the agreement made to and solely for the benefit of each other. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties were used for the purpose of allocating risk between the parties rather than establishing matters as facts. The assertions embodied in those representations and warranties are also qualified by information as of the specific dates in confidential disclosure schedules that the parties exchanged in connection with signing the merger agreement. While Encore does not believe that the disclosure schedules contain non-public information that the securities laws require to be publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, because (i) they were only made as of the date of the merger agreement or a prior, specified date, (ii) in some cases they are subject to materiality and knowledge qualifiers, and (iii) they are modified in important part by the underlying disclosure schedules. These disclosure schedules contain information that has been included in Encore's prior public disclosures, as well as non-public information which we do not believe is required to be disclosed under the securities laws. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in Encore's public disclosures. See "Where You Can Find More Information."

The Merger

        The merger agreement provides that, at the effective time of the merger, Merger Sub will merge with and into Encore. Upon completion of the merger, Merger Sub will cease to exist as a separate entity and Encore will continue as the surviving corporation and will be a wholly-owned subsidiary of Parent.

Effective Time

        The closing will occur on the later of (i) the third business day after satisfaction or waiver of closing conditions set forth in the merger agreement, or (ii) the earlier of a date prior to November 30, 2006 to be specified by Parent on no less than three business days notice (which may be conditioned on the closing of a high yield debt financing to be used to fund the acquisition or November 30, 2006. Encore and Merger Sub will jointly prepare and cause to be filed a certificate of merger with the Secretary of State of Delaware at or prior to the closing of the merger. The merger will become effective when that certificate is filed, or at such later time as Encore and Merger Sub may agree upon and specify in the certificate.

Certificate of Incorporation; Bylaws and Directors and Officers of Encore and the Surviving Corporation

        When the merger is completed:

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  the surviving corporation's certificate of incorporation will be amended as of the effective time of the merger to read as set forth in exhibits to the merger agreement;

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  the bylaws of Merger Sub in effect immediately prior to the effective time of the merger will become the bylaws of the surviving corporation until amended as provided by applicable law, the certificate of incorporation of the surviving corporation and such bylaws;

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  the directors of Merger Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation; and

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  the officers of Encore immediately prior to the effective time of the merger will be the initial officers of the surviving corporation.

Conversion of Common Stock

        At the effective time of the merger, each share of Encore common stock outstanding immediately before the effective time of the merger will be converted automatically into the right to receive $6.55 in cash, without interest and less any required withholding taxes, except for:

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  treasury shares of Encore common stock, all of which will be canceled without any payment;

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  shares owned by any wholly-owned subsidiary of Encore;

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  shares owned by Parent, Merger Sub and their affiliates; and

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  shares of Encore common stock held by stockholders who validly exercise and perfect appraisal rights, which will be subject to appraisal in accordance with Delaware law, with respect to such shares.

Treatment of Stock Options

        Except for certain options owned by senior management, each outstanding option to purchase common stock of Encore which is vested or which by its terms will become vested at the effective time of the merger, other than certain options held by senior management, will be canceled in exchange for the right to receive, for each share of common stock issuable upon exercise of such option, cash in the amount equal to the excess, if any, of $6.55 over the exercise price per share of any such option, multiplied by the number of shares of Encore common stock for which such option is exercisable immediately prior to the effective time of the merger. Options owned by the senior management of Encore which have not been exercised at or prior to the effective time of the merger will remain outstanding and will continue as options to purchase a percentage of shares of the common stock of the surviving corporation that corresponds to the percentage of the fully diluted equity of Encore represented by the shares underlying the options.

Exchange and Payment for Shares

        At the effective time of the merger, the surviving corporation will deposit an amount of cash sufficient to pay the aggregate merger consideration with the exchange agent. Promptly after the effective time of the merger, the exchange agent will mail a letter of transmittal and instructions to the stockholders which will describe to stockholders how to surrender their Encore common stock certificates in exchange for the merger consideration.

        Stockholders should not return their stock certificates with the enclosed proxy card, and they should not forward their stock certificates to the exchange agent without a letter of transmittal.

        A stockholder will not be entitled to receive the merger consideration until such stockholder surrenders its Encore common stock certificate or certificates to the exchange agent, together with a duly executed letter of transmittal. The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is presented to the exchange agent accompanied by all documents required to evidence and effect such transfer and evidence that any applicable stock transfer taxes have been paid. No interest will be paid or will accrue on the cash payable upon surrender of the certificates.

        At the effective time of the merger, Encore's stock transfer books will be closed, and there will be no further registration of transfers of outstanding shares of Encore common stock. If, after the effective time of the merger, certificates are presented to the surviving corporation or the exchange agent for transfer or any other reason, they will be canceled and exchanged for the merger consideration.

        None of Parent, Merger Sub, Encore or the exchange agent will be liable to any person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. All funds held by the exchange agent for payment to the holders of unsurrendered certificates that are unclaimed one year after the effective time of the merger will be returned to the surviving corporation. Thereafter, any holder of unsurrendered certificates may look only to surviving corporation for, and the surviving corporation will remain liable for, the payment of the funds, without interest, subject to any applicable laws.

        If a stockholder has lost a certificate, or if it has been stolen or destroyed, before the stockholder will be entitled to receive the merger consideration, it will have to comply with the replacement requirements established by the exchange agent, including, if necessary, the posting of a bond in a customary amount sufficient to protect the surviving corporation against any claim that may be made against it with respect to that certificate.

        Each of the surviving corporation and Merger Sub will be entitled to deduct and withhold any applicable taxes from the merger consideration and the option consideration and pay such withholding amount over to the appropriate taxing authority.

Representations and Warranties

        Representations and Warranties of Encore.    The merger agreement contains various representations and warranties made by Encore to Parent and Merger Sub, subject to identified exceptions, including among others representations and warranties relating to:

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  the proper organization, valid existence, good standing and qualification to do business of Encore and its subsidiaries;

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  the certificate of incorporation and bylaws, or equivalent organizational documents, of Encore and its subsidiaries;

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  the capital structure of Encore and its subsidiaries, including in particular the number of shares of our common stock and stock options outstanding;

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  our outstanding indebtedness for borrowed money;

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  our subsidiaries;

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  our corporate power and authority to enter into the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement;

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  the approval and recommendation by the special committee and our board of directors of the merger agreement, the merger, and the other transactions contemplated by the merger agreement;

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  the absence of any violation of or any conflict with the organizational documents of Encore and its subsidiaries, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

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  required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

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  the due execution and delivery of the merger agreement by Encore;

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  the validity and binding effect of the merger agreement on Encore;

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  compliance with applicable legal requirements;

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  the vote required to adopt the merger agreement and to consummate the merger;

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  our SEC filings since January 1, 2003;

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  the absence of undisclosed liabilities;

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  the absence of a company material adverse effect and certain other changes or events related to us or our subsidiaries since December 31, 2005;

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  the payment of, and compliance with laws related to the payment of, taxes by Encore and its subsidiaries, and other tax matters;

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  real property and tangible personal property;

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  intellectual property;

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  material contracts and environmental matters;

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  absence of litigation;

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  employment and labor matters affecting us or our subsidiaries, including mattes related to our and our subsidiaries' employee benefit plans;

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  compliance by Encore and its subsidiaries and with applicable laws;

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  the holding, adequacy of and compliance by Encore and its subsidiaries with necessary governmental permits and licenses, including healthcare regulatory permits and compliance;

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  matters with respect to material payors and the lack of exclusion from any healthcare program run by any governmental entity;

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  our and our subsidiaries' insurance policies;

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  the receipt of an opinion from the special committee's financial advisor;

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  the inapplicability of anti-takeover statutes to the merger;

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  the absence of undisclosed broker's fees; and

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  affiliated contracts and affiliated transactions.

        Some of the representations and warranties referred to above are not breached unless the breach of the representation or warranty has had or would reasonably be expected to have a material adverse effect on Encore and its subsidiaries, taken as a whole. As used in the merger agreement, a company material adverse effect with respect to Encore means: changes, events, circumstances, conditions, occurrences, developments or effects that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or results of operations of Encore and its subsidiaries, taken as a whole, or that would reasonably be expected to prevent Encore from consummating the transactions contemplated hereby; provided, however, that none of the following, either individually or in the aggregate, will be deemed to constitute, or be taken into account in determining whether there has been or will be, a company material adverse effect:

  •
  a change in the trading prices of any of Encore's securities, in and of itself;

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  reductions in regulatory reimbursement rates affecting Encore taking effect after the date of the merger agreement and the effects, changes, events, circumstances and conditions resulting therefrom;

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  changes in GAAP or applicable laws;

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  changes, events, circumstances, conditions, occurrences, developments or effects resulting from the announcement of the execution of the merger agreement or of the pendency of the merger;

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  changes, events, circumstances, conditions, occurrences, developments or effects resulting from compliance by Encore with the terms of, or the taking of any action specifically required to be taken in, the merger agreement (other than the consummation of the merger itself);

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  changes, events, circumstances, conditions, occurrences, developments or effects or conditions affecting the business in which Encore and its subsidiaries operate generally;

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  changes in economic, financial or political conditions generally;

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  any act of terrorism or war (whether or not declared);

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  any failure by Encore and its subsidiaries, in and of itself, to meet projections, budgets or forecasts or published revenue or earnings predictions; and

  •
  any reclassifications, restructuring charges, non-recurring charges, increases in reserves and writeoffs of, to or in the financial statements of Encore and/or Compex as described in the merger agreement and summarized below under "The Merger Agreement—Conditions to the Merger—Conditions to Obligations of Parent and Merger Sub—Absence of a Company Material Adverse Effect."

        However, in the case of the second, sixth, seventh and eighth bullet points above, to the extent such changes, events, circumstances, conditions, occurrences, developments or effects have a materially disproportionate adverse effect on Encore and its subsidiaries as compared to other persons engaged in the same business a company material adverse effect will be deemed to have occurred.

        You should be aware that the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties were used for the purpose of allocating risk between the parties rather than establishing matters as facts. See "Where You Can Find More Information."

        Representations and Warranties of Parent and Merger Sub.    The merger agreement also contains various representations and warranties by Parent and Merger Sub to Encore, subject to identified exceptions and qualifications, including among others representations and warranties relating to:

  •
  the proper organization, valid existence, good standing and qualifications to do business of Parent and Merger Sub;

  •
  the corporate power and authority of Parent and Merger Sub to enter into the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement;

  •
  the absence of any violation of or any conflict with Parent's or Merger Sub's organizational documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

  •
  the required consents and approvals of governmental entities as a result of the merger;

  •
  the due execution and delivery of the merger agreement by Parent and Merger Sub;

  •
  the validity and binding effect of the merger agreement on Parent and Merger Sub;

  •
  the absence of any conflicts between the merger agreement and the merger and the organizational documents of Parent and Merger Sub;

  •
  the absence of any conflicts between the merger agreement and the merger and the leases, permits, licenses, laws or orders of or to which Parent or Merger Sub is bound;

  •
  the absence of the necessity for consents or approvals from government entities in connection with the merger agreement or the merger;

  •
  the absence of litigation;

  •
  the existence of the financing commitments obtained by Parent and Merger Sub in connection with and for the purpose of funding the merger; and

  •
  the solvency, as defined in the merger agreement, of Encore, as the surviving corporation, at the closing immediately after giving effect to the transactions contemplated in the merger agreement, and the ability of Encore to pay all of its liabilities as such liabilities become absolute and mature.

        The representations and warranties of each of the parties to the merger agreement will expire upon the effective time of the merger.

Conduct of Our Business Pending the Merger

        From the date of the merger agreement to the effective time of the merger, and unless otherwise provided in the merger agreement or consented to in writing by Merger Sub, Encore and its subsidiaries will: (1) carry on their respective businesses in the ordinary course of business consistent with past practices; and (2) use their commercially reasonable efforts to maintain and preserve their business organization, assets and properties, and preserve their relationships with customers, employees, strategic partners, suppliers, distributors and others having business dealings with them, and keep effective insurance comparable in amount and scope to the coverage carried by them prior to the signing of the merger agreement.

        From the date of the merger agreement to the effective time of the merger, Encore has agreed, with limited exceptions, that neither it nor any of its subsidiaries will do any of the following, except as expressly contemplated by the merger agreement or otherwise consented to in writing by Parent and Merger Sub:

  •
  declare, set aside, pay dividends or make other distributions, or set aside funds to do so, in respect of any capital stock;

  •
  adjust, split, combine, reclassify, authorize or propose the issuance of any securities or any securities in respect of or in lieu of any capital stock;

  •
  purchase, redeem or otherwise acquire any capital stock or any other securities or any rights, warrants or options to acquire any such shares or other securities;

  •
  issue, deliver, grant, pledge, sell or otherwise encumber any capital stock, voting securities or securities convertible into or exchangeable for, capital stock, or any rights, warrants or options;

  •
  amend its certificate of incorporation, bylaws or any other organizational documents;

  •
  acquire (1) by merging or consolidating with, or by purchasing the assets or any stock of, or by any other manner, any entity or division thereof or (2) any assets (other than (A) with respect to budgeted capital expenditures and up to $1,000,000 of unbudgeted capital expenditures in the aggregate and (B) the acquisition of assets in the ordinary course of business and which do not involve an aggregate consideration of more than $1,000,000);

  •
  sell, lease, assign, license, pledge, subject to a material lien or otherwise dispose of or encumber Encore's property or assets or rights (including intellectual property), other than (1) sales of assets in the ordinary course of business consistent with past practice having a value not in excess of $1,000,000 in the aggregate, (2) non-exclusive licenses extended to customers in the ordinary course of business and consistent with past practice, and (3) sales of equipment and other tangible assets no longer used or useful in Encore's business;

  •
  adopt, propose or implement any stockholder rights plan;

  •
  generally, (1) incur or assume any indebtedness or guarantee any indebtedness of another person or amend any such existing indebtedness, (2) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, or guarantee any debt securities of another person, or (3) enter into any hedging agreement or other such financial agreement or arrangement;

  •
  change any accounting methods, procedures, principles or practices, except as may be required by a change in GAAP or, except as required, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve;

  •
  establish, adopt, enter into, amend, terminate or grant any waiver or consent under any company plan;

  •
  increase the compensation or fringe benefits of any of Encore's employees, except for compensation increases in the ordinary course of business consistent with past practice of any of Encore's employees, the payment of accrued or earned, but unpaid, bonuses, or, as required by applicable law, or any contract or company plan;

  •
  grant any severance or termination pay to any company employee except as required by applicable law or any contract or company plan;

  •
  loan or advance any money other than travel advances in the ordinary course of business or other property to any company employee;

  •
  grant any equity or equity based awards, including the grant of stock options, stock appreciation rights, restricted stock or restricted stock units;

  •
  undertake any action, expressed or implied, that confers upon any company employee any rights or remedies (including, without limitation, any right to employment or continued employment for any specified period) of any nature or kind whatsoever under or by reason of the merger agreement;

  •
  take any action other than in the ordinary course of business to fund or in any other way secure the payment of compensation or benefits under any company plan;

  •
  allow for the commencement of any new offering periods under any employee stock purchase plans;

  •
  make or change any material tax election, settle or compromise any material tax liability, amend any material tax return, change any method of tax accounting, enter into any material closing agreement with respect to any tax, agree to the extension or waiver of the statute of limitations with respect to the assessment or determination of any taxes or surrender any right to claim a material tax refund or take any other similar action relating to the filing of any tax return or the payment of any tax;

  •
  initiate, compromise or settle (1) any action (as such term is defined in the merger agreement), or (2) any claim under any insurance policy for the benefit of Encore or its subsidiaries in either case involving an amount in excess of $200,000;

  •
  enter into any joint venture, general or limited partnership agreement, limited liability company agreement or other similar agreement;

  •
  enter into any contract that would constitute a company material contract, a material license with respect to intellectual property or a source code agreement other than in the ordinary course of business and consistent with past practice;

  •
  enter into, terminate, amend, supplement or modify in any material respect, any company material contract, other than in the ordinary course of business and consistent with past practice;

  •
  waive, release, cancel, allow to lapse, convey, encumber or otherwise transfer any material rights under any such company material contracts;

  •
  change incentive policies or payments under any contracts except for immaterial changes made in the ordinary course of business consistent with past practice with respect to non-management employees only;

  •
  make any loan, advance or capital contribution to or investment in any person, other than loans, advances or capital contributions to or investments in a wholly-owned subsidiary of Encore;

  •
  cancel any debts or waive any claims or rights of substantial value (including any indebtedness owed to the Company or its subsidiaries), except for cancellations made or waivers granted with respect to claims other than indebtedness in the ordinary course of business consistent with past practice which, in the aggregate, are not material or for claims other than indebtedness which are cancelled or waived in connection with the settlement of the actions referred to in the merger agreement, and to the extent permitted as described above;

  •
  fail to (1) manage and retain cash and cash equivalents and investments in marketable securities in a manner other than in the ordinary course of business and consistent with past practice or (2) manage accounts payable or accounts receivable in a manner consistent with past practice;

  •
  take any action that would reasonably be expected to result in Encore's representations or warranties in the merger agreement becoming false or inaccurate such that the condition to consummate the merger with respect to such representations and warranties would fail to be satisfied;

  •
  amend, extend, renew or enter into new insurance policies, except on terms and for such amounts as are consistent with past practice or on terms and for such amounts as Encore and its subsidiaries reasonably believe are prudent for their business;

  •
  take, or permit any of its subsidiaries to take, any action or enter into any transaction, including any merger, acquisition, joint venture, disposition, lease, contract or debt or equity financing, that would reasonably be expected to impair, delay or prevent the obtaining of financing contemplated by any commitment letter; or

  •
  authorize any of, or commit or agree, in writing or otherwise, to take any of, the above mentioned actions.

        Parent and Encore will use reasonable best efforts to fully satisfy, on a timely basis, all terms, conditions, representations and warranties set forth in the commitment letters.

        Parent has agreed to use reasonable best efforts to:

  •
  enter into definitive agreements with respect to the financings contemplated by the commitment letters on terms and conditions no less favorable to Parent in the aggregate than the commitment letters and on such other terms and conditions as are satisfactory to Parent prior to the closing;

  •
  negotiate definitive agreements with respect thereto on terms and conditions contained therein or on terms that are not materially adverse to Encore as compared to the terms set forth in the commitment letters; and

  •
  satisfy all conditions applicable to Parent and Merger Sub in such definitive agreements that are within its control.

        Parent will furnish correct and complete copies of such definitive agreements to Encore promptly upon their execution. In the event that any of the financings contemplated by the commitment letters becomes unavailable on the terms and conditions contemplated in the commitment letters, Parent is to use its reasonable best efforts to arrange to obtain any such portion from alternative sources on terms no less favorable in the aggregate to Parent as compared to the terms set forth in the commitment letters.

        Parent has also agreed to:

  •
  keep Encore informed in reasonable detail with respect to all material activity concerning the status of the financings contemplated by the commitment letters;

  •
  not amend or alter, or agree to amend or alter, any commitment letter in any material respect in any manner that would materially impair or delay or prevent the transactions contemplated by the merger agreement without Encore's prior written consent;

  •
  promptly inform Encore and the special committee upon its becoming aware of any event, fact or condition principally unrelated to Encore which would reasonably be expected to cause the consummation of the financing transactions contemplated in the commitment letters to be delayed or materially adversely affected; and

  •
  notify Encore and the special committee promptly or upon receipt of any notice from either of the senior lenders in the financing it committed to provide at the effective time that such senior lender intends to withdraw, change or modify the terms of any of the loans described in the commitment letters in any material respect.

        We have agreed to use our reasonable best efforts to provide Parent with such cooperation (provided such cooperation does not unreasonably interfere with our or our subsidiaries' ongoing operations) in connection with the arrangement of the financings contemplated by the debt commitment letter as may be reasonably requested by Parent, including:

  •
  participation in meetings, drafting sessions, due diligence sessions, management presentation sessions, "road shows" and sessions with rating agencies;

  •
  preparation of business projections, financial statements (including pro forma financial statements), offering memoranda, private placement memoranda, prospectuses and similar documents and the representations contained therein; and

  •
  execution and delivery of any underwriting or placement agreements, pledge and security documents, other financing documents, including any indemnity agreements, or other requested certificates or documents, including a certificate of Encore's chief financial officer with respect to solvency matters, comfort letters of accountants, consents of accountants for use of their reports in any materials relating to the financing to be used in connection with the transactions contemplated by the merger agreement, legal opinions, surveys and title insurance as may be reasonably requested by Parent.

        We have also agreed to:

  •
  use our reasonable best efforts to take such further action as may be required to cause an independent auditor of the company to provide any unqualified opinions, consents or customary comfort letters with respect to the financial statements; and

  •
  allow Parent's representatives the opportunity to review and comment upon the pro forma financial statements in draft form and to allow such representatives access to the Company and supporting documentation with respect to the preparation of such financial statements and the independent auditors' work papers relating to such financial statements. See "Special Factors—Financing of the Merger and Related Transactions."

No Solicitation of Transactions

        We have agreed that we and our subsidiaries will not, and we are required to use our commercially reasonable efforts to ensure that none of our or our subsidiaries' respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives will, directly or indirectly:

  •
  solicit, initiate, knowingly encourage or otherwise knowingly facilitate any inquiries or the making of any proposal or offer with respect to, or that would reasonably be expected to lead to, any acquisition proposal;

  •
  enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information or grant access to its properties, books and records or personnel in connection with, any acquisition proposal; or

  •
  terminate, release, amend, waive or modify any provision of any confidentiality, standstill or similar agreement to which it or any of its subsidiaries is a party (or fail to take reasonable measures to enforce the provisions of any such agreements), or take any action to exempt any person (other than Parent, Merger Sub and their affiliates) from the restrictions on "business combinations" contained in Section 203 of the Delaware General Corporation Law or otherwise cause such restrictions not to apply.

        For purposes of the merger agreement, the term "acquisition proposal" means any proposal or offer (1) relating to a merger, reorganization, consolidation, dissolution, sale of substantial assets, tender offer, exchange offer, recapitalization, liquidation, dissolution, joint venture, share exchange or other business combination involving Encore or any of its subsidiaries, (2) for the issuance by Encore of 20% or more of its equity securities or (iii) to acquire in any manner, directly or indirectly, 20% or more of the capital stock or assets of Encore or any of its subsidiaries.

        Except as described below, neither Encore nor its board of directors or any committee thereof may recommend any acquisition proposal to its stockholders or approve any agreement with respect to an acquisition proposal. Prior to the adoption of the merger agreement by our stockholders, however, we are permitted to (1) furnish information with respect to the Company to the person making such acquisition proposal and its representatives pursuant to a customary confidentiality agreement not less restrictive of the other party than the confidentiality agreement entered into between the Company and an affiliate of Merger Sub, (2) participate in discussions or negotiations with such person and its representatives regarding any acquisition proposal, and (3) waive any standstill provisions related to the submission of such acquisition proposal, if and only to the extent that:

  •
  the special committee determines in good faith, after consultation with outside counsel, that the failure to do so would reasonably be expected to result in a breach of the fiduciary duties to stockholders of the Company's board of directors under applicable law, and that the applicable acquisition proposal is a bona fide, unsolicited written acquisition proposal received by the Company after the date of the merger agreement that the special committee determines in good faith after consultation with outside counsel and its financial advisor, is reasonably expected to result in a superior proposal; and

  •
  the Company contemporaneously make available to Parent and Merger Sub (to the extent it has not previously done so) all nonpublic information made available to the person(s) making the acquisition proposal.

        For purposes of the merger agreement, the term "superior proposal" means any unsolicited, bona fide written proposal made by a third party to acquire, directly or indirectly, at least 90% of the equity securities or all or substantially all of the assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation or a sale of its assets, (1) which the special committee determines in its good faith reasonable judgment (after consultation with its legal and financial advisor) would, if consummated, result in a transaction that is (A) more favorable to the holders of Encore's common stock from a financial point of view than the transactions contemplated by the merger agreement (including any proposal by Parent to amend the terms of the merger agreement), taking into account all the terms and conditions of such proposal and the merger agreement and other factors reasonably deemed relevant by the special committee and (B) reasonably capable of being completed on the terms proposed, in each case taking into account all financial (including the financing terms of such proposal), regulatory, legal (with the advice of outside counsel) and other aspects of such proposal, and (2) which has no financing condition.

        Furthermore, if, at any time prior to the adoption of the merger agreement by our stockholders, the special committee determines in its good faith, after consultation with its outside legal counsel, that an unsolicited bona fide written acquisition proposal that did not otherwise result from a material breach of the provisions described in the previous paragraphs is a superior proposal and that terminating the merger agreement to accept the superior proposal and/or recommending the superior proposal to the Company's stockholders is necessary in order for the board of directors to comply with its fiduciary duties under applicable law, Encore may terminate the merger agreement and/or the board of directors may approve or recommend the superior proposal to the stockholders, and immediately prior to or concurrently with the termination of the merger agreement enter into a definitive agreement with respect to such superior proposal, as applicable, but only if:

  •
  the special committee has provided prior written notice to Parent that it is prepared to effect a change in the company recommendation in response to a superior proposal or terminate the merger agreement to enter into a definitive agreement with respect to a superior proposal, which notice is to attach the most current version of any proposed written agreements relating to the transaction that constitutes the superior proposal, including the identity of the person making the superior proposal and is to promptly notify Parent of any material revisions to the superior proposal;

  •
  Parent has had three business days following receipt of such notice from the Company to make a proposal (if Parent desires) to modify the terms of the merger agreement;

  •
  following receipt of any proposal with respect to modifications to the terms of the merger agreement by Parent, the Company will have negotiated in good faith with Parent (if Parent desires to so negotiate) to make such modifications to the terms of the merger agreement as would make the relevant acquisition proposal no longer a superior proposal;

  •
  after the Company will have negotiated in good faith with Parent to make such modifications to the terms of the merger agreement as would make the relevant acquisition proposal no longer a superior proposal, the special committee will have again determined in good faith, after consultation with its outside legal counsel and financial advisor, and after taking into account any modifications proposed by Parent, that failure to effect a change in the company recommendation in response to the superior proposal or terminate the merger agreement to enter into a definitive agreement with respect to the superior proposal would reasonably be expected to be a breach of its fiduciary duties to the Company's stockholders under applicable law; and

  •
  with respect to a termination of the merger agreement, we concurrently pay to Parent the $12.0 million termination fee.

        We have also agreed:

  •
  to terminate immediately any discussions or negotiations regarding acquisition proposals that were being conducted before the merger agreement was signed;

  •
  to notify Parent within 48 hours of Encore's receipt of an acquisition proposal, including the material terms and conditions of the acquisition proposal and the identity of the third party making the proposal;

  •
  to keep Parent informed of the status and material terms and conditions of any proposals or offers; and

  •
  not to enter into a confidentiality agreement with any person after the signing of the merger agreement that prohibits Encore from providing this information to Parent.

Legal Requirements

        Subject to the terms and conditions of the merger agreement, each party has agreed to use its reasonable best efforts to:

  •
  take all actions and do and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the merger agreement;

  •
  provide notice to and obtain from any governmental entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Company, Parent or Merger Sub or any of their subsidiaries in connection with the authorization, execution and delivery of the merger agreement and the consummation of the transactions contemplated by the merger agreement;

  •
  make all necessary filings, notifications, and thereafter make any other required submissions, with respect to the merger agreement and the merger with any governmental entity or other third party that may be necessary for the performance of its obligations under the merger agreement and the consummation of the transactions contemplated by the merger agreement; and

  •
  execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the merger agreement.

        Each of the parties will cooperate with each other in connection with the making of all such filings and will each use its reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law.

        Each of the parties agrees, and will cause each of their respective subsidiaries, to cooperate and to use their reasonable best efforts to prepare, within the applicable regulatory deadlines, any required merger notifications or obtain any government clearances or approvals required for closing under the HSR Act and any other federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade, to respond to any government requests for information under any antitrust law, and to contest and resist any action, including any legislative, administrative or judicial action, and to seek to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the merger or any other transactions contemplated by the merger agreement under any antitrust law.

        The parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any antitrust law. However, neither Parent, Merger Sub, nor any of their affiliates nor (unless such action is conditioned upon the closing) the Company or any of its affiliates, will be required to (1) effect any sale, divestiture or disposition of existing or acquired assets or businesses, or (2) take or agree to take any other action or agree to any limitation that (A) adversely affects any of the Parent's, Merger Sub's, the Company's and any of its subsidiaries' or any of their affiliates' existing or acquired businesses, or (B) would have a materially adverse effect on any material benefit Parent or the Company or its stockholders seek to receive from the transactions contemplated by the merger agreement.

Employee Matters

        For one year following the effective time of the merger, the surviving corporation and its subsidiaries will maintain for Encore employees (1) compensation levels that in the aggregate are no less favorable than the overall compensation levels maintained for and provided to the employees of Encore and its subsidiaries immediately prior to the effective time of the merger and (2) benefits provided under Encore's benefit plans that are no less favorable in the aggregate than the benefits provided to the employees of Encore and its subsidiaries immediately prior to the effective time of the merger; provided that, nothing in the merger agreement prevents the amendment or termination of any of Encore's benefit plans or interferes with the surviving corporation's right or obligation to make such changes as are necessary to comply with applicable law. To the extent recognized by the Company and its subsidiaries prior to the effective time, each employee of Encore and its subsidiaries will be given credit for all service with Encore or its subsidiaries under all employee benefit plans and arrangements maintained by Parent, its subsidiaries or the surviving corporation in which they participate or in which they become participants for purposes of eligibility, vesting and benefit accrual (other than with respect to defined benefit plans) including, for purposes of determining employee compensation or incentive plans benefits and other benefit plans, programs, policies and arrangements, including vacation benefits. In addition, with respect to each benefit plan of the Parent that is a "welfare benefit plan" (as defined in ERISA), Parent will ensure that the surviving corporation waives any pre-existing condition, exclusions, actively at work requirements, insuitability requirements or other eligibility limitations and gives effect, in determining any deductible, co-insurance, and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Encore employees and their dependents under corresponding plans maintained by Encore and its subsidiaries immediately prior to the effective time. This policy also applies to employees of Encore and its subsidiaries who are on disability or leave of absence and their dependents.

Conditions to the Merger

        The obligations of Encore, Parent and Merger Sub to effect the merger are subject to the satisfaction of the following conditions:

  •
  Stockholder Approval. The merger agreement having been adopted at a special meeting of stockholders by the affirmative vote of the holders of a majority of the outstanding shares of Encore common stock entitled to vote.

  •
  Regulatory Approvals. Any applicable waiting periods under the HSR Act and any foreign antitrust laws having expired or been terminated.

  •
  Consents and Orders. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any governmental entities in connection with the merger having been filed or obtained.

        The obligations of Parent and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

  •
  Representations and Warranties

  •
  our representations and warranties regarding certain matters relating to our capitalization must be true and correct in all respects (except for immaterial deviations) when the merger agreement was entered into and as of the date the merger is completed, except to the extent that a representation or warranty was specifically made as of a particular date, in which case it need be true and correct in all respects (except for immaterial deviations) as of such date; and

    •
    our representations and warranties relating to our SEC filings and the Company's consolidated financial statements must be true and correct in all material respects, in each case, when the merger agreement was entered into and as of the date the merger is completed, except to the extent that a representation or warranty was specifically made as of a particular date, in which case it need be true and correct in all material respects as of such date; and

    •
    all other representations and warranties (generally disregarding all materiality or company material adverse effect qualifications) must be true and correct when the merger agreement was entered into and as of the date the merger is completed, except to the extent that a representation or warranty is specifically made as of a particular date, in which case it need be true and correct as of such date, and except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, and would not reasonably be likely to result in, a company material adverse effect;

  •
  Compliance with Covenants. The performance, in all material respects, by us of our covenants and agreements in the merger agreement.

  •
  Closing Certificate. Our delivery to Parent and Merger Sub at closing of a certificate with respect to the satisfaction of the conditions relating to our representations, warranties, covenants and agreements.

  •
  No Restraints. There not having been enacted, issued, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect which would, and there not having been instituted or pending any action or proceeding in which any governmental entity seeks to prohibit, restrain or enjoin the completion of the merger.

  •
  Absence of a Company Material Adverse Effect. Since June 30, 2006, the absence of any material adverse effect or any (a) restatement occurring after June 30, 2006 and arising out of errors of any quarterly or annual financial statements filed with the SEC of either or both Encore or Compex, or (b) restructuring charges, non-recurring charges, increase in reserves or write-offs, either on the Compex or Encore financial statements filed with the SEC, which arose as a result of Encore's adjustment of the balance sheet of Compex as of February 25, 2006 or the audit related thereto, with the net effect of (a) and (b) in the aggregate being a reduction in the combined EBITDA (as defined in the debt commitment letter) or net income before income taxes of Encore and/or Compex for the periods commencing after December 31, 2004 and concluding July 1, 2006, by more than $11.2 million; provided however, that charges for (x) in-process research and development expenses not to exceed $4,016,000, and (y) charges related to an increase in the fair market value of the Compex inventory as of the date of the acquisition of Compex by Encore not to exceed $1,123,000, are to be excluded from this calculation.

  •
  Note Tender Offer and Supplemental Indenture. Not less than a majority of the aggregate principal amount of Encore's outstanding 9.75% senior subordinated notes due 2012 having been tendered and accepted for payment by Encore in accordance with the terms and conditions of the note tender offer. Holders of the existing senior subordinated notes having approved certain amendments to Encore's indenture, the issuer, the subsidiary guarantors and the trustee under the indenture for the existing senior subordinated notes having executed and delivered the supplemental indenture, which shall have become operative upon acceptance of the existing senior subordinated notes for payment pursuant to the note tender offer.

  •
  Appraisal Rights. The total number of shares as to which appraisal right have been exercised, or notice of intent to exercise appraisal rights has been provided, having not exceeded 10% of the issued and outstanding shares of Encore common stock as of the effective time of the merger.

        The obligations of Encore to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

  •
  Representations and Warranties. All representations and warranties of Parent (generally disregarding all materiality or parent material adverse effect qualifications) must be true and correct when the merger agreement was entered into and as of the date the merger is completed, except to the extent that a representation or warranty is specifically made as of a particular date, in which case it need be true and correct as of such date, and except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, and would not reasonably be likely to result in, a parent material adverse effect.

  •
  Compliance with Covenants. The performance, in all material respects, by Parent and Merger Sub of their covenants and agreements in the merger agreement.

  •
  Closing Certificate. The delivery by Parent and Merger Sub to us, at closing, of a certificate with respect to the satisfaction of the conditions relating to Parent's and Merger Sub's representations, warranties, covenants and agreements.

  •
  No Restraints. There not having been enacted, issued, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect which would, and there not having been instituted or pending any action or proceeding in which any governmental entity seeks to prohibit, restrain or enjoin the completion of the merger.

  •
  Solvency Opinion. The special committee having received the written opinion confirming the solvency of the surviving corporation immediately after the effective time.

Termination

        The merger agreement may be terminated prior to the effective time of the merger, whether before or after obtaining the required stockholder approval, by written notice by the terminating party to the other party, as follows:

        (a)   by mutual written consent of Merger Sub and Encore;

        (b)   by either Merger Sub or Encore if the merger has not been consummated by January 31, 2007, provided that this right to terminate is not available to any party whose failure to fulfill any obligation under the merger agreement has been a principal cause of the failure of the merger to occur on or before such date;

        (c)   by either Merger Sub or Encore if a governmental entity issues an order, decree or ruling or takes any other action permanently restraining or prohibiting the merger and such order, decree or ruling, or action is final and non-appealable;

        (d)   by either Merger Sub or Encore if, at the stockholder's meeting at which a vote on the merger agreement is taken, the required stockholder vote in favor of the adoption of the merger agreement is not obtained; provided that this right to terminate will not be available to Encore if it is in breach of its obligations in connection with solicitations and superior proposals, the preparation of this proxy statement or the calling, convening and holding of the stockholder's meeting for the purpose of considering and voting on the merger agreement;

        (e)   by Merger Sub, if (1) the board of directors fails to include in this proxy statement or other effects a change in its recommendation to the Encore stockholders that they approve the merger agreement at the special meeting; (2) the board of directors approves or recommends to the Encore stockholders an acquisition proposal; (3) Encore fails to call the special meeting or fails to deliver this proxy statement in accordance with the merger agreement in material breach of the merger agreement and such failure is not due to any material breach by Parent or Merger Sub of their obligations under the merger agreement or (4) a tender offer or exchange offer for outstanding shares of Encore common stock is commenced (other than by Parent or Merger Sub or their respective affiliates) and the board of directors recommends that the stockholders of Encore tender their shares in such tender or exchange offer or within ten business days after the commencement of such tender or exchange offer, the board of directors fails to recommend rejection (or subsequently modifies a recommendation of rejection) of such offer;

        (f)    by Merger Sub, if there has been a breach of or failure to perform by the Company of any representation, warranty, covenant or agreement in the merger agreement, such that the closing conditions would not be satisfied and which has not been cured within 30 days following receipt by the Company of written notice of such breach or failure to perform from Merger Sub, or which by its nature or timing cannot be reasonably cured by January 31, 2007;

        (g)   by the Company, if (1) there has been a breach of or failure to perform by Parent or Merger Sub of any representation, warranty, covenant or agreement in the merger agreement, such that the closing conditions would not be satisfied and which has not been cured within 30 days following receipt by Parent or Merger Sub of written notice of such breach or failure to perform from the Company, or which by its nature or timing cannot be reasonably cured by January 31, 2007; or (2) Parent or Merger Sub fail to consummate the merger on the closing date under circumstances in which the closing conditions have then been satisfied (other than delivery of items to be delivered at the closing and other than satisfaction of those conditions that by their nature are to be satisfied at the closing); or

        (h)   by Encore, prior to the special meeting, if we receive an acquisition proposal that is a superior proposal, but only after we have provided notice to Parent regarding the superior proposal and provided Parent with at least a three business day period, during which time Parent may (if it desires) make a proposal to modify the terms of the merger agreement to enable Parent to make an offer that results in the acquisition proposal no longer being a superior proposal, and only if we concurrently pay to Parent the termination fee described below under "Fees and Expenses."

Fees and Expenses

        Subject to certain exceptions, each party is to pay all fees and expenses incurred by it in connection with the merger agreement and the merger. Encore is to pay all costs for the printing and mailing of this proxy statement and all SEC fees related to the merger.

        Encore has agreed to pay such persons designated by Parent, a termination fee of $12.0 million if:

  •
  the merger agreement is terminated pursuant to the paragraph (e) under "Termination" described above;

  •
  immediately prior to termination of the merger agreement pursuant to paragraph (h) under "Termination" described above;

  •
  (1) the merger agreement is terminated pursuant to paragraphs (b), (d) or (f) under "Termination" described above and at any time after June 30, 2006 and prior to such termination any acquisition proposal has been made known to the Company or publicly disclosed, and (2) within 12 months after any such termination, the Company or any of its affiliates consummates, or becomes a party to any alternative acquisition agreement with respect to any acquisition proposal (which need not be the same acquisition proposal that was made or publicly disclosed prior to the special meeting.

        Parent has agreed to pay Encore a termination fee of $12.0 million if:

  •
  Encore terminates the merger agreement as a result of a breach by Parent or Merger Sub of its obligation to effect the closing (including delivering or making available sufficient funds to satisfy all of its obligations at closing) under circumstances in which the closing conditions have then been satisfied (other than delivery of items to be delivered at the closing and other than satisfaction of those conditions that by their nature are to be satisfied at the closing);

  •
  Parent and Merger Sub fail to effect the closing and satisfy their obligations because of a failure to receive the proceeds of one or more of the debt financings contemplated by the debt commitment letter; and

  •
  at the time of such termination and failure, the conditions of the parties and of Encore, other than those conditions that by their nature are to be satisfied at the closing of the merger agreement, have been satisfied.

        Payment of the termination fee by Encore is not to be in lieu of damages incurred in the event of a breach of the merger agreement for any liabilities incurred or direct damages actually suffered (excluding any indirect, punitive, consequential, special or incidental damages) and incurred by Parent and Merger Sub as a result of Encore's willful failure to perform its covenants or willful breach of its representations or warranties contained in the merger agreement or alter the rights of Parent and Merger Sub for specific performance or money damages as set forth in the merger agreement, but is otherwise the sole and exclusive remedy of Parent and Merger Sub in connection with any termination of the merger agreement by Parent or Merger Sub that entitles Parent or Merger Sub to a termination fee.

        Payment of the parent termination fee by Parent is not to be in lieu of damages incurred in the event of a breach of the merger agreement for any liabilities incurred or direct damages actually suffered (excluding any indirect, punitive, consequential, special or incidental damages) and incurred by Encore as a result of Parent's or Merger Sub's willful failure to perform its covenants or willful breach of its representations or warranties contained in the merger agreement (other than Parent's and Merger Sub's failure, in and of itself, to satisfy their respective obligations to effect the closing and satisfy their obligations in connection with the closing, including delivering or making available sufficient funds), but is otherwise the sole and exclusive remedy of the Company in connection with any termination of the merger agreement that entitles the Company to a termination fee. To the extent that Encore has incurred damages in connection with the merger agreement to which Encore is entitled to recover, the maximum aggregate liability of Parent and Merger Sub for those losses or damages will be limited to $64.0 million in the aggregate and in no event can Encore seek to recover damages in excess of such amount from Parent, Merger Sub or any of their affiliates.

Amendment and Waiver

        The merger agreement may be amended only by written agreement of Parent, Merger Sub and Encore at any time prior to the effective time of the merger. After the merger agreement is adopted by the Encore stockholders, no amendment shall be made in any manner that by law requires further approval by the stockholders of Encore without first obtaining such further stockholder approval. At any time prior to the effective time of the merger, any party to the merger agreement may, to the extent legally allowed, (1) extend the time for the performance of any obligation or other acts required by the merger agreement, (2) waive any inaccuracy in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, and (3) waive compliance with any agreement or condition contained in the merger agreement. Any extension or waiver must be in writing. The failure or delay of any party to assert any of its rights under the merger agreement will not constitute a waiver of those rights.

VOTING AGREEMENTS

The Management Voting Agreement

        The following is a summary of the material terms of the voting agreement among Parent, Merger Sub and Kenneth W. Davidson and Harry L. Zimmerman, referred to collectively as the Management Stockholders. This summary is qualified in its entirety by reference to the complete text of the voting agreement, a copy of which is attached to this proxy statement as Annex B-1 and is incorporated by reference into this document. Encore stockholders are urged to read this voting agreement in its entirety.

        Concurrently with the execution and delivery of the merger agreement, Parent and Merger Sub entered into a voting agreement with the Management Stockholders. As of the date of the voting agreement, the Management Stockholders were the beneficial owners of an aggregate of 791,036 shares of Encore common stock, which represents approximately 1.1% of the voting power and total number of outstanding shares of Encore common stock. We refer to the shares of Encore common stock beneficially owned by the Management Stockholders, together with any shares of common stock issued or issuable upon the exercise of any of their options and other shares of Encore common stock over which the Management Stockholders acquire beneficial ownership after the date of the voting agreement as the "Subject Shares."

        Pursuant to the voting agreement, the Management Stockholders have agreed that from and including June 30, 2006 through and including the earliest to occur of (a) the closing of the merger and (b) the termination of the merger agreement in accordance with its terms (the "Voting Period"), they will vote or execute consents with respect to the Encore's common stock beneficially owned by them on the applicable record date, at any meeting or in connection with any proposed action by written consent of Encore's stockholders, with respect to any of the following matters:

  in favor:

  •
  of the approval of the merger agreement and the transactions contemplated by the merger agreement; and

  against:

  •
  any action, proposal, transaction or agreement involving Encore or any of its subsidiaries that would reasonably be expected to, in any material respect, prevent, impede, interfere with, delay, postpone or adversely affect the merger or the other transactions contemplated by the merger agreement; or

  •
  any acquisition proposal or alternative transaction (other than one made by Parent).

        In connection with the performance of the obligations of the Management Stockholders under the voting agreement, each Management Stockholder irrevocably appointed Parent as his proxy and attorney-in-fact to vote, during the Voting Period, his Subject Shares to the extent described above and agreed not to grant any other proxy or take any actions that are inconsistent with the voting agreement. The proxy and power of attorney granted by the Management Stockholders pursuant to the voting agreement will terminate only upon the expiration of the Voting Period.

        Under the voting agreement, each Management Stockholder has agreed not to:

  •
  transfer his Subject Shares; provided that the foregoing does not prevent the transfer of certain permitted transferees or the conversion of the Subject Shares into the right to receive merger consideration pursuant to the merger in accordance with the terms of the merger agreement; or

  •
  deposit his Subject Shares into any voting trust or subject any of such Subject Shares to any other agreement or arrangement with respect to the voting or the execution of consents with respect to any Subject Shares that would reasonably be expected to restrict such Management Stockholder's ability to comply with and perform such Management Stockholder's covenants and obligations under the voting agreement.

        In addition, the Management Stockholders have agreed that during the Voting Period, they will not solicit, initiate, encourage or knowingly facilitate any inquiry, proposal or offer, or the making, submission or reaffirmation of any inquiry, proposal or offer that constitutes an alternative acquisition proposal or engage in any discussions or negotiations concerning an acquisition proposal. However this does not limit, restrict or otherwise affect actions taken in compliance with the merger agreement by any Management Stockholder or any affiliate thereof in his capacity as an officer of Encore or a member of the board of directors of Encore or any committee of the board of directors of Encore.

        The voting agreement will terminate on the earliest to occur of (i) the effective time of the merger and (ii) the termination of the merger agreement in accordance with its terms.

The Galen Voting Agreement

        The material terms of the voting agreement among Parent, Merger Sub and Galen Partners III, L.P., a Delaware limited partnership, Galen Partners International III, L.P., a Delaware limited partnership and Galen Employee Fund III, L.P., a Delaware limited partnership, referred to collectively as the Galen Holders, are substantially similar to the management voting agreement described above. As of the date of the voting agreement, the Galen Holders were the beneficial owners of, in the aggregate, 10,088,724 shares of Encore common stock, which represented approximately 14.1% of the voting power and total number of outstanding Encore shares. This summary is qualified in its entirety by reference to the complete text of the voting agreement, a copy of which is attached to this proxy statement as Annex B-2 and is incorporated by reference into this document. Encore stockholders are urged to read this voting agreement in its entirety.

MARKET PRICE OF THE COMPANY'S COMMON STOCK

        Shares of our common stock are traded on the Nasdaq Global Market under the symbol "ENMC". The following tables set forth for the periods indicated the high and low sales prices of our common stock as reported on the Nasdaq Global Market for the periods indicated.

2006	High	Low
Third Quarter (through September , 2006)	$6.44	$6.24
Second Quarter	5.63	4.57
First Quarter	6.45	4.77
2005	High	Low
Fourth Quarter	$5.56	$4.41
Third Quarter	6.15	4.46
Second Quarter	5.98	3.86
First Quarter	6.86	4.49
2004	High	Low
Fourth Quarter	$7.18	$4.40
Third Quarter	6.46	3.80
Second Quarter	8.79	5.99
First Quarter	9.45	7.37

        On June 30, 2006, the last trading day before we announced the execution of the merger agreement, our common stock closed at $4.81 per share. On September     , 2006, the last trading day before the date of this proxy statement, the common stock closed at $            per share. Sales prices of our common stock are subject to numerous factors, many of which are beyond our control. You are encouraged to obtain current market quotations for the Company's common stock in connection with voting your shares.

        Historically, we have not paid any dividends on our common stock, and we currently do not anticipate paying any dividends on the outstanding shares of our common stock in the near future. Further, our ability to pay a dividend on the outstanding shares of our common stock is limited by the terms of the merger agreement and the terms of our senior credit facility.

DEBT TENDER OFFER AND CONSENT SOLICITATION

        Encore is to use its reasonable best efforts to commence, on a date prior to, but in any event not more than fifteen (15) days prior to the estimated mailing date of this proxy statement, or any other day designated by Parent on at least five (5) days' notice, a tender offer to purchase any and all of the outstanding 9.75% senior subordinated notes due 2012 issued by Encore IHC, Inc. and guaranteed by Encore and certain of its subsidiaries. Encore is also to solicit the consent of the note holders to the amendments to the indenture governing the notes set forth in a schedule to the merger agreement (including amendments to eliminate substantially all of the restrictive covenants and certain events of default, to amend certain provisions of covenants relating to the merger and consolidation of Encore Medical IHC, Inc., and the subsidiary guarantors of the notes and to make changes to certain terms of the defeasance provisions (and make related changes in the notes)), both upon certain terms and conditions set forth in such schedule (including that the closing of the tender offer and consent solicitation will be conditioned on the receipt of the requisite consents to approve the amendments to the indenture governing the notes and the execution and delivery of the related supplemental indenture and that all of the conditions precedent to the merger as set forth in the merger agreement have been satisfied and the closing of the merger shall have occurred or shall be occurring substantially concurrent with the purchase of notes pursuant to the tender offer and consent solicitation and the consummation of the refinancing described below). Concurrent with the effective time of the merger, and provided the merger agreement has not been terminated, Parent has complied in all material respects with the merger agreement and all of the conditions to the tender offer and the consent solicitation have been satisfied or waived, Parent has agreed to cause the surviving corporation to accept payment and promptly pay for the notes that have been properly tendered and not withdrawn pursuant to the tender offer. Subject to certain exceptions, Encore must waive any conditions to the tender offer as may be reasonably requested by Parent and shall not, without consent of Parent, waive any condition to the tender offer or make any change to the terms and conditions of the tender offer and consent solicitation other than as agreed between Parent and Encore. Notwithstanding the foregoing, Encore need not make any change to the terms and conditions of the tender offer and consent solicitation that decreases the price per note payable in the tender offer or consent solicitation or imposes conditions to the tender offer or consent solicitation other than those set forth in the schedule to the merger agreement that are materially adverse to the holders of the notes. Encore will enter into a customary dealer manager and information agent agreement with Banc of America, which will receive customary fees for these services.

        Parent is to prepare documents related to the tender offer, and Parent and Encore are to cooperate in the preparation of these documents. Upon notification by a party of information needed to maintain the accuracy and truthfulness of a statement in the offer documents, the offer documents will be amended or supplemented to include such information. Parent may select one or more dealer managers and information agent, depositary and other agents to provide assistance with the tender offer and consent solicitation and Encore is to enter into customary agreements with such parties so selected. Parent has agreed to pay the reasonable fees and out-of-pocket expenses of any dealer manager, information agent, depositary or other agent retained in connection with the tender offer and the consent solicitation. Parent and Merger Sub have agreed, on a joint and several basis, to indemnify and hold harmless Encore, its subsidiaries, their respective officers and directors and each person, if any, who controls Encore for and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the tender offer and consent solicitation and the offer documents; provided, however, that neither Parent nor Merger Sub will have any obligation to indemnify and hold harmless any such party or person to the extent that any such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred arises from disclosure provided by Encore that is determined to have contained a material misstatement or omission.

        Concurrently with and as a condition to the merger, the surviving corporation will consummate a refinancing to provide Encore with the cash necessary to repurchase and retire all of the issued and outstanding notes validly tendered and repay all of the outstanding principal and premium, interest and fees of all amounts under the credit agreement among Encore Medical IHC, Inc., Encore, certain subsidiaries of Encore and Bank of America, N.A., as administrative agent, and other parties thereto. At or prior to the effective time of the merger, Encore is to use its reasonable best efforts to deliver to Parent copies of the payoff letters acknowledging that, subject to repayment, the existing credit agreement has been terminated, the liens have been released from any and all liabilities and obligations under the existing credit agreement and any related guaranties, other than those obligations under any provision that survive such termination.

        In accordance with this provision of the merger agreement, Encore will commence an offer to purchase any and all of the outstanding notes of Encore Medical IHC, Inc. and a solicitation of consents to the amendments to the related indenture (and notes) as described above. Pursuant to the tender offer and consent solicitation, Encore will offer to purchase the notes at a price based on the present value of the earliest redemption price for the notes of $1,048.75, per $1,000 principal amount of notes, to be calculated using a fixed spread pricing formula based upon the yield on the price determination date of the 3 1/8% U.S. Treasury due September 15, 2008 plus a spread of 50 basis points. This total consideration offered in the tender offer and consent solicitation will include a consent payment of $30.00 per $1,000 principal amount of notes payable in respect of notes tendered on or prior to the consent payment deadline and purchased in the tender offer. The purchase price for notes tendered after the consent payment deadline, on or before the tender offer expiration date, and purchased in the tender offer will equal the total consideration minus the consent payment. Holders whose notes are purchased pursuant to the tender offer and consent solicitation will also be paid accrued and unpaid interest from the most recent interest payment date to, but not including, the applicable payment date for notes purchased pursuant to the tender offer and consent solicitation.

INFORMATION REGARDING ENCORE COMMON STOCK TRANSACTIONS

        Except as set forth below, Encore has not purchased any shares of its common stock during the past two years.

Purchases By Merger Sub and Senior Management

        Neither Merger Sub nor senior management, have purchased any shares of Encore common stock during the past two years, except on March 2, 2005 Executive Vice President and Chief Financial Officer William W. Burke purchased 3,000 shares at $4.94 per share of our common stock.

Securities Transactions Within 60 Days

        None of Encore, any executive officer or director of Encore, any person controlling Encore, any executive officer or director of any corporation ultimately in control of Encore, any pension, profit-sharing or similar plan of Encore or any associate or majority owned subsidiary of Encore has effected any transactions with respect to Encore common stock during the past 60 days, except for the voting agreements, both described on pages 81 and 82.

        Neither Merger Sub, nor any of its executive officers, directors, controlling persons, pension, profit-sharing or similar plans or any associate has effected any transactions with respect to Encore common stock during the past 60 days, except for the voting agreements, both described on pages 81 and 82.

Prior Public Offerings

        On August 11, 2003 Encore sold a total of 10,637,500 shares of our common stock at $4.00 per share in an underwritten public offering that was registered under the Securities Act of 1933, as amended. This offering generated aggregate proceeds to Encore of approximately $42.6 million. On December 17, 2003 the Company sold 6,000,000 shares of our common stock at $6.25 per share in an underwritten public offering that was registered under the Securities Act. This offering generated aggregate proceeds of approximately $34.5 million.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

        On February 24, 2006, pursuant to the terms of the merger agreement dated November 11, 2005, we acquired Compex Technologies, Inc., a Minnesota corporation. The total purchase price of approximately $102.8 million was comprised of 18.3 million shares of our common stock, valued at approximately $90.0 million, options to purchase 2.3 million shares of our common stock, valued at $9.4 million, along with $3.4 million in purchase costs. We funded the merger, which we refer to as the Compex acquisition, with our common stock and $25.3 million of borrowings under our existing revolving credit facility with our senior creditors. In connection with the Compex acquisition, we retired $17.3 million of outstanding Compex debt.

        The fair value of the Encore common stock issued of $90.0 million was determined as $4.93 per share, based upon the average closing price of Encore's common stock on the Nasdaq Global Market for the period from two days before to two days after the announcement of the Compex acquisition.

        The accompanying unaudited pro forma combined financial statements give effect to the following transactions, which we collectively refer to as the transactions:

  •
  the issuance of 18.3 million shares of Encore common stock by Encore to Compex's shareholders;

  •
  the issuance of options to purchase 2.3 million shares of Encore common stock to Compex's shareholders;

  •
  the merger of a wholly owned subsidiary of Encore with and into Compex;

  •
  the divestiture of Compex's U.S. consumer product line following the completion of the merger;

  •
  the borrowings from a revolving credit facility of $25.3 million; and

  •
  the repayment by Encore of approximately $17.3 million of Compex's outstanding debt concurrently with the closing of the Compex acquisition.

        The accompanying unaudited pro forma combined statement of operations for the year ended December 31, 2005 gives effect to the transactions as if they had occurred on January 1, 2005. The unaudited pro forma combined statement of operations for the year ended December 31, 2005 has been derived from Encore's audited financial statements and Compex's unaudited quarterly statements of operations. Due to differing fiscal year-ends between Encore, which has a December 31 fiscal year-end, and Compex, which has a June 30 fiscal year-end, it was necessary to conform Compex's financial information to the time periods presented. Information to accomplish this was obtained from public filings made by Compex of quarterly and annual results from January 1, 2005 to December 31, 2005.

        The accompanying unaudited pro forma combined statement of operations for the six months ended July 1, 2006 give effect to the transactions as if the transactions had occurred on January 1, 2006. The unaudited pro forma combined statement of operations for the six months ended July 1, 2006 has been derived from Encore's unaudited consolidated statement of operations for the six months ended July 1, 2006 and Compex's historical financial statements for the period January 1, 2006 to February 24, 2006, the date we consummated the Compex acquisition.

        The unaudited pro forma combined financial information reflects pro forma adjustments that are described in the accompanying notes and are based on our preliminary allocation of the aggregate purchase price and is subject to change. In our opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma combined financial information does not purport to represent our results of operations or what the combined operations would have actually been had the transactions occurred on such date or to project the combined company's results of operations for any future date or period.

        You should read the following unaudited pro forma combined financial information in conjunction with "Management Discussion and Analysis of Financial Condition and Results of Operations" of both Encore and Compex and the consolidated financial statements and related notes of Encore and Compex all of which is incorporated by reference in this proxy as described in "Where You Can Find More Information."

ENCORE MEDICAL CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005
(dollars in thousands, except per share data)

			Adjustments
	Encore	Compex	Divestiture of U.S. Consumer Product Line	Other Transactions		Pro Forma Total
Net sales	$293,726	$106,390	$(9,332)	$—		$390,784
Cost of sales	114,780	34,857	(4,556)	—		145,081

Gross margin	178,946	71,533	(4,776)			245,703
Operating expenses:
Selling, general and administrative	125,682	61,813	(6,277)	1,599	(1)	182,817
Research and development	9,577	2,236	—	—		11,813

Operating income	43,687	7,484	1,501	(1,599)		51,073
Other income (expense):
Interest income	393	—	—	—		393
Interest (expense)	(28,509)	(818)	—	(1,428	)(2)	(30,755)
Other income (expense), net	(23)	42	—	—		19

Income (loss) from continuing operations before income taxes and minority interests	15,548	6,708	1,501	(3,027)		20,730
Provision (benefit) for income taxes	6,061	2,828	645	(1,181	)(3)	8,353
Minority interests	140	—	—	—		140

Income (loss) from continuing operations	$9,347	$3,880	$856	$(1,846)		$12,237

Earnings (loss) per share from continuing operations:
Basic	$0.18					$0.17
Diluted	$0.18					$0.17
Weighted average number of common shares outstanding:
Basic	51,766			18,261	(4)	70,027
Diluted	52,393			19,107	(4)	71,500

See accompanying notes to the unaudited pro forma combined financial statements.

ENCORE MEDICAL CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JULY 1, 2006
(dollars in thousands, except per share data)

			Adjustments
	Encore(1)	Compex Jan 1— Feb 24(2)	Divestiture of U.S. Consumer Product Line Jan 1—Feb 24	Other Transactions		Pro Forma Total
Net sales	$182,828	$17,698	$(4,704)	$—		$195,822
Cost of sales	72,971	8,043	(2,791)	—		78,223

Gross margin	109,857	9,655	(1,913)			117,599
Operating expenses:
Selling, general and administrative	85,790	11,970	(1,838)	302	(5)	96,224
Research and development	10,137	705	—	—		10,842

Operating income (loss)	13,930	(3,020)	(75)	(302)		10,533
Other income (expense):
Interest income	240	—	—	—		240
Interest (expense)	(15,480)	(228)	—	(153	)(6)	(15,861)
Other income (expense), net	(44)	5	—	—		(39)

Loss from continuing operations before income taxes and minority interests	(1,354)	(3,243)	(75)	(455)		(5,127)
Provision (benefit) for income taxes	1,399	(1,183)	(32)	(178	)(7)	6
Minority interests	112	—	—	—		112

Loss from continuing operations	$(2,865)	$(2,060)	$(43)	$(277)		$(5,245)

Loss per share from continuing operations:
Basic	$(0.04)					$(0.07)
Diluted	$(0.04)					$(0.07)
Weighted average number of common shares outstanding:
Basic	65,009			5,681	(8)	70,690
Diluted	65,009			5,681	(8)	70,690
(1)
Includes the actual results of Compex from February 25, 2006.

(2)
Compex results for January 1, 2006 to February 24, 2006 have been adjusted to exclude approximately $2.5 million of charges related to stock compensation expense resulting from the acceleration of vesting associated with the merger as well as severance payments and incentive bonuses earned as a result of the merger.

See accompanying notes to the unaudited pro forma combined financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(in thousands, except per share data)

Basis of Presentation

        On February 24, 2006, pursuant to the terms of a merger agreement dated November 11, 2005, we acquired Compex, a Minnesota corporation. The total purchase price of approximately $102.8 million was comprised of 18.3 million shares of our common stock, valued at approximately $90.0 million, options to purchase 2.3 million shares of our common stock valued at $9.4 million, along with $3.4 million in purchase costs. We funded the merger, which we refer to as the Compex acquisition, with our common stock and $25.3 million of borrowings under the revolving credit facility with our senior creditors. In connection with the Compex acquisition, we retired $17.3 million of outstanding Compex debt.

        The fair value of the Encore common stock issued of $90.0 million was determined as $4.93 per share based upon the average closing price of Encore's common stock on the Nasdaq Global Market for the period from two days before to two days after the announcement of the Compex acquisition.

        The accompanying unaudited pro forma combined statement of operations for the six months ended July 1, 2006 give effect to the transactions as if the transactions had occurred on January 1, 2006. The unaudited pro forma combined statement of operations for the six months ended July 1, 2006 has been derived from Encore's unaudited consolidated statement of operations for the six months ended July 1, 2006 and Compex's historical financial statements from January 1, 2006 to February 24, 2006.

        The accompanying unaudited pro forma combined statement of operations for the year ended December 31, 2005 give effect to the transactions as if the transactions had occurred on January 1, 2005. The unaudited pro forma combined statement of operations for the year ended December 31, 2005 has been derived from Encore's audited consolidated statement of operations for the year ended December 31, 2005 and Compex's unaudited quarterly statements of operations. Due to differing fiscal year-ends between Encore, which has a December 31 fiscal year-end, and Compex, which has a June 30 fiscal year-end, it was necessary to conform Compex's financial information to the time periods presented.

        On June 30, 2006, we completed the divestiture of Compex's U.S. Consumer product line which we acquired in the Compex acquisition. We have classified Compex's U.S. Consumer product line in discontinued operations following the Compex acquisition. The accompanying unaudited pro forma combined statements of operations for the year ended December 31, 2005 and for the six months ended July 1, 2006 give effect to the divestiture of the U.S. Consumer product line by eliminating the results of operations that were previously reported in Compex's operating results.

        The unaudited pro forma financial information gives effect to the Compex acquisition using the purchase method of accounting. The pro forma adjustments described in these notes to the unaudited pro forma combined financial statements are based upon preliminary available information and upon certain assumptions made by us. Accordingly, the pro forma adjustments reflected in the unaudited pro forma combined financial statements are preliminary and subject to revision. Any such revision could be material.

Preliminary Purchase Price Allocation

        Under the purchase method of accounting, the total purchase price is allocated to the acquired tangible and identifiable intangible assets and the assumed liabilities of Compex based upon their estimated fair values as of the date of the Compex acquisition. The following represents the preliminary allocation of the aggregate purchase price. Fair value for certain of the assets acquired (inventory, fixed assets and intangible assets) was estimated based upon preliminary evaluations and third-party appraisals. For the majority of the remaining assets and liabilities, book value was deemed to approximate fair value due to the nature of the assets and liabilities. The following represents the preliminary allocation of the aggregate purchase price as of July 1, 2006 (in thousands):

Current assets	$75,849
Tangible and other non-current assets	8,661
Liabilities assumed	(49,068)
In-process research and development	3,897
Restructuring costs	(924)
Identifiable intangible assets	28,594
Goodwill	35,807

Total estimated purchase price	$102,816

        The acquired intangible assets consist of the following, and are being amortized over their estimated economic life, where applicable, using the straight-line method (in thousands, except useful life):

Asset Class	Fair Value	Wtd. Avg. Useful Life
Technology-based	$8,213	7 years
Customer-based	14,610	11 years
Trademarks	5,771	Indefinite
In process research and development	3,897
Goodwill	35,807

	$68,298

        Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets acquired and liabilities assumed.

Pro Forma Adjustments

        Pro Forma Statement of Operations for the Year Ended December 31, 2005

        (1)   The pro forma adjustment to selling, general and administrative expense reflects the addition of one year of amortization totaling $2,576 relating to amortizable intangible assets acquired in the Compex acquisition and the elimination of $375 of amortization of Compex intangible assets that were written off. The pro forma adjustment also reflects the elimination of $602 of Compex stock-based compensation expense for the period July 1, 2005 through December 31, 2005, due to the adoption and implementation of FAS 123R during that period by Compex. The implementation date for Encore was January 1, 2006.

        (2)   The pro forma adjustment to interest expense was determined as follows:

Elimination of interest from Compex debt	$(695)
Estimated interest on additional revolving credit facility borrowings, assuming 8.04% interest rate	2,034
Amortization of debt issuance costs	89

Total pro forma adjustment to interest expense	$1,428

        For each 1/8% change in interest rate on the revolving credit facility, interest expense would change by approximately $32.

        (3)   The pro forma adjustment to provision for income taxes reflects the pro forma tax effect of the above adjustments at an estimated statutory tax rate of 39.0%.

        (4)   The pro forma adjustment to basic shares used in calculating earnings per share reflects the issuance of 18,261 shares of Encore common stock to the shareholders of Compex. The pro forma adjustment to diluted shares used in calculating earnings per share reflects the issuance of 18,261 shares of Encore common stock and 846 common stock equivalent shares associated with the issuance of 2,340 Encore stock options to the option holders of Compex.

        Pro Forma Statement of Operations for the Six Months Ended July 1, 2006

        (5)   The pro forma adjustment to selling, general and administrative expense reflects the addition of two months of amortization totaling $396 relating to amortizable intangible assets acquired in the Compex acquisition and the elimination of $94 of amortization of Compex intangible assets that were written off.

        (6)   The pro forma adjustment to interest expense was determined as follows:

Elimination of interest from Compex debt	$(174)
Estimated interest on additional revolving credit facility borrowings, assuming 8.04% interest rate for January 1, 2006 to February 24, 2006	313
Amortization of debt issuance costs for January 1, 2006 to February 24, 2006	14

Total pro forma adjustment to interest expense	$153

        For each 1/8% change in interest rate on the revolving credit facility, interest expense would change by approximately $16.

        (7)   The pro forma adjustment to provision for income taxes reflects the pro forma tax effect of the above adjustments at an estimated statutory tax rate of 39.0%.

        (8)   The pro forma adjustment to shares used in calculating earnings per share assumes the issuance of 18,261 shares of Encore common stock to the shareholders of Compex, weighted for two months.

SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

        We are providing the following information to aid you in your analysis of the financial aspects of the proposal. We derived this information from: (1) the audited financial statements of Encore for each of the years in the two-year period ended December 31, 2005, (2) the audited financial statements of Compex for each of the years in the two-year period ended June 30, 2005, (3) the unaudited financial statements of Encore for the six-month periods ended July 1, 2006 and July 2, 2005 (4) the unaudited financial statements of Compex for the six month periods ended December 31, 2005 and December 31, 2004 and the period January 1, 2006 to February 24, 2006. The unaudited interim consolidated financial statements are not necessarily indicative of the results for the remainder of the fiscal year or any future period.

        The unaudited pro forma combined data give effect to the acquisition of Compex and the disposition of the U.S. Consumer business as if such transactions had occurred on January 1, 2005. The pro forma combined data should be read in conjunction with the Unaudited Pro Forma Combined Financial Information included in this proxy. The pro forma combined data reflects adjustments that are based on available information and certain assumptions that management of Encore believes is reasonable but are subject to change. In management's opinion, all adjustments that are necessary to present fairly the pro forma information have been made.

        The pro forma combined data does not purport to represent what the results of operations or financial position would actually have been had the Compex merger and the disposition of the U.S. Consumer business occurred on such dates or to project the results of operations for any future period. The pro forma combined data reflects preliminary estimates of the allocation of the purchase price for the Compex acquisition and is subject to change.

        You should carefully read "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Encore's Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2006, Compex's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2005, Encore's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Compex's Annual Report on Form 10-K for the fiscal year ended June 30, 2005 incorporated by reference in this proxy.

Summary Selected Historical Consolidated and Pro Forma Combined Financial Data

	Encore				Compex				Pro Forma Combined(1)
	Unaudited Six Months Ended				Unaudited Six Months Ended				Unaudited
			For the Year Ended December 31				For the Year Ended June 30
									Six Months Ended July 1, 2006
	July 1, 2006	July 2, 2005			December 31, 2005	December 31, 2004					Year Ended December 31, 2005
			2005(3)	2004(3)			2005	2004
	(in thousands, except per share data)
Statement of Operations and Other Data:
Net sales	$182,828	$145,988	$293,726	$148,081	$57,182	$46,866	$96,074	$85,961	$195,822		$390,784
Gross margin	109,857	87,739	178,946	82,139	37,887	31,484	65,129	57,525	117,599		245,703
Net income (loss) from continuing operations	(2,865)	3,489	9,347	5,128	2,586	1,257	2,551	3,050	(5,245)		12,237
Discontinued operations	(444)	544	2,983	399	—	—	—	—	(401)		2,127
Net income (loss)	(3,309)	4,033	12,330	5,527	2,586	1,257	2,551	3,050	(5,646)		14,364
Basic earnings (loss) per share from continuing operations	$(0.04)	$0.07	$0.18	$0.11	$0.21	$0.10	$0.20	$0.26	$(0.07)		$0.17
Diluted earnings (loss) per share from continuing operations	$(0.04)	$0.07	$0.18	$0.11	$0.20	$0.10	$0.20	$0.24	$(0.07)		$0.17
Basic earnings (loss) per share	$(0.05)	$0.08	$0.24	$0.12	$0.21	$0.10	$0.20	$0.26	$(0.08	)(2)	$0.21	(2)
Diluted earnings (loss) per share	$(0.05)	$0.08	$0.24	$0.12	$0.20	$0.10	$0.20	$0.24	$(0.08)	(2)	$0.20	(2)
Weighted average number of common shares outstanding:
Basic	65,009	51,722	51,766	44,936	12,613	12,454	12,472	11,805	70,690		70,027
Diluted	65,009	52,348	52,393	46,281	12,758	12,969	12,853	12,684	70,690		71,500
Ratio of earnings to fixed charges(4)	—	1.39	1.52	2.12	7.05	7.19	7.74	8.03	—		1.64

	Encore			Compex
		At December 31,			At June 30,
	Unaudited At July 1, 2006			Unaudited At December 31, 2005
		2005	2004		2005	2004
Balance Sheet Data
Current assets	$220,186	$141,607	$140,782	$73,283	$64,992	$54,647
Noncurrent assets	487,074	410,430	411,357	24,653	24,327	21,562
Current liabilities	62,224	46,343	47,916	32,772	26,434	17,164
Noncurrent liabilities	372,001	337,917	343,085	3,237	4,565	2,714
Minority interest	836	670	821	—	—	—
Book value per share (unaudited)	$3.80	$3.19	$3.07	$4.89	$4.66	$4.53

(1)
The pro forma combined data give effect to the acquisition of Compex and the disposition of the U.S. Consumer product line as if such transactions had occurred on January 1, 2005. The pro forma combined data should be read in connection with the unaudited pro forma combined financial information contained in this proxy statement.

(2)
The pro forma combined net income (loss) and net income (loss) per share information classifies the Compex U.S. Consumer product line as discontinued operations.

(3)
The 2004 data includes $41.4 million in sales related to the Orthopedic Rehabilitation Division as a result of Encore's acquisition of Empi, Inc. on October 4, 2004. The 2005 data includes the results of OTI, which was acquired by Encore on February 22, 2005. See Notes 1, 12, and 13 of the Encore 2005 consolidated financial statements incorporated by reference herein for additional information related to these acquisitions.

(4)
For purposes of calculating the ratio of earnings to fixed charges, (a) earnings consist of income (loss) from continuing operations before income taxes and minority interests plus fixed charges less capitalized interest expense and minority interests and (b) fixed charges is defined as interest expense (including capitalized interest, amortization of debt issuance costs and amortization of debt discount) and the estimated portion of rent expense deemed by management to represent the interest component of rent expense. For Encore's six month period ended July 1, 2006, earnings were insufficient to cover fixed charges by $1.5 million. For pro forma results for the six month period ended July 1, 2006, earnings were insufficient to cover fixed charges by $5.3 million.

INFORMATION REGARDING THE TRANSACTION PARTICIPANTS

Encore Medical Corporation, Kenneth W. Davidson, Harry L. Zimmerman, William W. Burke, Paul D. Chapman, Jack F. Cahill, Scott A. Klosterman and Brian Ennis

        We are a Delaware corporation with our principal executive offices at 9800 Metric Blvd., Austin, Texas 78758. Our telephone number is (512) 832-9500. We develop, manufacture and distribute a comprehensive range of high quality orthopedic devices, including products for orthopedic rehabilitation, pain management and physical therapy, surgical implants and sports medicine equipment. We sell our products to orthopedic surgeons, physicians, therapists, athletic trainers and other healthcare professionals to treat patients with musculoskeletal conditions resulting from degenerative diseases, deformities, traumatic events and sports-related injuries. Encore's non-invasive medical devices and related accessories are primarily used by patients for at-home physical therapy. Our common stock is quoted on the Nasdaq Global Market under the trading symbol "ENMC." We maintain a website at http://www.encoremed.com.

        Kenneth W. Davidson—Chairman of the Board and Chief Executive Officer.    Mr. Davidson has served as the Company's Chief Executive Officer since October 2000 and as Chairman of the Company's Board of Directors since February 2001. Mr. Davidson also served as the Company's President from October 2000 to May 2003. Mr. Davidson has served as a member of the Company's board of directors since March 1997. Mr. Davidson served as Chairman, President and CEO of Maxxim Medical, Inc., a publicly-held medical supply company from 1986 to July 2000. Previously, Mr. Davidson held various positions with Intermedics, Inc., a pacemaker equipment manufacturer, Baxter Laboratories, a publicly-held health-care product and service company, and Merck & Co, a human and animal health-care product company. The business address of Kenneth Davidson is Encore Medical Corporation, 9800 Metric Blvd., Austin, Texas 78758.

        Harry L. Zimmerman—Executive Vice President and General Counsel.    Mr. Zimmerman has served as the Company's Executive Vice President and General Counsel since October 2000 and served as the Company's Vice President—General Counsel from April 1994 until October 2000 after 12 years of experience in the private practice of corporate, real estate and tax law. From February 1992 to April 1994, Mr. Zimmerman was associated with the law firm of Winstead Sechrest & Minick, P.C., a law firm based in Texas, in the corporate, tax and real estate practices of the firm's Austin office. The business address of Harry Zimmerman is Encore Medical Corporation, 9800 Metric Blvd., Austin, Texas 78758.

        William W. Burke—Executive Vice President and Chief Financial Officer.    Mr. Burke has served as the Company's Executive Vice President and Chief Financial Officer since August 2004. Mr. Burke served as Chief Financial Officer, Treasurer and Secretary of Cholestech Corporation, a publicly traded medical products company, from March 2001 to August 2004. Prior to that, he spent 15 years as a senior investment banker with the firms Bear, Stearns & Co., Everen Securities and Principal Financial Securities, all financial services companies, where he provided advisory and financing services to emerging growth companies in healthcare and other industry sectors. He also serves as a member of the board of directors and chairman of the Audit Committee of Medical Action Industries, Inc., a publicly traded diversified manufacturer of disposable medical devices. The business address of William Burke is Encore Medical Corporation, 9800 Metric Blvd., Austin, Texas 78758.

        Paul D. Chapman—President and Chief Operating Officer.    Mr. Chapman has served as the Company's President and Chief Operating Officer since May 2003. Previously Mr. Chapman served as the Company's Executive Vice President and as President of the Chattanooga Group Division, a position he accepted in February 2002 upon the Company's acquisition of Chattanooga Group, Inc. From 1995 to February 2002 he served as Chief Executive Officer of Chattanooga Group, Inc. Prior to joining Chattanooga Group, Inc. in 1994, Mr. Chapman was employed by Stryker Corporation, a medical device manufacturer. During his six years at Stryker, Mr. Chapman held a variety of positions including Vice President and General Manager, Patient Care Division; Vice President of Marketing and

New Business Development; Vice President of Sales, Medical Division; and Vice President of Operations, Medical Division. The business address of Paul Chapman is Encore Medical Corporation, 9800 Metric Blvd., Austin, Texas 78758.

        Jack F. Cahill—Executive Vice President and President—Surgical Implant Division    Mr. Cahill has served as the Company's Executive Vice President and President—Surgical Implant Division since May 2002. Mr. Cahill served as the Company's Executive Vice President—Sales and Marketing from January 2001 to May 2002. Prior to joining the Company, he had over seven years experience with Maxxim Medical, Inc., a medical supply company, and prior to that, he had almost 20 years of prior experience with Johnson & Johnson, a diversified healthcare company, in a variety of sales and marketing positions, including Director of Marketing for Johnson & Johnson Medical, Inc., Director of Sales for the Medical Specialties Division of Johnson & Johnson Medical, Inc., and Director of Sales and Marketing for the Sterile Design Division of Johnson & Johnson Medical, Inc. The business address of Bruce Wesson is Encore Medical Corporation, 9800 Metric Blvd., Austin, Texas 78758.

        Scott A. Klosterman—Executive Vice President and President—Orthopedic Rehabilitation Division.    Mr. Klosterman has served as the Company's Executive Vice President and President—Orthopedic Rehabilitation Division since June 2003. From February 2002 until June 2003 Mr. Klosterman served as Vice President of Finance of the Chattanooga Group Division, a position he accepted in February 2002 upon the Company's acquisition of Chattanooga Group, Inc. Mr. Klosterman joined Chattanooga Group, Inc. in 1994 and between 1994 and February 2002 served in a variety of positions including Chief Financial Officer, Chief Operating Officer, Secretary and Treasurer. The business address of Scott Klosterman is Encore Medical Corporation, 9800 Metric Blvd., Austin, Texas 78758.

        Brian Ennis—Executive Vice President and President—Empi.    Mr. Ennis has served as our Executive Vice President—President of Empi since August of 2006. From March 2006 to August 2006, Mr. Ennis served as President of our subsidiaries Empi, Inc. and Compex Technologies, Inc. Prior to joining us, he was President of International at Wright Medical Group, Inc., a publicly traded medical device company, from 2001 to 2005 and held various marketing and management positions at Stryker Corporation, a medical device manufacturer. The business address of Brian Ennis is Encore Medical Corporation, 9800 Metric Blvd., Austin, Texas 78758.

        The following are directors of Encore (other than Mr. Davidson, who is described above), each of whom is a U.S. citizen:

        Alastair J. Clemow—Director.    Mr. Clemow has served as a director of the Company since June 2003. Since 2004, he has been the President and Chief Executive Officer of Nexgen Spine Inc., a private company developing an artificial spinal implant. In addition, from July 2000 to present, Mr. Clemow has served as the principal of Tanton Technologies, an independent consulting company providing strategic and technical assessment of new medical device opportunities for large, mid-cap and early stage development companies. From 2003 to 2004, Mr. Clemow served as the President and CEO of Gelifex, Inc., a medical device company which was sold to Synthes Inc. From 1981 to June 2000, Mr. Clemow served at Johnson & Johnson, a diversified healthcare company, in a variety of positions, including Vice President of Worldwide Business Development and Director of Research and Development for Johnson & Johnson Professional, Inc. and Johnson & Johnson Orthopedics. Mr. Clemow is a director of Echo Healthcare Acquisition Corp., a blank check healthcare acquisition company focused on the healthcare industry, and a director at Modigene, Inc., a biopharmaceutical company, HydroCision Inc., a surgical instrument manufacturer, and BioMedical Enterprises Inc., a medical device company. The business address of Alastair Clemow is Encore Medical Corporation, 9800 Metric Blvd., Austin, Texas 78758.

        Joel S. Kanter—Director.    Mr. Kanter has served as a director of the Company since March 1997. Since 1986, Mr. Kanter has served as President of Windy City, Inc., a privately-held investment company specializing in early stage venture capital. He is also the President and a director of Echo

Healthcare Acquisition Corp., a blank check healthcare acquisition company focused on the healthcare industry. From 1993 through 1999, Mr. Kanter was also President and a Director of Walnut Financial Services, Inc., a venture capital and financial services firm listed on the Nasdaq Global Market. Mr. Kanter currently serves as a director of I-Flow Corporation, a publicly-held drug delivery technology company, Nesco Industries, Inc., a publicly-held manufacturer of gels used for wound care and transdermal drug delivery systems, Prospect Medical Holdings, Inc., a publicly-held owner and operator of independent physician associations, and Magna-Lab, Inc., a public development stage cardiac imaging company. Mr. Kanter is also a director of several private companies, including Modigene, Inc., a biopharmaceutical company and BioHorizons Implant Systems, Inc., a dental implant manufacturer. The business address of Joel Kanter is Encore Medical Corporation, 9800 Metric Blvd., Austin, Texas 78758.

        Richard O. Martin, Ph.D.—Director.    Dr. Martin has served as a director of the Company since February 1996. Dr. Martin retired in October 2001 as President of Medtronic Physio-Control, a defibrillation company, a position he held since September 1998. From 1991 to 1998, Dr. Martin served as Chairman and Chief Executive Officer of Physio-Control, which was merged into Medtronic Physio-Control. Prior to joining Physio-Control, Dr. Martin held a variety of positions culminating as President and Chief Operating Officer of Intermedics, Inc., a biomedical product manufacturer. He has also served as President and Chief Operating Officer of Positron Corporation, a medical imaging machine manufacturer. Dr. Martin is a past National Chairman of the AeA, the nation's largest trade association representing the high-tech industry. He is also a past Chairman of the American Heart Association's Northwest Affiliate. Dr. Martin also serves on the board of directors of the following public companies: Echo Healthcare Acquisition Corp., a blank check healthcare acquisition company, and CardioDynamics International Corporation, a hemodynamic monitoring device manufacturer; and he serves on the board of directors of several private companies, including Cardiac Dimensions, Inc., a cardiac medical device manufacturer, Inovise Medical, Inc., a cardiac diagnostic technology company and Prescient Medical, Inc., a cardiovascular technology company. The business address of Richard Martin is Encore Medical Corporation, 9800 Metric Blvd., Austin, Texas 78758.

        Zubeen Shroff—Director.    Mr. Shroff has served as a director of the Company since June 2001. Mr. Shroff has been a general partner of Galen Associates, a healthcare-focused private equity investment fund since 1998. Mr. Shroff joined Galen in 1997 from The Wilkerson Group, a provider of management consulting services to the healthcare products and services industry, where Mr. Shroff was a principal/consultant from 1992 to 1996. Mr. Shroff currently serves on the board of directors of the following public companies: Essential Group, Inc. (formerly AmericasDoctor, Inc.), a clinical research company, XLNT Veterinary Care, Inc., a veterinary care company, Apero Technologies, Inc., a provider of digital pathology systems, and ONI Medical Systems, Inc., a developer of MRI systems. The business address of Zubeen Shroff is Encore Medical Corporation, 9800 Metric Blvd., Austin, Texas 78758.

        Karen R. Osar—Director.    Ms. Osar has served as a director of the Company since September 2003. Since 2004, Ms. Osar has served as Executive Vice President and Chief Financial Officer of Chemtura Corporation, a publicly-held company which produces and markets specialty chemicals. From 2002-2003, she was the Senior Vice President and Chief Financial Officer of MeadWestvaco Corporation, a manufacturing company. From 1999 to 2002, Ms. Osar served as Senior Vice President and Chief Financial Officer of Westvaco Corporation, a packaging, paper and specialty chemicals company, and from 1994 to 1999, she held the position of Vice President and Treasurer of Tenneco, Inc., an automotive parts manufacturing company. Ms. Osar began her career at J.P. Morgan Company, a diversified financial company where she held positions of increasing rank, including Managing Director with the Investment Banking Group. Ms. Osar currently serves as a director of BNY Hamilton Funds, Inc., a mutual fund family advised by The Bank of New York and Webster Financial Corporation, a financial services company. The business of Karen Osar is Encore Medical Corporation, 9800 Metric Blvd., Austin, Texas 78758.

        Bruce F. Wesson—Director.    Mr. Wesson has served as a director of the Company since June 2001. Mr. Wesson has been a general partner of Galen Associates since 1991. Prior to his association with Galen, Mr. Wesson served as a Managing Director in the Corporate Finance Division of Smith Barney, a diversified financial company, up until 1991. Mr. Wesson is chairman of QMed, Inc., a publicly-held company focusing on cardiovascular disease management, and currently serves as a director for Chemtura Corporation, a publicly-held company which produces and markets specialty chemicals, Acura Pharmaceuticals, Inc. (formerly Halsey Drug Co., Inc.), a publicly-held pharmaceutical technology development company, Derma Sciences, Inc., a publicly-held manufacturer and supplier of wound and skin care products, MedAssets, Inc., a medical supply chain services company, and several privately-held companies. The business address of Bruce Wesson is Encore Medical Corporation, 9800 Metric Blvd., Austin, Texas 78758.

        During the last five years, neither Encore nor any of the individuals listed above have been convicted in a criminal proceeding (excluding traffic violations and misdemeanors), or was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state laws, or a finding of a violation of federal or state securities laws.

Grand Slam Acquisition Corp.

        Grand Slam Acquisition Corp., which we refer to as Merger Sub, is a Delaware corporation and a wholly-owned subsidiary of Grand Slam Holdings, LLC. Merger Sub was organized solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. The business address of Merger Sub is c/o The Blackstone Group, 345 Park Avenue, 31st Floor, New York, New York 10154.

        Grand Slam Holdings, LLC, which we refer to as Parent, is a Delaware limited liability company controlled by Blackstone. Parent was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. Parent's sole member is Blackstone Capital Partners V L.P., a Delaware limited partnership. Blackstone Capital Partners V L.P.'s general partner is Blackstone Management Associates V L.L.C., a Delaware limited liability company. Blackstone Management Associates V L.L.C.'s sole member is BMA V L.L.C., a Delaware limited liability company. The business address of each of Parent, Blackstone Capital Partners V L.P., Blackstone Management Associates V L.L.C. and BMA V L.L.C. is c/o The Blackstone Group, 345 Park Avenue, 31st Floor, New York, New York 10154.

        Set forth below for each director and officer of Merger Sub is his or her respective present principal occupation or employment, the name and principal business of the corporation or other organization in which such occupation or employment is conducted, and the five-year employment history of each such director and executive officer. Each person identified below is a United States citizen:

        Chinh E. Chu—President and Director.    Mr. Chu is the President and Director of Grand Slam Acquisition Corp. Mr. Chu is also the President of Grand Slam Holdings, LLC. Mr. Chu currently serves as a Senior Managing Director at The Blackstone Group, which is a leading global investment and advisory firm. Mr. Chu currently serves on the board of directors of the following companies: Nalco, a water treatment and process chemicals provider, Celanese, a manufacturer of commodity and speciality chemicals, Graham, a designer and manufacturer of custom blow-molded plastic containers, FGIC, a monoline bond insurer, SunGard, an integrated software and processing solutions company, and HealthMarkets, a marketer of life insurance products. Mr. Chu previously served as a director of

Haynes International, a provider of high-performance alloys and Nycomed, a pharmaceutical company. Mr. Chu's business address is c/o The Blackstone Group, 345 Park Avenue, New York, New York 10154 and his telephone number is (212) 583-5000.

        Julia Kahr—Vice President and Director.    Ms. Kahr is the Vice President and Director of Grand Slam Acquisition Corp. Ms. Kahr is also the Vice President of Grand Slam Holdings, LLC. Ms. Kahr currently serves as an Associate at The Blackstone Group, which is a leading global investment and advisory firm. Ms. Kahr's business address is c/o The Blackstone Group, 345 Park Avenue, New York, New York 10154 and her telephone number is (212) 583-5000.

        During the last five years, none of Grand Slam Acquisition Corp. or the individuals listed above have been convicted in a criminal proceeding (excluding traffic violations and misdemeanors), or was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state laws, or a finding of a violation of federal or state securities laws.

        Set forth below for each director and officer of Parent in his or her respective present principal occupation or employment, the name and principal business of the corporation or other organization in which such occupation or employment is conducted, and the five-year employment history of each such director and executive officer.

        Chinh E. Chu—President.    Mr. Chu is the President of Grand Slam Holdings, LLC. Refer to "Information Regarding the Transaction Participants—Grand Slam Acquisition Corp." for more information regarding Mr. Chu's employment history, citizenship, business address and telephone number.

        Julia Kahr—Vice President.    Ms. Kahr is the Vice President of Grand Slam Holdings, LLC. Refer to "Information Regarding the Transaction Participants—Grand Slam Acquisition Corp." for more information regarding Ms. Kahr's employment history, citizenship, business address and telephone number.

        During the last five years, none of the individuals listed above have been convicted in a criminal proceeding (excluding traffic violations and misdemeanors), or was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state laws, or a finding of a violation of federal or state securities laws.

        Set forth below for each managing member of BMA V L.L.C. is his respective present principal occupation or employment, the name and principal business of the corporation or other organization in which such occupation or employment is conducted, and the five-year employment history of each such director and executive officer. Each person identified below is a United States citizen:

        Peter G. Peterson—Senior Chairman, Founding Member and Managing Member.    Mr. Peterson has been the Senior Chairman and Managing Member of BMA V L.L.C. since April 1, 2006, and its Founding Member since July 8, 2005. Mr. Peterson has also been the Senior Chairman, Founding Member and Managing Member of BMA V USS L.L.C. since August 8, 2006. In addition, Mr. Peterson has been the Senior Chairman of Blackstone LR Associates (Cayman) V Ltd. since February 6, 2006. Mr. Peterson currently serves as the Senior Chairman and Co-Founder of The Blackstone Group, a leading global investment and advisory firm. He has been involved in all phases of the firm's development since its founding in 1985. He is the Chairman of the Council on Foreign Relations and the founding President of the Concord Coalition. In addition, Mr. Peterson is a Trustee of the Committee for Economic Development, Japan Society and the Museum of Modern Art. He also serves on the boards of various organizations, including the National Bureau of Economic Research, Public Agenda Foundation and The Nixon Center. Mr. Peterson was also Chairman of the Federal

Reserve Bank of New York from 2000 to 2004. Mr. Peterson's business address is c/o The Blackstone Group, 345 Park Avenue, New York, New York 10154 and his telephone number is (212) 583-5000.

        Stephen A. Schwarzman—Chairman, Chief Executive Officer, Founding Member and Managing Member.    Mr. Schwarzman has been the Chairman, Chief Executive Officer and Managing Member of BMA V L.L.C. since April 1, 2006, and its Founding Member since July 8, 2005. Mr. Schwarzman has also been the Chairman, Chief Executive Officer, Founding Member and Managing Member of BMA V USS L.L.C. since August 8, 2006. In addition, Mr. Schwarzman has been the Chairman and Chief Executive Officer of Blackstone LR Associates (Cayman) V Ltd. since February 6, 2006. Mr. Schwarzman currently serves as the Chairman, Chief Executive Officer and Co-Founder of The Blackstone Group, a leading global investment and advisory firm. He has been involved in all phases of the firm's development since its founding in 1985. Mr. Schwarzman is a member of the Council on Foreign Relations and is on the boards of various organizations, including The New York Public Library, The New York City Ballet, The Film Society of Lincoln Center, the JP Morgan Chase National Advisory Board and The New York City Partnership. Mr. Schwarzman is also a Trustee of The Frick Collection in New York City and Chairman of the John F. Kennedy Center for the Performing Arts. Mr. Schwarzman's business address is c/o The Blackstone Group, 345 Park Avenue, New York, New York 10154 and his telephone number is (212) 583-5000.

        During the last five years, none of the individuals listed above have been convicted in a criminal proceeding (excluding traffic violations and misdemeanors), or was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state laws, or a finding of a violation of federal or state securities laws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF ENCORE

        The following table sets forth, to the best of Encore's knowledge, certain information regarding beneficial stock ownership as of August 1, 2006, by: (a) each of Encore's directors and executive officers, (b) all directors and executive officers as a group, and (c) each stockholder known to be the beneficial owner of more than 5% of Encore's outstanding common stock. Except as otherwise indicated, each reporting person listed below has sole voting and investment power with respect to all shares of Encore's common stock shown to be beneficially owned. As of August 1, 2006, Encore had 71,395,414 shares of common stock outstanding.

	Aggregate Number of Shares Beneficially Owned(1)
Name and Address of Beneficial Owner(1)	Number	Acquirable within 60 days(2)	Percent
5% Stockholders
Galen Partners III, L.P.(3) New York, NY 10020 610 Fifth Avenue	9,216,431	0	12.91%
TCG Holdings LLC(4) c/o The Carlyle Group 1001 Pennsylvania Avenue NW, Suite 220 South Washington, D.C. 20004	6,259,552	0	8.77%
Grand Slam Acquisition Corp.(5) c/o The Blackstone Group 345 Park Avenue New York, New York 10154	10,879,760	0	15.24%
Directors and Officers
Kenneth W. Davidson(6)	704,389	300,000	1.40%
Chairman of the Board and Chief Executive Officer
Paul B. Chapman	0	400,000	*
President and Chief Operating Officer
Harry L. Zimmerman(7)	222,149	150,000	*
Executive Vice President and General Counsel
William W. Burke	3,000	143,334	*
Executive Vice President and Chief Financial Officer
Jack F. Cahill(8)	112,846	100,000	*
Executive Vice President and President—Surgical Implant Division
Scott A. Klosterman	0	175,000	*
Executive Vice President and President—Orthopedic Rehabilitation Division
Brian Ennis	0	0	*
Executive Vice President and President—Empi
Alastair J.T. Clemow	0	45,000	*
Director
Joel S. Kanter(9)	242,500	80,000	*
Director
Richard O. Martin, Ph.D	44,991	82,500	*
Director
Karen R. Osar	0	55,000	*
Director
Bruce F. Wesson(10)	10,224,056	60,000	14.35%
Director
Zubeen Shroff(11)	10,107,189	60,000	14.23%
Director
All Directors and executive officers as a group (13 persons)	13,196,580	1,650,834	18.07%

*
Represents less than 1% of the issued and outstanding shares.

(1)
The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. The address for all of Encore's directors and officers is c/o Encore Medical Corporation, 9800 Metric Blvd., Austin, Texas 78758.

(2)
Includes the number of shares that could be purchased by exercise of options on August 1, 2006 or within 60 days thereafter under Encore's stock option plans.

(3)
Based on information contained in a Schedule 13D/A filed with the SEC on July 12, 2006. Does not include (i) 38,088 shares of Encore common stock beneficially owned by Galen Employee Fund III, L.P., the beneficial ownership of which is disclaimed by this person, and (ii) 834,204 shares of Encore common stock beneficially owned by Galen Partners International III, L.P., the beneficial ownership of which is disclaimed by this person. Galen Partners III, L.P., Galen Employee Fund III, L.P. and Galen Partners International III, L.P. are collectively referred to herein as the "Galen Entities." Galen Associates is an affiliate of the Galen Entities.

(4)
Based on information contained in a Schedule 13D/A filed with the SEC on October 15, 2004. Carlyle Partners II, L.P., a Delaware limited partnership, Carlyle SBC Partners II, L.P., a Delaware limited partnership, Carlyle International Partners II, L.P., a Cayman Islands limited partnership, Carlyle International Partners III, L.P., a Cayman Islands limited partnership, and certain additional partnerships formed by TC Group, L.L.C. (collectively, the "Investment Partnerships") and certain investors with respect to which TC Group, L.L.C. or an affiliate exercises investment direction and management, constitute all of the members of MPI Holdings, L.L.C., a Delaware limited liability company ("MPI"). TC Group, L.L.C. exercises investment discretion and control over the shares attributable to the Investment Partnerships directly or indirectly through its wholly-owned subsidiary TC Group II, L.L.C., the sole general partner of certain of the Investment Partnerships. TCG Holdings, L.L.C., a Delaware limited liability company, is the sole managing member of TC Group, L.L.C. William E. Conway, Jr., Daniel A. D'Aniello and David M. Rubenstein, as managing members of TCG Holdings, L.L.C. may be deemed to share beneficial ownership of the shares shown as beneficially owned by TCG Holdings, L.L.C. Such persons disclaim such beneficial ownership.

(5)
Based on information contained in a Schedule 13D filed with the SEC on July 10, 2006. Grand Slam Acquisition Corp., a Delaware corporation ("BCP Acquisition"), and its affiliates described below, may be deemed to beneficially own these shares of Encore common stock as a result of its execution of the Galen Voting Agreement and the Management Voting Agreement, both described on Page 81 of this Proxy Statement. Due to their current or anticipated affiliation with BCP Acquisition, the following entities and persons may also be deemed to beneficially own these shares: (i) Grand Slam Holdings, LLC, a Delaware limited liability company ("BCP Holdings" and, together with BCP Acquisition, the "BCP Acquisition Entities"), the sole equity holder of BCP Acquisition; (ii) Blackstone Capital Partners V L.P., a Delaware limited partnership ("BCP V"), Blackstone Family Investment Partnership V L.P., a Delaware limited partnership ("BFIP"), Blackstone Family Investment Partnership V-A L.P., a Delaware limited partnership ("BFIP-A"), and Blackstone Participation Partnership V L.P., a Delaware limited partnership (together with BCP V, BFIP and BFIP-A, the "Blackstone Partnerships"), which collectively own all of the equity in BCP Holdings; (iii) Blackstone Management Associates V L.L.C., a Delaware limited liability company ("BMA"), the general partner of the Blackstone Partnerships; (iv) BMA V L.L.C., a Delaware limited liability company ("BMA V"), the sole member of BMA; and (v) Peter G. Peterson and Stephen A. Schwarzman, the founding members and controlling persons of BMA V.

(6)
Of the shares attributed to Mr. Davidson, 135,502 shares are held by a trust for the benefit of Mr. Davidson's children, of which Mr. Davidson is co-trustee and Mr. Davidson disclaims beneficial ownership of these shares. This amount does not include the 10,088,724 shares of common stock owned by the Galen Entities or the 222,149 shares of common stock owned by Harry L. Zimmerman which were included in the aggregate amount beneficially owned by Kenneth W. Davidson reported in the Schedule 13D filed by Mr. Davidson on July 10, 2006. The 10,088,724 shares of common stock owned by the Galen Entities and the 222,149 shares of common stock owned by Harry L. Zimmerman were included in the Schedule 13D solely because Mr. Davidson may be deemed to have beneficial ownership of such shares as a result of the Galen Voting Agreement and Management Voting Agreement described herein. Neither the filing of the Schedule 13D nor this Schedule 14A or any of their respective contents shall be deemed to constitute an admission by Mr. Davidson that he is the beneficial owner of any of the 10,088,724 shares of common stock owned by the Galen Entities and the 222,149 shares of common stock owned by Harry L. Zimmerman for purposes of Section 13(d) of the Exchange Act or for any other purpose, and such beneficial ownership is expressly disclaimed.

(7)
This amount does not include the 10,088,724 shares of common stock owned by the Galen Entities or the 704,389 shares of common stock owned by Kenneth W. Davidson which were included in the aggregate amount beneficially owned by Harry L. Zimmerman reported in the Schedule 13D filed by Mr. Zimmerman on July 10, 2006. The 10,088,724 shares of common stock owned by the Galen Entities and the 704,389 shares of common stock owned by Kenneth W. Davidson were included in the Schedule 13D solely because Mr. Zimmerman may be deemed to have beneficial ownership of such shares as a result of the Galen Voting Agreement and Management Voting Agreement described herein. Neither the filing of the Schedule 13D nor this Schedule 14A or any of their respective contents shall be deemed to constitute an admission by Mr. Zimmerman that he is the beneficial owner of any of the 10,088,724 shares of common stock owned by the Galen Entities and the 704,389 shares of common stock owned by Kenneth W. Davidson for purposes of Section 13(d) of the Exchange Act or for any other purpose, and such beneficial ownership is expressly disclaimed.

(8)
Of the shares attributed to Mr. Cahill, 100,000 are held in a revocable trust with his wife as trustee.

(9)
Of the shares attributed to Mr. Kanter, 50,000 shares of Encore common stock are owned by Windy City, Inc. and 172,500 shares of Encore common stock are beneficially owned by the Kanter Family Foundation, a charitable not-for-profit corporation. Mr. Kanter is the President and a member of the Board of Directors for both Windy City, Inc. and the Kanter Family Foundation and has sole voting and investment control over said securities. Mr. Kanter disclaims any and all beneficial ownership of securities owned by either Windy City, Inc. or the Kanter Family Foundation.

(10)
Of the shares attributed to Mr. Wesson, all but 168,682 of the shares listed are beneficially owned by the Galen Entities, of which he is the managing member or sole stockholder of the respective general partners of the Galen Entities. Mr. Wesson does not have sole voting or investment power with respect to the shares owned by the Galen Entities, and Mr. Wesson disclaims beneficial ownership of these shares except to the extent of each of his pecuniary interest therein. Does not include 25,500 shares held in a trust of which Mr. Wesson's spouse is a co-trustee. Mr. Wesson also disclaims beneficial ownership of these shares.

(11)
Of the shares attributed to Mr. Shroff, all but 78,466 of the shares listed are beneficially owned by the Galen Entities, of which he is the managing member of the general partner of two of the Galen Entities that control the general partner of the Galen Entities. Mr. Shroff does not have sole voting or investment power with respect to the shares owned by the Galen Entities, and Mr. Shroff disclaims beneficial ownership of these shares except to the extent of each of his pecuniary interest therein.

APPRAISAL RIGHTS

        Under the DGCL, you have the right to demand appraisal of your shares and thereby to receive payment in cash for the fair value of your common stock of Encore as determined by the Delaware Court of Chancery, together with a fair rate of interest, if any, as determined by the court, in lieu of the consideration to which you would otherwise be entitled pursuant to the merger agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Encore will require strict compliance with the statutory procedures.

        The following is intended as a brief summary of the material provisions of the Delaware statutory procedures you are required to follow in order to perfect appraisal rights. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL (which are described below) may result in a termination or waiver of your appraisal rights.

        Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the stockholders' meeting to vote on the merger. A copy of Section 262 must be included with the notice. This proxy statement constitutes the Company's notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex D because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

        If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

  •
  you must deliver to Encore a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262; and

  •
  you must not vote in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

        If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of Encore's common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of Encore's common stock.

        All demands for appraisal should be addressed to Encore, Attention: General Counsel, 9800 Metric Blvd., Austin, Texas 78758, and must be delivered before the vote on the merger agreement is taken at the special meeting. All demands should be executed by, or on behalf of, the record holder of the shares of our common stock and must reasonably inform Encore of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

        Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to Encore. The beneficial holder must, in such cases, have the registered owner, such as a broker or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner.

        If you hold your shares of Encore's common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

        Within 10 days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of Encore's common stock. Within 120 days after the effective time of the merger, any stockholder who has complied with Section 262 shall, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. The surviving corporation must mail that statement within 10 days after receiving the written request for it or within 10 days after expiration of the period for delivery of appraisal demands, whichever is later. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, a copy of the petition must be served upon the surviving corporation. The surviving corporation has no obligation to file, and has no intention to file, such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder's previously written demand for appraisal.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, as may be required by the Court, the Chancery Court is empowered to conduct a hearing on the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that stockholder.

        After determination of the stockholders entitled to appraisal of their shares of Encore's common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any. When the value is determined, the Chancery Court will direct the payment of that value, with interest accrued during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders entitled to receive it, upon the stockholders surrendering the certificates representing those shares.

        In determining "fair value," the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation of the merger. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement.

        Costs of the appraisal proceeding may be imposed by the Chancery Court upon the surviving corporation and the stockholders participating in the appraisal proceeding as the Chancery Court deems equitable in the circumstances. However, costs do not include attorneys and expert witness fees. Each dissenting stockholder is responsible for his or her own attorneys and expert witness fees, although upon the application of a dissenting stockholder, the Chancery Court may order all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if a stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its Encore common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the merger may only be made with the written approval of the surviving corporation. No appraisal proceeding may be dismissed as to any stockholder without the approval of the Court of Chancery, and such approval may be conditioned upon such terms as the court deems just.

        In view of the complexity of Section 262, Encore's stockholders who may wish to dissent from the merger and pursue appraisal rights are encouraged to consult their legal advisors.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

        In accordance with Rule 14a-3(e)(1) under the Securities Exchange Act of 1934, as amended, one proxy statement will be delivered to two or more stockholders who share an address, unless Encore has received contrary instructions from one or more of the stockholders. Encore will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to Encore Medical Corporation, 9800 Metric Blvd., Austin, Texas 78758, Attention: Investor Relations, (512) 832-9500. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting Encore at the address and phone number set forth in the prior sentence.

SUBMISSION OF STOCKHOLDER PROPOSALS

        If the merger is completed, we will no longer be a publicly held company and there will be no public participation in any future meetings of our stockholders. However, if the merger is not completed, Encore will hold an annual meeting in 2007 and our stockholders will continue to be entitled to attend and participate in our stockholders' meetings. If our 2007 annual meeting is held, any Encore stockholder intending to present a proposal to be included in Encore's proxy statement for the annual meeting of stockholders to be held in 2007 must have delivered a proposal in writing to Encore's principal executive offices no later than the close of business on the tenth day following the day on which Encore gives notice of, or otherwise publicly discloses, the date of its annual meeting for 2007. Such proposals must comply with Encore's bylaws and Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company sponsored proxy materials.

        In addition, in order for a stockholder's proposal or director nomination to be raised from the floor during the annual meeting held in 2007, if held, written notice must have been received by Encore no later than the close of business on the tenth day following the day on which Encore gives notice of, or otherwise publicly discloses, the date of its annual meeting for 2007 and must contain all such information as required under Encore's bylaws. A copy of such bylaw requirements for stockholder proposals and nominations is available upon request from Encore's legal department, Attention: General Counsel, 9800 Metric Blvd., Austin, Texas 78758.

WHERE YOU CAN FIND MORE INFORMATION

        Encore files annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy any reports, statements or other information that Encore files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the Public Reference Room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Encore's public filings are also available from commercial document retrieval services and at the Internet website maintained by the SEC at http://www.sec.gov.

        Encore has filed a Schedule 13E-3 with the SEC with respect to the merger. The Schedule 13E-3, together with any amendments and exhibits filed with or incorporated by reference in the Schedule 13E-3 is available for inspection or copying as set forth above.

        The SEC allows Encore to incorporate information into this proxy statement by reference, which means that Encore can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. This proxy statement incorporates by reference the documents set forth below that Encore has previously filed with the SEC. These documents contain important information about Encore and its financial condition.

        The following documents listed below that Encore previously filed with the SEC are incorporated by reference:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 14, 2006;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2006, filed on May 10, 2006;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2006, filed on August 9, 2006;

  •
  Current Report on Form 8-K filed on May 1, 2006;

  •
  Current Report on Form 8-K filed on July 3, 2006;

  •
  Current Report on Form 8-K filed on July 31, 2006;

  •
  Schedule 14A filed on August 9, 2006.

        Encore hereby incorporates by reference additional documents that it may file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement and prior to the special meeting. These include, but are not limited to, periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as information statements.

        The following documents listed below that Compex Technologies, Inc. previously filed with the SEC are incorporated herein by reference.

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, filed on May 10, 2005;

  •
  Annual Report on Form 10-K for the fiscal year ended June 30, 2005, filed on September 13, 2005 and amended on October 31, 2005;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005, filed on November 9, 2005;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2005, filed on February 8, 2006.

        You may obtain documents incorporated by reference in this proxy statement upon request from the SEC at the SEC's Internet website described above. Documents incorporated by reference by Encore are available from Encore without charge, to each person to whom a proxy statement is delivered within one business day of receipt of a written or oral request at the address and telephone number below:

Encore Medical Corporation
9800 Metric Blvd.
Austin, TX 78758
Telephone: (512) 832-9500
Facsimile: (512) 834-6300
Attention: General Counsel

        If you would like to request documents, please do so by            , 2006 in order to receive them before the special meeting. If you request any documents from Encore, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request. You may also find additional information regarding Encore on our website at http://www.encoremed.com.

        Encore has not authorized anyone to provide you with information that differs from that contained in this proxy statement. This proxy statement is dated September     , 2006. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to Encore stockholders shall create any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER
by and among
 GRAND SLAM HOLDINGS, LLC
GRAND SLAM ACQUISITION CORP.
and
 ENCORE MEDICAL CORPORATION

Dated as of June 30, 2006

A-i

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT		A-26
4.1	ORGANIZATION, STANDING AND POWER	A-26
4.2	AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS	A-26
4.3	INFORMATION PROVIDED	A-27
4.4	LITIGATION	A-27
4.5	FINANCING	A-27
4.6	SOLVENCY.	A-28
4.7	NO OTHER REPRESENTATION AND WARRANTIES.	A-28
ARTICLE V CONDUCT OF BUSINESS		A-28
5.1	COVENANTS OF THE COMPANY	A-28
5.2	CONFIDENTIALITY	A-31
5.3	FINANCING COMMITMENTS	A-32
ARTICLE VI ADDITIONAL AGREEMENTS		A-35
6.1	NO SOLICITATION	A-35
6.2	PROXY STATEMENT	A-38
6.3	STOCKHOLDERS MEETING	A-39
6.4	NASDAQ QUOTATION	A-40
6.5	ACCESS TO INFORMATION	A-40
6.6	LEGAL REQUIREMENTS	A-40
6.7	PUBLIC DISCLOSURE	A-41
6.8	INDEMNIFICATION	A-42
6.9	NOTIFICATION OF CERTAIN MATTERS	A-43
6.10	EXEMPTION FROM LIABILITY UNDER SECTION 16	A-43
6.11	RESIGNATIONS	A-43
6.12	TRANSFER TAXES	A-43
6.13	TAKEOVER STATUTES	A-44
6.14	EMPLOYEE MATTERS	A-44
6.15	SEC FILINGS; FINANCIAL STATEMENTS	A-45
6.16	COMPEX SALE.	A-45
ARTICLE VII CONDITIONS TO MERGER		A-45
7.1	CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.	A-45
7.2	ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB	A-46
7.3	ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY	A-47
ARTICLE VIII TERMINATION AND AMENDMENT		A-48
8.1	TERMINATION	A-48
8.2	EFFECT OF TERMINATION	A-49
8.3	FEES AND EXPENSES	A-49
8.4	AMENDMENT	A-50
8.5	EXTENSION; WAIVER	A-51

A-ii

ARTICLE IX MISCELLANEOUS		A-51
9.1	SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS	A-51
9.2	NOTICES	A-51
9.3	ENTIRE AGREEMENT	A-52
9.4	NO THIRD PARTY BENEFICIARIES	A-52
9.5	ASSIGNMENT	A-52
9.6	SEVERABILITY	A-52
9.7	INTERPRETATION	A-53
9.8	GOVERNING LAW	A-53
9.9	SUBMISSION TO JURISDICTION	A-53
9.10	WAIVER OF JURY TRIAL	A-53
9.11	SPECIFIC PERFORMANCE; MAXIMUM LIABILITY; NO LIABILITY OF PARENT OR MERGER SUB	A-53
9.12	COUNTERPARTS AND SIGNATURE	A-54
EXHIBIT A FORM OF CERTIFICATE OF INCORPORATION

A-iii

TABLE OF DEFINED TERMS

Page
2005 10-K	A-13
Acquisition Proposal	A-38
Actions	A-19
Affiliate	A-8
Agreement	A-1
Alternative Acquisition Agreement	A-36
Antitrust Laws	A-41
Antitrust Order	A-41
Bank of America	A-34
Bankruptcy and Equity Exception	A-11
Bridge Financing	A-28
Business Day	A-2
Certificate	A-3
Certificate of Merger	A-1
Change in the Company Recommendation	A-36
Closing	A-1
Closing Date	A-1
Code	A-5
Commitment Letters	A-28
Company	A-1
Company Balance Sheet	A-13
Company Board	A-1
Company Charter Documents	A-7
Company Common Stock	A-2
Company Disclosure Schedule	A-6
Company Employees	A-21
Company Material Contract	A-17
Company Meeting	A-10
Company Permits	A-23
Company Plans	A-21
Company Preferred Stock	A-7
Company Recommendation	A-38
Company SEC Reports	A-12
Company Stock Option	A-3
Company Stock Plans	A-8
Company Stockholder Approval	A-10
Company Voting Proposal	A-10
Confidentiality Agreement	A-31
Contract	A-11
Controlled Group	A-21
Costs	A-42
Debt Commitment Letter	A-27
Debt Financings	A-28
DGCL	A-1
Dissenting Shares	A-5
Effective Time	A-1
Environmental Law	A-20
Equity Commitment Letter	A-28
ERISA	A-21
Exchange Act	A-12
Exchange Agent	A-4
Exchange Fund	A-4
Executive Officers	A-8
Executive Options	A-3
Existing Credit Agreement	A-34
FDA	A-24
Filed Company SEC Reports	A-14
Final Proxy Filing Date	A-38
First Albany	A-25
Foreign Benefit Plans	A-22
Governmental Entity	A-11
High Yield Debt Financing	A-28
HSR Act	A-11
Indebtedness	A-9
Indemnified Parties	A-42
Infringing	A-17
Insurance Cap	A-42
Intellectual Property	A-17
IRS	A-14
Issuer	A-33
knowledge of the Company	A-8
Leased Real Property	A-16
Leases	A-16
Liens	A-11
Marketing Period	A-2
Material Payor	A-23
Merger Consideration	A-3
Merger Sub	A-1
Merger Sub Disclosure Schedule	A-26
Note Tender Offer	A-33
Notes	A-33
Notice Period	A-36
Offer Documents	A-33
Option Consideration	A-3
Order	A-11
Outside Plan	A-
Owned Real Property	A-16
Parent	A-1
Parent Material Adverse Effect	A-26
Parent Plan	A-44
Parent Termination Fee	A-50
PBGC	A-22
Pre-Closing Period	A-29

A-iv

Refinancing	A-34
Representatives	A-35
Sarbanes Act	A-13
SEC	A-12
Securities Act	A-8
Senior Lenders	A-28
Solvency	A-28
Solvent	A-28
Special Committee	A-1
Subsidiary	A-9
Subsidiary Charter Documents	A-10
Subsidiary Guarantors	A-33
Superior Proposal	A-38
Surviving Corporation	A-2
Tax Returns	A-14
Taxes	A-14
Termination Fee	A-49
Transfer Taxes	A-44
Unvested Company Options	A-3
Voting Debt	A-12

A-v

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of June 30, 2006, by and among Grand Slam Holdings, LLC, a Delaware limited liability company ("Parent"), Grand Slam Acquisition Corp., a Delaware corporation ("Merger Sub"), and Encore Corporation, a Delaware corporation (the "Company").

W I T N E S S E T H:

        WHEREAS, the Board of Directors of the Company (the "Company Board"), based on a recommendation to the Company Board by the Special Committee of the Board of Directors (the "Special Committee") has (i) determined that the Merger (as defined herein) on the terms and subject to the conditions set forth in this Agreement is advisable and is in the best interest of the Company's stockholders, and (ii) approved this Agreement and recommended approval and adoption of this Agreement by the stockholders of the Company;

        WHEREAS, the members of Parent have (i) determined that the Merger on the terms and subject to the conditions set forth in this Agreement is advisable and in the best interest of its members, and (ii) approved this Agreement;

        WHEREAS, the Board of Directors of Merger Sub has (i) determined that the Merger on the terms and subject to the conditions set forth in this Agreement is advisable and in the best interest of its sole stockholder, and (ii) approved this Agreement; and

        WHEREAS, the acquisition of the Company by Parent shall be effected through a merger (the "Merger") of Merger Sub with and into the Company in accordance with the terms of this Agreement and the Delaware General Corporation Law (the "DGCL"), as a result of which the Company shall become wholly owned by Parent.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Merger Sub and the Company agree as follows:

ARTICLE I
THE MERGER

        1.1    Effective Time of the Merger.    Subject to the provisions of this Agreement, at or prior to the Closing, Merger Sub and the Company shall jointly prepare and cause to be filed with the Secretary of State of Delaware a certificate of merger to effect the Merger upon the terms hereof (the "Certificate of Merger") in such form as is required by, and executed by the Company in accordance with, the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of Delaware or at such later time as is established by Merger Sub and the Company and set forth in the Certificate of Merger (the "Effective Time").

        1.2    Closing.    The closing of the Merger (the "Closing") shall take place at 10:00 a.m., New York time, on a date to be specified by Merger Sub and the Company (the "Closing Date"), which shall be the later of (i) the third Business Day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), and (ii) the earlier of (x) a date during the Marketing Period (as defined herein) to be specified by Parent on no less than three Business Days' notice to the Company (which notice may be conditioned on closing of the applicable purchase agreement in connection with the High Yield Debt Financing (as defined herein) contemplated in Section 4.5(a)(iii) hereof) and (y) the final day of the Marketing Period, unless, in any case the parties hereto agree on another date in writing, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, unless another date, place or time is agreed to in writing by Merger Sub and the Company. For purposes of this Agreement, a "Business Day" shall be any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in New York, New York are permitted or required by law, executive order or governmental decree to remain closed. For purposes of this Agreement, the term "Marketing Period" means the period beginning on the date hereof and ending on November 30, 2006; provided, however, that such date will be advanced on a Business Day-for-Business Day basis by the number of days the filing of the preliminary proxy statement precedes the Final Proxy Filing Date.

        1.3    Effects of the Merger.    At the Effective Time, Merger Sub shall be merged with and into the Company, at which time the separate corporate existence of Merger Sub shall cease and the Company shall continue its existence as the surviving corporation. In its capacity as the corporation surviving the Merger, the Company is sometimes referred to herein as the "Surviving Corporation" From and after the Effective Time, the Merger shall have the effects set forth in Section 259 of the DGCL.

        1.4    Certificate of Incorporation.    The Certificate of Merger shall provide that, at the Effective Time, the certificate of incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall be amended in its entirety as of the Effective Time to read as set forth in an exhibit to the Certificate of Merger, which exhibit shall read as set forth on Exhibit A hereto until thereafter amended in accordance with the provisions thereof and as provided by applicable law.

        1.5    By-laws.    At the Effective Time, the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the by-laws of the Surviving Corporation until thereafter amended as provided by applicable law, the certificate of incorporation of the Surviving Corporation and such by-laws.

        1.6    Directors and Officers of the Surviving Corporation.

        (a)   The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

        (b)   The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

ARTICLE II
CONVERSION OF SECURITIES

        2.1    Conversion of Capital Stock.    As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of the Company or capital stock of Merger Sub:

          (a)    Capital Stock of Merger Sub.    Each share of the common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation.

          (b)    Cancellation of Treasury Stock and Merger Sub-Owned Stock.    All shares of common stock, $0.001 par value per share, of the Company ("Company Common Stock") that are owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent or Merger Sub immediately prior to the Effective Time shall be cancelled and shall cease to exist and no payment shall be made or consideration delivered in respect thereof.

          (c)    Merger Consideration for Company Common Stock.    Subject to Section 2.2, each share of Company Common Stock (other than (i) shares to be cancelled in accordance with Section 2.1(b), (ii) shares of Company Common Stock owned by any wholly-owned Subsidiary of the Company, which shall remain outstanding, and (iii) Dissenting Shares (as defined in Section 2.4(a) below)) issued and outstanding immediately prior to the Effective Time shall be automatically converted as of the Effective Time into the right to receive $6.55 in cash per share, without interest (the "Merger Consideration"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate which as of immediately prior to the Effective Time represented outstanding shares of Company Common Stock (each a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pursuant to this Section 2.1(c) upon the surrender of such Certificate in accordance with Section 2.2.

          (d)    Adjustments to Merger Consideration.    The Merger Consideration shall be adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock occurring (or for which a record date is established) after the date hereof and prior to the Effective Time.

          (e)    Treatment of Stock Options.    Subject to Section 2.3, at the Effective Time, except for those options listed in Schedule 2.1(e) which are owned by the executive officers of the Company which have not been exercised at or prior to the Effective Time (the "Executive Options"), each option to purchase shares of Company Common Stock (each, a "Company Stock Option") outstanding immediately prior to the Effective Time, and not exercised, which is vested or which by its terms will become vested at the Effective Time, shall be canceled and extinguished and converted into and become a right following the Effective Time to receive from the Company an amount of cash, without interest thereon and less any required withholding taxes, equal to the excess, if any, of (i) the Merger Consideration over (ii) the exercise price per share of such Company Stock Option (such amount payable in respect of any share of Company Common Stock into which a Company Stock Option is exercisable, the "Option Consideration"), multiplied by the number of shares of Company Common Stock for which such Company Stock Option is exercisable immediately prior to or at the Effective Time, and all other unvested Company Options ("Unvested Company Options") will be cancelled without consideration. No cash payment will be due to a holder of such Company Stock Option in respect of such Company Stock Option or its termination if the amount set forth in clause (ii) exceeds the amount set forth in clause (i). Prior to the Effective Time, the Company shall take all actions (including, without limitation, obtaining all necessary consents from the holders of Company Stock Options) necessary to give effect to the transactions contemplated by this Section 2.1(e), and payments to particular holders pursuant to this Section 2.1(e) shall be conditioned upon their execution of such consents. The Option Consideration shall be payable on the first Business Day following the Effective Time. All Executive Options listed in Schedule 2.1(e) and not exercised as of the Effective Time shall remain outstanding after the Effective Time and should be continued as options to purchase a number (or fraction) of shares of common stock of the Surviving Corporation that corresponds to the percentage of the fully diluted equity of the Company represented by the shares underlying such options (and the exercise price thereof shall be adjusted accordingly) or converted into options to purchase a number (or fraction) of shares of common stock of Parent that corresponds to the percentage of the fully diluted equity of the Company represented by the shares underlying such options (and the exercise price thereof shall be adjusted accordingly) in a manner consistent with Section 409A of the Code, as determined in the sole discretion of Parent, and otherwise shall be governed by their existing terms.

        2.2    Exchange of Certificates.    The procedures for exchanging Certificates for the Merger Consideration pursuant to the Merger are as follows:

          (a)    Exchange Agent.    At the Effective Time, the Surviving Corporation shall deposit with Wells Fargo Bank, N.A. or another nationally recognized bank or trust company mutually acceptable to Merger Sub and the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time, for payment through the Exchange Agent in accordance with this Section 2.2, cash in an amount sufficient to make payment of the aggregate Merger Consideration pursuant to Section 2.1(c) in exchange for all of the outstanding shares of Company Common Stock (the "Exchange Fund"). The Exchange Agent shall invest such cash as directed by the Surviving Corporation on a daily basis as directed by the Surviving Corporation; provided that such investments shall be in obligations of or guaranteed by the United States of America or obligations of an agency of the United States of America which are backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services Inc. or Standard & Poor's Corporation, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks, each of which has capital, surplus and undivided profits aggregating more than $500 million (based on the most recent financial statements of the banks which are then publicly available at the SEC or otherwise). Any interest and other income resulting from such investments shall be paid to the Surviving Corporation and any risk of loss in connection with such investments shall be borne by the Surviving Corporation; provided that no such investment or losses thereon shall affect the Merger Consideration payable to former Company stockholders, and Parent shall promptly provide, or shall cause the Surviving Corporation to promptly provide, additional funds to the Exchange Agent for the benefit of the former Company stockholders in the amount of any such losses. All expenses related to the Exchange Agent shall be the responsibility of the Surviving Corporation.

          (b)    Exchange Procedures.    Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a Certificate (i) a letter of transmittal, which shall be in customary form and specify that delivery shall be effected, and risk of loss and title shall pass, only upon delivery of the Certificates to the Exchange Agent and (ii) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration payable with respect thereto. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall immediately be cancelled. For the avoidance of doubt, no interest shall be paid or accrued on the Merger Consideration payable upon the surrender of Certificates. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the Merger Consideration may be paid to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by this Section 2.2.

          (c)    No Further Ownership Rights in Company Common Stock; Stock Transfer Books.    All Merger Consideration paid upon the surrender for exchange of Certificates evidencing shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been paid in satisfaction of all rights pertaining to such shares of Company Common Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as otherwise provided in this Agreement or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

          (d)    Termination of Exchange Fund.    Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for one (1) year after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holder of Company Common Stock who has not previously complied with this Section 2.2 may look only to the Surviving Corporation (subject to abandoned property, escheat and similar laws) for, and the Surviving Corporation shall remain liable for, payment of its claim for Merger Consideration without interest.

          (e)    No Liability.    To the extent permitted by applicable law, none of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Company Common Stock for any portion of the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (f)    Withholding Rights.    Each of Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Company Stock Options, as the case may be, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any other applicable state, local or foreign tax law. To the extent that amounts are so withheld by Merger Sub or the Surviving Corporation, such withheld amounts (i) shall be remitted by Merger Sub or the Surviving Corporation to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Company Stock Options, as the case may be, in respect of which such deduction and withholding was made by Merger Sub or the Surviving Corporation, as the case may be.

          (g)    Lost Certificates.    In the event that any Certificate shall have been lost, stolen or destroyed, upon the holder's compliance with the replacement requirements established by the Paying Agent, including, if necessary, the posting by the holder of a bond in customary amount as indemnity against any claim that may be made against it with respect to the Certificate, the Exchange Agent shall deliver in exchange for the lost, stolen or destroyed Certificate the Merger Consideration payable in respect of the Company Common Stock represented by the Certificate pursuant to this Section 2.2.

        2.3    Company Stock Options

        The holders of the Company Stock Options, other than with respect to the Executive Options which are continued, shall, as a condition to their right to receive the payment contemplated by Section 2.1(e), be required to execute a stock option cancellation agreement in the form presented, acknowledging receipt of the Option Consideration and release of all rights in connection with Company Stock Options.

        2.4    Dissenting Shares.

          (a)   Notwithstanding anything to the contrary contained in this Agreement, shares of Company Common Stock held by a holder who has properly demanded in writing appraisal for such shares of Company Common Stock in accordance with Section 262 (or any successor provision) of the DGCL (any such shares being referred to as "Dissenting Shares" until such time as such holder fails to perfect or otherwise loses such holder's appraisal rights under the DGCL with respect to such shares) shall not be converted into or represent the right to receive Merger Consideration in accordance with Section 2.1, but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares.

          (b)   If any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then, as of the later of the Effective Time or the date of loss of such status, such shares shall automatically be converted into and shall represent only the right to receive Merger

  Consideration in accordance with Section 2.1, without interest thereon, upon surrender of the Certificates representing such shares.

          (c)   The Company shall give Parent and Merger Sub: (i) prompt notice of any written demand for appraisal received by the Company prior to the Effective Time pursuant to the DGCL, any withdrawal of any such demand and any other written demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relate to such demand; and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such written demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand, notice or instrument unless Parent and Merger Sub shall have given their prior written consent to such payment or settlement offer, which consent shall not be unreasonably withheld or delayed.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth herein or in the disclosure schedule delivered by the Company to Parent and Merger Sub and dated as of the date of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Merger Sub as follows; provided that the inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty will not by itself be deemed an admission by the Company that such item is material or was required to be disclosed herein (the Company Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article III, and the disclosure in any section or paragraph of the Company Disclosure Schedule shall qualify (a) the corresponding section or paragraph in this Article III and (b) the other sections and paragraphs in this Article III to the extent that it is readily apparent from a reading of such disclosure that it also clearly qualifies or applies to such other sections and paragraphs):

        3.1    Organization, Standing and Power.

          (a)   The Company (x) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (y) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and (z) is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except (with respect to clause (z) only) for such failures to be so qualified or in good standing, individually or in the aggregate, that have not had, or would not reasonably be expected to have, a Company Material Adverse Effect. For purposes of this Agreement, the term "Company Material Adverse Effect" means changes, events, circumstances, conditions, occurrences, developments or effects that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or that would reasonably be expected to prevent the Company from consummating the transactions contemplated hereby; provided, however, that none of the following, either individually or in the aggregate, shall be deemed to constitute, or be taken into account in determining whether there has been or will be, a Company Material Adverse Effect:

            (i)    a change in the trading prices of any of the Company's securities, in and of itself;

            (ii)   reductions in regulatory reimbursement rates affecting the Company taking effect after the date hereof and the effects, changes, events, circumstances and conditions resulting therefrom;

            (iii)  changes in GAAP or applicable Laws after the date hereof;

            (iv)  changes, events, circumstances, conditions, occurrences, developments or effects resulting from the announcement of the execution of this Agreement or of the pendency of the Merger;

            (v)   changes, events, circumstances, conditions, occurrences, developments or effects resulting from compliance by the Company with the terms of, or the taking of any action specifically required to be taken in, this Agreement (other than the consummation of the Merger itself);

            (vi)  changes, events, circumstances, conditions, occurrences, developments or effects or conditions affecting the business in which the Company and its Subsidiaries operate generally;

            (vii)  changes in economic, financial or political conditions generally;

            (viii)  any act of terrorism or war (whether or not declared);

            (ix)  any failure by the Company and its Subsidiaries, in and of itself, to meet projections, budgets or forecasts or published revenue or earnings predictions; and

            (x)   any reclassifications, restructuring charges, non-recurring charges, increases in reserves and writeoffs of, to or in the financial statements of the Company and/or Compex described in (and up to the amount set forth in) Section 7.2(d)(ii);

    except, in the case of clauses (ii), (vi), (vii) and (viii) above, to the extent such changes, events, circumstances, conditions, occurrences, developments or effects have a materially disproportionate adverse effect on the Company and its Subsidiaries as compared to other persons engaged in the same business.

          (b)   The Company has delivered or made available to Merger Sub: (i) a true and correct copy of the certificate of incorporation and by-laws of the Company, each as amended to date (together, the "Company Charter Documents"), and each such instrument is in full force and effect and no other organizational documents are applicable to or binding upon the Company. The Company is not in violation of any of the provisions of the Company Charter Documents in any material respect.

        3.2    Capitalization.

          (a)   The authorized capital stock of the Company as of the date of this Agreement consists of 101,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, $0.001 par value per share ("Company Preferred Stock"). As of the date of this Agreement, (i) 71,067,722 shares of Company Common Stock are issued and outstanding, (ii) 512,183 shares of Company Common Stock are held in the treasury of the Company, (iii) no shares of Company Preferred Stock are issued or outstanding, (iv) no shares of Company Common Stock are held by any Company Subsidiaries.

          (b)   As of the date of this Agreement, 17,621,257 shares of Company Common Stock are reserved for issuance in connection with Company Stock Options granted under the Company 2006 Incentive Stock Plan, the Company 2000 Non-Employee Directors Options Plan, the Company 1996 Incentive Stock Plan, the Company Amended and Restated 1997 Distributor Advisory Panel Stock Option Plan, the Company 1997 Surgeon Advisory Panel Stock Option Plan and the Empi Stock Option Plan (the "Company Stock Plans") and the miscellaneous stock option grants listed on Section 3.2(c) of the Company Disclosure Schedule. As of the date of this Agreement, except as disclosed on Schedule 3.2(c) of the Company Disclosure Schedule, the Company had no other shares of Company Common Stock or other equity securities of any class of the Company reserved for future grants or future issuance or required to be reserved for grant or issuance other than as described above.

          (c)   Section 3.2(c) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date hereof, of: (i) all Company Stock Plans, indicating for each Company Stock Plan, as of such date, the number of shares of Company Common Stock previously issued under such Plan, the number of shares of Company Common Stock subject to outstanding options under such Plan, and the number of shares of Company Common Stock reserved for future issuance under such Plan including for outstanding options; and (ii) all outstanding Company Stock Options, indicating with respect to each such Company Stock Option the name of the holder thereof, the Company Stock Plan under which it was granted, the number of shares of Company Common Stock subject to such Company Stock Option, the exercise price and the date of grant thereof.

          (d)   Except (i) the currently outstanding Company Stock Options as set forth on Section 3.2(c) of the Company Disclosure Schedule and, (ii) the currently outstanding Company Common Stock as set forth in Section 3.2(a), (A) there are no equity securities of any class of the Company, or any security convertible or exchangeable into or exercisable for such equity securities, issued or outstanding and (B) there are no options, warrants, equity securities, calls, rights, commitments, similar obligations or Contracts (as defined herein) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests or Voting Debt (as defined below) of the Company or any of its Subsidiaries or any security or rights convertible into or exchangeable or exercisable for any such shares, other equity interests or Voting Debt, or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. Neither the Company nor any of its Subsidiaries has any outstanding stock appreciation rights, phantom stock, performance based rights, deferred stock awards or similar rights or obligations. Except as set forth in Section 3.2(d) of the Company Disclosure Schedule, neither the Company nor its Subsidiaries, nor, to the knowledge of the Company, any of their Affiliates, is a party to or is bound by any agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of the Company or any of its Subsidiaries. For purposes of this Agreement, the term "Affiliate" when used with respect to any party shall mean any person who is an "affiliate" of that party within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Except as set forth on Section 3.2(d) of the Company Disclosure Schedule, there are no registration rights, and there is no rights agreement, "poison pill," anti-takeover plan or other similar Contract or understanding to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of the Company or any of its Subsidiaries. For purposes of this Agreement, the term "knowledge of the Company" means, with respect to any matter in question, the actual knowledge of Kenneth W. Davidson, Paul B. Chapman, Harry L. Zimmerman, William W. Burke, Jack F. Cahill and Scott A. Klosterman (collectively, the "Executive Officers"), and in each case, the knowledge that such Executive Officers would have obtained of the matter represented after reasonable inquiry of those employees of the Company whom such Executive Officers reasonably believe would have actual knowledge of the matters represented.

          (e)   All outstanding shares of Company Common Stock are, and all shares of Company Common Stock subject to issuance as specified in Section 3.2(c) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under the DGCL, the Company Charter Documents or any Contract to which the Company is a party or is otherwise bound.

          (f)    There are no obligations, commitments or arrangements, contingent or otherwise, of the Company or any of its Subsidiaries or, to the knowledge of the Company, of any of its Affiliates, to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of the Company, any of its Subsidiaries or any of its Affiliates or, except as set forth in Section 3.2(f) of the Company Disclosures Schedule, to provide funds or make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or person (other than investments by the Company or any wholly-owned subsidiary of the Company in any other wholly-owned Subsidiaries).

          (g)   Section 3.2(g) of the Company Disclosure Schedule sets forth a complete and correct list, as of the date of this Agreement, of each Contract pursuant to which any Indebtedness (as defined below) of the Company or its Subsidiaries is outstanding or may be incurred or guaranteed in an amount in excess of $250,000, together with the amount outstanding thereunder as of a date specified which date is within thirty-five (35) days of the date of this Agreement. "Indebtedness" means (i) indebtedness for borrowed money, whether secured or unsecured or for the deferred purchase price of property or services (other than payable in the ordinary course of business consistent with past practice) including (A) any indebtedness evidenced by a contract, note, bond, debenture or similar instrument, (B) accrued interest and any prepayment premiums, penalties, breakage costs or other similar obligations in respect thereof (excluding as a result of the consummation of the transactions contemplated hereby) and (C) any other contingent obligations in respect of the items referred to in the foregoing clauses (A) and (B), (ii) obligations under conditional or installment sale or other title retention Contracts relating to purchased property or letter of credit or similar instruments, (iii) capitalized lease obligations, (iv) obligations under interest rate cap, swap, collar or similar transactions or currency hedging transactions (valued at the termination value thereof) and (v) guarantees of any of the foregoing of another person. No event has occurred which either entitles, or could entitle (with or without notice or lapse of time or both) the holder of any Indebtedness described in Section 3.2(g) of the Company Disclosure Schedule to accelerate, or which does accelerate, the maturity of any such Indebtedness.

        3.3    Subsidiaries.

          (a)   Section 3.3(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, each Subsidiary of the Company and all other entities in which the Company or any of its Subsidiaries owns, directly or indirectly, any shares of capital stock or equity interests and such list sets forth the name, the jurisdiction of organization, the authorized and outstanding capital stock and the record and beneficial ownership of the shares of capital stock of each Subsidiary and the Company's and its Subsidiaries' record and beneficial ownership in any other entity as of the date hereof. For purposes of this Agreement, (i) the term "Subsidiary" means, with respect to any party, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing (A) more than 50% of the voting power of all outstanding stock or ownership interests of such entity, (B) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity or (C) a general or managing partnership interest in such entity.

          (b)   Each Subsidiary of the Company is (i) a corporation, partnership or other entity duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the laws of the jurisdiction of its incorporation or organization, (ii) has all requisite corporate or other organizational power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted, and (iii) is duly qualified to do business and is in good standing as a foreign corporation or entity (to the extent such concepts are applicable) in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except (with respect to clause (iii) only) for such failures to be so organized, validly existing or in good standing, to have such power and authority or to be so qualified or in good standing that, individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect. All of the outstanding shares of capital stock and other equity securities or interests of each Subsidiary of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and except as set forth in Section 3.3(b) of the Company Disclosure Schedule, all such shares are owned, of record and beneficially, by the Company or another of its Subsidiaries free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any of its Subsidiaries is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary of the Company. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary of the Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company.

          (c)   The Company has made available to Merger Sub complete and accurate copies of all charter, by-laws or other organizational documents of each Significant Subsidiary (as defined in Section 1.02(v) of Regulation S-X promulgated under the Exchange Act) of the Company (the "Subsidiary Charter Documents"), and each such instrument is in full force and effect and no other organizational documents are applicable to or binding upon such Significant Subsidiaries. None of the Subsidiaries is in violation of any of the provisions of its constituent documents except as would not reasonably be expected to have a Company Material Adverse Effect.

          (d)   Except as set forth in Section 3.3(d) of the Company Disclosure Schedule, the Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity which is not a Subsidiary of the Company and which is not set forth in Section 3.3(a) of the Company Disclosure Schedule.

        3.4    Authority; No Conflict; Required Filings and Consents.

          (a)   The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the affirmative vote for approval and adoption of this Agreement (the "Company Voting Proposal") by the holders of a majority in voting power of the outstanding shares of Company Common Stock on the record date for the meeting of the Company's stockholders (the "Company Meeting") to consider adoption of this Agreement under the DGCL (the "Company Stockholder Approval"), to perform its obligations and consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, (i) the Special Committee at a meeting duly called and held, unanimously (A) determined that the Merger is fair and in the best interests of the Company and its stockholders, (B) approved this Agreement and declared its advisability in accordance with the provisions of the DGCL, and (C) directed that this Agreement be submitted to the Company Board for their approval and recommendation that the stockholders of the Company vote in favor of the adoption of this Agreement, and (ii) the Company Board, upon the recommendation of the Special Committee, at a meeting duly called and held,

  (A) determined that the Merger is fair and in the best interests of the Company and its stockholders, (B) approved this Agreement and declared its advisability in accordance with the provisions of the DGCL, and (C) directed that this Agreement be submitted to the stockholders of the Company for their adoption and resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the required receipt of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

          (b)   The execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the Company Charter Documents or the Subsidiary Charter Documents, (ii) except as set forth in Section 3.4(b)(ii) of the Company Disclosure Schedule conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit) under, require a consent or waiver under, require the payment of a penalty or increased liabilities or fees or the loss of a benefit under or result in the imposition of any mortgage, right of first refusal, claim, lease, license, limitation in voting rights, security interest, pledge, lien, restriction, encroachment, charge or encumbrance ("Liens") on the Company's or any of its Subsidiaries' assets under, any of the terms, conditions or provisions of any material lease, license, contract, subcontract, binding understanding, franchise, indenture, note, option, insurance policy, benefit plan or other binding agreement, instrument or obligation, written or oral (each, a "Contract"), to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, except for any such conflicts, violations, breaches, defaults, terminations, cancellations, modifications, accelerations, losses, penalties, increased fees, liabilities, losses of material benefit, Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, or (iii) subject to obtaining the Company Stockholder Approval and compliance with the requirements specified in clauses (i) through (vii) of Section 3.4(c), conflict with or violate in any material respect any permit, concession, judgment, injunction, order, writ, decree, statute, law, ordinance, rule, determination, award or regulation of or promulgated by, or settlement subject to any Governmental Entity ("Order") and applicable to the Company or any of its Subsidiaries or any of its or their respective properties or assets.

          (c)   No material consent, approval, Action, license, Order, certification, franchise or authorization of, or registration, declaration, notice or filing with, any federal, state or local, U.S. or foreign court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality (a "Governmental Entity") or any stock market or stock exchange on which shares of Company Common Stock are listed for trading is required by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the notification or approval under the foreign antitrust or merger control laws listed in Section 3.4(c)(i) of the Company Disclosure Schedule, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business in order to continue such qualification, (iii) the filing of the Proxy Statement (as defined herein) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) the applicable requirements of state securities or "blue sky" laws, (v) any filings required under the rules and regulations of The NASDAQ National Market, (vi) the filing of such reports, schedules or materials under Rule 14a-12 or otherwise under the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby, (vii) the consents, approvals, licenses, Orders, authorizations, registrations, declarations, notices and filings listed in Section 3.4(c)(vii) of the Company Disclosure Schedule, and (viii) such notices, consents, approvals or filings that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (d)   The Company Stockholder Approval is the only vote of the holders of any class or series of the Company's capital stock or other securities necessary for the approval and adoption of this Agreement and for the consummation by the Company of the other transactions contemplated by this Agreement. There are no bonds, Contracts, debentures, warrants, options, series of capital stock, notes or other Indebtedness of the Company or its Subsidiaries having the right to vote ("Voting Debt") (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or its Subsidiaries may vote.

        3.5    SEC Filings; Financial Statements; Information Provided.

          (a)   The Company has filed all registration statements, forms, reports and other documents required to be filed by the Company or its predecessors with the SEC since January 1, 2003. All such registration statements, forms, reports and other documents (including those that the Company may file after the date hereof until the Closing) are referred to herein as the "Company SEC Reports." Each Company SEC Report (except to the extent that information contained in such Company SEC Report has been superseded, revised or amended by a subsequent Company SEC Report filed prior to the date hereof), (i) at the time filed, complied, as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, each as in effect on the date filed, and (ii) did not at the time filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in each such Company SEC Report or necessary in order to make the statements in each such Company SEC Report, in the light of the circumstances under which they were made, not misleading. Except as set forth in Section 3.5(a) of the Company Disclosure Schedule, no Subsidiary of the Company is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.

          (b)   Each of the Company's consolidated financial statements (including, in each case, any related notes and schedules) contained in the Company SEC Reports at the time filed (whether prior to or after the date hereof): (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10 Q (or to the extent filed only on Form 8-K as permitted by Form 8-K) under the Exchange Act); and (iii) fairly presented in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that are not material in amount. Except as set forth on Section 3.5(b) of the Company Disclosure Schedule, all of the Subsidiaries of the

  Company are consolidated for accounting purposes. The consolidated, audited balance sheet of the Company as of December 31, 2005 is referred to herein as the "Company Balance Sheet"

          (c)   Except as set forth in Section 3.5(c) of the Company Disclosure Schedule or the 2005 10-K (as defined herein), neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to (i) any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including without limitation any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate on the other hand), including without limitation any "off-balance sheet arrangement" (as defined in Item 303(a) of Regulation S-K promulgated by the SEC); or (ii) any hedging, derivatives or similar Contract or arrangement.

          (d)   Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or Rule 15d-14 under the Exchange Act or Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes Act") and the rules and regulations of the SEC promulgated thereunder with respect to Company SEC Reports. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes Act.

          (e)   The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures (i) are designed and maintained to ensure that information required to be disclosed by the Company is recorded, processed and reported on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents, and (ii) except as set forth in Section 3.5(e) of the Company Disclosure Schedule, have not resulted in disclosure to the Company's outside auditors and the audit committee of the Company Board of (A) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which existed as of the date of the Company Balance Sheet and are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. The Company is in compliance in all material respects with the applicable listing and other rules and regulations of The NASDAQ National Market.

          (f)    The Company has made available to Merger Sub a complete and correct copy of any exhibits, annexes, attachments, supplements, amendments or modifications that have not been filed with the SEC to Contracts that are currently filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act that have been requested by Parent or Merger Sub.

        3.6    No Undisclosed Liabilities.    Except as and to the extent set forth on the Company Balance Sheet (including the notes thereto and related management discussion and analysis) included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the "2005 10-K") and except as reflected in Section 3.6 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations (i) incurred in connection with the transactions contemplated hereby, (ii) incurred since the date of the Company Balance Sheet in the ordinary course of business of the Company and in a manner consistent with past practice, or (iii) that individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

        3.7    Absence of Certain Changes or Events.    Since the date of the Company Balance Sheet except as set forth in Section 3.7 of the Company Disclosure Schedule or except as disclosed in the SEC

Reports filed and publicly available after December 31, 2005 (the "Filed Company SEC Reports"), (a)(i) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice, and (ii) neither the Company nor any of its Subsidiaries has taken any action which, if it had been taken after the date hereof, would have required the prior written consent of Parent and Merger Sub pursuant to clauses (a), (c), (d), (e), (h), (n) or (o) of Section 5.1; (b) neither the Company nor any of its Subsidiaries has suffered any damage, destruction or loss (whether or not covered by insurance), other than in the ordinary course of business and consistent with past practice; and (c) there has not been any change, event, circumstance, condition, occurrence, development or effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

        3.8    Taxes.    Except where the applicable statute of limitations has expired:

          (a)       Except as set forth in Section 3.8(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries have timely filed all material Tax Returns that they were required to file, and all such Tax Returns were correct and complete in all material respects. The Company and each of its Subsidiaries have paid on a timely basis all material Taxes due and payable (whether or not shown on any such Tax Returns) and adequate reserves and accruals for Taxes (exclusive of any reserves or accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles) which as of the date of the Company Balance Sheet are not yet due and owing have been provided in the Company Balance Sheet. All material liabilities for Taxes that arose since the date of the Company Balance Sheet arose in the ordinary course of business or as a result of the Company's acquisition of Compex, provided that any such Taxes arose in the ordinary course of business of Compex. All material Taxes that the Company or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. There are no liens or encumbrances with respect to Taxes upon any of the assets or property of the Company or its Subsidiaries, other than liens for Taxes not yet due and payable. For purposes of this Agreement, (i) "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, services, license alternative or add-on minimum, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and (ii) "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

          (b)       Except as set forth in Section 3.8(b) of the Company Disclosure Schedule, there are no material deficiencies for any amount of Taxes claimed, proposed or assessed by any taxing or other Governmental Entity in writing that have not been fully paid or settled. The Company has made available to Merger Sub correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since 2002. The federal income Tax Returns of the Company and each of its Subsidiaries required to file federal income Tax Returns have been audited by the Internal Revenue Service (the "IRS") or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 3.8(b) of the Company Disclosure Schedule. The Company has made available to Merger Sub correct and complete copies of all other material Tax Returns of the Company and its Subsidiaries together with all related examination reports and statements of deficiency for all periods from and after 2002. Except as set forth in Section 3.8(b) of the Company Disclosure

  Schedule, no examination or audit of any Tax Return of the Company or any of its Subsidiaries by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. Neither the Company nor any of its Subsidiaries has been informed in writing by any Governmental Entity that the Governmental Entity believes that the Company or any of its Subsidiaries was required to file any Tax Return that was not filed. Neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency which has the effect of extending the statute of limitations to a date after the date of this Agreement.

          (c)       Except as set forth in Section 3.8(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any material liability for any Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of law in any jurisdiction), or as a transferee or successor, by contract or otherwise.

          (d)       Except as set forth in Section 3.8(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries (i) is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Company and its Subsidiaries are or were members or (ii) is a party to or bound by any Tax indemnity, Tax sharing, Tax allocation agreement or similar contract or agreement.

          (e)       Neither the Company nor any of its Subsidiaries is required to make any payments that would not be deductible by reason of Section 162(m) of the Code.

          (f)        Neither the Company nor any of its Subsidiaries has been either a "distributing corporation" or a "controlled corporation" in a distribution occurring during the last five years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

          (g)       No closing agreement pursuant to section 7121 of the Code (or any similar provision of state, local or foreign law) has been entered into by or with respect to Company or any of its Subsidiaries.

          (h)       Except as set forth in Section 3.8(h) of the Company Disclosure Schedule, since December 31, 2002, neither the Company nor any of its Subsidiaries has agreed or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by it or any other relevant party and neither the Company nor any of its Subsidiaries has any knowledge that the IRS has proposed any such adjustment or change in accounting method, nor has any application pending with any Governmental Entity requesting permission for any changes in accounting methods that relate to the business or assets of the Company or any of its Subsidiaries.

          (i)        None of the Company's non-U.S. Subsidiaries has recognized in the taxable year of such Subsidiary that includes but does not end on the Closing Date a material amount of Subpart F income as defined in Section 952 of the Code during the portion of such taxable year that ends on the Closing Date.

          (j)        Neither the Company nor any of its Subsidiaries has engaged in any transaction that could give rise to (i) a disclosure obligation with respect to any person under Section 6111 of the Code or the regulations thereunder, (ii) a list maintenance obligation with respect to any person under Section 6112 of the Code or the regulations thereunder, or (iii) a disclosure obligation as a "reportable transaction" under Section 6011 of the Code and the regulations thereunder.

          (k)       Neither the Company nor any U.S. Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (l)        The Company has delivered or made available to the Parent for inspection complete and correct copies of all private letter rulings, revenue agent reports, closing agreements, settlement agreements, deficiency notices and any similar documents submitted by, received by or agreed to by or on behalf of the Company or its Subsidiaries and relating to material Taxes since 2002.

        3.9    Owned and Leased Real Properties.

          (a)       Section 3.9(a) of the Company Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of all real property and interests in real property owned in fee by the Company or any of its Subsidiaries (collectively, the "Owned Real Property") and the address and owner of each parcel of Owned Real Property. Except as set forth in Section 3.9(b) of the Company Disclosure Schedule, the Company or one of its Subsidiaries has good fee simple title to each parcel of Owned Real Property free and clear of all Liens, except for such Liens that, individually or in the aggregate, are not reasonably likely to result in a Company Material Adverse Effect. To the extent in the possession and control of the Company, the Company has made available to Merger Sub prior to the date hereof copies of all existing vesting deeds, title policies and surveys and all other material documents, instruments and agreements directly affecting title to the Company's or the Company's Subsidiaries' property rights to ownership, use and possession of, the Owned Real Property.

          (b)       Section 3.9(b)(i) of the Company Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of all real property leased, subleased or licensed by the Company or any of its Subsidiaries (the "Leased Real Property") pursuant to lease agreements having an annual base rent in excess of $50,000 (collectively, the "Leases"). Except as set forth in Section 3.9(b)(ii) of the Company Disclosure Schedule, the Company or one of its Subsidiaries has good and valid leasehold interest in the Leased Real Property. Neither the Company nor any of its Subsidiaries leases, subleases or licenses any real property to any person other than the Company and its Subsidiaries. The Company has made available to Merger Sub complete and accurate copies of all Leases.

          (c)       Each Lease is in full force and effect, is a valid and binding obligation of, and, subject to the Bankruptcy and Equity Exception, is legally enforceable against, the Company or Company Subsidiary party thereto and, to the knowledge of the Company, the respective counterparties thereto.

          (d)       Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any other party to any Lease is in default or material breach under any of the Leases (or has taken or has failed to take any action which, with notice, lapse of time, or both, would constitute a default) that would be likely to result in a Company Material Adverse Effect.

          (e)       Neither the Company nor any of its Subsidiaries is obligated under or bound by any option, right of first refusal, purchase contract or other contractual right to sell or purchase any Owned Real Property or Leased Real Property or any portions thereof or interests therein.

        3.10    Title to Assets.    The Company and its Subsidiaries have good and valid title to, or valid and enforceable right to use under existing franchises, easements or licenses, or valid and enforceable leasehold interests in, all of its tangible personal properties, rights and assets necessary to carry on their businesses as now being conducted, except for such defects that, individually or in the aggregate, would not reasonably be expected to have, a Company Material Adverse Effect. Except as set forth in Section 3.10 of the Company Disclosure Schedule, all such tangible personal properties, rights and assets, other than properties, rights and assets in which any Company has a leasehold interest, are free and clear of all Liens, except for such Liens that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

        3.11    Intellectual Property.

          (a)       Except as set forth in Section 3.11(a) of the Company Disclosure Schedule, or except as would not individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries exclusively own, license or sublicense from a third party, or otherwise possess legally enforceable rights to use all Intellectual Property used in the business of the Company and its Subsidiaries as currently conducted, free of all material Liens. For purposes of this Agreement, the term "Intellectual Property" means all intellectual property or similar rights existing anywhere in the world, including without limitation, all (i) patents (including design patents), inventions, technology, designs, discoveries, processes, formulae, know-how and improvements thereto; (ii) copyrights and copyrightable works, including software, applications, code, databases, website content, systems, networks and related items, and design or creative elements of functional works; (iii)  trademarks, service marks, trade names, domain names, trade dress, logos and other source indicators; and (iv) trade secrets and confidential data and information (including any relating to customers, patients and physicians).

          (b)       Section 3.11(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all patents, registrations and applications for Intellectual Property owned or licensed by the Company or its Subsidiaries, and all of such registrations and applications are valid, subsisting and have not expired or been cancelled or abandoned

          (c)       Except as listed in Section 3.11(c) of the Company Disclosure Schedule, (i) no third party is, to the Company's knowledge, materially infringing, violating, misappropriating or making unauthorized use of ("Infringing") any Intellectual Property of the Company or any of its Subsidiaries; (ii) the conduct of the business of the Company and its Subsidiaries as currently conducted and as presently proposed to be conducted (including the sale of products, offering of services and use of Intellectual Property in connection therewith) does not, to the Company's knowledge, Infringe any Intellectual Property of any third party, nor has the Company received any written notice alleging same; and (iii) no Action or Order is binding upon, has been asserted or is pending, or, to the Company's knowledge, has been threatened in writing (including "cease and desist" letters or requests for a license) against the Company or any of its Subsidiaries relating to Intellectual Property, whether owned or licensed by any of them or a third party.

          (d)       Except as set forth in Section 3.11(d) of the Company Disclosure Schedule, the Company and its Subsidiaries take all commercially reasonable steps to protect and preserve their material Intellectual Property (including executing confidentiality agreements with all appropriate parties and executing Intellectual Property assignment agreements with all current and former employees and contractors who have contributed to any Intellectual Property owned by any of them).

          (e)       Except as disclosed in Section 3.11(e) of the Company Disclosure Schedule, no product or service marketed, offered or sold by (and no material internal process or system operated by) the Company or any of its Subsidiaries uses, incorporates, is derived from or has embedded in it any software code subject to an "open source," copyleft, shareware or similar license.

        3.12    Contracts.

          (a)   For purposes of this Agreement, "Company Material Contract" shall mean:

            (i)        any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company and its Subsidiaries;

            (ii)       any employment, consulting, severance, change in control, termination agreements or other contract with (x) any member of the Company Board, (y) any executive officer of the Company or (z) any other employee of the Company earning an annual salary equal to or in excess of $100,000, other than those that are terminable by the Company or any of its Subsidiaries on no more than thirty (30) days notice without liability or financial obligation to the Company;

            (iii)      any Contract or agreement pursuant to which the Company or any of its Subsidiaries agrees to indemnify or hold harmless any director or executive officer of the Company or any such Subsidiary (other than the Company Charter Documents and the Subsidiary Charter Documents);

            (iv)      any Contract pursuant to which the Company or any of its Subsidiaries has potential liability in respect of any purchase price adjustment, earn-out or contingent purchase price that, in each case, could reasonably be expected to result in future payments of more than $1,000,000;

            (v)       any Contract entered into not in the ordinary course of business and consistent with past practice containing any covenant (A) expressly limiting in any material respect the right of the Company or any of its Subsidiaries to engage in any line of business or any geographic area or to compete with any person in any line of business or any geographic area or to compete with any party, or (B) granting any exclusive rights to make, sell or distribute the Company's products or services;

            (vi)      any Contract containing any covenant prohibiting or limiting the right of the Company and its Subsidiaries to develop, manufacture, market, sell or distribute any products or services;

            (vii)     any agreements for the pending purchase or sale, option to purchase or sell, right of first refusal, right of first offer or any other contractual right to purchase, sell, dispose of, or master lease, by merger, purchase or sale of assets or stock or otherwise by the Company or any of its Subsidiaries of any line of business or any material amount of assets or rights or pursuant to which the Company or any of its Subsidiaries has any material ownership interest in any other person or other business enterprise, other than Contracts under which the Company and its Subsidiaries have no further liabilities or obligations and no continuing rights;

            (viii)     any Contract to which the Company or any of its affiliates is a party relating to Intellectual Property, except (x) for non-exclusive commercially available, off-the-shelf licenses for software with annual fees of less than $100,000, (y) non-exclusive license agreements with sales representatives and employee confidentiality agreements, in each case entered into in the ordinary course of business and (z) any ordinary course designing, development, research, clinical study, or consulting arrangements with surgeons or other medical professionals, and in each of clauses (x), (y) and (z), containing customary provisions with respect to Intellectual Property;

            (ix)      any mortgages, indentures, guarantees, loans or credit agreements, security agreements, promissory notes or other Contracts to which the Company or any of its affiliates is a party relating to the borrowing of money, extension of credit or other Indebtedness involving amounts in excess of $500,000, other than accounts receivables and payables in the ordinary course of business;

            (x)       any settlement agreement payable directly by the Company or any of its Subsidiaries within the past three (3) years, other than (I) releases immaterial in nature or amount entered into with former employees or independent contractors of the Company in the ordinary course of business in connection with the routine cessation of such employees' or independent contractors' employment with the Company, (II) settlement agreements for cash only (which have been paid) and which do not exceed $250,000 as to any such settlement or (III) settlement agreements under which none of the Company or its Subsidiaries have any continuing obligations, liabilities, or rights (excluding releases);

            (xi)      any material general or limited partnership agreement, limited liability company agreement, or joint venture agreement to which the Company or any of its Subsidiaries is a party;

            (xii)     any Contract not in the ordinary course of business (other than Company Intellectual Property Contracts) either (I) involving revenues, expenditures or liabilities totaling more than $250,000 or (II) otherwise material to the Company and its Subsidiaries taken as a whole; and

            (xiii)     any Contract to which the Company or any of its affiliates is a party which is reasonably likely to prohibit or materially delay the consummation of the transactions contemplated by this Agreement.

          (b)       Section 3.12(b) of the Company Disclosure Schedule sets forth a list of all Company Material Contracts to which the Company or any of its Subsidiaries is a party as of the date hereof. True and correct copies of the Company Material Contracts have been made available to Merger Sub.

          (c)       Subject to the Bankruptcy and Equity Exceptions, each Company Material Contract is legal, binding, valid and in full force and effect and is enforceable by the Company and its Subsidiaries in accordance with its respective terms, except for any such failure to be in full force and effect that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company and its Subsidiaries have performed in all material respects all respective obligations required to be performed by them to date under the Company Material Contracts and are not, and have not been alleged in writing to be in breach or default thereunder, and neither the Company nor any of its Subsidiaries has, or to the knowledge of the Company, no other party has, violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default under the provisions of any Company Material Contract, except in each case for any failure to perform, violation, or default that, individually or in the aggregate, have not had, and would not reasonably be expected to have a Company Material Adverse Effect.

        3.13    Litigation.

          (a)       Except as disclosed in the Filed Company SEC Reports or except as disclosed in Section 3.13(a) of the Company Disclosure Schedule, there are no actions, suits, proceedings, claims, arbitrations, charges or investigations of which the Company has been served or otherwise notified in writing (whether civil, criminal, administrative, in law or at equity) (collectively, "Actions") (including, but not limited to, Actions relating to (i) the liability of the Company for the design, manufacture, distribution, promotion, marketing or sale or any of its products, including indemnification Actions relating thereto; (ii) Intellectual Property (including any Actions pending in the U.S. Patent and Trademark Office); and (iii) matters regulated by the U.S. Food and Drug Administration) pending or, to the knowledge of the Company, threatened against or involving the Company, any of its Subsidiaries, any Company Plan or any of their assets, properties or rights, except for any Actions arising after the date of this Agreement that, individually or in the aggregate, would not reasonably be expected to have, a Company Material Adverse Effect. There are no material Orders outstanding against the Company or any of its Subsidiaries that, individually or in the aggregate, have had, and would reasonably be expected to have, a Company Material Adverse Effect. No officer or director of the Company is a defendant in any Action or the subject of any investigation commenced by stockholders of the Company or to the knowledge of the Company any Governmental Entity with respect to the performance of his or her duties as an officer and/or director of the Company. Except as set forth in Section 3.13(a) of the Company Disclosure Schedule, there are no Contracts with any of the directors and officers of the Company or its Subsidiaries that provide for indemnification by the Company or any of its Subsidiaries.

          (b)       Except as disclosed in Section 3.13(b) of the Company Disclosure Schedule, as of the date of this Agreement, since January 1, 2003 no product or service of the Company or any of its Subsidiaries is or has been subject to a recall or has failed to receive any required approval from any Governmental Entity, including the U.S. Food and Drug Administration.

        3.14    Environmental Matters.

          (a)       Except for matters that, individually or in the aggregate, would not reasonably be expected to have, a Company Material Adverse Effect:

            (i)        neither the Company nor its Subsidiaries has received (A) any written notice alleging that any of them has not complied with applicable Environmental Laws or (B) any written notice, demand, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of, liable under or have obligations under any Environmental Law;

            (ii)       neither the Company nor any of its Subsidiaries has received a written notice that it is subject to liability for any Hazardous Substance disposal or contamination;

            (iii)      neither the Company nor any of its Subsidiaries is subject to any Orders of, or issued by, any Governmental Entity or is subject to any indemnity agreement with any third party addressing liability under any Environmental Law;

            (iv)      the Company and its Subsidiaries are, and to the knowledge of the Company at all times for the past five (5) years were, in material compliance with all applicable Environmental Laws;

            (v)       Hazardous Substances have not been generated, installed, transported, treated, stored, disposed of, arranged to be disposed of, released or threatened to be released by or on behalf of the Company or any of its Subsidiaries or, to the Company's knowledge, any other Person, at, on, from or under any of the properties or facilities currently or formerly owned, leased or otherwise used by any of the Company and its Subsidiaries, that to the Company's knowledge is in violation of, or in a manner or to a location that could give rise to liability to any of the Company and its Subsidiaries under or relating to, any Environmental Laws or environmental permits; and

            (vi)      to the knowledge of the Company, none of the Company and its Subsidiaries has assumed, contractually or by operation of law, any liabilities or obligations of any other person or entity under or relating to any Environmental Laws.

          (b)       For purposes of this Agreement, the term "Environmental Law" means any law, statute, regulation, rule, judgment, order, decree or permit requirement of, or issued by, any Governmental Entity relating to: (i) the protection, investigation or restoration of the environment, human health and safety, or natural resources; (ii) the handling, use, storage, treatment, transport, disposal, release or threatened release of any Hazardous Substance; or (iii) noise, odor or wetlands protection.

          (c)   For purposes of this Agreement, the term "Hazardous Substance" means: (i) any substance that is regulated or which falls within the definition of a "hazardous substance," "hazardous waste" or "hazardous material" "solid waste" or any other term of similar import pursuant to any Environmental Law; or (ii) any petroleum product or by-product, asbestos-containing material, polychlorinated biphenyls, toxic mold, radioactive materials or radon.

        3.15    Employee Benefit Plans.

          (a)   Section 3.15(a) of the Company Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (i) any current or former employee, director or consultant of the Company or its Subsidiaries (the "Company Employees") has any right to present or future benefits and which are contributed to, sponsored by or maintained by the Company or any of its Subsidiaries or (ii) the Company or any of its Subsidiaries has any present or future material liability (other than individual forms filed by participants pursuant to a plan). All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans."

          (b)       With respect to each Company Plan, the Company has provided to Merger Sub a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination or opinion letter, if applicable; (iii) any summary plan description and other material written communication by the Company or any of its Subsidiaries to the Company Employees concerning the extent of the benefits provided under a Company Plan; and (iv) for the three most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.

          (c)       Except as disclosed in the Filed Company SEC Reports or set forth in Section 3.15(c) of the Company Disclosure Schedule, (i) each Company Plan has been administered in all respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations, except in each case as would not reasonably be expected to have a Company Material Adverse Effect; (ii) each Company Plan or the prototype on which it is based which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter as to its qualification, and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (iii) no event has occurred and, to the knowledge of the Company, no condition exists that would subject the Company or any of its Subsidiaries, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code), to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (iv) no "reportable event" (as such term is defined in Section 4043 of the Code), no nonexempt "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) and no "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA and Section 412 of the Code (whether or not waived)) has occurred with respect to any Company Plan that could reasonably be expected to result in material liability; (v) except as contemplated by the provisions hereof, there is no present intention that any Company Plan be materially amended, suspended or terminated, or otherwise modified to adversely change benefits (or the levels thereof) under any Company Plan at any time within the twelve months immediately following the date hereof; (vi) no Company Plan is a split-dollar life insurance program or otherwise provides for loans to executive officers in violation of the Sarbanes Act; and (vii) neither the Company nor any of its Subsidiaries has incurred any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for current, former or retired employees of the Company or any of its Subsidiaries, except as required to avoid an excise tax under Section 4980B of the Code or otherwise except as may be required pursuant to any other applicable law.

          (d)       No Company Plan is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) and neither the Company, its Subsidiaries nor any member of their Controlled Group has at any time during the last six (6) years sponsored or contributed to, or has or had any liability or obligation in respect of, any multiemployer plan.

          (e)       With respect to any Company Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened that could reasonably be expected to have a Company Material Adverse Effect, (ii) to the knowledge of the Company, no facts or circumstances exist that could give rise to any such actions, suits or claims, (iii) no written or oral communication has been received from the Pension Benefit Guaranty Corporation (the "PBGC") in respect of any Company Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein, and (iv) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the PBGC, the Internal Revenue Service or other governmental agencies are pending, or, to the knowledge of the Company, threatened or in progress (including, without limitation, any routine requests for information from the PBGC) with respect to any Company Plan that could reasonably be expected to have a Company Material Adverse Effect.

          (f)        Except as set forth in Section 3.15(f) of the Company Disclosure Schedule, no Company Plan exists that, as a result of the execution of this Agreement, shareholder approval of this Agreement, or the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)), (i) could result in severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (ii) could accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Company Plans, (iii) could limit or restrict the right of the Company to merge, amend or terminate any of the Company Plans, or (iv) could result in payments under any of the Company Plans which would not be deductible under Section 280G of the Code. No Company Stock Option is subject to Section 409A of the Code and, to the knowledge of the Company, all Company Plans are operated in material good faith compliance with the applicable provisions of Section 409A of the Code.

          (g)   Except as set forth in Section 3.15(g) of the Company Disclosure Schedule or with respect to government sponsored or mandated plans or programs, no Company Plan is maintained outside the jurisdiction of the United States, or covers employees residing and primarily working outside the United States (any such Company Plan set forth in Section 3.15(g) of the Company Disclosure Schedule, "Foreign Benefit Plans"). With respect to any Foreign Benefit Plans except as would not result in a Company Material Adverse Effect: (i) all Foreign Benefit Plans have been established, maintained and administered in compliance with their terms and all applicable Orders; (ii) the Company has timely satisfied its funding obligations with respect to all Foreign Benefit Plans that are required to be funded.

        3.16    Compliance With Laws.    Except as set forth in Section 3.16 of the Company Disclosure Schedule, (i) the Company and each of its Subsidiaries have conducted their respective businesses and are in compliance with all applicable laws, Orders, settlements (including those with Governmental Entities and including without limitation any of same relating to privacy, data security and personal information) and (ii) no notice, Action or assertion has been received by the Company or any of its Subsidiaries within the last three (3) years or, to the knowledge of the Company, has been filed, commenced or threatened against the Company or any of its Subsidiaries alleging any violation of any applicable laws, except for failures to comply or violations that, individually or in the aggregate, would not reasonably be expected to have, a Company Material Adverse Effect.

        3.17    Permits.    The Company and each of its Subsidiaries have all permits, licenses, franchises, certificates, approvals and authorizations, from Governmental Entities required to conduct their businesses, except for such permits, licenses, franchises, certificates, approvals and authorizations, the absence of which, individually or in the aggregate, would not reasonably be expected to have, a Company Material Adverse Effect (the "Company Permits"). The Company and each of its Subsidiaries are in compliance with the terms of the Company Permits, except for such failures to comply that, individually or in the aggregate, would not reasonably be expected to have, a Company Material Adverse Effect. Section 3.17 of the Company Disclosure Schedule sets forth a true and complete list of all material Company Permits.

        3.18    Payors.

          (a)   Except as set forth in Section 3.18(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any investigation, inquiry or proceeding (other than routine surveys or audits in the ordinary course of business), or, to the knowledge of the Company, is any such investigation, inquiry or proceeding threatened, nor is the Company or any of its Subsidiaries currently involved in any material dispute with (i) any Governmental Entity payor or (ii) any third party payor (e.g., a health insurer, HMO, PPO and the like) that provides in excess of 5% of the total annual revenue of the Company and its Subsidiaries on a consolidated basis (pro forma giving effect to the Compex acquisition) (a "Material Payor"), and neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Entity or Material Payor to the effect that such Material Payor intends to cease doing business or significantly reduce the volume of its business with the Company or any of its Subsidiaries or change any of the material terms related to its contracts with the Company or any of its Subsidiaries.

          (b)   Neither the Company nor any of its Subsidiaries, nor any officer, director or employee of the Company or any of its Subsidiaries nor, to the knowledge of the Company any agent or independent contractor of the Company or any of its Subsidiaries has been excluded or debarred by any laws or Orders from any healthcare program run by any Governmental Entity, and no formal Action to exclude or debar the Company or any of its Subsidiaries from any such healthcare program is pending or, to the knowledge of the Company, threatened in writing.

        3.19    Company Health Care Regulatory Compliance.

          (a)       The Company and its Subsidiaries are in compliance in all material respects with all applicable provisions pertaining to Federal Health Care Programs (as defined in 42 U.S.C. §1320a-7b) and all other governmental programs, all requirements of the Federal Anti-kickback Statute at 42 U.S.C. §1320a-7b and Federal Physician Self-Referral law at 42 U.S.C. §1395nn, and all applicable state statutes, regulations, laws, pronouncements and doctrines relating to kickbacks, fee-splitting, physician referrals and corporate practice of medicine.

          (b)       No officer or director of the Company or any of its Subsidiaries, nor to the knowledge of the Company, any employee, agent or independent contractor of the Company or any of its Subsidiaries:

            (i)        has been indicted or convicted (within the meaning set forth in 42 U.S.C. § 1320a-7(i)) of: (A) any offense related to or in connection with the delivery of an item or service under a Federal Health Care Program (as defined at 42 U.S.C. § 1320a-7b(f)); (B) a criminal offense relating to neglect or abuse of patients in connection with the delivery of a health care item or service; (C) any act or omission in a health care program or fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct; (D) obstructing an investigation of any crime referred to in (A) through (C) above; or (E) unlawful manufacture, distribution, prescription, or dispensing of a controlled substance;

            (ii)       has been required to pay any civil monetary penalty under 42 U.S.C. 1320a-7a;

            (iii)      has been excluded from participation in any Federal Health Care Program or other government procurement program; or

            (iv)      has engaged in any activity that could subject such person or entity to the permissive exclusion authority provisions of the Medicare and state health care programs under 42 U.S.C. 1320a-7a(b).

          (c)       Neither the Company or any of its Subsidiaries nor, to the knowledge of the Company, any of their respective employees, agents or independent contractors (in their capacity as such) is a target of, participant in, or subject of any Action by or on behalf of any Governmental Entity or any other third party payor (including, without limitation, any qui tam suits or suits brought pursuant to federal or state false claims acts, or Medicaid, Medicare or state fraud and abuse or billing compliance laws), nor, to the knowledge of the Company, is any such Action threatened.

          (d)       Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with the requirements of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 201 et seq., and its implementing regulations, 21 C.F.R. § 1 et seq., and with applicable guidances, standards or policies issued by the Food and Drug Administration (the "FDA"), including without limitation: (i) FDA requirements for premarket notification and/or premarket approval prior to introduction of devices into commerce; (ii) FDA requirements for Quality System Regulation for manufacture of medical devices; and (iii) FDA requirements for advertising, labeling and promotion of medical devices.

          (e)       Except as set forth in Section 3.19(e) of the Company Disclosure Schedule, neither the Company nor its Subsidiaries, nor, to the knowledge of the Company, any of their respective employees, agents or independent contractors (in their capacity as such) is a target of, participant in or subject of any investigation or other enforcement action by the FDA, and to the knowledge of the Company, there are no outstanding compliance matters (responses to inspections by the FDA, responses to Warning Letters from the FDA, product recalls, corrections or market withdrawals) that remain to be addressed.

        3.20    Labor Matters.    Section 3.20 of the Company Disclosure Schedule contains a list as of the date of this Agreement of all employees of the Company and each of its Subsidiaries whose annual rate of base compensation exceeds $100,000 per year, along with the position and the annual rate of base compensation of each such person. Neither the Company nor any of its Subsidiaries is the subject of any charge or proceeding before the National Labor Relations Board or other Governmental Entity asserting that the Company or any of its Subsidiaries has committed an unfair labor practice. There are no pending labor strikes, walkouts, work stoppages, slow-downs, or lockouts involving the Company or any of its Subsidiaries, nor to the knowledge of the Company has there been any such controversies within the past three (3) years. Except as set forth in Section 3.20 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any of its Subsidiaries, nor, to the knowledge of the Company, are there any activities by any labor unions to organize such employees except for such activities that would not reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries are in material compliance with all applicable laws, agreements, contracts, policies, plans and programs relating to employment and employment practices, including but not limited to any obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988.

        3.21    Insurance.    Each of the Company and its Subsidiaries maintains insurance policies with reputable insurance carriers against all risks of a character and in such amounts as are, in the reasonable judgment of management of the Company, deemed to be appropriate. Copies of all such material insurance policies maintained by the Company and its Subsidiaries have been made available to Merger Sub. Except as set forth in Section 3.21 of the Company Disclosure Schedule and except as would not reasonably be expected to have a Company Material Adverse Effect: (i) all such policies are in full force and effect, and (ii) neither the Company nor any of its Subsidiaries is in material breach or default, and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination or modification, under any policy. Except as set forth in Section 3.21 of the Disclosure Schedule, there is no claim by the Company or any of its Subsidiaries pending under any such policies which (a) has been denied or disputed by the insurer other than denials and disputes in the ordinary course of business or (b) if not paid, that individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

        3.22    Opinion of Financial Advisor.    The financial advisor of the Special Committee, First Albany Capital, Inc. ("First Albany"), has delivered to the Special Committee an opinion dated the date of this Agreement to the effect, as of such date, that the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view. An executed copy of this opinion has been delivered to Merger Sub, and a true and correct copy of such opinion is set forth as Section 3.22 of the Company Disclosure Schedule.

        3.23    Section 203 of the DGCL.    The Company Board has taken all actions necessary so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203 of the DGCL) shall not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

        3.24    Brokers; Fees.    No agent, broker, investment banker, financial advisor or other firm or person is or shall be entitled, as a result of any action, agreement or commitment of the Company or any of its Affiliates, to any broker's, finder's, financial advisor's or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except Banc of America Securities LLC and First Albany Capital Inc., whose fees and expenses shall be paid by the Company. True and correct copies of the engagement letters with Banc of America Securities LLC and First Albany Capital, Inc. in connection with this transaction have been delivered to Merger Sub.

        3.25    Transactions with Affiliates.    Except as set forth in Section 3.25 of the Company Disclosure Schedule or disclosed in the Filed Company SEC Reports, there are no Contracts or transactions between the Company or any of its Subsidiaries, on the one hand, and any (i) officer or director of the Company or any of its Subsidiaries, (ii) record or beneficial owner of five percent or more of the voting securities of the Company or (iii) Affiliate or family member of any such officer, director or record or beneficial owner, on the other hand, except those of a type available to employees of the Company generally. Since the enactment of the Sarbanes Act, neither the Company nor any of its Subsidiaries has extended credit in the form of a personal loan, or modified any then existing personal loans, to any executive officers or directors of the Company other than travel and other expense advances to employees in the ordinary course of business.

        3.26    Foreign Corrupt Practices Act.    Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of their respective officers, directors, agents and employees have taken any action that (i) violated the United States Foreign Corrupt Practices Act, 15 U.S.C. Sections 78dd-1 et seq., or (ii) violated any similar law of any jurisdiction in which the Company or any of its Subsidiaries conducts business.

        3.27    No Other Representations and Warranties.    Except for the representations and warranties of the Company contained in this Agreement, the Company is not making and has not made, and no other person has made on behalf of the Company, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby, and no other person is authorized to make any such representations and warranties on behalf of the Company.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT

        Except as set forth herein or in the disclosure schedule delivered by Parent to the Company and dated as of the date of this Agreement (the "Merger Sub Disclosure Schedule"), Parent represents and warrants to the Company as follows (Merger Sub Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article IV and the disclosure in any section or paragraph of Merger Sub Disclosure Schedule shall qualify (a) the corresponding section or paragraph in this Article IV and (b) the other sections and paragraphs in this Article IV to the extent that it is readily apparent from a reading of such disclosure that it also clearly qualifies or applies to such other sections and paragraphs):

        4.1    Organization, Standing and Power.    Each of Parent and Merger Sub (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite limited liability company or corporate power or other power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and (iii) is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation or other entity, as the case may be, in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for (with respect to clause (iii) only) such failures to be so qualified or in good standing, individually or in the aggregate, that are not reasonably likely to result in a Parent Material Adverse Effect. For purposes of this Agreement, the term "Parent Material Adverse Effect" means any material delay or adverse effect on the ability of Parent or Merger Sub to fully and timely consummate the transactions contemplated by this Agreement.

        4.2    Authority; No Conflict; Required Filings and Consents.

          (a)   Each of Parent and Merger Sub has all requisite limited liability company or corporate power or other power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by Parent and Merger Sub have been duly authorized by all necessary corporate or other action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (b)   The execution, delivery and performance of this Agreement by each of Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of its certificate of formation or limited liability company agreement or certificate of incorporation or by-laws or comparable governing documents, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit) under, require a consent or waiver under, require the payment of a penalty or increased liabilities, fees or the loss of a benefit under or result in the imposition of any Lien on Parent or Merger Sub's assets under, any of the terms, conditions or provisions of any Contract to which Parent or Merger Sub is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to compliance with the requirements specified in clauses (i) and (ii) of Section 4.2(c), conflict with or violate any franchise, license, Order or Law applicable to Parent or Merger Sub or any of their respective properties or assets, except in the case of clause (iii) of this Section 4.2(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, modifications, accelerations, losses, penalties, increased fees, liabilities, losses of material benefit or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, are not reasonably likely to result in a Parent Material Adverse Effect.

          (c)   No consent, approval, action, license, Order, certification, consent, approval, franchise or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the HSR Act and applicable foreign antitrust or trade regulation laws, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company or Merger Sub is qualified as a foreign corporation to transact business in order to continue such qualification and (iii) such other consents, approvals, Orders, authorizations, registrations, declarations, notices and filings which, if not obtained or made, would not be reasonably likely to result in a Parent Material Adverse Effect.

        4.3    Information Provided.    The information to be supplied by or on behalf of Parent and Merger Sub for inclusion in the Proxy Statement to be sent to the stockholders of the Company in connection with the Company Meeting shall not on the date the Proxy Statement is first mailed to stockholders of the Company in the case of the Proxy Statement, at the time of the Company Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading. If at any time prior to the Company Meeting any fact or event relating to Parent or Merger Sub or any of their respective Affiliates which should be set forth in a supplement to the Proxy Statement should be discovered by Parent or Merger Sub or should occur, Parent and Merger Sub shall, promptly after becoming aware thereof, inform the Company of such fact or event.

        4.4    Litigation.    There is no Action pending or, to the knowledge of Parent or Merger Sub, threatened against or involving Parent or Merger Sub or any of their respective assets, properties or rights that, individually or in the aggregate, has had or is reasonably likely to have a Parent Material Adverse Effect.

        4.5    Financing.

          (a)       Parent has delivered to the Company complete and correct copies of (i) a fully executed commitment letter (the "Debt Commitment Letter") from Bank of America, N.A., Bank of

  America Securities LLC and Credit Suisse Securities (USA) LLC (together, the "Senior Lenders"), pursuant to which such financial institutions have committed, upon the terms and subject to the conditions set forth therein, to provide (A) senior credit facilities in the amount of up to $325 million, (B) up to $215 million in senior subordinated bridge financing (the "Bridge Financing"), and (C) any high yield debt financing (the "High Yield Debt Financing") used to fund the acquisition in lieu of the Bridge Financing in connection with the transactions contemplated by this Agreement (collectively, the "Debt Financings") and (ii) a fully executed commitment letter from Blackstone Capital Partners V L.P. (the "Equity Commitment Letter"), pursuant to which Blackstone Capital Partners V L.P. has committed, upon the terms and subject to the conditions set forth therein, to provide equity financing in the aggregate amount of up to $335 million in connection with the transactions contemplated by this Agreement. The Debt Commitment Letter and the Equity Commitment Letter are hereinafter referred to collectively as the "Commitment Letters."

          (b)       As of the date hereof: (i) the Commitment Letters are in full force and effect and the Commitment Letters have not been amended or terminated; (ii) all commitment fees required to be paid thereunder will be duly paid in full when due; and (iii) excluding any breach caused by the Company or its Subsidiaries, there is no breach existing thereunder. Parent has not, as of the date hereof, been informed by the Senior Lenders of any fact, occurrence or condition unrelated to the Company that would cause the financing contemplated by either of the Commitment Letters to not be consummated as contemplated therein.

        4.6    Solvency.    At the Closing immediately after giving effect to the transactions contemplated by this Agreement (after giving effect to all financings to be undertaken by Parent and its affiliates in connection therewith and with the Merger), the Company will be Solvent (assuming for the purposes of this representation that the Company was Solvent immediately prior to Closing and assuming the accuracy as of the Closing of the representations and warranties contained in Article III hereof) and the use of the proceeds of the financing as contemplated hereby will be in compliance with the relevant provisions of the DGCL. For purposes of the preceding sentence, "Solvent" shall mean that: (i) the fair saleable value of the assets of the Company is, on the date of determination, greater than the sum of the total amount of liabilities of the Company as of such date, contingent liabilities set forth in Section 3.6 of the Company Disclosure Schedule or Note 18 of the Company Balance Sheet, and total par value of the Company's issued outstanding capital stock; (ii) the Company is able to pay all of its liabilities as such liabilities become absolute and mature; and (iii) the Company does not have unreasonably small capital for conducting the business theretofore or proposed to be conducted by it following consummation of the Merger (and the term "Solvency" shall have a corresponding meaning). No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement or the Commitment Letters with the intent to hinder, delay or defraud any present or future creditors of the Surviving Corporation and the Subsidiaries.

        4.7    No Other Representation and Warranties.    Except for the representations and warranties of Parent and Merger Sub in this Agreement, neither the Parent or Merger Sub is making nor has made, and no other person has made on behalf of Parent or Merger Sub, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby, and no other person is authorized to make any such representations and warranties on behalf of Parent or Merger Sub.

ARTICLE V
CONDUCT OF BUSINESS

        5.1    Covenants of the Company.    Except as set forth in Section 5.1 of the Company Disclosure Schedule, as expressly provided in this Agreement, or as consented to in writing by Merger Sub, during the period commencing on the date of this Agreement and ending at the Effective Time or such earlier date as this Agreement may be terminated in accordance with its terms (the "Pre-Closing Period"), the Company shall, and shall cause each of its Subsidiaries to, act and carry on its business in the ordinary course of business consistent with past practice and use commercially reasonable efforts to maintain and preserve its and each of its Subsidiary's business organization, assets and properties and preserve its business relationships with customers, employees, strategic partners, suppliers, distributors and others having business dealings with it and maintain in full force and effect until the Effective Time substantially the same levels of coverage of insurance with respect to the assets, operations and activities of the Company and its Subsidiaries as are in effect as of the date of this Agreement. Without limiting the generality of the foregoing, except as set forth in Section 5.1 of the Company Disclosure Schedule, or, as expressly contemplated by this Agreement, during the Pre-Closing Period the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, do any of the following without the prior written consent of Parent and Merger Sub, which consent shall not be unreasonably withheld, conditioned or delayed:

          (a)       (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of any of the capital stock of the Company or any of its Subsidiaries (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent); (ii) adjust, split, combine or reclassify any of the capital stock of the Company or any of its Subsidiaries or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock or any other securities of the Company or any of its Subsidiaries; or (iii) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of the Company or any of its Subsidiaries or any rights, warrants or options to acquire any such shares or other securities;

          (b)       issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of capital stock of the Company or any of its Subsidiaries, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options (including Company Stock Options) to acquire, any such shares, voting securities or convertible or exchangeable securities (other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement and listed in Section 3.2(c) of Company Disclosure Schedule in accordance with the terms of the applicable Company Stock Plan);

          (c)       amend or cause, adopt or propose any amendments to the Company Charter Documents or the Subsidiary Charter Documents;

          (d)   acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets (other than (A) with respect to capital expenditures, those capital expenditures set forth in the fiscal 2006 budget previously provided to Merger Sub and up to $1,000,000 of unbudgeted capital expenditures in the aggregate and (B) the acquisition of assets in the ordinary course of business and which do not involve an aggregate consideration of more than $1,000,000);

          (e)   sell, lease, license, assign, pledge, subject to a material Lien or otherwise dispose of or encumber, in whole or in part, any properties or assets or rights (including Intellectual Property) of the Company or of any of its Subsidiaries (other than (i) sales of assets in the ordinary course of business consistent with past practice having a value not in excess of $1,000,000 in the aggregate, (ii) non-exclusive licenses extended to customers in the ordinary course of business and consistent with past practice, and (iii) sales of equipment and other tangible assets no longer used or useful in the Company's business);

          (f)    adopt, propose or implement any stockholder rights plan;

          (g)   except for transactions between the Company and any of its wholly-owned Subsidiaries or between one wholly-owned Subsidiary and another wholly-owned Subsidiary, (i) incur or assume any Indebtedness for borrowed money or guarantee any such Indebtedness of another person or amend any such existing Indebtedness, (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain the financial condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (iii) other than rolling over any current hedging arrangements or other financing agreement or arrangement set forth in Section 3.2(g) of the Company Disclosure Schedule, enter into any hedging agreement or other financial agreement or arrangement designed to protect the Company or its Subsidiaries against fluctuations in commodities prices or exchange or interest rates;

          (h)   make any changes in accounting methods, procedures, principles or practices, except insofar as may be required by a change in GAAP or, except as so required, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve;

          (i)    establish, adopt, enter into, amend, terminate or grant any waiver or consent under any Company Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Plan if it were in existence as of the date of this Agreement; (ii) increase the compensation or fringe benefits of any Company Employee (except for increases in salary or hourly wage rates, in the ordinary course of business consistent with past practice or the payment of accrued or earned but unpaid bonuses or as required by applicable law or any Contract or Company Plan existing on the date hereof); (iii) grant any severance or termination pay to any Company Employee except as required by applicable law or any Contract or Company Plan existing on the date hereof and set forth in Section 5.1(i) of the Company Disclosure Schedule; (iv) loan or advance any money other than travel advances in the ordinary course of business or other property to any Company Employee; (v) grant any equity or equity based awards, including the grant of stock options, stock appreciation rights, restricted stock or restricted stock units; (vi) undertake any action, expressed or implied, that confers upon any Company Employee any rights or remedies (including, without limitation, any right to employment or continued employment for any specified period) of any nature or kind whatsoever under or by reason of this Agreement; (vii) take any action other than in the ordinary course of business to fund or in any other way secure the payment of compensation or benefits under any Company Plan; or (viii) allow for the commencement of any new offering periods under any employee stock purchase plans;

          (j)    make or change any material Tax election, settle or compromise any material Tax liability, amend any material Tax Return, change any method of Tax accounting, enter into any material closing agreement with respect to any Tax, agree to the extension or waiver of the statute of limitations with respect to the assessment or determination of any Taxes or surrender any right to claim a material Tax refund or take any other similar action relating to the filing of any Tax Return or the payment of any Tax;

          (k)   except as set forth in Section 5.1(k) of the Company Disclosure Schedule, initiate, compromise or settle (i) any Action (other than in connection with the enforcement of the Company's rights under this Agreement) or (ii) any claim under any insurance policy for the benefit of the Company or any of its Subsidiaries, in either case involving an amount in excess of $200,000;

          (l)    enter into any joint venture, general or limited partnership agreement, limited liability company agreement or other similar agreement;

          (m)  (i) enter into any Contract that if existing on the date hereof would be a "Company Material Contract", "Intellectual Property License" or "Source Code Agreement" other than in the ordinary course of business and consistent with past practice, (ii) enter into, terminate, amend, supplement or modify in any material respect any Company Material Contract other than in the ordinary course of business and consistent with past practice, (iii) waive, release, cancel, allow to lapse, convey, encumber or otherwise transfer any material rights or claims thereunder (other than in connection with the settlement of the Actions referred to in, and to the extent permitted by, clause (k) above) or (iv) change incentive policies or payments under any Contracts existing on the date hereof or entered into after the date hereof, except for immaterial changes made in the ordinary course of business consistent with past practice with respect to non-management employees only;

          (n)   make any loan, advance or capital contribution to or investment in any person, other than loans, advances or capital contributions to or investments in a wholly-owned Subsidiary of the Company;

          (o)   cancel any debts or waive any claims or rights of substantial value (including the cancellation, compromise, release or assignment of any Indebtedness owed to, or claims held by, the Company or any its Subsidiaries), except for cancellations made or waivers granted with respect to claims other than Indebtedness in the ordinary course of business consistent with past practice which, in the aggregate, are not material or for claims other than Indebtedness which are cancelled or waived in connection with the settlement of the Actions referred to in, and to the extent permitted by, clause (k) above;

          (p)   (i) fail to manage and retain cash and cash equivalents and investments in marketable securities in a manner other than in the ordinary course of business and consistent with past practice and in their current country (provided that such cash and cash equivalents and investments in marketable securities shall be managed in conformity with the reasonable instructions of Parent and Merger Sub in order to maximize the amount of cash available to fund the Merger Consideration and shall not be invested in a manner reasonably expected to incur any losses, expenses, penalties, costs or other liabilities (including, without limitation, any "breakage costs") in connection with the funding of the Merger Consideration) or (ii) fail to manage accounts payable or accounts receivable in a manner consistent with past practice;

          (q)   take any action that would reasonably be expected to result in any of the representations and warranties set forth in Article III becoming false or inaccurate such that the condition set forth in Section 7.2(a) would fail to be satisfied;

          (r)   amend, extend, renew or enter into new insurance policies, except (in the case of insurance other than directors' and officers' liability insurance policies) on such terms and for such amounts as is consistent with past practice or on terms and for such amounts as the Company and its Subsidiaries reasonably believe are prudent for the business of the Company and its Subsidiaries;

          (s)   take (or permit any of its Subsidiaries to take) any action or enter into any transaction, including any merger, acquisition, joint venture, disposition, lease, Contract or debt or equity financing, that would reasonably be expected to impair, delay or prevent the obtaining of financing contemplated by any Commitment Letter; or

          (t)    authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

        5.2    Confidentiality.    The parties acknowledge that an Affiliate of Merger Sub and the Company have previously executed a confidentiality agreement, dated as of May 1, 2006 (the "Confidentiality

Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except as expressly waived or modified as provided herein or therein; provided that, notwithstanding anything to the contrary in the Confidentiality Agreement, Parent and Merger Sub shall be permitted to discuss and share "Information" (as defined in the Confidentiality Agreement) with any potential financing source or other person or entity that will take equity, general or limited partner or member, voting, profit sharing or other form of co-investment interest in the transaction so long as such person agrees to be bound by the terms of the Confidentiality Agreement.

        5.3    Financing Commitments.

          (a)   Parent and the Company will use reasonable best efforts to fully satisfy, on a timely basis, all terms, conditions, representations and warranties set forth in the Commitment Letters. Parent will use reasonable best efforts to enter into definitive agreements with respect to the financings contemplated by the Commitment Letters on terms and conditions no less favorable to Parent in the aggregate than the Commitment Letters and on such other terms and conditions as shall be satisfactory to Parent as soon as commercially reasonable but in any event at or prior to the Closing, including reasonable best efforts to (i) negotiate definitive agreements with respect thereto on terms and conditions contained therein or on terms that are not materially adverse to the Company as compared to the terms set forth in the Commitment Letters and (ii) to satisfy all conditions applicable to Parent and Merger Sub in such definitive agreements that are within its control. Parent will furnish correct and complete copies of such definitive agreements to the Company promptly upon their execution. In the event that any of the financings contemplated by the Commitment Letters becomes unavailable on the terms and conditions contemplated in the Commitment Letters, Parent shall use its reasonable best efforts to arrange to obtain any such portion from alternative sources on terms no less favorable in the aggregate to Parent as compared to the terms set forth in the Commitment Letters.

          (b)   Parent shall keep the Company informed in reasonable detail with respect to all material activity concerning the status of the financings contemplated by the Commitment Letters. Parent shall not amend or alter, or agree to amend or alter, any Commitment Letter in any material respect in any manner that would materially impair or delay or prevent the transactions contemplated by this Agreement without the prior written consent of the Company. Parent will promptly inform the Company and the Special Committee upon its becoming aware of any event, fact or condition principally unrelated to the Company which would reasonably be expected to cause the consummation of the financing transaction contemplated in the Commitment Letters to be delayed or materially adversely affected. Parent will notify the Company and the Special Committee promptly or upon receipt of any notice from either of the Senior Lenders in the financing it committed to provide at the Effective Time that such Senior Lender intends to withdraw, change or modify any of the loans described in the Commitment Letters in any material respect.

          (c)   The Company agrees to use its reasonable best efforts to provide Parent with such cooperation (provided such cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries) in connection with the arrangement of the financings contemplated by the Debt Commitment Letter as may be reasonably requested by Parent, including (i) participation in meetings, drafting sessions, due diligence sessions, management presentation sessions, "road shows" and sessions with rating agencies, (ii) preparation of business projections, financial statements (including pro forma financial statements), offering memoranda, private placement memoranda, prospectuses and similar documents and the representations contained therein and (iii) execution and delivery of any underwriting or placement agreements, pledge and security documents, other financing documents, including any indemnity agreements, or other requested certificates or documents, including a certificate of the chief financial officer of the Company with respect to solvency matters, comfort letters of accountants, consents of accountants for use of their reports in any materials relating to the financing to be used in connection with the transactions contemplated by this Agreement, legal opinions, surveys and title insurance as may be reasonably requested by Parent. The Company shall also use its reasonable best efforts to take such further action as may be required to cause an independent auditor of the Company to provide any unqualified opinions, consents or customary comfort letters with respect to the financial statements. The Company shall allow Parent's representatives the opportunity to review and comment upon the financial statements (including pro forma financial statements) in draft form and to allow such representatives access to the Company and supporting documentation with respect to the preparation of such financial statements and the independent auditors' work papers relating to such financial statements. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be required to pay any commitment or other similar fee or incur any other liability in connection with the financings contemplated by the Commitment Letters prior to the Effective Time.

          (d)   The Company shall use its reasonable best efforts to commence a self tender offer and consent solicitation (the "Note Tender Offer") to repurchase any and all of the outstanding 9.75% Senior Subordinated Notes due 2012 (the "Notes") issued by Encore IHC, Inc. (the "Issuer") and guaranteed by the Company and certain of its subsidiaries (the "Subsidiary Guarantors"). The Company shall commence the Note Tender Offer on a date prior to, but in any event, not more than fifteen (15) days prior to, the estimated date of mailing of the Proxy Statement or on any other date designated by Parent on at least five (5) days prior notice to the Company. The Note Tender Offer shall be effected strictly pursuant to the terms and conditions set forth in Section 5.3(d) of the Company Disclosure Schedule (unless otherwise agreed to in writing by the parties), shall be conditioned on the completion of the Merger and the consummation of the Refinancing, and otherwise in compliance with applicable laws and SEC rules and regulations; provided that (A) this Agreement shall not have been terminated in accordance with Section 8.1, and (B) at the time of such commencement, Parent shall have otherwise performed or complied with, in all material respects, all of its agreements and covenants required by this Agreement to be performed on or prior to the time that the Note Tender Offer is commenced. The Company shall waive any of the conditions to the Note Tender Offer (other than the conditions that the Merger shall have been consummated and that there shall be no order or injunction prohibiting consummation of the Note Tender Offer) as may be reasonably requested by Parent and shall not, without the consent of Parent, waive any condition to the Note Tender Offer or make any changes to the terms and conditions of the Note Tender Offer other than as agreed between Parent and the Company. Notwithstanding the immediately preceding sentence, the Company need not make any change to the terms and conditions of the Note Tender Offer requested by Parent that decreases the price per Note payable in the Note Tender Offer or related consent solicitation or imposes conditions to the Note Tender Offer or related consent solicitation in addition to those set forth in Section 5.3(d) of the Company Disclosure Schedule that are materially adverse to holders of the Notes, unless such change is approved by the Company in writing.

            (i)    The Company covenants and agrees that, immediately following the consent expiration date, assuming the requisite consents are received, the Company, the Issuer and the Subsidiary Guarantors shall execute a supplemental indenture to the indenture governing the Notes, which supplemental indenture shall implement the amendments described in the offer to purchase, related letter of transmittal, and other related documents (collectively, the "Offer Documents") and shall become operative immediately at the Effective Time, subject to the terms and conditions of this Agreement (including the conditions to the Note Tender Offer). Concurrent with the Effective Time, Parent shall cause the Surviving Corporation to accept for payment and thereafter promptly pay for the Notes that have been properly tendered and not withdrawn pursuant to the Note Tender Offer.

            (ii)   Promptly after the date of this Agreement, Parent shall prepare all necessary and appropriate documentation in connection with the Note Tender Offer, including the Offer Documents. Parent and the Company shall cooperate with each other in the preparation of the Offer Documents. All mailings to the holders of the Notes in connection with the Note Tender Offer shall be subject to the prior review of, and comment by, the Company and Parent and shall be reasonably acceptable to each of them. If at any time prior to the completion of the Note Tender Offer any information in the Offer Documents should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Offer Documents, so that the Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be disseminated to the holders of the Notes (which supplement or amendment and dissemination may, at the reasonable direction of Parent, take the form of a filing of a Report on Form 8-K). Notwithstanding anything to the contrary in this Section 5.3(d), the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable Law to the extent such Laws are applicable in connection with the Note Tender Offer. To the extent that the provisions of any applicable Law conflict with this Section 5.3(d), the Company shall comply with the applicable Law and shall not be deemed to have breached its obligations hereunder by such compliance.

            (iii)  In connection with the Note Tender Offer, Parent may select one or more dealer managers, information agents, depositaries and other agents to provide assistance in connection therewith and the Company shall enter into customary agreements (including indemnities) with such parties so selected. Parent shall pay the reasonable fees and out-of-pocket expenses of any dealer manager, information agent, depositary or other agent retained in connection with the Note Tender Offer. Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company, the Subsidiaries, their respective officers and directors and each person, if any, who controls the Company within the meaning of Section 20 of the Exchange Act for and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the Note Tender Offer and the Offer Documents; provided, however, that neither Parent nor Merger Sub shall have any obligation to indemnify and hold harmless any such party or person to the extent that any such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred arises from disclosure provided by the Company that is determined to have contained a material misstatement or omission.

          (e)   At the Closing, immediately following the consummation of the Merger, Surviving Corporation shall consummate a refinancing (the "Refinancing") pursuant to which the Company shall (a) repurchase and retire all of the issued and outstanding Notes validly tendered and not withdrawn in the Note Tender Offer and (b) repay in full all of the outstanding principal and premium, if any, together with accrued interest and fees and all amounts under the Credit Agreement, dated as of October 4, 2004, among Encore Medical IHC, Inc., as Borrower, the Company, as Holdings, Bank of America, N.A., ("Bank of America"), as Administrative Agent, Swing Line Lender and L/C Issuer, the Other Lender Parties named therein and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager, as amended as of December 20, 2005 (the "Existing Credit Agreement").

          (f)    At or prior to the Effective Time, the Company shall use its reasonable best efforts to deliver to Parent copies of payoff letters from Bank of America acknowledging that, subject to repayment of the aggregate principal amount outstanding under the Existing Credit Agreement, together with all interest accrued thereon and any other fees or expenses payable thereunder, (i) the Existing Credit Agreement has been terminated, (ii) any and all Liens held by Bank of America or any other collateral agent under the Existing Credit Agreement related thereto have been released and (iii) the Company and its Subsidiaries have been released from any and all liabilities and obligations under the Existing Credit Agreement and any related guaranties (other than any obligations under any indemnification or similar provision that survive such termination).

ARTICLE VI
ADDITIONAL AGREEMENTS

        6.1    No Solicitation.

          (a)    No Solicitation or Negotiation.    During the Pre-Closing Period, the Company agrees that it and its Subsidiaries shall not, and that it shall use its commercially reasonable efforts to ensure that none of its or its Subsidiaries' respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants, other advisors and representatives collectively, "Representatives") shall, directly or indirectly, take any of the following actions:

            (i)    solicit, initiate, knowingly encourage or otherwise knowingly facilitate (including by way of furnishing non-public information) any inquiries or the making of any proposal or offer (including any proposal from or offer to the Company's shareholders) with respect to, or that would reasonably be expected to lead to, any Acquisition Proposal;

            (ii)   enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information or grant access to its properties, books and records or personnel in connection with, any Acquisition Proposal; or

            (iii)  terminate, release, amend, waive or modify any provision of any confidentiality, standstill or similar agreement to which it or any of its Subsidiaries is a party (or fail to take reasonable measures to enforce the provisions of any such agreements), or take any action to exempt any person (other than Parent, Merger Sub and their Affiliates) from the restrictions on "business combinations" contained in Section 203 of the DGCL or otherwise cause such restrictions not to apply.

          Notwithstanding the foregoing, the Company may, but only prior to the approval and adoption of this Agreement at Company Meeting, to the extent failure to do so would reasonably be expected to result in a breach of the fiduciary duties to stockholders of the Company Board under applicable law, as determined in good faith by the Special Committee after consultation with outside counsel, in response to a bona fide, unsolicited written Acquisition Proposal received by the Company after the date of this Agreement that the Special Committee determines in good faith after consultation with outside counsel and its financial advisor (which shall be First Albany or another nationally recognized investment banking firm) is reasonably expected to result in a Superior Proposal, in each case, so long as such Acquisition Proposal did not result from a breach by the Company of this Section 6.1 and the Company has complied with this Section 6.1 in all material respects, (x) furnish information with respect to the Company to the person making such Acquisition Proposal and its Representatives pursuant to a customary confidentiality agreement not less restrictive of the other party than the Confidentiality Agreement, (y) participate in discussions or negotiations with such person and its Representatives regarding any Acquisition Proposal, and (z) waive any standstill provisions related to the submission of such Acquisition Proposal; provided that the Company shall substantially contemporaneously make available to Parent and Merger Sub

  (to the extent it has not previously done so) all nonpublic information made available to such person making such Acquisition Proposal.

          (b)   No Change in Recommendation or Alternative Acquisition Agreement.    During the Pre-Closing Period, neither the Company Board nor any committee thereof shall:

            (i)    fail to make, withhold, withdraw or modify or change in any manner adverse to Parent, or publicly propose or resolve to fail to make, withhold, withdraw or modify or change in a manner adverse to Parent, the approval or recommendation by the Company Board or any committee thereof with respect to the Merger or the Company Voting Proposal;

            (ii)   approve, recommend or take any position other than to recommend rejection (including withdrawing, modifying or changing in a manner adverse to Parent any such recommendation of rejection) of any Acquisition Proposal (either of clause (i) and/or clause (ii) of this Section 6.1(b), a "Change in the Company Recommendation"); or

            (iii)  authorize, cause or permit the Company to enter into (or publicly propose that the Company enter into) any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other similar agreement (an "Alternative Acquisition Agreement") with respect to any Acquisition Proposal or authorize, approve or publicly recommend or propose to approve or recommend any Acquisition Proposal or any agreement, understanding or arrangement relating to any Acquisition Proposal (or resolve or authorize or propose to agree to do any of the foregoing actions), except for a confidentiality agreement referred to in Section 6.1(a) entered into in the circumstances referred to in Section 6.1(a).

          Notwithstanding the foregoing, if at any time prior to the approval and adoption date of this Agreement at the Company Meeting only, the Company receives an unsolicited Superior Proposal and the Special Committee determines in good faith, after consultation with its outside legal counsel, that failure to take action would reasonably be expected to result in a breach of the fiduciary duties to the stockholders by the Special Committee under applicable law, following expiration of the Notice Period (as defined below) the Special Committee may (A) effect a Change in the Company Recommendation or (B) terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal; provided that the Special Committee may not effect such Change in the Company Recommendation pursuant to the foregoing clause (A) or terminate this Agreement pursuant to the foregoing clause (B) unless:

      (u)
      the Company has complied in all material respects with, and the Acquisition Proposal was not a result of a breach by the Company of, Section 6.1;

      (v)
      the Special Committee shall have first provided prior written notice to Parent that it is prepared to effect a Change in the Company Recommendation in response to a Superior Proposal or terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal, which notice shall attach the most current version of any proposed written agreements relating to the transaction that constitutes such Superior Proposal, including the identity of the person making such Superior Proposal and shall promptly notify Parent of any material revisions to the Superior Proposal;

      (w)
      Parent and its Representatives shall have had three (3) Business Days following receipt of such notice from the Company (or longer period if extended by the mutual agreement of the Company and Parent) (the "Notice Period") to make a proposal (if Parent desires) to modify the terms of this Agreement;

      (x)
      following receipt of any such proposal with respect to modifications to the terms of this Agreement by Parent, the Company and its Representatives shall have negotiated in good faith with Parent and its Representatives (if Parent desires to so negotiate) to make such modifications to the terms of this Agreement as would make the relevant Acquisition Proposal no longer a Superior Proposal;

      (y)
      after the Company and its Representatives shall have negotiated in good faith with Parent and its Representatives to make such modifications to the terms of this Agreement as would make the relevant Acquisition Proposal no longer a Superior Proposal, the Special Committee shall have again determined in good faith, after consultation with its outside legal counsel and financial advisor (which shall be First Albany or another nationally recognized investment banking firm), and after taking into account any such modifications proposed by Parent, that failure to effect a Change in the Company Recommendation in response to such Superior Proposal or terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal would reasonably be expected to be a breach of its fiduciary duties to stockholders under applicable Law; and

      (z)
      with respect to a termination of this Agreement by the Company pursuant to clause (B) of this Section 6.1(b), the Company shall have paid the Termination Fee pursuant to Section 8.3(b), prior to, and as a condition of, such termination.

          The Company shall be required to deliver a new written notice in the event of any material revisions to the Superior Proposal, in which event a new Notice Period shall commence following receipt of such new written notice by Parent.

          (c)    Notices to Parent.    The Company shall as promptly as possible (but in any event within forty-eight (48) hours) provide oral and written notice to Parent of receipt by the Company of any Acquisition Proposal, any inquiry with respect to, or any request for nonpublic information in connection with, any Acquisition Proposal, the material terms and conditions of any such Acquisition Proposal, inquiry or request and the identity of the person making any such Acquisition Proposal, inquiry or request and shall keep Parent informed on a current basis of the status thereof and of any material communications, material modifications or material developments with respect to such Acquisition Proposal, inquiry or request, including, without limitation, copies of all Acquisition Proposals, inquiries or requests and written information relating thereto, including draft agreements, term sheets and material communications. The Company agrees that it and its Subsidiaries will not enter into a confidentiality agreement with any person subsequent to the date of this Agreement that prohibits the Company from providing such information to Parent.

          (d)    Certain Permitted Disclosure.    Nothing contained in this Section 6.1 or in Section 6.3 (or elsewhere in this Agreement) shall be deemed to prohibit the Company from complying in good faith with respect to a tender or exchange offer contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act; provided, however, that neither the Company nor Company Board nor any committee thereof shall (i) recommend that the stockholders of the Company tender or exchange their shares of Company Common Stock in connection with any such tender or exchange offer (or otherwise approve or recommend any Acquisition Proposal) or (ii) withhold, withdraw or modify the Company Board's recommendation with respect to the Merger or the Company Voting Proposal, unless in each case the requirements of this Section 6.1 shall have been satisfied.

          (e)    Cessation of Ongoing Discussions.    The Company shall inform its Representatives of the obligations undertaken in this Section 6.1 promptly following the date of this Agreement. The

  Company shall, and shall direct its Representatives to, cease immediately all discussions and negotiations that commenced prior to the date of this Agreement regarding any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal and shall request that all confidential information previously furnished to any such third parties be promptly returned or destroyed.

          (f)    Definitions.    For purposes of this Agreement:

          "Acquisition Proposal" means any proposal or offer (i) relating to a merger, reorganization, consolidation, dissolution, sale of substantial assets, tender offer, exchange offer, recapitalization, liquidation, dissolution, joint venture, share exchange or other business combination involving the Company or any of its Subsidiaries, (ii) for the issuance by the Company of 20% or more of its equity securities or (iii) to acquire in any manner, directly or indirectly, 20% or more of the capital stock or assets of the Company or any of its Subsidiaries, in each case other than the transactions contemplated by this Agreement.

          "Superior Proposal" means any unsolicited, bona fide written proposal, which was not obtained in violation of this Section 6.1, made by a third party to acquire, directly or indirectly, at least 90% of the equity securities or all or substantially all of the assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation or a sale of its assets, (i) which the Special Committee determines in its good faith reasonable judgment (after consultation with its legal and financial advisor, such financial advisor which shall be First Albany or another nationally recognized investment banking firm) would, if consummated, result in a transaction that is (A) more favorable to the holders of Company Common Stock from a financial point of view than the transactions contemplated by this Agreement (including any proposal by Parent to amend the terms of this Agreement), taking into account all the terms and conditions of such proposal and this Agreement and other factors reasonably deemed relevant by the Special Committee and (B) reasonably capable of being completed on the terms proposed, in each case taking into account all financial (including the financing terms of such proposal), regulatory, legal (with the advice of outside counsel) and other aspects of such proposal, and (ii) which has no financing condition.

        6.2    Proxy Statement.

          (a)   As promptly as practicable after the execution of this Agreement, the Company, in cooperation with Parent, shall prepare and, on or before August 14, 2006 (the "Final Proxy Filing Date"), As promptly as practicable after the execution of this Agreement, the Company, in cooperation with Parent, shall prepare and, on or before August 14, 2006, shall file with the SEC the Proxy Statement. Subject to Section 6.1(a), the Company, acting through the Company Board, shall include in the Proxy Statement the recommendation of the Company Board that the stockholders of the Company vote in favor of the Merger and the adoption of this Agreement (the "Company Recommendation"). The Company shall respond to any comments of the SEC or its staff and shall cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time after the resolution of any such comments. The Company shall notify Parent promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement. The Company shall use reasonable best efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.2 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, Parent or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement. Notwithstanding the foregoing, the Company shall not file with the SEC or mail to its stockholders the Proxy Statement, any amendment thereto, any other soliciting material or any such other documents without Parent's prior approval (which shall not be unreasonably withheld), except that such approval shall not be required for filings or mailings necessitated by a Change in Company Recommendation made in accordance with Section 6.1.

          (b)   The Company agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to the Company's stockholders and at the time of the Company Meeting or the date of any amendment thereof or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Parent agrees, as to itself and Merger Sub, that none of the information supplied or to be supplied by it or its Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to the Company's stockholders and at the time of the Company Meeting or the date of any amendment thereof or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the Company, Parent and Merger Sub agree to correct any information provided by it for inclusion in the Proxy Statement which shall have become false or misleading.

        6.3    Stockholders Meeting.

          (a)   The Company, acting through the Company Board and/or the Special Committee, shall take all actions in accordance with applicable law, the Company Charter Documents and the rules of The NASDAQ National Market to promptly and duly call, give notice of, convene and hold as promptly as practicable the Company Meeting for the purpose of considering and voting upon the Company Voting Proposal. Subject to Section 6.1, (i) the Company Board shall recommend approval of the Company Voting Proposal by the stockholders of the Company and include such recommendation in the Proxy Statement, (ii) the Company Board shall not withhold, withdraw or modify in a manner adverse to Parent, or publicly propose or resolve to withhold, withdraw or modify in a manner adverse to Parent, the recommendation of the Company Board that the Company's stockholders vote in favor of the Company Voting Proposal, and (iii) the Company shall take all action that is both reasonable and lawful to solicit from its stockholders proxies in favor of the Company Voting Proposal and shall take all other action reasonably necessary or advisable to secure the vote or consent of the stockholders of the Company required by the rules of The NASDAQ National Market or the DGCL to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company, with the prior approval of Parent may adjourn or postpone the Company Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company's stockholders or, if as of the time for which the Company Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting.

          (b)   Prior to the termination of this Agreement in accordance with Section 8.1, (i) nothing contained in this Agreement shall limit in any way the obligation of the Company to convene and hold the Company Meeting in accordance with Section 6.3(a) of this Agreement and (ii) the

  Company shall not submit to the vote of its stockholders any Acquisition Proposal other than the transactions contemplated by this Agreement.

        6.4    NASDAQ Quotation.    The Company agrees to use its reasonable best efforts to remove from quotation the Company Common Stock on The NASDAQ National Market effective as of the Effective Time.

        6.5    Access to Information.    During the Pre-Closing Period, the Company shall (and shall cause each of its Subsidiaries to) afford to Merger Sub's officers, employees, accountants, counsel, potential funding sources, placement agents, financing representatives and other Representatives, reasonable access, upon reasonable notice, during normal business hours and in a manner that does not unreasonably disrupt or interfere with business operations, to all of its properties, books, contracts, commitments, personnel and records as Merger Sub shall reasonably request, and, during such period, the Company shall (and shall cause each of its Subsidiaries to) (a) furnish promptly to Merger Sub, its accountants, counsel, potential funding sources, placement agents and other Representatives (x) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (y) all other information concerning its business, finances, operations, properties, assets and personnel as Merger Sub may reasonably request and (b) will instruct the Company's employees and Representatives to cooperate with Merger Sub in its investigation of the business of the Company and its Subsidiaries. Parent and Merger Sub will hold any such information, and will cause all of its accountants, counsel, potential funding sources, placement agents and other Representatives to hold any such information, that is nonpublic in confidence in accordance with the Confidentiality Agreement and shall be jointly and severally liable as if it were an original party thereto.

        6.6    Legal Requirements.

          (a)   Subject to the terms hereof, including Sections 6.2, 6.3 and 6.6(b), the Company, Parent and Merger Sub shall, and the Company shall cause its Subsidiaries to, each use their reasonable best efforts to:

            (i)    take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable;

            (ii)   as promptly as reasonably practicable, provide notice to and, as applicable, obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or Orders required to be obtained or made by the Company, Parent or Merger Sub or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including those set forth in Section 3.4(c)(vii) of the Company Disclosure Schedule; provided that in connection therewith, without the prior written consent of Merger Sub which shall not be unreasonably withheld, none of the Company or its Subsidiaries will make or agree to make any material payment or accept any material conditions or obligations, including amendments to existing conditions and obligations;

            (iii)  as promptly as reasonably practicable, make all necessary filings, notifications, and thereafter make any other required submissions, with respect to this Agreement and the Merger with any Governmental Entity or other third party that may be necessary for the performance of its obligations hereunder and the consummation of the transactions contemplated hereby, including those required under (A) the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder, and (C) any other applicable law; and

            (iv)  execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

  The Company, Parent and Merger Sub shall cooperate with each other in connection with the making of all such filings. The Company, Parent and Merger Sub shall each use their reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement) in connection with the transactions contemplated by this Agreement. For the avoidance of doubt, Parent, Merger Sub and the Company agree that nothing contained in this Section 6.6(a) shall modify or affect their respective rights and responsibilities under Section 6.6(b).

          (b)   The Parent, Merger Sub and the Company agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their reasonable best efforts to prepare, within the applicable regulatory deadlines, any required merger notifications or obtain any government clearances or approvals required for Closing under the HSR Act and any other federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively "Antitrust Laws"), to respond to any government requests for information under any Antitrust Law, and to contest and resist any action, including any legislative, administrative or judicial action, and to seek to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement under any Antitrust Law (an "Antitrust Order"). The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law. Without limiting the generality of the foregoing, neither the Parent, Merger Sub, nor any of its Affiliates (or any of their respective subsidiaries) nor (unless such action is conditioned upon the Closing) the Company or any of its Affiliates, shall, under this Section 6.6(b), be required to (i) effect any sale, divestiture or disposition of existing or acquired assets or businesses, or (ii) take or agree to take any other action or agree to any limitation that (A) adversely affects any of the Parent's, Merger Sub's, the Company's and any of its Subsidiaries' or any of their Affiliates' existing or acquired businesses, or (B) would have a materially adverse effect on any material benefit the Purchaser or the Company or its stockholders seek to receive from the transactions contemplated by this Agreement.

          (c)   Notwithstanding anything in this Agreement to the contrary, neither Company, Parent, Merger Sub nor any of their respective Affiliates shall be under any obligation to take any action under this Section if the United States Department of Justice or the United States Federal Trade Commission authorizes its staff to seek a preliminary injunction or restraining order to enjoin consummation of the Merger.

        6.7    Public Disclosure.    The parties shall cooperate in the Company's preparation and prompt issuance of a mutually acceptable press release announcing the execution of this Agreement; provided, that filing of a Current Report on Form 8-K with the SEC including as an exhibit thereto a copy of this

Agreement shall be the Company's responsibility. Thereafter, prior to the Closing or termination of this Agreement, the parties shall not issue any report, statement or press release or otherwise make any public statements with respect to this Agreement and the transactions contemplated by this Agreement without the prior approval of the other party, except as may be required by law or the rules and regulations of The NASDAQ National Market or in connection with the enforcement of this Agreement, in which case the parties will use their reasonable best efforts to reach mutual agreement as to the language of any such report, statement or press release in advance of publication. The Company and Merger Sub, and Merger Sub and the Company shall consult with the other party before issuing any other press release or otherwise making any public statement with respect to the Merger or this Agreement.

        6.8    Indemnification.

          (a)   From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent and the Surviving Corporation, jointly and severally, shall indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the "Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements (collectively, "Costs"), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Party is or was an officer or director of the Company or any of its Subsidiaries, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the DGCL for officers and directors of Delaware corporations. Each Indemnified Party will be entitled, subject to applicable law, to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from the Surviving Corporation within ten (10) Business Days of receipt by Merger Sub or the Surviving Corporation from the Indemnified Party of a request therefor; provided that any person to whom expenses are advanced provides an undertaking, to the extent then required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

          (b)   The certificate of incorporation and by-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its Subsidiaries than are presently set forth in the Company Charter Documents, which provisions shall not be amended, modified or repealed for a period of six (6) years time from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were officers or directors of the Company, unless such amendment, modification or repeal is required by applicable law after the Effective Time.

          (c)   The Surviving Corporation shall maintain at no expense to the beneficiaries, in effect for six (6) years from the Effective Time "tail" insurance or other insurance policies with respect to directors' and officers' liability insurance with respect to matters existing or occurring at or prior to the Effective Time in an amount and scope at least as favorable as the coverage applicable to directors and officers as of the date hereof under the Company's directors' and officers' liability insurance policy; provided that if such "tail" or other policies are not available at an annual cost not greater than 175% of the annual premiums paid as of the date hereof under such policy (the "Insurance Cap") (which premium the Company hereby represents and warrants is as set forth in Section 6.8(c) of the Company Disclosure Schedule), then the Surviving Corporation shall cause to be obtained as much comparable insurance as can reasonably be obtained in its good faith judgment at a cost up to but not exceeding the Insurance Cap.

          (d)   The provisions of this Section 6.8 are intended to be in addition to the rights otherwise available to the current and former officers and directors of the Company by law, charter, statute, by-law or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

          (e)   Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or its Subsidiaries any of their officers, directors or employees, it being understood and agreed that the indemnification provided for in this Section 6.8 is not prior to or in substitution for any such claims under such policies.

          (f)    This Section 6.8 is intended to be for the benefit of, and shall be enforceable by the Indemnified Parties and their heirs and personal representatives and shall be binding on the Surviving Corporation and its successors and assigns. In the event the Surviving Corporation or its successor or assign (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then, and in each case, and as a condition to Surviving Corporation entering into such consolidation, merger or transfer of properties and assets, proper provision shall be made so that the successor and assign of the Surviving Corporation shall honor the obligations set forth with respect to the Surviving Corporation in this Section 6.8.

          (g)   The obligations of Parent and the Surviving Corporation under this Section 6.8 shall not be terminated or modified by Parent or the Surviving Corporation in a manner as to adversely affect any Indemnified Party to whom this section applies without the prior written consent of the affected Indemnified Party.

        6.9    Notification of Certain Matters.    During the Pre-Closing Period, Merger Sub shall give prompt notice to the Company, and the Company shall give prompt notice to Merger Sub, of (a) the occurrence, or failure to occur, of any event, which occurrence or failure to occur is reasonably likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, in each case at any time during the Pre-Closing Period, or (b) any material failure of Parent, Merger Sub or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement which would reasonably be expected to prevent or materially delay the Closing. Notwithstanding the above, the delivery of any notice pursuant to this Section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

        6.10    Exemption from Liability Under Section 16.    Prior to the Closing, the Company shall take all such steps as may be reasonably required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) which will result from the transactions contemplated by Articles I and II of this Agreement by each officer or director who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company.

        6.11    Resignations.    The Company shall obtain and deliver to Merger Sub at the Closing evidence reasonably satisfactory to Merger Sub of the resignation, effective as of the Effective Time, of all directors of the Company and its Subsidiaries (except those designated by Merger Sub to the Company in writing prior to the Closing).

        6.12    Transfer Taxes.    The Company, Parent and Merger Sub shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to Tax, "Transfer Taxes"), and the parties shall cooperate in attempting to minimize the amount of Transfer Taxes.

        6.13    Takeover Statutes.    If any takeover statute is or becomes applicable to this Agreement, the Merger or the other transactions contemplated by this Agreement, each of the parties and their respective boards of directors shall (a) take all necessary action to ensure that such transactions contemplated hereby may be consummated as promptly as reasonably practicable upon the terms and subject to the conditions set forth in this Agreement and (b) otherwise act to eliminate or minimize the effects of such takeover statute.

        6.14    Employee Matters.

          (a)   Without limiting any additional rights that any Company Employee may have under any Company Plan or Contract, Parent shall cause the Surviving Corporation and each of its Subsidiaries, for the period commencing at the Effective Time and ending on the first anniversary thereof, to maintain for active Company Employees, unless consented to by the Executive Officers with respect to themselves (i) compensation levels (such term to include salary, bonus opportunities, commissions and severance) that in the aggregate are no less favorable than the overall compensation levels maintained for and provided to such Company Employees immediately prior to the Effective Time, and (ii) benefits (and the costs thereof) provided under Company Plans that in the aggregate are no less favorable than the benefits (and the costs thereof) disclosed in Section 3.15(a) of the Company Disclosure Schedule; provided, however, subject to the foregoing, that nothing herein shall prevent the amendment or termination of any Company Plan or interfere with the Surviving Corporation's right or obligation to make such changes as are necessary in each case solely to conform with applicable law.

          (b)   As of and after the Effective Time, Parent will, or will cause the Surviving Corporation to, give active Company Employees full credit for purposes of eligibility and vesting and benefit accruals (but not for purposes of benefit accruals under any defined benefit pension plans), under any employee compensation and incentive plans, benefit (including vacation) plans, programs, policies and arrangements maintained for the benefit of Company Employees as of and after the Effective Time by Parent, its Subsidiaries or the Surviving Corporation for the Company Employees' service with the Company and its Subsidiaries and their respective predecessors or any other entities for which the Company or its Subsidiaries gave credit (each, a "Parent Plan") to the same extent recognized by the Company and its Subsidiaries under the corresponding Employee Plan (if any) prior to the Effective Time. In addition, with respect to each Parent Plan that is a "welfare benefit plan" (as defined in Section 3(1) of ERISA), Parent shall cause or shall cause the Surviving Corporation to (i) cause there to be waived any pre-existing condition, exclusions, actively at work requirements, insuitability requirements or other eligibility limitations and (ii) give effect, in determining any deductible, co-insurance, and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Company Employees and their dependents under corresponding plans maintained by the Company and its subsidiaries immediately prior to the Effective Time. The provisions of this Section 6.14 shall also apply to employees of the Company or its Subsidiaries who are on disability or leave of absence and their dependents.

          (c)   The Company and Parent acknowledge and agree that all provisions contained herein with respect to Company Employees are included for the sole benefit of the Company, its Subsidiaries and Parent and shall not create any right (i) in any other Person, including, Company Employees, Company Plans or any beneficiary thereof or (ii) to continued employment with Parent, the Surviving Corporation, the Company, its Subsidiaries or any of their respective Affiliates.

        6.15    SEC Filings; Financial Statements.

          (a)   During the Pre-Closing Period, the Company shall file all Company SEC Reports required to be filed by the Company. Each Company SEC Report (i) shall be filed on a timely basis, (ii) shall comply, when filed, as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, each as in effect on the date filed, and (iii) shall not when filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in each such Company SEC Report or necessary in order to make the statements in each such Company SEC Report, in the light of the circumstances under which they were made, not misleading.

          (b)   Each of the consolidated financial statements (including, in each case, any related notes and schedules) to be contained in the Company SEC Reports to be filed pursuant to Section 6.15(a) above: (i) shall comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; (ii) shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q (or to the extent filed only on Form 8-K as permitted by Form 8-K) under the Exchange Act); and (iii) shall fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of its operations and cash flows for the periods indicated, except that unaudited interim financial statements shall be subject to normal year-end adjustments that are not material in amount.

        6.16    Compex Sale.    Prior to the Closing, the Company will use reasonable best efforts to close the sale of the United States consumer Slendertone business on terms and conditions no less favorable to the Company in the aggregate than those set forth in Section 6.16 of the Company Disclosure Schedule or on such other terms and conditions as shall be reasonably satisfactory to Parent and Merger Sub.

ARTICLE VII
CONDITIONS TO MERGER

        7.1    Conditions to Each Party's Obligation To Effect the Merger.    The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

          (a)    Stockholder Approval.    The Company Voting Proposal shall have been approved and adopted at the Company Meeting, at which a quorum is present, by the Required Company Stockholder Vote.

          (b)    HSR Act and Applicable Foreign Antitrust Laws.    All waiting periods (and any extensions thereof) applicable to, or approval required for, the consummation of the Merger under the HSR Act and the foreign Antitrust Laws listed in clause (x) of Section 3.4(c)(i) of the Company Disclosure Schedule shall have expired or otherwise been terminated, or have been obtained, as the case may be.

          (c)    Governmental Approvals.    Other than the filing of the Certificate of Merger, all authorizations, consents, Orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity in connection with the Merger and the consummation of the other transactions contemplated by this Agreement listed in Section 3.4(c)(vii) of the Company Disclosure Schedule shall have been filed or been obtained.

        7.2    Additional Conditions to Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by Parent or Merger Sub:

          (a)    Representations and Warranties.    (i) The representations and warranties of the Company set forth in this Agreement (without regard to any materiality or Company Material Adverse Effect qualifications or similar exceptions or qualifications contained therein) shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties (without regard to any materiality or Company Material Adverse Effect qualifications or similar exceptions or qualifications contained therein) shall be true and correct as of such date) except where the failure to be true and correct, individually or in the aggregate, has not had, and would not reasonably be likely to result in, a Company Material Adverse Effect; provided, however, that (A) the representations and warranties set forth in Section 3.2 (other than clause (b) thereof) shall be true and correct in all respects (except for immaterial deviations) as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all respects (except for immaterial deviations) as of such date); and (B) the representations and warranties set forth in Sections 3.5(a) and 3.5(b), shall be true and correct in all material respects, in each case, as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date); and (ii) Parent and Merger Sub shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date; and Parent and Merger Sub shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

          (c)    No Restraints.    (i) No Governmental Entity of competent jurisdiction shall have enacted, issued, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect which would, and (ii) there shall not be instituted or pending any action or proceeding in which any Governmental Entity seeks to, (A) make the Merger illegal or otherwise challenge, restrain or prohibit consummation of the Merger, (B) prohibit or limit in any material respect (x) Parent's ability to vote, control, receive dividends with respect to or otherwise exercise Parent's ownership rights with respect to the stock of the Surviving Corporation or any of its Subsidiaries or (y) Parent's ability to effectively control or otherwise exercise ownership rights with respect to the business or operations of the Company or its Subsidiaries, (C) cause the transactions contemplated by this Agreement to be rescinded following consummation or (D) compel the Company, Parent, Merger Sub or any of their respective subsidiaries to dispose of or hold separate any significant portion of the business or assets of the Company, Parent, Merger Sub or any of their respective Subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement.

          (d)    No Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred (i) any state of facts, change, development, event, effect, condition or occurrence that, individually or in the aggregate, has had or is reasonably likely to result in a Company Material Adverse Effect or (ii) any (a) restatement occurring after the date of this Agreement and arising out of errors (for the avoidance of doubt, not to include reclassifications) of any quarterly or annual financial statements filed with the Securities and Exchange Commission of either or both Company or Compex, or (b) restructuring charges, non-recurring charges, increase in reserves or write-offs, either on the Compex or Company financial statements filed with the Securities and Exchange Commission, which arose as a result of the Company's adjustment of the balance sheet of Compex as of February 25, 2006 or the audit related thereto, with the net effect of (a) and (b) in the aggregate being a reduction in the combined EBITDA (as defined in the Debt Commitment Letter) or net income before income taxes of the Company and/or Compex for the periods commencing after December 31, 2004 and concluding July 1, 2006, by more than $11.2 million; provided however, that charges for (x) in-process research and development expenses not to exceed $4,016,000, and (y) charges related to an increase in the fair market value of the Compex inventory as of the date of the acquisition of Compex by the Company not to exceed $1,123,000, shall be excluded from this calculation.

          (e)    Note Tender Offer.    At or prior to the Closing, a majority in principal amount of Notes specified in Section 5.3(d) of the Company Disclosure Schedule shall have been tendered and the holders thereof shall have consented to the indenture modifications set forth in the Note Tender Offer, and the Company, the Issuer, the Subsidiary Guarantors and the trustee under the indenture for the Notes shall have executed and delivered the supplemental indenture described in Section 5.3(d) of the Company Disclosure Schedule, which shall become operative upon acceptance of the Notes for payment pursuant to the Note Tender Offer.

          (f)    Dissenters' Rights.    The aggregate number of shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by holders who have exercised dissenters' rights or provided notice of intent to exercise dissenters' rights in accordance with the provisions of Section 262 of the DGCL shall constitute less than ten percent (10%) of the shares of Company Common Stock outstanding as of the date of this Agreement as set forth in Section 3.2.

        7.3    Additional Conditions to Obligations of the Company.    The obligation of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Company:

          (a)    Representations and Warranties.    (i) The representations and warranties of Parent set forth in this Agreement (without regard to any materiality or Parent Material Adverse Effect qualifications or similar exceptions or qualifications contained therein) shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties (without regard to any materiality or Parent Material Adverse Effect qualifications or similar exceptions or qualifications contained therein) shall be true and correct as of such date) except where the failure to be true and correct, individually or in the aggregate, has not had, and would not reasonably be likely to result in, a Parent Material Adverse Effect; and (ii) the Company shall have received a certificate signed on behalf of each of Parent and Merger Sub by the chief executive officer or the chief financial officer of Parent and Merger Sub to such effect.

          (b)    Performance of Obligations of Parent and Merger Sub.    Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date; and the Company shall have received a certificate signed on behalf of each of Parent and Merger Sub by the chief executive officer or the chief financial officer of Parent and Merger Sub to such effect.

          (c)    No Restraints.    (i) No Governmental Entity of competent jurisdiction shall have enacted, issued, enforced or entered any order, executive order, stay, decree, judgment or injunction

  (preliminary or permanent) or statute, rule or regulation which is in effect which would, and (ii) there shall not be instituted or pending any action or proceeding in which any Governmental Entity seeks to, (A) make the Merger illegal or otherwise challenge, restrain or prohibit consummation of the Merger, or (B) cause the transactions contemplated by this Agreement to be rescinded following consummation.

          (d)    Solvency Opinion.    The Special Committee shall have received the written opinion of any one of CBIZ, Inc., Houlihan Lokey Howard & Zukin or Murray, Devine & Company, to be selected by Parent, confirming the Solvency (with such minor modifications to such defined concept as are necessary to conform to the selected firm's customary practices) of the Surviving Corporation as of the Effective Time.

ARTICLE VIII
TERMINATION AND AMENDMENT

        8.1    Termination.    This Agreement may be terminated at any time prior to the Effective Time (whether before or after the Company Meeting with respect to Sections 8.1(b) through 8.1(g)), by written notice by the terminating party to the other party specifying the provision hereof pursuant to which such termination is effected:

          (a)   by mutual written consent of Merger Sub and the Company; or

          (b)   by either Merger Sub or the Company if the Merger shall not have been consummated by January 31, 2007 (the "Outside Date") (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of the failure of the Merger to occur on or before the Outside Date); or

          (c)   by either Merger Sub or the Company if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

          (d)   by either Merger Sub or the Company if, at the Company Meeting at which a vote on the Company Voting Proposal is taken, the Required Company Stockholder Vote in favor of the adoption of the Company Voting Proposal shall not have been obtained; provided that the right to terminate under this Section 8.1(d) shall not be available to the Company if the Company is in breach of its obligations under Sections 6.1, 6.2 or 6.3; or

          (e)   by Merger Sub, if: (i) the Company Board shall have failed to include the Company Recommendation in the Proxy Statement or shall have effected a Change in the Company Recommendation; (ii) the Company Board shall have approved or recommended to the stockholders of the Company an Acquisition Proposal; (iii) the Company shall have failed to call the Company Meeting in accordance with Section 6.3 or shall have failed to deliver the Proxy Statement in accordance with Section 6.2 in material breach of either such Section and such failure shall not be due to any material breach by Parent or Merger Sub of their obligations under Section 6.2(b) or (iv) a tender offer or exchange offer for outstanding shares of Company Common Stock shall have been commenced (other than by Parent or Merger Sub or their respective Affiliates) and the Company Board recommends that the stockholders of the Company tender their shares in such tender or exchange offer or within ten (10) Business Days after the commencement of such tender or exchange offer, the Company Board fails to recommend rejection (or subsequently modifies a recommendation of rejection) of such offer; or

          (f)    by Merger Sub, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 7.2(a) or 7.2(b) not to be satisfied, and (ii) shall not have been cured within thirty (30) days following receipt by the Company of written notice of such breach or failure to perform from Merger Sub, or which by its nature or timing cannot reasonably be cured by the Outside Date;

          (g)   by the Company, if (x) there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 7.3(a) or 7.3(b) not to be satisfied, and (ii) shall not have been cured within thirty (30) days following receipt by Parent or Merger Sub, as the case may be, of written notice of such breach or failure to perform from the Company or which by its nature or timing cannot reasonably be cured by the Outside Date; or (y) Parent or Merger Sub fail to consummate the Merger on the Closing Date under circumstances in which the conditions set forth in Section 7.1 and 7.2 have then been satisfied (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing); or

          (h)   by the Company, prior to the Company Meeting, under the circumstances and to the extent permitted, and subject to the terms and conditions of, Section 6.1(b) and provided that the Termination Fee referenced in Section 8.3(b)(ii) shall have been paid by the Company to such person or person(s) as shall have been designated in writing by Parent.

        8.2    Effect of Termination.

        If this Agreement is terminated pursuant to this Article VIII, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent or Representative of such party), except (i) as provided in Section 8.3 and (ii) subject to the limitation set forth in Section 9.11(b), each party will be fully liable for any liabilities incurred or direct damages actually suffered (excluding any indirect, punitive, consequential, special or incidental damages) and incurred by the other parties as a result of such first party's willful failure to perform its covenants or willful breach of its representations or warranties contained in this Agreement. Notwithstanding the foregoing, the provisions of Sections 5.2 (Confidentiality), this Section 8.2 (Effect of Termination), Section 8.3 (Fees and Expenses), and Article IX (Miscellaneous) of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

        8.3    Fees and Expenses.

          (a)   Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

          (b)   The Company shall pay to such person or person(s) as shall be designated in writing by Parent a termination fee in an amount equal to $12 million the ("Termination Fee"), if:

            (i)    this Agreement is terminated pursuant to Section 8.1(e); or

            (ii)   immediately prior to termination of this Agreement pursuant to Section 8.1(h); or

            (iii)  if (A) this Agreement is terminated pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(f) and at any time after the date hereof and prior to such termination any Acquisition Proposal shall have been made known to the Company or publicly disclosed, and (B) within 12 months after any such termination, the Company or any of its Affiliates consummates, or becomes a party to any Alternative Acquisition Agreement with respect to, any Acquisition Proposal (which need not be the same Acquisition Proposal that was made or publicly disclosed prior to the Company Meeting).

          The Termination Fee due under Section 8.3(b)(i) shall be paid by the Company to Parent, or such person or person(s) as shall be designated in writing by Parent, by wire transfer of same-day funds within two (2) Business Days following termination of this Agreement. The Termination Fee due under Section 8.3(b)(ii) shall be paid by the Company to Parent, or such person or person(s) as shall be designated in writing by Parent, immediately prior to termination of this Agreement pursuant to Section 8.1(h). The Termination Fee due under Section 8.3(b)(iii) shall be paid to Parent, or such person or person(s) as shall be designated in writing by Parent, by wire transfer of same-day funds within two (2) Business Days following the entry into the Alternative Acquisition Agreement or, in the absence thereof, the consummation of the Acquisition Proposal, as applicable.

          (c)   If (i) the Company terminates this Agreement pursuant to Section 8.1(g)(y) as a result of a breach by Parent or Merger Sub of its respective obligation to effect the Closing pursuant to Section 1.2 and satisfy its obligations under Section 1.2, including delivering or making available sufficient funds to make all payments pursuant to Section 1.2, (ii) Parent and Merger Sub fail to effect the Closing and satisfy such obligations because of a failure to receive the proceeds of one or more of the Debt Financings contemplated by the Debt Commitment Letter and (iii) at the time of such termination and failure, the conditions set forth in Section 7.1 and 7.2 have then been satisfied (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), then Parent shall pay $12 million (the "Parent Termination Fee") to the Company or such person or person(s) as shall be designated in writing by Parent, by wire transfer of same-day funds within one Business Day following such termination.

          (d)   The parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. Payment of the Termination Fee described in Section 8.3(b) shall not be in lieu of damages incurred in the event of a breach of this Agreement described in clause (ii) of Section 8.2 or alter the rights of Parent and Merger Sub set forth in Section 9.11(a), but is otherwise the sole and exclusive remedy of Parent and Merger Sub in connection with any termination of this Agreement on the bases specified in Section 8.3(b). Payment of the Parent Termination Fee described in Section 8.3(c) shall not be in lieu of damages incurred in the event of a breach of this Agreement described in clause (ii) of Section 8.2 (other than Parent's and Merger Sub's failure, in and of itself, to satisfy their respective obligations to effect the Closing pursuant to Section 1.2 and satisfy their obligations under Section 1.2, including delivering or making available sufficient funds to make all payments pursuant to Section 1.2), but is otherwise the sole and exclusive remedy of the Company in connection with any termination of this Agreement on the bases specified in Section 8.3(b).

        8.4    Amendment.    This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        8.5    Extension; Waiver.    At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, or in the case of the Company, the Board of Directors, or the Special Committee, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE IX
MISCELLANEOUS

        9.1    Survival of Representations, Warranties and Agreements.    None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants, agreements and other provisions contained herein or in any instrument delivered pursuant to this Agreement that by their terms apply or are to be performed in whole or in part after the Effective Time, including the agreements contained in Article II, Section 6.8, and Article IX.

        9.2    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the intended recipient as set forth below:

    (a)
    if to Parent or Merger Sub, to

    c/o The Blackstone Group
    345 Park Avenue, 31st Floor
    New York, New York 10154
    Attn: Chinh E. Chu
    Telecopy: (212) 583-5573

    with a copy to:

    Simpson Thacher & Bartlett LLP
    425 Lexington Avenue
    New York, New York 10017
    Attn: William R. Dougherty, Esq.
    Telecopy: (212) 455-2502

    (b)
    if to the Company, to

    Encore Medical Corporation
    9800 Metric Blvd.
    Austin, Texas 78758
    Attn: Harry L. Zimmerman, Esq.
    Telecopy: (512) 834-6300

    with copies to:

    Fulbright & Jaworski L.L.P.
    600 Congress Ave., Suite 2400
    Austin, Texas 78701-2978
    Attn: Darrell R. Windham, Esq.
    Telecopy: (512) 536-4598

    and

    Powell Goldstein LLP
    1201 West Peachtree Street, NW
    Fourteenth Floor
    Atlanta, Georgia 30309-3488
    Attn: Rick Miller, Esq.
    Telecopy: (404) 572-6999

        Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

        9.3    Entire Agreement.    This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the parties to this Agreement and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement shall remain in effect in accordance with its terms.

        9.4    No Third Party Beneficiaries.    Except as provided in Section 6.8 (with respect to which the Indemnified Parties shall be third party beneficiaries), this Agreement is not intended, and shall not be deemed, to (i) confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, (ii) create any agreement of employment with any person or (iii) otherwise create any third-party beneficiary hereto.

        9.5    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that notwithstanding the foregoing, Parent or Merger Sub may assign their respective rights and obligations hereunder to any Affiliate of Blackstone Capital Partners V L.P. without the prior written consent of the other parties hereto; provided further that no such assignment shall relieve Parent or Merger Sub of their respective obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

        9.6    Severability.    Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity, legality or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid, illegal or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid, legal and enforceable and that comes closest to expressing the intention of the invalid, illegal or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid, illegal or unenforceable term or provision with a valid, legal and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable term.

        9.7    Interpretation.    When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation" unless preceded by a negative predicate. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

        9.8    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law principles thereof).

        9.9    Submission to Jurisdiction.    Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of any Delaware state or United States federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.2. Nothing in this Section 9.9, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

        9.10    Waiver of Jury Trial.    EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARENT, THE BUYER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

        9.11    Specific Performance; Maximum Liability; No Liability of Parent or Merger Sub.    (a) The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Company in accordance with their specific terms or were otherwise breached. It is accordingly agreed that prior to the termination of this Agreement in accordance with Article VIII, Parent and Merger Sub will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. The parties agree that the Company shall not be entitled to an injunction or injunctions to prevent any breach of this Agreement by any of Parent or Merger Sub or to enforce specifically any term or any provision of this Agreement; provided, however the Company shall be entitled to specific performance against Parent or Merger Sub to prevent any breach by Parent or Merger Sub of their confidentiality obligations under Section 5.2.

        (b)   Notwithstanding anything in this Agreement to the contrary, the Company agrees that (i) to the extent the Company has incurred any losses or damages in connection with this Agreement to which it is entitled to recovery hereunder, (A) the maximum aggregate liability of Parent and Merger Sub and their respective Representatives and Affiliates for such losses or damages, if liable therefor, will be limited to an amount equal to $64 million in the aggregate, and (B) in no event will the Company seek to recover any money damages in excess of such amount from Parent, Merger Sub, or any of their respective Representatives and Affiliates in connection therewith and (C) neither Parent nor Merger Sub nor any of their Affiliates or Representatives will have any liability whatsoever to any Affiliate of the Company or any of the Company's shareholders or Representatives, nor will any Affiliate of the Company or any of the Company's shareholders or Representatives be entitled to seek to recover any damages from Parent, Merger Sub, or any of their respective Representatives and Affiliates in connection therewith and (ii) in the event the Effective Time occurs, (A) neither Parent nor Merger Sub shall have any liability or obligation to the Surviving Corporation under any theory of law, whether contract, tort or otherwise and (B) from and after the Effective Time, neither Parent nor Merger Sub shall have any obligation to any party hereunder, except as set forth in Section 6.8.

        9.12    Counterparts and Signature.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

GRAND SLAM HOLDINGS, LLC
By:	/s/ CHINH E. CHU Name: Chinh E. Chu Title: President
GRAND SLAM ACQUISITION CORP.
By:	/s/ CHINH E. CHU Name: Chinh E. Chu Title: President
ENCORE MEDICAL CORPORATION
By:	/s/ KENNETH DAVIDSON Name: Kenneth Davidson Title: Chief Executive Officer

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

of

ENCORE MEDICAL CORPORATION

        FIRST: The name of the corporation is Encore Medical Corporation (hereinafter called the "Corporation").

        SECOND: The address of the Corporation's registered office in the state of Delaware is the Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as amended from time to time, or any successor statute.

        FOURTH: The total number of shares of stock that the Corporation is authorized to issue is one million (1,000,000) shares of common stock, par value $0.001 each.

        FIFTH: The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.

        SIXTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this reservation.

        SEVENTH: No person who was at any time a director of the Corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporation action further eliminating or limiting personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article Seventh by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

        EIGHTH: (a) In recognition and anticipation that (i) certain directors, principals, officers, employees and/or other representatives of Blackstone Capital Partners V L.P. ("BCP V") and its Affiliates (as defined below) may serve as directors or officers of the Corporation, (ii) BCP V and its Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) members of the Board of Directors who are not employees of the Corporation ("Non-Employee Directors") and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article Eighth are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve BCP V, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

  (b)
  None of (i) BCP V or any of its Affiliates or (ii) any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporation in both his director and officer capacities) or his or her Affiliates (the Persons (as defined below) identified in (i) and (ii) above being referred to, collectively, as "Identified Persons" and, individually, as an "Identified Person") shall have any duty to refrain from directly or indirectly (x) engaging in a corporate opportunity in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (y) otherwise competing with the Corporation, and, to the fullest extent permitted by the DGCL, no Identified Person shall be liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. The Corporation hereby renounces any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in paragraph (c) of this Article Eighth. In the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself and the Corporation or any of its Affiliates, such Identified Person shall have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by the DGCL, shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself or himself, or offers or directs such corporate opportunity to another Person.

  (c)
  The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of this Corporation) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation and the provisions of paragraph (b) of this Article Eighth shall not apply to any such corporate opportunity.

  (d)
  In addition to and notwithstanding the foregoing provisions of this Article Eighth, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that the Corporation is not permitted to undertake under the terms of Article III or that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation's business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

  (e)
  For purposes of this Article Eighth, (i) "Affiliate" shall mean (A) in respect of BCP V, any Person that, directly or indirectly, is controlled by BCP V, controls BCP V or is under common control with BCP V and shall include any principal, member, director, partner, shareholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (B) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (C) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; and (ii) "Person" shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

  (f)
  To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article Eighth.

[Remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Incorporation to be signed by                        , its                        this    day of                         2006.

ENCORE MEDICAL CORPORATION
By:
Name: Title:

Annex B-1

MANAGEMENT VOTING AGREEMENT

        This VOTING AGREEMENT (this "Agreement") is entered into as of June 30, 2006, by and among Grand Slam Holdings, LLC, a Delaware limited liability company ("Parent"), Grand Slam Acquisition Corp., a Delaware corporation ("Merger Sub"), Kenneth W. Davidson and Harry L. Zimmerman (each, a "Stockholder" and, together, the "Stockholders").

W I T N E S S E T H:

        WHEREAS, as of the date of this Agreement, the Stockholders beneficially own, in the aggregate, 791,036 shares of Common Stock, par value $0.001 per share (the "Common Stock"), of Encore Medical Corporation, a Delaware corporation (the "Company");

        WHEREAS, concurrently herewith, the Company, Parent and Merger Sub are entering into an Agreement and Plan of Merger, dated as of this date, as the same may be amended (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into the Company and the Company will continue its existence as the surviving corporation (the "Merger"), and each share of Common Stock will be converted into the right to receive cash in accordance with the terms of the Merger Agreement; and

        WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, and as an inducement and in consideration therefor, Parent and Merger Sub have required that each of the Stockholders agree, and each of the Stockholders has agreed, to enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

        SECTION 1.1    Defined Terms.    For purposes of this Agreement, terms used in this Agreement that are defined in the Merger Agreement but not in this Agreement shall have the respective meanings ascribed to them in the Merger Agreement.

        SECTION 1.2    Other Definitions.    For purposes of this Agreement:

          (a)   "Company Options" means options to acquire Common Stock granted to the Stockholders by the Company.

          (b)   "New Shares" means any shares of capital stock of the Company (other than Owned Shares) over which the Stockholders acquire beneficial ownership at any time from and after the date of this Agreement through the termination of the Voting Period (including Option Shares).

          (c)   "Option Shares" means any shares of Common Stock issued or issuable upon the exercise of Company Options.

          (d)   "Owned Shares" means all of the shares of Common Stock beneficially owned by the Stockholders as of the date of this Agreement. The Owned Shares consist of: (i) 568,887 shares of Common Stock held Kenneth W. Davidson and (ii) 222,149 shares of Common Stock held by Harry L. Zimmerman. In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the "Owned Shares" shall be deemed to refer to and include the Owned Shares (as defined in the first sentence of this paragraph) as well as all stock dividends and distributions and any securities into which or for which any or all of those Owned Shares may be changed or exchanged or which are received in the transaction.

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          (e)   "Permitted Transferee" means, with respect to any Stockholder, any of the following persons: (i) the spouse of such Stockholder, (ii) the children of such Stockholder, (iii) a trust of which there are no principal beneficiaries other than such Stockholder, such Stockholder's spouse or such Stockholder's children, (iv) upon the death of such Stockholder, the beneficiaries under the terms of any trust or will of the Stockholder or by law of intestate succession, and (v) any charitable foundation or similar charitable organization founded and controlled by such Stockholder or the Stockholders jointly (and which remains under the control of such Stockholder or the Stockholders jointly, as applicable).

          (f)    "Representative" means, with respect to any particular person, any director, officer, employee, accountant, consultant, legal counsel, investment banker, advisor, agent or other representatives of that person.

          (g)   "Transfer" means sell, transfer, tender, pledge, encumber, hypothecate, assign or otherwise dispose, by operation of law or otherwise. For purposes of this Agreement, the Transfer of any Company Option shall be deemed a Transfer of the shares issuable upon the exercise thereof.

          (h)   "Voting Period" means the period from and including the date of this Agreement through and including the earlier to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement by Parent or Merger Sub or the Company pursuant to Section 8.1 of the Merger Agreement.

ARTICLE II
VOTING AGREEMENT AND IRREVOCABLE PROXY

        SECTION 2.1    Agreement to Vote.

          (a)   Each of the Stockholders hereby agrees that, during the Voting Period, such Stockholder shall vote or execute consents, as applicable, with respect to the Owned Shares and any New Shares beneficially owned by him as of the applicable record date (or cause to be voted or a consent to be executed with respect to the Owned Shares and any New Shares beneficially owned by him as of the applicable record date) in favor of the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement, at any meeting (or any adjournment or postponement thereof) of, or in connection with any proposed action by written consent of, the holders of any class or classes of capital stock of the Company at or in connection with which any of such holders vote or execute consents with respect to any of the foregoing matters.

          (b)   Each of the Stockholders hereby agrees that, during the Voting Period, such Stockholder shall vote or execute consents, as applicable, with respect to the Owned Shares and any New Shares beneficially owned by him as of the applicable record date (or cause to be voted or a consent to be executed with respect to the Owned Shares and any New Shares beneficially owned by him as of the applicable record date) against each of the matters set forth in clauses (i), (ii) or (iii) below at any meeting (or any adjournment or postponement thereof) of, or in connection with any proposed action by written consent of, the holders of any class or classes of capital stock of the Company at or in connection with which any of such holders vote or execute consents with respect to any of the following matters:

            (i)    any action, proposal, transaction or agreement involving the Company or any of its subsidiaries that would reasonably be expected to, in any material respect, prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the Merger or the other transactions contemplated by the Merger Agreement; or

            (ii)   any Acquisition Proposal, other than an Acquisition Proposal made by Parent.

          (c)   Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or consent. Nothing contained in

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  this Section 2.1 shall require the Stockholders to vote or execute any consent with respect to any Option Shares on or not issued upon the exercise of a Company Option on or prior to the applicable record date for that vote or consent.

          (d)   Except as set forth in clauses (a) and (b) of this Section 2.1, no Stockholder shall be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company. In addition, nothing in this Agreement shall give Parent the right to vote any Owned Shares at any meeting of the stockholders other than as provided in this Section 2.1.

        SECTION 2.2    Grant of Irrevocable Proxy.    Each Stockholder hereby irrevocably appoints Parent as such Stockholder's proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or execute consents during the Voting Period, with respect to the Owned Shares and any New Shares beneficially owned by such Stockholder, solely in respect of the matters described in, and in accordance with, Section 2.1. This proxy is given to secure the performance of the duties of such Stockholder under this Agreement. None of the Stockholders shall directly or indirectly grant any person any proxy (revocable or irrevocable), power of attorney or other authorization with respect to any of the Owned Shares or New Shares that is inconsistent with Sections 2.1 and 2.2.

        SECTION 2.3    Nature of Irrevocable Proxy.    The proxy and power of attorney granted pursuant to Section 2.2 by each of the Stockholders shall be irrevocable during the Voting Period, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Stockholder, and such Stockholder acknowledges that the proxy constitutes an inducement for Parent and Merger Sub to enter into the Merger Agreement. The power of attorney granted by each of the Stockholders is a durable power of attorney and shall survive the bankruptcy, death or incapacity of such Stockholder. The proxy and power of attorney granted hereunder shall terminate automatically at the expiration of the Voting Period.

ARTICLE III
COVENANTS

        SECTION 3.1    Transfer Restrictions.    Each of the Stockholders agrees that such Stockholder shall not, and shall not permit any person, directly or indirectly, to:

          (a)   Transfer any or all of the Owned Shares or New Shares beneficially owned by such Stockholder; provided that the foregoing shall not prevent (i) the Transfer of Owned Shares or New Shares to any Permitted Transferee who executes and delivers to Parent an agreement to be bound by the terms of this Agreement to the same extent as such Stockholder, or (ii) the conversion of such Owned Shares and New Shares into the right to receive Merger Consideration pursuant to the Merger in accordance with the terms of the Merger Agreement; or

          (b)   deposit any Owned Shares or New Shares beneficially owned by such Stockholder in a voting trust or subject any of such Owned Shares or New Shares beneficially owned by such Stockholder to any arrangement or agreement with any person (other than Parent) with respect to the voting or the execution of consents with respect to any such Owned Shares or New Shares that would reasonably be expected to restrict such Stockholder's ability to comply with and perform such Stockholder's covenants and obligations under this Agreement.

        SECTION 3.2    No Shop Obligations of the Stockholder.    Subject to Section 3.3, each of the Stockholders covenants and agrees with Parent that, during the Voting Period, such Stockholder shall not and shall not authorize any of such Stockholder's Representatives to, directly or indirectly, (i) initiate, solicit, encourage, or knowingly facilitate any inquiry, proposal or offer, or the making, submission or reaffirmation of any inquiry, proposal or offer (including any proposal or offer to the Company's stockholders), that constitutes or would reasonably be expected to lead to any Acquisition Proposal, or (ii) engage in any discussions or negotiations concerning an Acquisition Proposal. Notwithstanding the foregoing, nothing in this Agreement shall limit, restrict or otherwise affect the

B-1-3

actions taken in compliance with the Merger Agreement by any Affiliate of any Stockholder in his capacity, as applicable, as a member of the Board of Directors of the Company or any committee thereof.

        SECTION 3.3    Stockholder's Capacity.    Parent and Merger Sub acknowledge that each of the Stockholders is not making any agreement or understanding herein in his capacity as a director or officer of the Company and that the Stockholder is executing this agreement solely in his capacity as the beneficial owner of Common Stock and nothing herein shall limit or affect any actions taken by the Stockholder in his capacity as a director or officer of the Company. Nothing herein shall limit or affect the Company's rights in connection with the Merger Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

        Each Stockholder hereby, severally but not jointly, represents and warrants to Parent and Merger Sub as follows:

        SECTION 4.1    Authorization.    Such Stockholder has all legal capacity, power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

        SECTION 4.2    Ownership of Shares.    Such Stockholder is the sole beneficial owner of all of such Stockholder's Owned Shares and Option Shares and has, or will have at the time of any vote with respect to the matters contemplated by Article II, the sole power to vote (or cause to be voted or consents to be executed) and to dispose of (or cause to be disposed of) all of such Owned Shares and, upon their issuance, Option Shares. Such Stockholder does not own or hold any right to acquire any additional shares of any class of capital stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company. None of such Stockholder's Owned Shares and Option Shares are subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding to which such Stockholder is a party restricting or otherwise relating to the voting or Transfer of such Stockholder's Owned Shares or Option Shares. Such Stockholder has good and valid title to such Stockholder's Owned Shares and Company Options, free and clear of any and all Liens.

        SECTION 4.3    No Conflicts.    Except (a) for a filing of an amendment to a Schedule 13D or Schedule 13G, and (b) for a filing of a Form 4 or Form 5 as required by the Exchange Act, (i) no filing with any Governmental Entity, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by such Stockholder or the performance by such Stockholder of its obligations hereunder and (ii) none of the execution and delivery of this Agreement by such Stockholder or the performance by such Stockholder of its obligations hereunder shall (A) result in, give rise to or constitute a violation or breach of or a default (or any event which with notice or lapse of time or both would become a violation, breach or default) under any of the terms of any agreement or other instrument to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's Owned Shares is bound, or (B) violate any applicable law, rule, regulation, order, judgment, or decree applicable to such Stockholder, except for any of the foregoing as could not reasonably be expected to impair such Stockholder's ability to perform his obligations under this Agreement in any material respect.

        SECTION 4.4    Reliance by Parent and Merger Sub.    Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the agreement by such Stockholder herein to perform such Stockholder's obligations hereunder and comply with the terms hereof.

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ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Each of Parent and Merger Sub hereby represent and warrant to each of the Stockholder that (i) it has all legal capacity, power and authority to execute and deliver this Agreement and to perform his obligations hereunder and (ii) this Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of the party, enforceable against it in accordance with the terms of this Agreement.

ARTICLE VI
TERMINATION

        This Agreement shall terminate upon the expiration of the Voting Period; provided that Sections 7.6 through 7.11 and Section 7.13 through 7.15 shall survive termination of this Agreement. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party from seeking any remedies (at law or in equity) against any other party for that party's breach of any of the terms of this Agreement prior to the date of termination.

ARTICLE VII
MISCELLANEOUS

        SECTION 7.1    Appraisal Rights.    Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger or the approval of the Merger Agreement that such Stockholder may have under applicable law and shall not permit any such rights of appraisal or rights of dissent to be exercised with respect to any Owned Shares or any New Shares.

        SECTION 7.2    Non-Survival of Representations and Warranties.    The respective representations and warranties of the Stockholders, Parent and Merger Sub shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement.

        SECTION 7.3    Further Actions.    Each Stockholder agrees that such Stockholder shall take any further action and execute any other documents or instruments as may be necessary to effectuate the intent of this Agreement.

        SECTION 7.4    Fees and Expenses.    Except as otherwise expressly set forth in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the cost or expense whether or not the Merger is consummated.

        SECTION 7.5    Amendments, Waivers, etc.    This Agreement may be amended by the parties at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. Any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

        SECTION 7.6    Notices.    All notices, requests, claims, instructions, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile (provided that the facsimile is promptly confirmed by telephone confirmation thereof) or by overnight courier to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

B-1-5

(a)	If to the Stockholders, addressed to:
c/o Grand Slam Corporation 9800 Metric Blvd. Austin, Texas 78758 Attn: Harry L. Zimmerman, Esq. Telecopy: (512) 834-6300
with a copy (which shall not constitute notice) to:
Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 Attention: David E. Rubinsky, Esq. Telecopy: (212) 728-8111
(b)	if to Parent or Merger Sub, addressed to:
Blackstone Capital Partners V L.P. c/o The Blackstone Group 345 Park Avenue New York, New York 10154 Attention: Chinh E. Chu Telecopy: 212-583-5712
with a copy to (which shall not constitute notice):
Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Attention: William R. Dougherty, Esq. Telecopy: 212-455-2502

or to that other address as any party shall specify by written notice so given, and notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered.

        SECTION 7.7    Headings; Titles.    Headings and titles of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

        SECTION 7.8    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

        SECTION 7.9    Entire Agreement.    This Agreement (together with the Merger Agreement, to the extent referred to in this Agreement) and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        SECTION 7.10    Assignment; Binding Effect; No Third Party Beneficiaries; Further Action.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other

B-1-6

parties, except that each of Parent and/or Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any Affiliate of Blackstone Capital Partners V. L.P. This Agreement shall be binding upon and shall inure to the benefit of Parent and Merger Sub and their respective successors and assigns and shall be binding upon the Stockholders and their respective heirs, executors and administrators. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person (other than, in the case of Parent and Merger Sub, their respective successors and assigns and, in the case of the Stockholders, their respective heirs, executors and administrators) any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

        SECTION 7.11    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in such district in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts sitting in the State of New York.

        SECTION 7.12    Enforcement of Agreement; Specific Performance.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the state courts of the State of New York sitting in the City of New York or any court of the United States located in the City of New York, this being in addition to any other remedy to which such party is entitled at law or in equity. The parties agree that the Stockholders shall not be entitled to an injunction or injunctions to prevent any breach of this Agreement by any of Parent or Merger Sub or to enforce specifically any term or any provision of this Agreement.

        SECTION 7.13    Counterparts; Facsimiles.    This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement or any counterpart may be executed and delivered by facsimile copies, each of which shall be deemed an original.

        SECTION 7.14    WAIVER OF JURY TRIAL.    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

        SECTION 7.15    Merger Agreement.    The obligations of the Stockholders hereunder are subject to the absence of any change (by amendment or waiver) to the Merger Agreement which is materially adverse, directly or indirectly, to the Stockholders, including but not limited to: (i) any change which decreases the Merger Consideration; or (ii) any change to the form of Merger Consideration (other than the addition of consideration payable in any form).

[Signature page follows.]

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        IN WITNESS WHEREOF, Parent, Merger Sub and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

GRAND SLAM HOLDINGS, LLC
By:	/s/ CHINH E. CHU Name: Chinh E. Chu Title: President
GRAND SLAM ACQUISITION CORP.
By:	/s/ CHINH E. CHU Name: Chinh E. Chu Title: President
KENNETH W. DAVIDSON
By:	/s/ KENNETH W. DAVIDSON Name: Title:
HARRY L. ZIMMERMAN
By:	/s/ HARRY L. ZIMMERMAN Name: Title:

B-1-8

Annex B-2

GALEN VOTING AGREEMENT

        This VOTING AGREEMENT (this "Agreement") is entered into as of June 30, 2006, by and among Grand Slam Holdings, LLC, a Delaware limited liability company ("Parent"), Grand Slam Acquisition Corp., a Delaware corporation ("Merger Sub"), Galen Partners III, L.P., a Delaware limited partnership ("GP III"), Galen Partners International III, L.P., a Delaware limited partnership ("GP Intl III"), and Galen Employee Fund III, L.P., a Delaware limited partnership ("GEF III") (each of GP III, GP Intl III and GEF III, a "Stockholder" and, together, the "Stockholders").

W I T N E S S E T H:

        WHEREAS, as of the date of this Agreement, the Stockholders beneficially own, in the aggregate, 10,088,724 shares of Common Stock, par value $0.001 per share (the "Common Stock"), of Encore Medical Corporation, a Delaware corporation (the "Company");

        WHEREAS, concurrently herewith, the Company, Parent and Merger Sub are entering into an Agreement and Plan of Merger, dated as of this date, as the same may be amended (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into the Company and the Company will continue its existence as the surviving corporation (the "Merger"), and each share of Common Stock will be converted into the right to receive cash in accordance with the terms of the Merger Agreement; and

        WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, and as an inducement and in consideration therefor, Parent and Merger Sub have required that each of the Stockholders agree, and each of the Stockholders has agreed, to enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

        SECTION 1.1    Defined Terms.    For purposes of this Agreement, terms used in this Agreement that are defined in the Merger Agreement but not in this Agreement shall have the respective meanings ascribed to them in the Merger Agreement.

        SECTION 1.2    Other Definitions.    For purposes of this Agreement:

          (a)   "New Shares" means any shares of capital stock of the Company (other than Owned Shares) over which either Stockholder acquires beneficial ownership at any time from and after the date of this Agreement through the termination of the Voting Period.

          (b)   "Owned Shares" means all of the shares of Common Stock beneficially owned by the Stockholders as of the date of this Agreement. The Owned Shares consist of: (i) 9,216,431 shares of Common Stock held by GP III, (ii) 834,204 shares of Common Stock held by GP Intl III and 38,089 shares of Common Stock held by GEF III. In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the "Owned Shares" shall be deemed to refer to and include the Owned Shares (as defined in the first sentence of this paragraph) as well as all stock dividends and distributions and any securities into which or for which any or all of those Owned Shares may be changed or exchanged or which are received in the transaction.

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          (c)   Representative" means, with respect to any particular person, any director, officer, employee, accountant, consultant, legal counsel, investment banker, advisor, agent or other representatives of that person.

          (d)   "Transfer" means sell, transfer, tender, pledge, encumber, hypothecate, assign or otherwise dispose, by operation of law or otherwise.

          (e)   "Voting Period" means the period from and including the date of this Agreement through and including the earlier to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement by Parent or Merger Sub or the Company pursuant to Section 8.1 of the Merger Agreement.

ARTICLE II
VOTING AGREEMENT AND IRREVOCABLE PROXY

        SECTION 2.1    Agreement to Vote.

          (a)   Each of the Stockholders hereby agrees that, during the Voting Period, such Stockholder shall vote or execute consents, as applicable, with respect to the Owned Shares and any New Shares beneficially owned by it as of the applicable record date (or cause to be voted or a consent to be executed with respect to the Owned Shares and any New Shares beneficially owned by it as of the applicable record date) in favor of the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement, at any meeting (or any adjournment or postponement thereof) of, or in connection with any proposed action by written consent of, the holders of any class or classes of capital stock of the Company at or in connection with which any of such holders vote or execute consents with respect to any of the foregoing matters.

          (b)   Each of the Stockholders hereby agrees that, during the Voting Period, such Stockholder shall vote or execute consents, as applicable, with respect to the Owned Shares and any New Shares beneficially owned by it as of the applicable record date (or cause to be voted or a consent to be executed with respect to the Owned Shares and any New Shares beneficially owned by it as of the applicable record date) against each of the matters set forth in clauses (i), (ii) or (iii) below at any meeting (or any adjournment or postponement thereof) of, or in connection with any proposed action by written consent of, the holders of any class or classes of capital stock of the Company at or in connection with which any of such holders vote or execute consents with respect to any of the following matters:

            (i)    any action, proposal, transaction or agreement involving the Company or any of its subsidiaries that would reasonably be expected to, in any material respect, prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the Merger or the other transactions contemplated by the Merger Agreement; or

            (ii)   any Acquisition Proposal, other than an Acquisition Proposal made by Parent.

          (c)   Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or consent

          (d)   Except as set forth in clauses (a) and (b) of this Section 2.1, no Stockholder shall be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company. In addition, nothing in this Agreement shall give Parent the right to vote any Owned Shares at any meeting of the stockholders other than as provided in this Section 2.1.

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        SECTION 2.2    Grant of Irrevocable Proxy.    Each of the Stockholders hereby irrevocably appoints Parent as such Stockholder's proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or execute consents during the Voting Period, with respect to the Owned Shares and any New Shares beneficially owned by such Stockholder, solely in respect of the matters described in, and in accordance with, Section 2.1. This proxy is given to secure the performance of the duties of such Stockholder under this Agreement. None of the Stockholders shall directly or indirectly grant any person any proxy (revocable or irrevocable), power of attorney or other authorization with respect to any of the Owned Shares or New Shares that is inconsistent with Sections 2.1 and 2.2.

        SECTION 2.3    Nature of Irrevocable Proxy.    The proxy and power of attorney granted pursuant to Section 2.2 by each of the Stockholders shall be irrevocable during the Voting Period, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Stockholder, and such Stockholder acknowledges that the proxy constitutes an inducement for Parent and Merger Sub to enter into the Merger Agreement. The power of attorney granted by each of the Stockholders is a durable power of attorney and shall survive the bankruptcy, death or incapacity of such Stockholder. The proxy and power of attorney granted hereunder shall terminate automatically at the expiration of the Voting Period.

ARTICLE III
COVENANTS

        SECTION 3.1    Transfer Restrictions.    Each of the Stockholders agrees that such Stockholder shall not, and shall not permit any person, directly or indirectly, to:

          (a)   Transfer any or all of the Owned Shares or New Shares beneficially owned by such Stockholder; provided that the foregoing shall not prevent the conversion of such Owned Shares and New Shares into the right to receive Merger Consideration pursuant to the Merger in accordance with the terms of the Merger Agreement; or

          (b)   deposit any Owned Shares or New Shares beneficially owned by such Stockholder in a voting trust or subject any of such Owned Shares or New Shares beneficially owned by such Stockholder to any arrangement or agreement with any person (other than Parent) with respect to the voting or the execution of consents with respect to any such Owned Shares or New Shares that would reasonably be expected to restrict such Stockholder's ability to comply with and perform such Stockholder's covenants and obligations under this Agreement.

        SECTION 3.2    No Shop Obligations of the Stockholder.    Each Stockholder covenants and agrees with Parent that, during the Voting Period, such Stockholder shall not and shall not authorize any of such Stockholder's Representatives to, directly or indirectly, (i) initiate, solicit, encourage, or knowingly facilitate any inquiry, proposal or offer, or the making, submission or reaffirmation of any inquiry, proposal or offer (including any proposal or offer to the Company's stockholders), that constitutes or would reasonably be expected to lead to any Acquisition Proposal, or (ii) engage in any discussions or negotiations concerning an Acquisition Proposal. Notwithstanding the foregoing, nothing in this Agreement shall limit, restrict or otherwise affect the actions taken in compliance with the Merger Agreement by any Affiliate of any Stockholder in his capacity as a member of the Board of Directors of the Company or any committee thereof.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

        Each of the Stockholders hereby, severally but not jointly, represents and warrants to Parent and Merger Sub as follows:

        SECTION 4.1    Authorization.    Such Stockholder has all legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

        SECTION 4.2    Ownership of Shares.    Such Stockholder is the sole beneficial owner of all of such Stockholder's Owned Shares and has, or will have at the time of any vote with respect to the matters contemplated by Article II, the sole power to vote (or cause to be voted or consents to be executed) and to dispose of (or cause to be disposed of) all of such Owned Shares. Such Stockholder does not own or hold any right to acquire any additional shares of any class of capital stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company. None of such Stockholder's Owned Shares are subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding to which such Stockholder is a party restricting or otherwise relating to the voting or Transfer of such Stockholder's Owned Shares. Such Stockholder has good and valid title to such Stockholder's Owned Shares, free and clear of any and all Liens.

        SECTION 4.3    No Conflicts.    Except (a) for a filing of an amendment to a Schedule 13D or Schedule 13G, and (b) for a filing of a Form 4 or Form 5 as required by the Exchange Act, (i) no filing with any Governmental Entity, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by such Stockholder or the performance by such Stockholder of its obligations hereunder and (ii) none of the execution and delivery of this Agreement by such Stockholder or the performance by such Stockholder of its obligations hereunder shall (A) result in, give rise to or constitute a violation or breach of or a default (or any event which with notice or lapse of time or both would become a violation, breach or default) under any of the terms of any agreement or other instrument to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's Owned Shares is bound, or (B) violate any applicable law, rule, regulation, order, judgment, or decree applicable to such Stockholder, except for any of the foregoing as could not reasonably be expected to impair such Stockholder's ability to perform its obligations under this Agreement in any material respect.

        SECTION 4.4    Reliance by Parent and Merger Sub.    Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the agreement by such Stockholder herein to perform such Stockholder's obligations hereunder and comply with the terms hereof.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Each of Parent and Merger Sub hereby represent and warrant to each of the Stockholders that (i) it has all legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and (ii) this Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of the party, enforceable against it in accordance with the terms of this Agreement.

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ARTICLE VI
TERMINATION

        This Agreement shall terminate upon the expiration of the Voting Period; provided that Sections 7.6 through 7.11 and Sections 7.13 through 7.15 shall survive termination of this Agreement. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party from seeking any remedies (at law or in equity) against any other party for that party's breach of any of the terms of this Agreement prior to the date of termination.

ARTICLE VII
MISCELLANEOUS

        SECTION 7.1    Appraisal Rights.    Each of the Stockholders hereby waives any rights of appraisal or rights to dissent from the Merger or the approval of the Merger Agreement that such Stockholder may have under applicable law and shall not permit any such rights of appraisal or rights of dissent to be exercised with respect to any Owned Shares or any New Shares.

        SECTION 7.2    Non-Survival of Representations and Warranties.    The respective representations and warranties of the Stockholders, Parent and Merger Sub shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement.

        SECTION 7.3    Further Actions.    Each of the Stockholders agrees that such Stockholder shall take any further action and execute any other documents or instruments as may be necessary to effectuate the intent of this Agreement.

        SECTION 7.4    Fees and Expenses.    Except as otherwise expressly set forth in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the cost or expense whether or not the Merger is consummated.

        SECTION 7.5    Amendments, Waivers, etc.    This Agreement may be amended by the parties at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. Any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

        SECTION 7.6    Notices.    All notices, requests, claims, instructions, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile (provided that the facsimile is promptly confirmed by telephone confirmation thereof) or by overnight courier to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  (a)
  If to the Stockholders, addressed to:

  c/o Galen Partners III, L.P.
  610 Fifth Avenue
  New York, New York 10020
  Attention: Zubeen Shroff
  Telecopy: (212) 218-4999

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    with a copy (which shall not constitute notice) to:

    Ropes & Gray LLP
    45 Rockefeller Plaza
    New York, New York 10111
    Attention: Merrill A. Ulmer
    Telecopy: (212) 841-5725

  (b)
  if to Parent or Merger Sub, addressed to:

  Blackstone Capital Partners V L.P.
  c/o The Blackstone Group
  345 Park Avenue
  New York, New York 10154
  Attention: Chinh E. Chu
  Telecopy: 212-583-5712

    with a copy to (which shall not constitute notice):

    Simpson Thacher & Bartlett LLP
    425 Lexington Avenue
    New York, New York 10017
    Attention: William R. Dougherty, Esq.
    Telecopy: 212-455-2502

or to that other address as any party shall specify by written notice so given, and notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered.

        SECTION 7.7    Headings; Titles.    Headings and titles of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

        SECTION 7.8    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

        SECTION 7.9    Entire Agreement.    This Agreement (together with the Merger Agreement, to the extent referred to in this Agreement) and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        SECTION 7.10    Assignment; Binding Effect; No Third Party Beneficiaries; Further Action.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except that each of Parent and/or Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any Affiliate of Blackstone Capital Partners V. L.P. This Agreement shall be binding upon and shall inure to the benefit of Parent and Merger Sub and their respective successors and assigns and shall be binding upon the Stockholders and their respective heirs, executors and administrators. This Agreement shall be binding upon and inure solely

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to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person (other than, in the case of Parent and Merger Sub, their respective successors and assigns and, in the case of the Stockholders, their respective heirs, executors and administrators) any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

        SECTION 7.11    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in such district in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts sitting in the State of New York.

        SECTION 7.12    Enforcement of Agreement; Specific Performance.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the state courts of the State of New York sitting in the City of New York or any court of the United States located in the City of New York, this being in addition to any other remedy to which such party is entitled at law or in equity. The parties agree that the Stockholders shall not be entitled to an injunction or injunctions to prevent any breach of this Agreement by any of Parent or Merger Sub or to enforce specifically any term or any provision of this Agreement.

        SECTION 7.13    Counterparts; Facsimiles.    This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement or any counterpart may be executed and delivered by facsimile copies, each of which shall be deemed an original.

        SECTION 7.14    WAIVER OF JURY TRIAL.    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

        SECTION 7.15    Merger Agreement.    The obligations of the Stockholders hereunder are subject to the absence of any change (by amendment or waiver) to the Merger Agreement which is materially adverse, directly or indirectly, to the Stockholders, including but not limited to: (i) any change which decreases the Merger Consideration; or (ii) any change to the form of Merger Consideration (other than the addition of consideration payable in any form).

[Signature page follows]

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        IN WITNESS WHEREOF, Parent, Merger Sub and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

GRAND SLAM HOLDINGS, LLC
By:	/s/ CHINH E. CHU Name: Chinh E. Chu Title: President
GRAND SLAM ACQUISITION CORP.
By:	/s/ CHINH E. CHU Name: Chinh E. Chu Title: President
GALEN PARTNERS III, L.P. By: Claudius, L.L.C., its General Partner
By:	/s/ BRUCE F. WESSON Name: Bruce F. Wesson Title: Member
GALEN PARTNERS INTERNATIONAL III, L.P. By: Claudius, L.L.C., its General Partner
By:	/s/ BRUCE F. WESSON Name: Bruce F. Wesson Title: Member
GALEN EMPLOYEE FUND III, L.P. By: Wesson Enterprises, Inc., its General Partner
By:	/s/ BRUCE F. WESSON Name: Bruce F. Wesson Title: President

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Annex C

June 30, 2006

Special Committee of the Board of Directors
Encore Medical Corporation
9800 Metric Boulevard
Austin, TX 78758

Board of Directors
Encore Medical Corporation
9800 Metric Boulevard
Austin, TX 78758

Members of the Special Committee of the Board of Directors
and of the Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to Encore Medical Corporation ("Encore" or the "Company") of the Merger Consideration (as defined below) to be paid to the Company's shareholders pursuant to an Agreement and Plan of Merger (the "Agreement"), dated as of the date hereof, among Grand Slam Holdings, LLC, Grand Slam Acquisition Corp. and Encore (the "Transaction"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

        In the Transaction, (a) each share of the Company's common stock ("Company Common Stock") shall be converted into the right to receive $6.55 per share of cash (the "Merger Consideration"), as described in the Agreement, and (b) each option to acquire a share of Company Common Stock shall be converted into the right to receive the Merger Consideration less the exercise price per share of such option, except as otherwise expressly provided in the Agreement and for certain Executive Options which will be exchanged for an equivalent percentage of the issued and outstanding shares of either Surviving Corporation or Parent.

        In connection with rendering our opinion we have, among other things:

  (i)
  reviewed certain publicly available business and financial data relating to Encore, including Encore's annual report on Form 10-K for the fiscal year ended December 31, 2005 and all financial statements therein and Encore's quarterly report on Form 10-Q for the fiscal quarter ended April 1, 2006, and all financial statements therein;

  (ii)
  reviewed certain financial and operating information and financial projections of Encore furnished to us by Encore;

  (iii)
  compared the financial performance and the prices and trading activity of Encore's common stock with those of other companies that we deemed relevant;

  (iv)
  compared the historical and projected financial performance of Encore with those of other companies that we deemed relevant;

  (v)
  compared the financial terms of the Transaction with the financial terms, to the extent publicly available, of other transactions we deemed relevant;

  (vi)
  held discussions with the management of Encore concerning the past and current business operations, financial condition and prospects of Encore;

  (vii)
  reviewed the financial terms and conditions of the Transaction set forth in the draft Agreement dated June 29, 2006; and

  (viii)
  made such other studies and inquiries, and considered such other information, financial studies, analyses and investigations and financial, economic and market criteria, as we deemed relevant.

        Our opinion is based on market, economic and other conditions and circumstances involving Encore and its industry as they exist today and which, by necessity, can only be evaluated by us on the date hereof and we assume no responsibility to update or revise our opinion based upon events or circumstances occurring after the date hereof.

        In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to or discussed with us by Encore or otherwise publicly available, and have assumed that there have been no material changes in the business operations, financial condition or prospects of Encore, since the respective dates of such information. We have not independently verified this information, nor have we had such information independently verified. With respect to the financial information relating to the Company reviewed by or discussed with us, we have been advised by the management of Encore that such information was reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the historical financial performance of Encore. We have assumed, with your consent, that the financial forecasts for Encore provided to or discussed with us by Encore relating to Encore have been reasonably determined on bases reflecting the best currently available estimates and judgments of the management of Encore as to the future financial performance of the Company. We express no view as to such forecasts or projection information or the assumptions underlying such forecasts or projections. We have not conducted a physical inspection of any of the assets, properties or facilities of Encore, nor have we made or obtained any independent evaluation or appraisals of any such assets, properties or facilities of Encore.

        We have further assumed with your consent that the Transaction will be consummated in accordance with the terms described in the Agreement, without amendments, modifications or waivers thereto.

        We have not been asked to consider, and our opinion does not address, the relative merits of the Transaction as compared to any alternative business strategy that may exist for Encore. We express no opinion as to the merits of the underlying decision by Encore to engage in the Transaction. Our opinion has been prepared for the use and benefit of the Special Committee of the Board of Directors and of the Board of Directors of Encore solely in connection with their evaluation of the Transaction and, subject to the remainder of this paragraph, our opinion may not be used by Encore for any other purpose. Our opinion may not be disseminated, quoted, referred to, reproduced or disclosed to any person at any time or in any manner, without our prior written consent, except that our opinion may be reproduced in full and included as an exhibit to a Proxy Statement to be filed by Encore with the

Securities and Exchange Commission in connection with the vote of the shareholders on the Transaction. Our opinion is not a recommendation as how any shareholder should vote on the Transaction or any matter to be presented to shareholders of Encore. Our opinion does not constitute an opinion as to how the prices of the securities of Encore may trade in the future.

        First Albany Capital Inc. ("First Albany") will receive a fee for rendering this opinion, a portion of which is contingent upon consummation of the Transaction. In addition, Encore has agreed to indemnify us for certain liabilities arising out of our engagement.

        First Albany is a full service investment banking and capital markets securities firm which is engaged on a regular basis in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate, estate and other purposes. As a customary part of its business, First Albany may from time to time effect transactions for its own account or for the account of its customers, and hold positions (long or short) in securities of, or options on, securities of Encore.

        Based upon and subject to the foregoing and such other factors as we deem relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be paid to Encore's shareholders in connection with the Transaction is fair, from a financial point of view, to such shareholders.

                      Very truly yours,

                      FIRST ALBANY CAPITAL INC.

ANNEX D

SECTION 262 OF THE GENERAL CORPORATION
LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            (a)   Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            (b)   Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            (c)   Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            (d)   Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Appendix I

PRELIMINARY COPY; SUBJECT TO COMPLETION

DATED SEPTEMBER     , 2006

ENCORE® MEDICAL CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

            , 2006

Encore Medical Corporation
9800 Metric Boulevard, Austin, Texas 78758

ENCORE® MEDICAL CORPORATION
9800 Metric Boulevard
Austin, TX 78758

        proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting on            , 2006.

The undersigned hereby appoints Kenneth W. Davidson and Harry L. Zimmerman, and each of them singly, with full power of substitution to act as the lawful agent and proxy for the undersigned and to vote all shares of common stock of Encore Medical Corporation that the undersigned is entitled to vote and holds of record on            , 2006 at the Special Meeting of Stockholders of Encore Medical Corporation to be held at Encore's headquarters located at 9800 Metric Boulevard, Austin, Texas 78758, on            , 2006, at 10:00 a.m., local time, and at any adjournments thereof, on all matters coming before the Special Meeting.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side but you need not mark any boxes if you wish to vote in accordance with the recommendations of the board of directors. Messrs. Davidson and Zimmerman cannot vote your shares unless you sign and return this card. You may revoke this proxy at any time before it is voted by delivering to our secretary either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person.

This proxy when properly executed will be voted in the manner you have directed. If you do not specify any directions, this proxy will be voted for Proposals One and Two and in accordance with Messrs. Davidson and Zimmerman's discretion on such other matters that may properly come before the meeting to the extent permitted by law.

The undersigned acknowledges receipt from Encore Medical Corporation prior to the execution of this proxy of a Notice of the Special Meeting of Stockholders and of a Proxy Statement relating to the meeting.

IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE YOUR CARD AND RETURN YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

See reverse for voting instructions.

APPENDIX I-1

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Encore Medical Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

☒ PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE

Please detach here
The Board of Directors Recommends a Vote FOR all Proposals.

1.	To adopt the Agreement and Plan of Merger dated as of June 30, 2006, by and among Encore Medical Corporation, Grand Slam Holdings, LLC and Grand Slam Acquisition Corp.	☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To approve the adjournment or postponement of the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement	☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL PROPOSALS. THE PROXY IS AUTHORIZED TO VOTE UPON AND TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING.

Address Change? Mark Box ☐ Indicate changes below:            Date

, 2006

☐ I plan to attend the special meeting.

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

QuickLinks

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING
SUMMARY TERM SHEET
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
THE PARTIES TO THE MERGER
THE SPECIAL MEETING
SPECIAL FACTORS
THE MERGER AGREEMENT
VOTING AGREEMENTS
MARKET PRICE OF THE COMPANY'S COMMON STOCK
DEBT TENDER OFFER AND CONSENT SOLICITATION
INFORMATION REGARDING ENCORE COMMON STOCK TRANSACTIONS
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
ENCORE MEDICAL CORPORATION UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2005 (dollars in thousands, except per share data)
ENCORE MEDICAL CORPORATION UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JULY 1, 2006 (dollars in thousands, except per share data)
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (in thousands, except per share data)
SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA
Summary Selected Historical Consolidated and Pro Forma Combined Financial Data
INFORMATION REGARDING THE TRANSACTION PARTICIPANTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ENCORE
APPRAISAL RIGHTS
MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS
SUBMISSION OF STOCKHOLDER PROPOSALS
WHERE YOU CAN FIND MORE INFORMATION
TABLE OF CONTENTS
TABLE OF DEFINED TERMS
AGREEMENT AND PLAN OF MERGER
ARTICLE I THE MERGER
ARTICLE II CONVERSION OF SECURITIES
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT
ARTICLE V CONDUCT OF BUSINESS
ARTICLE VI ADDITIONAL AGREEMENTS
ARTICLE VII CONDITIONS TO MERGER
ARTICLE VIII TERMINATION AND AMENDMENT
ARTICLE IX MISCELLANEOUS
MANAGEMENT VOTING AGREEMENT
W I T N E S S E T H
ARTICLE I DEFINITIONS
ARTICLE II VOTING AGREEMENT AND IRREVOCABLE PROXY
ARTICLE III COVENANTS
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
ARTICLE VI TERMINATION
ARTICLE VII MISCELLANEOUS
GALEN VOTING AGREEMENT
ARTICLE I DEFINITIONS
ARTICLE II VOTING AGREEMENT AND IRREVOCABLE PROXY
ARTICLE III COVENANTS
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
ARTICLE VI TERMINATION
ARTICLE VII MISCELLANEOUS
ANNEX D SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
PRELIMINARY COPY; SUBJECT TO COMPLETION DATED SEPTEMBER , 2006 ENCORE® MEDICAL CORPORATION SPECIAL MEETING OF STOCKHOLDERS , 2006 Encore Medical Corporation 9800 Metric Boulevard, Austin, Texas 78758